As filed with the Securities and Exchange Commission on October 20, 2015.

Registration No. 333-202275

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Pre-Effective

Amendment No. 1

to

FORM S-11

☒ REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

NEXPOINT HOSPITALITY TRUST, INC.

(Exact name of Registrant as Specified in Charter)

300 Crescent Court

Suite 700

Dallas, Texas 75201

(972) 628-4100

(Address and telephone number, including area code, of principal executive offices)

Brian Mitts

300 Crescent Court

Suite 700

Dallas, Texas 75201

(972) 628-4100

(Name And Address of Agent for Service)

Copies of information to:

Lauren B. Prevost, Esq.

Heath D. Linsky, Esq.

Morris, Manning & Martin, LLP

1600 Atlanta Financial Center

3343 Peachtree Road, NE

Atlanta, GA 30326

Tel: (404) 233-7000

Fax: (404) 365-9532

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form will be offered on a delayed or continuous basis in reliance on Rule 415 under the Securities Act of 1933, other than Securities offered in connection with a dividend reinvestment plan check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check One).

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if smaller reporting company)	Smaller Reporting Company	☐

CALCULATION OF REGISTRATION FEE UNDER THE SECURITIES ACT OF 1933

Title of Securities Being Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)
Common Stock, par value $0.01 per share	40,000,000 shares		$1,000,000,000	$110,770(3)
Class A Shares	—	$25.00
Class T Shares	—	$23.94
Common Stock, par value $0.01 per share(2)	4,210,526 shares		$100,000,000	—
Class A Shares	—	$23.75
Class T Shares	—	$22.74

(1)	Estimated pursuant to Rule 457(o) under the Securities Act of 1933 solely for the purpose of determining the registration fee.
(2)	Represents shares to be issued pursuant to the distribution reinvestment plan. The offering price per share issuable pursuant to the distribution reinvestment plan is estimated for purposes of calculating the registration fee at $23.75 per share of Class A shares and $22.74 per share of Class T shares. We reserve the right to reallocate the shares of common stock we are offering between our primary offering and the distribution reinvestment plan.
(3)	$127,820 was previously paid in connection with the initial filing of the Registration Statement with the Commission on February 25, 2015.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the SEC and various states is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated October 20, 2015

PRELIMINARY PROSPECTUS

[LOGO]

NEXPOINT HOSPITALITY TRUST, INC.

Maximum Offering of $1,100,000,000 in Shares of Class A and Class T Common Stock

Minimum Offering of $3,000,000 in Shares of Class A and Class T Common Stock

NexPoint Hospitality Trust, Inc. is a newly organized Maryland corporation that intends to elect to be taxed as a real estate investment trust, or a REIT, commencing with our taxable year ending December 31, 2016, or the first year in which we commence material operations, if later. We expect to use substantially all of the net proceeds from this offering to acquire and invest in a diversified portfolio consisting primarily of existing extended stay and select-service hotel properties, and on an opportunistic basis, full-service hotel properties, that are classified in the “upper upscale,” “upscale” and “upper mid-scale” chain scales of the hospitality industry, as defined by Smith Travel Research, Inc., and operated under widely recognized brands such as Marriott, Hilton, Hyatt, Starwood and the InterContinental Hotels Group. We expect that our hotel properties will be located in areas that we believe exhibit strong economic features. We may also make investments in debt related to those types of hotel properties. Because we are prohibited from operating such hotel properties pursuant to certain tax laws relating to our qualification as a REIT, we will engage a third party property manager to operate the hotel properties in which we invest.

Through our affiliate, Highland Capital Funds Distributor, Inc., or the dealer manager, we are offering up to $1,000,000,000 in shares of common stock in our primary offering and up to $100,000,000 in shares pursuant to our distribution reinvestment plan, or DRIP. We are publicly offering two classes of shares of common stock, Class A shares and Class T shares, in any combination up to the maximum offering amount. The share classes have different selling commissions, and there will be an ongoing distribution fee with respect to the primary offering of Class T shares. The initial offering price for the shares in the primary offering shall be $25.00 per Class A share and $23.94 per Class T share. We reserve the right to reallocate the shares of common stock we are offering between our primary offering and our DRIP.

We will provide you with an initial estimated net asset value, or NAV, per share of each class of our common stock based on a valuation as of a date no later than 150 days from the second anniversary of the date that we break escrow in this offering, although we may provide an estimated NAV based on a valuation prior to such date. If we provide an estimated NAV on a date prior to the conclusion of this offering, or the NAV pricing date, our board of directors may determine to modify the public offering price to reflect the estimated per share NAV.

We are an “emerging growth company” under the federal securities laws and will be subject to reduced public company reporting requirements. Investing in our shares of common stock involves a high degree of risk. See “Risk Factors ” beginning on page 31 of this prospectus. Investing in our shares of common stock involves a high degree of risk. You should only purchase these securities if you can afford a substantial loss of your investment. The most significant risks relating to your investment in our common stock include the following:

•	This is an initial public offering of a newly formed entity with no operating history, and an investment in our shares is speculative. You should consider our prospectus in light of the risks, uncertainties and difficulties frequently encountered by companies that are, like us, in their early stages of development.

•	No public market currently exists for our shares of common stock, and we have no current plans to list our shares on an exchange. If you are able to sell your shares, you would likely have to sell them at a substantial discount from their public offering price.

•	You should consider your investment in our common stock a long-term investment. If we do not successfully implement a liquidity event, you may suffer losses on your investment, or your shares may continue to have limited liquidity. We are not required to provide for a liquidity event.

•	The initial offering price of our shares is not intended to reflect the net value of our assets. Until such time as our shares are valued by our board of directors, the price of our shares is not intended to reflect the net asset value of our shares.

•	Our advisor, NexPoint Real Estate Advisors III, L.P., and its affiliates will face conflicts of interest, including significant conflicts created by our advisor’s compensation arrangements with us, including compensation which may be required to be paid to our advisor if our advisor is terminated, and other Highland Capital Management-sponsored programs, which could result in decisions that are not in the best interests of our stockholders.

•	In order to qualify as a REIT, we will not be able to operate our hotel properties, and our returns will depend on the management of our hotel properties by our property manager.

•	Our property management agreements will require us to bear the operating risks of our hotel properties. Any increases in operating expenses or decreases in revenues may have a significant adverse impact on our earnings and cash flow.

•	We are dependent upon our advisor and its affiliates to conduct our day to day operations and this offering; thus, adverse changes in their financial health or our relationship with them could cause our operations to suffer.

•	Our charter permits us to pay distributions from any source, including from an unlimited amount of offering proceeds and borrowings, the sale of assets and the waiver or deferral of fees otherwise owed to our advisor. Any of these distributions may reduce the amount of capital we ultimately invest in properties and other permitted investments and negatively impact the value of your investment, especially if a substantial portion of our distributions is paid from offering proceeds.

•	We will pay substantial fees and expenses to our advisor and its affiliates and to our property manager; these payments increase the risk that you will not earn a profit on your investment.

•	This is a “blind pool” offering because we currently do not own any properties and we have not identified any properties to acquire. Since we have neither identified nor acquired any investments, you will not have the opportunity to evaluate the merits and/or demerits of such investments prior to your purchase of our common stock. We may change our investment objectives and strategies without stockholder consent.

•	We may incur substantial debt, which could hinder our ability to pay distributions to our stockholders or could decrease the value of your investment if income on, or the value of, the property securing the debt falls.

•	If we fail to qualify as a REIT for federal income tax purposes, cash available for distributions to be paid to you could decrease materially and would limit our ability to make distributions to our stockholders.

Neither the Securities and Exchange Commission, the Attorney General of the State of New York nor any other state securities regulator has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense. The use of forecasts in this offering is prohibited. Any oral or written predictions about the amount or certainty of any cash benefits or tax consequences which may result from an investment in our common stock is prohibited.

	Maximum Aggregate Price to Public (1)	Maximum Selling Commissions (3)	Maximum Dealer Manager Fee (3)	Proceeds Before Expenses, to Us
Maximum Offering	$1,000,000,000	$70,000,000	$30,000,000	$900,000,000
Class A Shares, Per Share	$25.00	$1.75	$0.75	$22.50
Class T Shares, Per Share	$23.94	$0.72	$0.72	$22.50
Minimum Offering	$3,000,000	$210,000	$90,000	$2,700,000
Distribution Reinvestment Plan (2)	$100,000,000			$100,000,000
Class A Shares, Per Share	$23.75	—	—	$23.75
Class T Shares, Per Share	$22.74	—	—	$22.74

(1)	The purchase price per share shown will apply until the NAV pricing date. Commencing with the NAV pricing date, the per share price in our primary offering will vary and will be equal to the per share NAV plus applicable commissions and fees. The purchase price per share pursuant to the DRIP shown above is 95% of the primary offering price and will apply until the NAV pricing date (at which time the per share price for DRIP shares will be per share NAV).
(2)	We reserve the right to reallocate the shares of common stock we are offering between our primary offering and our DRIP.
(3)	In determining the maximum amount of selling commissions and dealer manager fees, we have assumed all shares sold were Class A shares at a purchase price of $25.00 per share. Selling commissions and the dealer manager fee are paid only for shares in our primary offering and will vary based on whether Class A shares or Class T shares are sold. Selling commissions may be reduced in connection with (i) sales of certain minimum numbers of shares and (ii) sales of shares to our executive officers and directors, employees of our dealer manager and their family members and friends or other affiliates; see the section entitled “Plan of Distribution” in this prospectus. The table excludes the distribution fees for primary offering Class T shares, which will be paid over time and may be paid from offering proceeds or other sources. With respect to primary offering Class T shares, we will pay our dealer manager a distribution fee that accrues daily equal to 1/365th of 1.0% of the amount of the purchase price per share (or, after the NAV pricing date, the net asset value for the Class T shares) on a continuous basis from year to year. We will continue paying distribution fees with respect to all primary offering Class T shares sold in this offering until the earliest to occur of the following: (i) a listing of the Class T shares on a national securities exchange, (ii) following the completion of this offering, total underwriting compensation in this offering equaling 10% of the gross proceeds from our primary offering, (iii) there are no longer any Class T shares outstanding or (iv) the passage of four years following the first Class T share purchased in our primary offering.

The date of this Prospectus is             , 2015.

SUITABILITY STANDARDS

An investment in our common stock involves significant risk and is suitable only for persons who have adequate financial means, desire a relatively long-term investment and will not need immediate liquidity from their investment. To the extent that you qualify as an “institutional investor” for the purposes of a state exemption from registration in your state of residence, these investor suitability standards do not apply to you. Persons who meet the applicable minimum suitability standards and seek to diversify their personal portfolios with a finite-life, real estate-based investment, which among its benefits hedges against inflation and the volatility of the stock market, seek to receive current income, seek to preserve capital, wish to obtain the benefits of potential long-term capital appreciation and who are able to hold their investment for a time period consistent with our liquidity plans, are most likely to benefit from an investment in our company. On the other hand, we caution persons who require immediate liquidity or guaranteed income, or who seek a short-term investment not to consider an investment in our common stock to meet these needs. Notwithstanding these investor suitability standards, potential investors should note that investing in shares of our common stock involves a high degree of risk and should consider all the information contained in this prospectus, including the “Risk Factors” section contained in this prospectus, in determining whether an investment in our common stock is appropriate.

We have established minimum suitability standards for initial stockholders and subsequent purchasers of shares from our stockholders. In order to purchase shares in this offering, you must:

•	meet the applicable financial suitability standards as described below; and

•	purchase at least the minimum number of shares as described below.

The minimum purchase is $2,500 (which would purchase 250 Class A shares at the full, undiscounted primary offering price). You may not transfer fewer shares than the minimum purchase requirement. In addition, you may not transfer, fractionalize or subdivide your shares so as to retain less than the number of shares required for the minimum purchase. In order to satisfy the minimum purchase requirements for individual retirement accounts, or IRAs, unless otherwise prohibited by applicable state law, a husband and wife may jointly contribute funds from their separate IRAs if each such contribution is made in increments of $100. You should note that an investment in shares of our common stock will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Internal Revenue Code of 1986, as amended, or the Code.

General Standards for all Investors

•	An investor must have either (a) a net worth of at least $250,000, or (b) an annual gross income of at least $70,000 and a minimum net worth of at least $70,000. For these purposes, net worth shall be determined exclusive of home, home furnishing and automobiles.

Several states may establish suitability requirements that are more stringent than the minimum suitability standards that we have established, as described above. Shares in this offering will be sold to investors in these states only if they meet the applicable suitability standards below.

•	Idaho — Investors who reside in the state of Idaho must have either (i) a liquid net worth of $85,000 and annual gross income of $85,000 or (ii) a liquid net worth of $300,000. Additionally, an Idaho investor’s total investment in us shall not exceed 10% of his or her liquid net worth. Liquid net worth is defined as the portion of net worth consisting of cash, cash equivalents and readily marketable securities.

•	Kansas and Maine — It is recommended by the office of the Kansas Securities Commissioner and the Maine Office of Securities that investors in Kansas and Maine not invest, in the aggregate, more than 10% of their liquid net worth in us and similar direct participation investments. For purposes of this recommendation, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

i

•	Kentucky — In addition to the general suitability standards listed above, no Kentucky investor shall invest, in aggregate, more than 10% of his or her liquid net worth in us or our affiliates’ non-publicly traded real estate investment trusts. “Liquid net worth” shall be defined as that portion of a person’s net worth (total assets, exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.

•	Massachusetts — Massachusetts investors may not invest more than 10% of their liquid net worth in us and other illiquid direct participation programs.

•	Missouri — No more than 10% of any one (1) Missouri investor’s liquid net worth shall be invested in this offering.

•	New Jersey — Investors must have either, (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or (b) a minimum liquid net worth of $350,000. For these purposes, “liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles, minus total liabilities) that consists of cash, cash equivalents and readily marketable securities. In addition, a New Jersey investor’s investment in us, our affiliates, and other non-publicly traded direct investment programs (including real estate investment trusts, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) may not exceed ten percent (10%) of his or her liquid net worth.

•	New Mexico — In addition to the general suitability standards listed above, a New Mexico investor may not invest, and we may not accept from an investor, more than ten percent (10%) of that investor’s liquid net worth in shares of us, our affiliates, and other non-traded real estate investment trusts. Liquid net worth is defined as that portion of total net worth (total assets exclusive of home, home furnishings and automobiles, minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.

•	North Dakota — In addition to the general suitability standards listed above, investors must represent that they have a net worth of at least ten times their investment in us.

•	Oregon — Investors shall not invest more than 10% of his or her liquid net worth in us.

•	Tennessee — In addition to meeting the general suitability standards stated above, Tennessee investors may not invest more than ten percent (10%) of their liquid net worth (exclusive of home, home furnishings, and automobiles) in this offering or any follow-on offering of this offering. In addition, it is recommended that a Tennessee investor’s aggregate investment in this offering and similar direct participation program investments not exceed 10% of their net worth, (exclusive of home, home furnishings and automobiles).

•	Vermont — Accredited investors in Vermont, as defined in 17 C.F.R. § 230.501, may invest freely in this offering. In addition to the suitability standards described above, non-accredited Vermont investors may not purchase an amount in this offering that exceeds 10% of the investor’s liquid net worth. For these purposes, “liquid net worth” is defined as an investor’s total assets (not including home, home furnishings, or automobiles) minus total liabilities.

In the case of sales to fiduciary accounts (such as an IRA, Keogh Plan or pension or profit-sharing plan), these minimum suitability standards must be satisfied by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds to purchase our common stock if the donor or the grantor is the fiduciary. Prospective investors with investment discretion over the assets of an individual retirement account, employee benefit plan or other retirement plan or arrangement that is covered by the Employee Retirement Income Security Act of 1974, as amended, or ERISA, or Code Section 4975 should carefully review the information in the section of this prospectus entitled “Investment by Tax-Exempt Entities and ERISA Considerations.” Any such prospective investors are required to consult their own legal and tax advisors on these matters.

In the case of gifts to minors, the minimum suitability standards must be met by the custodian of the account or by the donor.

In order to ensure adherence to the suitability standards described above, requisite criteria must be met, as set forth in the subscription agreement in the form attached hereto as Appendix B. In addition, our sponsor, our dealer manager and the participating broker-dealers, as our agents, must make every reasonable effort to determine that the purchase of our shares is a suitable and appropriate investment for an investor. In making this determination, the participating broker-dealers will rely on relevant information provided by the investor in the investor’s subscription agreement, including information regarding the investor’s age, investment objectives, investment experience, income, net worth, financial situation, other investments and any other pertinent information, including whether (i) the participant is or will be in a financial position appropriate to enable him to realize the benefits described in the prospectus, (ii) the participant has a fair market net worth sufficient to sustain the risks inherent in the investment program, and (iii) the investment program is otherwise suitable for the participant. Executed subscription agreements will be maintained in our records for six years.

RESTRICTIONS IMPOSED BY THE USA PATRIOT ACT AND RELATED ACTS

In accordance with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as amended, or the “USA PATRIOT Act”, the shares of common stock offered hereby may not be offered, sold, transferred or delivered, directly or indirectly, to any “unacceptable investor,” which means anyone who is:

•	a “designated national,” “specially designated national,” “specially designated terrorist,” “specially designated global terrorist,” “foreign terrorist organization,” or “blocked person” within the definitions set forth in the Foreign Assets Control Regulations of the U.S. Treasury Department;

•	acting on behalf of, or an entity owned or controlled by, any government against whom the U.S. maintains economic sanctions or embargoes under the Regulations of the U.S. Treasury Department;

•	within the scope of Executive Order 13224 — Blocking Property and Prohibiting Transactions with Persons who Commit, Threaten to Commit, or Support Terrorism, effective September 24, 2001;

•	subject to additional restrictions imposed by the following statutes or regulations, and executive orders issued thereunder: the Trading with the Enemy Act, the Iraq Sanctions Act, the National Emergencies Act, the Antiterrorism and Effective Death Penalty Act of 1996, the International Emergency Economic Powers Act, the United Nations Participation Act, the International Security and Development Cooperation Act, the Nuclear Proliferation Prevention Act of 1994, the Foreign Narcotics Kingpin Designation Act, the Iran and Libya Sanctions Act of 1996, the Cuban Democracy Act, the Cuban Liberty and Democratic Solidarity Act and the Foreign Operations, Export Financing and Related Programs Appropriation Act or any other law of similar import as to any non-U.S. country, as each such act or law has been or may be amended, adjusted, modified or reviewed from time to time; or

•	designated or blocked, associated or involved in terrorism, or subject to restrictions under laws, regulations, or executive orders as may apply in the future similar to those set forth above.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “would,” “could,” “should,” “seeks,” “intends,” “plans,” “projects,” “estimates,” “anticipates,” “predicts” or “potential,” or by the negative of these words and phrases, or by similar words or phrases. You can also identify forward-looking statements by discussions of strategy, plans or intentions. These forward-looking statements are based on information currently available to us and are subject to a number of known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Statements regarding the following subjects may be affected by a number of risks and uncertainties which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements:

•	our use of the proceeds of this offering;

•	our business and investment strategy;

•	our ability to make investments in a timely manner or on acceptable terms;

•	the adequacy of our cash resources, financing sources and working capital;

•	current credit market conditions and our ability to obtain long-term financing for our property investments in a timely manner and on terms that are consistent with what we project when we invest in the property;

•	the effect of general market, real estate market and economic and political conditions, including the recent economic slowdown and dislocation in the global credit markets;

•	our ability to make scheduled payments on our debt obligations;

•	the degree and nature of our competition;

•	the availability of qualified personnel at our advisor and dealer manager;

•	our ability to qualify and maintain our qualification as a REIT;

•	our ability to successfully raise capital in our public offering;

•	our ability to make distributions to you;

•	our dependence on the resources and personnel of our advisor and sponsor;

•	the lack of a public trading market for our shares;

•	any failure in our advisor’s due diligence to identify all relevant facts in our underwriting process or otherwise;

•	effect of regulatory actions, litigation and contractual claims against us and our affiliates, including the potential settlement and litigation of such claims;

•	the impact of any conflicts arising among us, our advisor and our sponsor;

•	changes in laws or regulations governing various aspects of our business and public, non-listed REITs generally;

•	changes to generally accepted accounting principles, or GAAP; and

•	other subjects referenced in this prospectus, including those set forth under the caption “Risk Factors.”

The forward-looking statements contained in this prospectus reflect our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. These beliefs, assumptions and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. You should carefully consider these risks before you make an investment decision with respect to our common stock.

For more information regarding risks that may cause our actual results to differ materially from any forward-looking statements, see “Risk Factors.” We disclaim any obligation to publicly update or revise any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.

IMPORTANT INFORMATION ABOUT THIS PROSPECTUS

This prospectus contains registered trademarks that are the exclusive property of their respective owners, which are companies other than us, including: Marriot International, Inc., or Marriot, Hilton Worldwide, Inc., or Hilton, Intercontinental Hotels Group, Hyatt Corporation, or Hyatt, and Starwood Hotels and Resorts Worldwide, Inc., or Starwood. None of the owners of the trademarks appearing in this prospectus, their parents, subsidiaries or affiliates or any of their respective owners, directors, members, managers, stockholders, agents or employees, which we refer to collectively as the “trademark owners,” is an issuer or underwriter of the shares being offered hereby, plays (or will play) any role in the offer or sale of our shares or has any responsibility for the creation or contents of this prospectus. None of the trademark owners has expressed any approval or disapproval regarding this prospectus, and the grant by the trademark owners of any franchise or other rights to the Company or its affiliates shall not be construed as any expression of approval or disapproval. In addition, none of the trademark owners has or will have any liability or responsibility whatsoever arising out of or related to the sale or offer of the shares being offered hereby, including any liability or responsibility for any financial statements, projections or other financial information or other information contained in this prospectus or otherwise disseminated in connection with the offer or sale of the shares offered by this prospectus.

v

PROSPECTUS SUMMARY

As used herein, and unless otherwise required by context, the term “prospectus” refers to this prospectus as amended and supplemented. This prospectus summary highlights material information contained elsewhere in this prospectus. Because it is a summary, it may not contain all of the information that is important to you. To understand this offering fully, you should read the entire prospectus carefully, including the “Risk Factors” section, before making a decision to invest in our common stock. Except where the context suggests otherwise, the terms:

•	“we,” “us,” “our” and the “Company” refer to NexPoint Hospitality Trust, Inc., a Maryland corporation;

•	our “advisor” refers to NexPoint Real Estate Advisors III, L.P., a Delaware limited partnership;

•	“Highland Capital Management” or the “sponsor” refers, collectively, to Highland Capital Management, L.P., a Delaware limited partnership, and its affiliates; and

•	“Pillar Hotels & Resorts” or “Pillar” or our “property manager” refers, collectively, to Pillar Hotels & Resorts, L.P. and/or its affiliates, which will be our property manager and will be responsible for operating our hotel properties and supervising the implementation of our modest value-add programs.

What is NexPoint Hospitality Trust, Inc.?

We are a newly organized Maryland corporation incorporated on October 3, 2014 that intends to elect to be taxed as a REIT commencing with the taxable year ending December 31, 2016, or the first year in which we commence material operations, if later. We intend to use substantially all of the net proceeds of this offering to directly or indirectly acquire, own and selectively develop a diversified portfolio consisting primarily of existing extended stay and select-service hotel properties, and on an opportunistic basis, full-service hotel properties, that are classified in the “upper upscale,” “upscale” and “upper mid-scale” chain scales of the hospitality industry, as defined by Smith Travel Research, Inc., and operated under widely recognized brands such as Marriott, Hilton, Hyatt, Starwood and the InterContinental Hotels Group. Chain scale segments are a method by which branded hotels are grouped by Smith Travel Research, Inc. based on the actual average room rates. We expect that our hotel properties will be located in areas that we believe exhibit strong economic features. Select-service and extended stay hotel properties, which we expect to comprise a majority of our portfolio, typically do not include amenities provided in full-service hotel properties; therefore, select-service and extended stay hotel properties primarily derive their revenues from hotel room rentals and, to a lesser extent, from restaurants, meeting space and other similar income streams. Extended-stay hotel properties are generally high-quality, residential style hotels that offer a package of services and amenities for extended-stay business and leisure travelers. We may also opportunistically invest in full-service hotel properties, although we do not expect such properties to comprise a substantial portion of our portfolio. Full-service hotel properties generally provide a full complement of guest amenities including restaurants, large meeting facilities, concierge, and room service, porter service or valet parking. However, to the extent we invest in full-service hotel properties, we expect that such hotel properties will have moderate and/or leased restaurant options, limited meeting space and offer minimal guest amenities. We may also make investments in debt related to those types of hotel properties.

Our advisor will seek to acquire hotel properties that will offer a high current yield and/or be underperforming assets with the potential to increase in value through a market-based recovery, brand repositioning, investments in capital improvements, revenue enhancements, operational improvements, expense inefficiencies, and exploiting excess land or underutilized space. Our advisor plans to target markets that have a varied stable and/or growing and reliable demand base as well as real barriers to entry and/or limited present and future new supply growth.

Because we are prohibited from operating hotel properties pursuant to certain tax laws relating to our qualification as a REIT, the entities through which we own the hotel properties we invest in will lease the hotel properties to one or more taxable REIT subsidiaries, which will enter into property management agreements with Pillar Hotels & Resorts, pursuant to which Pillar, its affiliates and/or designees will operate and manage our hotel properties. The taxable REIT subsidiaries will also enter into any franchise agreements. A taxable REIT subsidiary is a corporate subsidiary of a REIT that jointly elects with the REIT to be treated as a taxable REIT subsidiary of the REIT and that pays federal income tax at regular corporate rates on its taxable income.

We believe that current dynamics in the hospitality industry will create attractive opportunities for us to acquire hotel properties consistent with our investment objectives at prices generally below replacement cost, with the potential to achieve long-term growth in value and generate attractive returns for stockholders.

Specific acquisition criteria may include, but are not limited to, the following:

•	close proximity to demand generating landmarks, including business and corporate headquarters, retail centers, airports, medical facilities, universities, tourist attractions and convention centers, with a diverse source of potential guests, including corporate, government and leisure travelers;

•	markets exhibiting barriers to entry, such as scarcity of development sites, regulatory hurdles, high per room development costs and long lead times for new development;

•	acquisition price at a discount to replacement cost;

•	properties owned by distressed sellers;

•	properties not subject to long-term management contracts with hotel management companies;

•	potential return on investment activities, including redevelopment, rebranding, redesign, expansion and change of management;

•	opportunities to implement value-added operational improvements; and

•	varied, stable and/or growing and reliable demand characteristics supported by favorable demographic indicators.

We may also seek to invest in hospitality debt, mezzanine debt and preferred equity in situations where the risk/return correlation is more attractive than investments in common equity. This strategy would be designed to minimize potential losses during market downturns and maximize risk adjusted total returns to our stockholders in all market cycles.

We are one of five real estate based companies directly or indirectly sponsored and/or advised by the Highland Capital Management group of companies, including Freedom REIT, LLC and NexPoint Real Estate Capital, Inc., which are subsidiaries of NexPoint Credit Strategies Fund (“NHF”), a registered closed-end investment company that has its shares trade on the New York Stock Exchange (the “NYSE”), NexPoint Residential Trust, Inc. (“NXRT”), a REIT that has its shares listed on the NYSE, and NexPoint Multifamily Trust, Inc. (“NMRT”). NMRT’s registration statement was declared effective by the Securities and Exchange Commission (“SEC”) in August 2015, and NMRT commenced its public offering shortly thereafter. Freedom REIT, LLC is a Delaware limited liability company organized on September 17, 2012 to invest capital for NHF. On March 31, 2015, Freedom REIT contributed all but one of its multifamily properties to NXRT in exchange for all of NXRT’s shares. Simultaneously, NXRT’s shares were distributed to NHF stockholders. Additionally, the Highland Capital Management group of companies is the sponsor of NexPoint Capital, Inc. (“NexPoint Capital”) a Maryland corporation organized in September 2013 that elected to be regulated as a business development company under the Investment Company Act of 1940. For additional information concerning these other Highland Capital Management-sponsored and/or advised programs, please see the section in this prospectus entitled “Conflicts of Interest.”

Our executive offices are located at 300 Crescent Court, Suite 700, Dallas, Texas 75201. Our telephone number is (972) 628-4100 and our fax number is (972) 628-4147. Additional information about us and our affiliates may be obtained at www.            .com, but the contents of that site are not incorporated by reference in, or otherwise a part of, this prospectus.

As of the date of this prospectus, we own no properties. Because we have no portfolio of real estate investments and we have not yet identified any properties in which there is a reasonable probability we will invest the proceeds from this offering, our offering is considered to be a “blind pool” offering.

We are externally advised by our advisor which conducts substantially all of our operations and manages our portfolio of real estate investments. We have no paid employees.

What is a REIT?

In general, a REIT is a company that:

•	combines the capital of many investors to acquire or provide financing for real estate properties;

•	allows individual investors to invest in a large-scale diversified real estate portfolio through the purchase of interests, typically shares, in the REIT;

•	is required to pay distributions to investors of at least 90% of its annual REIT taxable income (computed without regard to the dividends-paid deduction and excluding net capital gain); and

•	is able to qualify as a REIT for federal income tax purposes and therefore avoids the “double taxation” treatment of income that would normally result from investments in a corporation because a REIT does not generally pay federal corporate income taxes on the portion of its net income distributed to its stockholders, provided certain income tax requirements are satisfied.

In this prospectus, we refer to an entity that qualifies and has elected to be taxed as a REIT for U.S. federal income tax purposes as a REIT. We intend to elect to be taxed as a REIT commencing with the taxable year ending December 31, 2016 or the first year in which we commence material operations, if later.

What are your investment objectives?

Our primary investment objectives are:

•	to provide current income for you through the payment of cash distributions;

•	to preserve and return your capital contributions; and

•	to realize capital appreciation on our properties.

See the “Investment Objectives and Criteria” section of this prospectus for a more complete description of our investment policies and charter-imposed investment restrictions.

We plan to implement our investment objectives as follows:

•

Seek Hotel Properties. Our strategy will focus primarily on acquiring existing select-service and extended stay hotel properties, and on an opportunistic basis, full-service hotel properties, that are classified in the “upper upscale,” “upscale” and “upper-midscale” chain scales of the hospitality industry, as defined by Smith Travel Research, Inc., and operated under widely recognized brands such as Marriott, Hilton, Hyatt, Starwood and the InterContinental Hotels Group. Chain scale segments are a method by which branded hotels are grouped by Smith Travel Research, Inc. based on the actual average room rates. We expect that our hotel properties will be located in areas that we believe exhibit strong economic features. Select-service and extended stay hotel properties, which we expect to comprise a majority of our portfolio, typically do not include amenities provided in full-service hotel properties; therefore, select-service and extended stay hotel properties primarily derive their revenues from hotel room rentals and, to a lesser extent, from restaurants, meeting space and other similar income streams. Extended-stay hotel properties are generally high-quality, residential style hotels that offer a package of services and amenities for extended-stay business and leisure travelers. We may also opportunistically invest in full-service hotel properties, although we do not expect such properties to comprise a substantial portion of our portfolio. Full-service hotel properties generally provide a full complement of guest amenities including restaurants, large meeting facilities, concierge, and room service, porter service or valet parking. However, to the extent we invest in full-service hotel properties, we expect that such hotel properties will have moderate and/or leased restaurant options, limited meeting space and offer minimal guest amenities. We may also make investments in debt related to those types of hotel properties.

•	Pursuing Our Investment Model during the Current Economic Environment. We believe the current macroeconomic environment, demographic trends, muted supply growth and current market conditions will continue to create attractive opportunities to acquire hotel properties at prices that are generally discounts to replacement cost, provide potential for significant long-term value appreciation and generate attractive yields for our stockholders. Given the conditions of the current economic environment in the markets where we are focused and the experience of our advisor, we expect to be well-positioned to capitalize on these opportunities to create an attractive investment portfolio that will maximize stockholder yields and total returns.

•	Our Hotel-Centric and Opportunistic Investment Strategy. Hotel properties can provide investors with an attractive blend of current cash flow and opportunity for capital appreciation. Growth in the United States hotel revenue per available room, or RevPAR, has historically been closely correlated with macroeconomic trends, including growth in United States gross domestic product, or GDP, corporate profitability, capital investments, consumer confidence and employment. Therefore, as the United States economy continues to strengthen, we anticipate RevPAR growth, along with related growth in property operating income and valuations, to culminate in an overall improvement of hotel industry fundamentals over the course of our investment period.

•	Focusing on Hotel Properties with a Value-Add Component. The operationally intense nature of hotel assets presents opportunities to employ a variety of strategies to enhance value, including brand and management changes, revenue and expense management, strategic capital expenditures and repositioning. Our value-add strategy is to primarily target hotel properties that will provide both current income and capital appreciation.

•	Using Leverage to Increase Stockholder Value. We intend to finance our investment portfolio conservatively at a target leverage level of 55% loan-to-value; however, during the initial stages of our offering, our leverage ratio could exceed our target leverage ratio. Given that we intend for the majority of our acquisitions to have a modest value-add component in the first two years of ownership, we generally will seek leverage with optionality for refinance (such as floating rate debt). In our management team’s experience, we believe this leverage strategy will result in the opportunity to maximize returns for our stockholders.

•	Monthly Distributions. We intend to pay distributions on a monthly basis, as described under “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Distributions.”

•	Exit Strategy. We intend to begin the process of achieving a liquidity event within two to five years after the completion of this offering. A liquidity event may include a sale of assets to another REIT, a merger into an existing publicly traded REIT or other publicly traded vehicle, or a listing of our shares on a national securities exchange.

What do you mean by “modest value-add” component?

For a majority of the hotel properties we acquire, we intend to execute a modest value-add strategy, whereby we acquire assets underperforming their full potential in high-demand markets, remedy operational and/or managerial inefficiencies, implement sophisticated revenue optimization strategies, invest additional capital to improve the competitiveness of the assets, and reposition the properties to increase occupancies, average daily rates, and resale value. We expect our modest value-add component to consist, on average, of investments of $10,000 to $15,000 per room in the first 24 months of ownership, in an effort to add value to the asset’s exterior and interior.

Are there any risks involved in an investment in your shares?

An investment in our shares involves significant risks. You should read the “Risk Factors” section of this prospectus beginning on page 31. That section contains a detailed discussion of material risks that you should consider before you invest in the common stock we are selling with this prospectus. Some of the more significant risks relating to an investment in our shares include:

•	This is an initial public offering of a newly formed entity with no operating history, and an investment in our shares is speculative. You should consider our prospectus in light of the risks, uncertainties and difficulties frequently encountered by companies that are, like us, in their early stages of development.

•	No public market currently exists for our shares of common stock, and we have no current plans to list our shares on an exchange. If you are able to sell your shares, you would likely have to sell them at a substantial discount from their public offering price.

•	You should consider your investment in our common stock a long-term investment. If we do not successfully implement a liquidity event, you may suffer losses on your investment, or your shares may continue to have limited liquidity. We are not required to provide for a liquidity event.

•	The initial offering price of our shares is not intended to reflect the net value of our assets. Until such time as our shares are valued by our board of directors, the price of our shares is not intended to reflect the net asset value of our shares.

•	Our advisor, NexPoint Real Estate Advisors III, L.P., and its affiliates will face conflicts of interest, including significant conflicts created by our advisor’s compensation arrangements with us, including compensation which may be required to be paid to our advisor if our advisor is terminated, and other Highland Capital Management-sponsored programs, which could result in decisions that are not in the best interests of our stockholders.

•	In order to qualify as a REIT, we will not be able to operate our hotel properties, and our returns will depend on the management of our hotel properties by our property manager.

•	Our property management agreements will require us to bear the operating risks of our hotel properties. Any increases in operating expenses or decreases in revenues may have a significant adverse impact on our earnings and cash flow.

•	We are dependent upon our advisor and its affiliates to conduct our operations and this offering; thus, adverse changes in their financial health or our relationship with them could cause our operations to suffer.

•	Our charter permits us to pay distributions from any source, including from an unlimited amount of offering proceeds and borrowings, the sale of assets and the waiver or deferral of fees otherwise owed to our advisor. Any of these distributions may reduce the amount of capital we ultimately invest in properties and other permitted investments and negatively impact the value of your investment, especially if a substantial portion of our distributions is paid from offering proceeds.

•	We will pay substantial fees and expenses to our advisor and its affiliates and to our property manager; these payments increase the risk that you will not earn a profit on your investment.

•	This is a “blind pool” offering because we currently do not own any properties and we have not identified any properties to acquire. Since we have neither identified nor acquired any investments, you will not have the opportunity to evaluate the merits and/or demerits of such investments prior to your purchase of our common stock. We may change our investment objectives and strategies without stockholder consent.

•	We may incur substantial debt, which could hinder our ability to pay distributions to our stockholders or could decrease the value of your investment if income on, or the value of, the property securing the debt falls.

•	If we fail to qualify as a REIT for federal income tax purposes, cash available for distributions to be paid to you could decrease materially and would limit our ability to make distributions to our stockholders.

Who will make the investment decisions?

The primary responsibility for investment decisions will be made by our advisor and its investment committee. Our advisor’s investment committee will be initially comprised of James Dondero, the chairman of the committee, Brian Mitts and Matthew McGraner. Investment decisions require the approval of a majority of the members of our advisor’s investment committee. Our advisor’s investment committee may purchase on our account, without specific prior approval of our board of directors, properties with a purchase price of $15 million or less, so long as the investment in the property would not, if consummated, violate our investment guidelines or any restrictions on indebtedness and the consideration to be paid for such properties does not exceed the fair market value of such properties. Any investment with a purchase price greater than $15 million or that, if consummated, would violate our investment guidelines or any restrictions on indebtedness requires the approval of our board of directors.

Our board of directors, including a majority of independent directors, oversees and monitors the investment performance of our advisor. Our board of directors, including our independent directors, will annually review the compensation we pay to the advisor to determine whether such compensation is reasonable in relation to the nature and quality of the services performed and that such compensation is within the limits prescribed by our charter.

What is the experience of our advisor?

Our advisor is responsible for sourcing potential investments, conducting research and diligence on prospective investments, analyzing investment opportunities, structuring our investments and monitoring our investments on an ongoing basis. Our advisor was organized on October 15, 2014 and is an affiliate of Highland Capital Management, L.P., or Highland Capital Management, which is registered as an investment adviser under the Investment Advisers Act of 1940, and is a wholly-owned subsidiary of NexPoint Real Estate Advisors, L.P., which externally manages NXRT. Our advisor’s senior management team has experience across private lending, private equity and real estate investing. Collectively, our advisor’s affiliates manage approximately $22.5 billion in assets as of June 30, 2015. See “Management — Advisory Agreement” and “Management Compensation” for a discussion of the fees that will be payable by us to our advisor.

Through a Shared Services Agreement between our advisor and the sponsor, our advisor may utilize employees from affiliated entities, including Highland Capital Management, in connection with various services such as human resources, accounting, tax, valuation, information technology services, office space, employees, compliance, and legal. Under the Shared Services Agreement, these costs are allocated to our advisor based on a per employee charge that is assigned to provide services to it. To the extent an employee is not fully allocated to the advisor, the charge for services is pro-rated accordingly. Highland Capital Management and our advisor or its affiliates pay all of the employees assigned to provide services to our advisor. See “Risk Factors — We depend upon key personnel of Highland Capital Management, our advisor and its affiliates and our property manager” for more information on the Shared Services Agreement between our advisor and the sponsor. See “Management” for more information on the members of the senior management team and their backgrounds.

What is Highland Capital Management?

Highland Capital Management, together with its affiliates, had approximately $22.5 billion in assets under management as of June 30, 2015. Highland Capital Management is one of the largest and most experienced global alternative credit managers. The firm specializes in credit strategies, such as credit hedge funds, long-only funds and separate accounts, distressed-for-control private equity, collateralized loan obligations, mutual funds, and closed-end funds. Highland Capital Management also offers alternative investments, including emerging markets, long-short equities, real estate and natural resources. In addition, the Highland Capital Management group of companies is the direct or indirect sponsor of and/or advisor to NXRT, NHF, NexPoint Real Estate Capital, Inc., NMRT, Freedom REIT, LLC and NexPoint Capital.

What is Pillar Hotels & Resorts?

Because we are prohibited from operating hotel properties pursuant to certain tax laws relating to our qualification as a REIT, the entities through which we own the hotel properties will lease the hotel properties to one or more taxable REIT subsidiaries, which will enter into property management agreements with Pillar Hotels & Resorts, an unaffiliated hospitality management company, pursuant to which Pillar will operate and manage our hotel properties.

Founded in 2004, Pillar is one of the largest independent hotel management companies in the United States and manages an expansive portfolio of well-respected hotel brands. Pillar manages hotel operations for select-service, extended-stay and full-service hotel properties across the country. Pillar was ranked No. 5 by Hotel Management magazine in its 2015 Hotel Management Survey of Top Third-Party Management Companies in 2015. Currently, Pillar and its affiliates employ over 5,500 individuals and, collectively with its affiliates, manage approximately 275 hotel properties with approximately 26,345 guest rooms in 43 states. Such hotel properties include a variety of nationally-recognized brands such as Marriott, Hilton, Hyatt, Starwood, and Choice Hotels. Members of Pillar’s management team have an average of 25 years of experience in the hotel management industry. Pillar is consistently ranked as one of the top third-party management firms in the nation and was included in the Hotel Management magazine as the 30th largest hotel company in North America for 2015.

Pillar will be responsible for managing our hotel properties and ensuring compliance with the requirements set forth by each applicable hotel brand and, from time to time, making renovations as necessary to our properties, which could range from cosmetic to extensive. Pillar will employ staff at our hotel properties and will also direct the purchase of equipment and supplies and supervise maintenance activity. Pillar will also be responsible for the administration of leases, licenses and concession agreements for public spaces in our hotel properties, will keep the hotel properties’ furniture, fixtures and equipment in good order, negotiate and enter into, on our behalf, service contracts and licenses required in the ordinary course to operate our properties and supervise and purchase inventory required to conduct the business of our hotel properties. In addition to providing property management services, Pillar may also provide us with market research, acquisition advice, franchise brand recommendations, a pipeline of investment opportunities and pre-construction planning services. We will pay Pillar a property management fee of approximately 3% of gross revenues and an incentive fee equal to approximately 15% of the net operating income from each hotel property managed, in addition to certain expense reimbursements found in the management compensation tables under the sections captioned “What are the fees that you will pay to the advisor and its affiliates in connection with this offering?” and “Management Compensation.” In addition, we will pay Pillar a construction management fee of 5% of the total project cost for supervising and/or coordinating any construction, improvements, refurbishments or renovations of our hotel properties.

What is the experience of your management?

Our management team has experience investing in and managing commercial real estate. Below is a short description of the background of each of our officers.

•	James Dondero: Mr. Dondero serves as our President and is a member of the investment committee of our advisor. Mr. Dondero is also the co-founder and President of Highland Capital Management, founder and President of NexPoint Advisors, L.P. and NexPoint Advisors II, L.P., Chairman of the board of directors, Chief Executive Officer and member of the investment committees of NXRT and NexPoint Real Estate Advisors II, L.P., President of NexPoint Capital and NMRT, director for American Banknote Corporation, director for Metro-Goldwyn-Mayer, Chairman of the board of directors for Cornerstone Healthcare, Chairman of the board of directors for CCS Medical, and Chairman of NexBank, an affiliated bank that is majority owned by Mr. Dondero. Mr. Dondero has over 30 years of experience investing in credit and equity markets and has helped pioneer credit asset classes. Highland Capital Management and its affiliates managed approximately $22.5 billion in assets as of June 30, 2015. Prior to founding Highland Capital Management in 1993, Mr. Dondero served as the Chief Investment Officer of Protective Life’s GIC subsidiary and helped grow the business from concept to over $2 billion between 1989 and 1993. His portfolio management experience includes mortgage-backed securities, investment grade corporates, leveraged bank loans, high-yield bonds, emerging market debt, real estate, derivatives, preferred stocks and common stocks. From 1985 to 1989, he managed approximately $1 billion in fixed income funds for American Express. Mr. Dondero received a BS in Commerce (Accounting and Finance) from the University of Virginia, and is a Certified Managerial Accountant and a Chartered Financial Analyst.

•	Brian Mitts: Mr. Mitts serves as our Chief Financial Officer, Executive Vice President-Finance, Treasurer and Chairman of our board of directors, and serves on the investment committee of our advisor. Mr. Mitts joined Highland Capital Management in February 2007 and currently also serves as the Chief Operations Officer for Highland Capital Management Fund Advisors, L.P. and NexPoint Advisors, L.P., services as director, Chief Financial Officer and a member of the investment committees of NXRT and NexPoint Real Estate Advisors II, L.P., serves as Vice President and Chief Financial Officer of NexPoint Capital and Chief Financial Officer, Executive Vice President-Finance and Chairman of the board of directors of NMRT. Mr. Mitts works closely with the Highland Capital Management real estate platform and is integral in marketing real estate products for Highland Capital Management and its affiliates. Mr. Mitts received an MPA and a BBA from the University of Texas at Austin. Mr. Mitts is a licensed Certified Public Accountant.

•	Matthew McGraner: Mr. McGraner serves as our Chief Investment Officer and Executive Vice President. Mr. McGraner also is a Managing Director at Highland Capital Management, Chief Investment Officer and a member of the investment committee of NXRT and Chief Investment Officer and Executive Vice President of NMRT. Mr. McGraner joined Highland Capital Management in May 2013. With over eight years of real estate, private equity and legal experience, his primary responsibilities are to lead the strategic direction and operations of the real estate platform at Highland Capital Management, as well as source and execute investments, manage risk and develop potential business opportunities, including fundraising, capital markets transactions and joint ventures. Mr. McGraner also is a licensed attorney and was formerly an associate at Jones Day, with a practice primarily focused on private equity, real estate and mergers and acquisitions. Mr. McGraner has led the acquisition and financing of over $1.5 billion of real estate and advised on $16.3 billion of mergers and acquisitions and private equity transactions. Mr. McGraner received a BS from Vanderbilt University and JD from Washington University School of Law.

•	Matthew Goetz: Mr. Goetz serves as our Vice President-Investments and Asset Management. Mr. Goetz is also a Senior Financial Analyst at Highland Capital Management, Senior Vice President Investments and Asset Management for NXRT and serves as the VP-Investments and Asset Management for NMRT. With over eight years of real estate, private equity and equity trading experience, his primary responsibilities are to asset manage, source acquisitions, manage risk and develop potential business opportunities for Highland Capital Management, including fundraising, private investments and joint ventures. Mr. Goetz has assisted in the acquisition and financing of over $4.8 billion in real estate assets. Before joining Highland Capital Management in June 2014, Mr. Goetz was a Senior Financial Analyst in CBRE’s Debt and Structured Finance group from May 2011 to June 2014 where he underwrote over $7 billion and more than 30 million square feet of multifamily, office, and retail commercial real estate. Mr. Goetz received a BBA in Finance from St. Edward’s University.

How will our advisor select potential properties for acquisition?

Our advisor will seek to acquire a diversified portfolio consisting primarily of existing extended stay and select-service hotel properties, and on an opportunistic basis, full-service hotel properties, that are classified in the “upper upscale,” “upscale” and “upper mid-scale” chain scales of the hospitality industry, as defined by Smith Travel Research, Inc., and operated under widely recognized brands such as Marriott, Hilton, Hyatt, Starwood and the InterContinental Hotels Group. Chain scale segments are a method by which branded hotels are grouped by Smith Travel Research, Inc. based on the actual average room rates. We expect that our hotel properties will be located in areas that we believe exhibit strong economic features. Select-service and extended stay hotel properties, which we expect to comprise a majority of our portfolio, typically do not include amenities provided in full-service hotel properties; therefore, select-service and extended stay hotel properties primarily derive their revenues from hotel room rentals and, to a lesser extent, from restaurants, meeting space and other similar income streams. Extended-stay hotel properties are generally high-quality, residential style hotels that offer a package of services and amenities for extended-stay business and leisure travelers. We may also opportunistically invest in full-service hotel properties, although we do not expect such properties to comprise a substantial portion of our portfolio. Full-service hotel properties generally provide a full complement of guest amenities including restaurants, large meeting facilities, concierge, and room service, porter service or valet parking. However, to the extent we invest in full-service hotel properties, we expect that such hotel properties will have moderate and/or leased restaurant options, limited meeting space and offer minimal guest amenities. We may also make investments in debt related to those types of hotel properties. Our advisor will seek to acquire hotel properties that will offer a high current yield and/or be underperforming assets with the potential to increase in value through a market-based recovery, brand repositioning, investments in capital improvements, revenue enhancements, operational improvements, expense inefficiencies, and exploiting excess land or underutilized space. Our advisor plans to target markets that have a varied stable and/or growing and reliable demand base as well as real barriers to entry and/or limited present and future new supply growth.

To find hotel properties that best meet our selection criteria for investment, our advisor’s property acquisition team will study regional demographics and market conditions, interview local brokers and utilize its network of external real estate professionals to gain the practical knowledge that studies sometimes lack. The property acquisitions team will also work with our property manager and its affiliates to tap into their vast network and broad market exposure. Additionally, where we believe it gives us a comparative advantage, we will partner with firms that have an expertise in the property class and geographic area where we are seeking to acquire properties. An experienced commercial construction engineer will inspect the structural soundness and the operating systems of each building, and an environmental firm will investigate environmental issues to ensure each property meets our quality specifications.

Our advisor will have substantial discretion with respect to the selection of specific investments and the purchase and sale of our properties or other assets. Our advisor’s investment approach will combine the management team’s experience with the following structure that emphasizes thorough market research, local market knowledge, underwriting discipline, and risk management in evaluating potential investments:

•	Market Research. Our advisor’s property acquisition team will research the acquisition and underwrite each transaction, utilizing both real-time market data and the transactional knowledge and experience of the network of professionals of our advisor.

•	Local Market Knowledge. Our advisor, either directly through its relationships with real estate professionals in the area or through our property manager, will develop information concerning the locality of the property to assess its competitive position.

•	Underwriting Discipline. Our advisor will follow a disciplined process to evaluate a potential investment in terms of its income-producing capacity and prospects for capital appreciation, which will include a review of property fundamentals (including expense structure, occupancy rates, and property capital expenditure), capital markets fundamentals (including cap rates, interest rates and holding period) and market fundamentals (including rental rates, concession and occupancy levels at comparable properties), as well as projected delivery and absorption rates. Our advisor will strive to verify all assumptions by third-party research from credible sources, to the extent practical, in order to ensure consistency in the underwriting approach. In addition, our advisor will perform stress tests on each acquisition by reducing rent growth assumptions and increasing the interest rate in its assumptions prior to acquiring each asset.

•	Risk Management. Risk management is a fundamental principle in our advisor’s construction of the portfolio it intends to acquire and in the management of each investment. Diversification of the portfolio by investment size, geographic location and interest rate risk is critical to controlling portfolio-level risk.

When evaluating potential acquisitions and dispositions, our advisor generally will consider the following factors as applicable:

•	strategically targeted markets;

•	income levels and employment growth trends in the relevant market;

•	demand growth characteristics supported by demographic indicators;

•	supply of undeveloped or developable real estate, local building costs and construction costs;

•	the location, construction quality, condition and design of the property;

•	the current and projected cash flow of the property and the ability to increase cash flow;

•	the potential for capital appreciation of the property;

•	purchase price relative to the replacement cost of the property;

•	the potential for economic growth and the tax and regulatory environment of the community in which the property is located;

•	the rental demand by hotel guests for similar hotel properties in the vicinity;

•	significant barriers to entry in the market, such as scarcity of development sites, regulatory hurdles, high room per development costs, availability of hotel franchise, and long lead times for new development;

•	the prospects for liquidity through sale, financing or refinancing of the property;

•	the benefits of integration into existing operations;

•	potential return on investment initiatives, including redevelopment, rebranding, redesign, expansion and change of management;

•	competition from existing hotel properties and properties under development and the potential for the construction of new hotel properties in the area; and

•	potential for opportunistic selling based on demand and price of high quality assets.

What types of real estate-related debt investments do you expect to make?

We expect that our real estate-related debt investments will not constitute more than 25% of our assets after the proceeds of this offering have been fully invested, nor represent a substantial portion of our assets at any one time. If we do make such investments, we will primarily focus on investments in first mortgages secured by hospitality properties. The other real estate-related debt investments in which we may invest include: mortgages (other than first mortgages secured by hospitality properties); mezzanine debt; bridge and other loans; debt and derivative securities related to real estate assets, including mortgage-backed securities; collateralized debt obligations; debt securities issued by real estate companies; and credit default swaps.

Our charter permits us to make or invest in mortgage loans if an appraisal is obtained concerning the underlying property, except for those mortgage loans insured or guaranteed by a government or government agency where no appraisal is required. We will not make or invest in mortgage loans on any one property if the aggregate amount of all mortgage loans outstanding on the property, including our borrowings, would exceed an amount equal to 85% of the appraised value of the property, as determined by our board of directors, including a majority of our independent directors unless our board of directors, including a majority of our independent directors, finds substantial justification due to the presence of other underwriting criteria. Our board of directors may find such justification in connection with the purchase of mortgage loans in cases in which we believe there is a high probability our foreclosure upon the property in order to acquire the underlying assets in which the cost of the mortgage loan investment does not exceed the appraised value of the underlying property.

What types of equity investments do you intend to make?

We may make non-controlling equity investments in REITs and other real estate companies, provided that if such equity securities are not listed on a national securities exchange or traded in an over-the-counter market, such investments shall be permitted only if a majority of our board of directors, including a majority of our independent directors not otherwise interested in the transaction, approve such investment as being fair, competitive and commercially reasonable. We may purchase the common or preferred stock of these entities or options to acquire their common stock. We do not expect our non-controlling equity investments in public companies to exceed 5.0% of the proceeds of this offering, assuming we sell the maximum offering amount, or to represent a substantial portion of our assets at any one time. In addition, we do not expect our non-controlling equity investments in public companies combined with our investments in other real estate-related investments and investments in real estate properties outside of our target hospitality investments and other real estate-related investments to exceed 10.0% of our total assets.

What conflicts of interest will your advisor face?

Our advisor will experience conflicts of interest in connection with the management of our business affairs and this offering, including the following:

•	Our advisor must determine which investment opportunities to recommend to us or another program or joint venture managed by our advisor or an affiliate, and must determine how to allocate resources among us and any other future programs managed by our advisor or its affiliates (see “Conflicts of Interest — Certain Conflict Resolution Procedures”);

•	Our advisor may structure the terms of joint ventures between us and affiliate-sponsored programs;

•	Our advisor and its affiliates will have to allocate their time between us and other real estate programs and activities in which they are involved;

•	Our advisor and its affiliates will receive fees in connection with the purchase, management and sale of our properties, regardless of the quality of the property acquired or the services provided to us;

•	Our advisor, our dealer manager and its affiliates will also receive fees in connection with our public offerings of equity securities; and

•	Due to the apparent preference of public markets for internally-managed companies, a decision to list our shares on a national securities exchange could be preceded by a decision to become internally-managed. Given our advisor’s familiarity with our assets and operations, we could prefer to become internally-managed by acquiring our advisor. Even though our advisor will not receive internalization fees, such an internalization transaction could result in significant payments to affiliates of our advisor irrespective of whether our stockholders received the returns on which we have conditioned other back-end compensation, and we would not be required to seek a stockholder vote to become internally-managed.

Upon commencement of this offering, all of our officers will face these conflicts because of their affiliation with our advisor. See the “Conflicts of Interest” section of this prospectus for a detailed discussion of the various conflicts of interest relating to your investment, as well as the procedures that we have established to mitigate a number of these potential conflicts. See “Risk Factors — Risks Related to Conflicts of Interest.”

Do you currently have shares outstanding?

Yes. In connection with our formation, we sold an aggregate of 22,223 shares of our common stock to our advisor for an aggregate purchase price of $200,000, or $9.00 per share, reflecting the fact that selling commissions and dealer manager fees were not paid in connection with the sale. These shares were subsequently renamed as Class A common stock. Effective as of October 16, 2015, we effected a reverse stock split, whereby every two and one-half shares of our common stock issued and outstanding were combined into one share of common stock, resulting in 8,888.89 shares of our common stock issued and outstanding. Our advisor or any affiliate may not sell these shares while our sponsor remains our sponsor but it may transfer the shares to other affiliates. Upon effectiveness of this registration statement, we intend to sell to our advisor and its affiliates approximately 133,333 additional shares of our Class A common stock at $22.50 per share, reflecting the fact that selling commissions and dealer manager fees will not be paid in connection with the sale, in exchange for gross proceeds of approximately $3,000,000.

What is the ownership structure of the entities affiliated with Highland Capital Management that perform services for you?

The following chart shows a simplified ownership structure of the various entities affiliated with Highland Capital Management that perform or are likely to perform important services for us:

(1)	To be formed.

What are the fees that you will pay to the advisor and its affiliates and other entities in connection with this offering?

Our advisor, property manager, dealer manager and their affiliates receive compensation and reimbursement for services relating to this offering, and we will compensate our advisor for the investment of our assets and our property manager and advisor for the management of our assets. The most significant items of compensation, fees, expense reimbursements and other payments that we expect to pay to these entities and their affiliates are included in the table below. The selling commissions, dealer manager fees and other expenses considered to be underwriting compensation may be paid by the sponsor, our advisor, or their respective affiliates. See “Plan of Distribution.”

Type of Compensation	Determination of Amount	Estimated Amount for Minimum Offering / Maximum Offering
Selling commissions – Our Dealer Manager

We will pay our dealer manager selling commissions of up to 7.0% of gross offering proceeds from the sale of Class A shares and up to 3.0% of gross offering proceeds from the sale of Class T shares. The dealer manager is expected to reallow all selling commissions to participating broker-dealers.

We will not pay selling commissions with respect to shares of any class sold pursuant to our DRIP.

The selling commissions may be reduced or waived in connection with certain categories of sales. See “Plan of Distribution — Compensation of Dealer Manager and Participating Broker-Dealers” and “Plan of Distribution — Volume Discounts.”

$700,000 / $70,000,000(1)

Dealer manager fee – Our Dealer Manager	We will pay our dealer manager a dealer manager fee of up to 3.0% of gross offering	$300,000 / $30,000,000(1)

proceeds from the sale of Class A shares and Class T shares. The dealer manager may re-allow all or a portion of its dealer manager fees to participating broker-dealers and servicing broker-dealers.

We will not pay dealer manager fees in connection with purchases of shares made pursuant to our DRIP.

The selling commissions and dealer manager fee may be reduced or waived in connection with certain categories of sales. See “Plan of Distribution—Compensation of Dealer Manager and Participating Broker-Dealers” and “Plan of Distribution—Volume Discounts.”

Distribution fee – Our Dealer Manager	With respect to our Class T shares that are sold in the primary offering only, we will pay the dealer manager a distribution fee that accrues daily in an amount equal to 1/365th of 1.0% of the amount of the purchase price per share (or, once reported, the net asset value	Actual amounts depend upon the number of Class T shares purchased and, therefore, cannot be determined at this time. The maximum distribution fee

Type of Compensation	Determination of Amount	Estimated Amount for Minimum Offering / Maximum Offering

for the Class T shares) on a continuous basis from year to year. We will continue paying distribution fees with respect to Class T shares sold in this offering until the earliest to occur of the following: (i) a listing of the Class T shares on a national securities exchange, (ii) following the completion of this offering, total underwriting compensation in this offering equaling 10% of the gross proceeds from our primary offering, (iii) such Class T shares no longer being outstanding or (iv) the passage of four years following the first Class T share purchased in our primary offering. The dealer manager may re-allow all or a portion of the distribution fee to participating broker-dealers and servicing broker dealers. The distribution fee will be payable monthly in arrears. The distribution fee will not be payable with respect to Class T shares issued under the DRIP.

We will not pay a distribution fee with respect to Class A shares.

will equal $22.5 million if we sell the maximum primary offering, assuming all shares sold are Class T shares, all shares are sold on day one of the offering, and no reallocation of shares between our primary offering and our distribution reinvestment plan. In the aggregate, underwriting compensation from all sources, including selling commissions, the dealer manager fee, the distribution fee, and other underwriting compensation paid to participating broker-dealers by us or by our advisor and its affiliates, will not exceed 10% of the gross proceeds from our primary offering.

Other organization and offering expenses – Our Advisor and its affiliates	We will reimburse our advisor and its affiliates for organization and offering expenses it incurs on our behalf, (excluding selling commissions, dealer manager fees and the distribution fee) up to 1.5% of gross offering proceeds.	$150,000 / $16,500,000 if we sell the maximum number of shares in the primary offering and in our distribution reinvestment plan.

Acquisition Fee – Our Advisor	We will pay our advisor an acquisition fee equal to 1.0% of the purchase price of each asset acquired, excluding any acquisition expenses.	Actual amounts depend upon the amount of proceeds available for investment and the leverage we incur. Assuming we sell the maximum offering amount, including sales pursuant to the DRIP, 88.5% of such proceeds are available for investment (see “Estimated Use of Proceeds”), we utilize a 70% leverage ratio and all of said proceeds are used for acquiring assets, our acquisition fees will equal $16,549,500.

Type of Compensation	Determination of Amount	Estimated Amount for Minimum Offering / Maximum Offering
Asset management fee – Our Advisor	The asset management fee will be calculated on a monthly basis in an amount equal to 1/12th of 0.75% of the average of the aggregate book value of our gross assets (before reserves for depreciation or other non-cash reserves), including amounts borrowed and additional amounts used for improvements, computed by taking the average of the book value of our gross assets at the end of each month (or partial month), and is payable monthly in arrears.	Not determinable at this time, because the asset management fee is based on a fixed percentage of aggregate asset value. There is no maximum dollar amount of this participation.

Property management fee and reimbursement – Our Property Manager	We estimate that we will pay our property manager aggregate fees equal to approximately 3.0% of the monthly gross revenues from the hotel properties managed by our property manager. We will reimburse our property manager for property-level expenses that it pays or incurs on our behalf, including salaries, bonuses and benefits of persons employed by the property manager.	Not determinable at this time because the fee is based on a fixed percentage of gross revenue and/or market rates.

Incentive fee – Our Property Manager	We also will pay to our property manager an annual incentive fee equal to 15% of net operating income from the hotel properties managed by our property manager, which is an amount equal to operating profit less (i) insurance costs and expenses, (ii) real and personal property taxes, (iii) rental payments pursuant to any capital leases approved by the property manager, and (iv) rental payments pursuant to any ground lease. In no case shall the property management fee combined with the incentive fee exceed 5.0% of annual gross revenues.	Not determinable at this time because the fee is based on a fixed percentage of net operating income received by each hotel property managed by Pillar.

Construction management fee – Our Property Manager	For supervising and/or coordinating any construction, improvements, refurbishments, renovations or restorations of our hotel properties, we will pay our property manager 5.0% of the cost of the total project cost in addition to the property management fee and incentive fee.	Not determinable at this time because the fee is based on a fixed percentage of certain costs. There is no maximum dollar amount of this fee.

Acquisition expenses — Our Advisor, third parties and our Advisor’s Affiliates	We will reimburse our advisor for expenses actually incurred related to selecting, evaluating and acquiring assets on our behalf, regardless of whether we actually acquire the related assets. In addition, we will also pay third parties, or reimburse our advisor or its affiliates, for any investment-related expenses	Not determinable at this time because acquisition expenses are based on an estimated percentage of the purchase price of each asset or real estate related investment.

Type of Compensation	Determination of Amount	Estimated Amount for Minimum Offering / Maximum Offering

due to third parties, including legal fees and expenses, travel and communications expenses, costs of appraisals, accounting fees and expenses, third-party brokerage or finders’ fees, title insurance expenses, survey expenses, property inspection expenses and other closing costs regardless of whether we acquire the related assets.

Additionally, we may reimburse our advisor for legal expenses it or its affiliates directly perform in connection with the selection, evaluation and acquisition of assets, and we expect these expenses will be approximately 1.0% of the purchase price of each asset or real estate-related investment.

Operating expenses – Our Advisor and Affiliates	We will reimburse our advisor’s costs of providing administrative services, subject to the limitation that we will not reimburse our advisor for any amount by which our operating expenses at the end of the four preceding fiscal quarters exceeds the greater of (a) 2.0% of average invested assets and (b)	Not determinable at this time.
25.0% of net income other than any additions to reserves for depreciation, bad debt or other similar non-cash reserves and excluding any gain from the sale of assets for that period. For these purposes, “average invested assets” means, for any period, the average of the aggregate book value of our assets invested, directly or indirectly, in equity interests in and loans secured by real estate (including amounts invested in REITs and other real estate operating companies) before deducting reserves for depreciation, bad debts or other similar non-cash reserves, computed by taking the average of these values at the end of each month during the period. Additionally, we will not make operating expense reimbursements for personnel costs to our advisor in connection with services for which the advisor already receives acquisition fees, acquisition expenses or real estate commissions. We will not reimburse the advisor for salaries and benefits paid to our executive officers.

Restricted stock awards	We will establish a restricted share plan pursuant to which our directors, officers and employees (if we ever have employees), our advisor and its affiliates and their respective	Restricted stock awards under our restricted share plan may not exceed 5.0% of our outstanding shares

Type of Compensation	Determination of Amount	Estimated Amount for Minimum Offering / Maximum Offering

	employees, employees of entities that provide services to us, directors of our advisor or of entities that provide services to us and their respective employees, certain of our consultants and certain consultants to our advisor and its affiliates or entities that provide services to us and their respective employees may be granted incentive awards in the form of restricted stock.	on a fully diluted basis at any time, and in any event will not exceed 120,000 shares of Class A stock (as such number may be adjusted for stock splits, stock dividends, combinations and similar events).

Liquidation/Listing Stage

Disposition Fee – Our Advisor or its Affiliates	If our advisor or its affiliates provides a substantial amount of services in connection with the sale of a real property, real estate-related asset or our real estate portfolio, as determined by a majority of the independent directors, our advisor or its affiliates will earn a disposition fee of 0.5% of the sales price of each real property or real estate-related asset sold, or for the sale of our real estate portfolio, excluding selling costs.(2)	Not determinable at this time because the disposition fee is based on a fixed percentage of the sales price of each real property or real estate related asset. There is no maximum dollar amount of this fee.

Subordinated Participation in Net Sales Proceeds (payable only if we are not listed on an exchange, which we have no intention to do at this time) — Our Advisor and Affiliates	Our advisor (in its capacity as special limited partner of NexPoint Hospitality OP) will receive 15.0% of remaining net sales proceeds of NexPoint Hospitality OP after return of capital contributions plus payment to investors of a 6.0% annual cumulative, non-compounded return on the capital contributed by investors. We cannot assure you that we will provide this 6.0% return, which we have disclosed solely as a measure for our advisor’s and its affiliates’ performance compensation.	Not determinable at this time. There is no maximum amount of these payments.
Neither our advisor nor any of its affiliates can earn both the subordinated participation in net sales proceeds and the subordinated incentive listing distribution.(3)

Subordinated Incentive Listing Distribution (payable only if we are listed on an exchange, which we have no intention to do at this time) — Our Advisor and Affiliates

Upon the listing of our shares on a national securities exchange, our advisor (in its capacity as special limited partner of NexPoint Hospitality OP) will receive 15.0% of the amount by which the sum of NexPoint Hospitality OP’s market value plus distributions exceeds the sum of the aggregate capital contributed by investors plus an amount equal to a 6.0% annual cumulative, non-compounded return to investors. We cannot assure you that we will provide this 6.0% return, which we have disclosed solely as a measure for our advisor’s and its affiliates’ performance compensation.

Not determinable at this time. There is no maximum amount of this distribution.

Type of Compensation	Determination of Amount	Estimated Amount for Minimum Offering / Maximum Offering

Neither our advisor nor any of its affiliates can earn both the subordinated participation in net sales proceeds and the subordinated incentive listing distribution.(3)
Subordinated Distribution Upon Termination of the Advisory Agreement – Our Advisor and Affiliates	Upon termination or non-renewal of the advisory agreement with or without cause, our advisor (in its capacity as special limited partner of NexPoint Hospitality OP), will be entitled to receive distributions from NexPoint Hospitality OP equal to 15.0% of the amount, if any, by which (i) the sum of the appraised value of our assets, plus the total distributions paid to stockholders from our inception through the termination date of the advisory agreement, less any amounts distributable as of the termination date of the advisory agreement to the limited partners of NexPoint Hospitality OP who receive partnership units, including Class B units distributable to our advisor, exceeds (ii) the aggregate capital contributed by investors, less the portion of any distribution that is attributable to net sales proceeds and by any amounts paid by us to repurchase shares, plus an amount equal to an annual 6.0% cumulative, pre-tax, non-compounded return to investors. We cannot assure you that we will provide this 6.0% return, which we have disclosed solely as a measure for our advisor’s and its affiliates’ incentive compensation. In addition, our advisor may	Actual amounts are dependent upon results of operations and, therefore, cannot be determined at the present time.

elect to defer its right to receive a subordinated distribution upon termination until either shares of our common stock are listed and traded on a national securities exchange or another liquidity event occurs.

Neither our advisor nor any of its affiliates can earn both a subordinated distribution upon termination of the advisory agreement and either a subordinated participation in net sales proceeds or a subordinated incentive listing distribution, as the case may be.

(1)	Until the NAV pricing date, the per share purchase price for shares in our primary offering will be $25.00 for Class A shares and $23.94 for Class T shares (which includes the maximum allowed to be charged for commissions and fees, subject to certain discounts as described in the prospectus). In determining the amount of selling commissions and dealer manager fees, we have assumed the sale of $1,000,000,000 in Class A shares at a purchase price of $25.00 per share.
(2)	In the event of the sale of the entire company, we would pay to our advisor a fee of the lesser of 0.5% of the sales price or 50% of the amount of the investment banking fees related to such sale, if our advisor or its affiliates provides a substantial amount of services in connection with such sale, as determined by a majority of the independent directors.

(3)	Neither our advisor nor any of its affiliates can earn both the subordinated participation in net sales proceeds and the subordinated incentive listing distribution. Any subordinated participation in net sales proceeds becoming due and payable to our advisor or its assignees hereunder shall be reduced by the amount of any distribution made to our advisor pursuant to the operating partnership agreement. Any portion of the subordinated participation in net sales proceeds that our advisor receives prior to our listing will offset the amount otherwise due pursuant to the subordinated incentive listing distribution. In no event will the amount paid to our advisor, if any, exceed the amount considered presumptively reasonable by the NASAA REIT Guidelines.

Certain of the advisory fees payable to our advisor are not based on the performance of our investments.

How is an investment in shares of your common stock different from listed REITs?

Shares of REITs listed on a national securities exchange generally fluctuate in value with the stock market as a whole. We do not intend to list our shares for trading on a national securities exchange, and an investment in our common stock generally differs from listed REITs because: (1) the price of shares of listed REITs are determined by the public market, which may cause a company’s stock price to fluctuate based on factors such as supply and demand, economic preferences and other market forces; (2) industry benchmarks that track the value of direct, unlisted investments in real estate debt as an asset class have demonstrated a low correlation with the benchmarks for traditional asset classes, such as stocks and bonds; and (3) shares of a listed REIT are highly liquid and easily transferable. Shares of our common stock cannot be readily sold and there are significant restrictions on the ownership, transferability and repurchase of shares of our common stock. Utilizing lower correlated assets in a long-term investment portfolio can increase portfolio efficiency and generate higher total returns while decreasing overall risk, according to various academic and empirical studies.

How many hotel properties do you currently own?

We do not currently own any hotel properties or have any commitments to purchase any hotel properties or other assets. For this reason, our offering is deemed to be a “blind pool” offering.

What steps will you take to make sure you purchase environmentally compliant properties?

We generally will obtain a Phase I environmental assessment for each property we intend to acquire. However, in certain circumstances, we may purchase a property without obtaining such assessment if our advisor determined it is not warranted, specifically in circumstances where our advisor determines to rely upon an assessment certified by, sought and secured by the sellers of the property. A Phase I environmental assessment or site assessment is an initial environmental investigation to identify potential environmental liabilities associated with the current and past uses of a given property. In addition, we will attempt to obtain a representation from the seller that, to its knowledge, the property is not contaminated with hazardous materials. See “Investment Objectives and Criteria — Acquisition and Investment Policies — Conditions to Closing our Acquisitions.”

How will you own your hotel properties?

We expect to own substantially all of our hotel properties through NexPoint Hospitality, L.P. (“NexPoint Hospitality OP”), our operating partnership. We are the sole general partner and a limited partner of NexPoint Hospitality OP and, as of the date of this prospectus, our advisor is the special limited partner of NexPoint Hospitality OP. Because we intend to invest a substantial portion of the proceeds from this offering in hotel properties, which we are prohibited from operating pursuant to certain tax laws, NexPoint Hospitality OP will lease our hotel properties to one or more taxable REIT subsidiaries, which will then enter into necessary franchise and other agreements with each hotel brand. Our allocable share of items of income, gain, deduction

(including depreciation), loss and credit will flow through NexPoint Hospitality OP to us as it will be a partnership for federal tax purposes. These tax items will not generally flow through us to our investors, however. Rather, our stockholders will receive dividends as and when paid. Because we plan to conduct substantially all of our operations through NexPoint Hospitality OP, we are considered an “UPREIT” (defined below).

What is an “UPREIT”?

UPREIT stands for “Umbrella Partnership Real Estate Investment Trust.” The UPREIT structure is used because a sale or contribution of property directly to the REIT is generally a taxable transaction to the selling or contributing property owner. In an UPREIT structure, a seller or contributor of a property who desires to defer taxable gain on the sale of his or its property may transfer the property to NexPoint Hospitality OP in exchange for limited partnership units in the UPREIT and thereby defer taxation of gain until the seller or contributor later sells or exchanges his UPREIT units. Using an UPREIT structure may give us an advantage in acquiring desired properties from persons who may not otherwise be willing to sell or contribute their properties because of unfavorable tax results. At present, we have no plans to acquire any specific properties in exchange for units of NexPoint Hospitality OP.

If I buy shares, will I receive distributions and how often?

To maintain our qualification as a REIT, we are required to, and expect to, make aggregate annual distributions (other than capital gain dividends) to our stockholders of at least 90% of our REIT taxable income (which is computed without regard to the dividends-paid deduction and excludes net capital gain and which does not necessarily equal net income as calculated in accordance with accounting principles generally accepted in the United States, or GAAP). Our board of directors may authorize distributions in excess of those required for us to maintain REIT status as it deems appropriate. We have not established a minimum distribution level, and we have not established limits on the amount of offering proceeds, borrowings or cash advances we may use to pay distributions. Once we commence paying distributions, we expect to pay distributions monthly and continue paying distributions monthly unless our results of operations, our general financial condition, applicable provisions of Maryland law or other factors make it imprudent to do so. The payment of class-specific expenses will result in different amounts of distributions being paid with respect to each class of shares. Specifically, distributions on Class T shares will likely be lower than distributions on Class A shares because Class T shares are subject to ongoing distribution fees. We may request a private letter ruling from the IRS concluding that the differences in the dividends distributions to holders of Class A shares and holders of Class T shares, do not result in the payment of a preferential dividend. There is no assurance that we will request such a ruling, or, if we do, that the IRS will issue such a ruling. The timing and amount of distributions will be determined by our board of directors, in its discretion, and may vary from time to time. Our board of directors’ discretion will be influenced in substantial part by its obligation to cause us to comply with the REIT requirements of the Code.

We may fund distributions from unlimited amounts of any source, which may include borrowing funds, using proceeds from this offering, issuing additional securities or selling assets. To the extent that we pay distributions and such distributions exceed our current and accumulated earnings and profits, such excess distributions will be treated first as a return of capital to the extent of a stockholder’s tax basis in his or her shares and then as capital gain. Reducing a stockholder’s tax basis will have the effect of increasing his or her gain (or reducing loss) on a subsequent sale of shares. See “Description of Shares – Distributions”

May I reinvest my distributions in shares of the Company?

Yes. Pursuant to our DRIP, you may elect to have the distributions you receive from us reinvested, in whole or in part, in additional shares of our common stock. Until the NAV pricing date, the purchase price per share under our DRIP will be $23.75 per Class A Share and $22.74 per Class T Share, which is 95% of the primary offering price absent any applicable discounts. Beginning with the NAV pricing date, the price per share under our DRIP will vary quarterly and will be equal to our per share NAV on the date that the distribution is payable. Stockholders will not pay selling commissions or dealer manager fees on shares sold under our DRIP. We may terminate or suspend the DRIP at our discretion upon ten days’ written notice to you. See “Distribution Reinvestment Plan.”

Will I be taxed on the distributions I receive?

Generally, distributions that you receive, including distributions that are reinvested pursuant to our DRIP, will be taxed as ordinary income to the extent they are from current or accumulated earnings and profits. Participants in our DRIP will also be treated for tax purposes as having received an additional distribution to the extent they purchase shares under our DRIP at a discount to fair market value, equal to the amount of the discount. As a result, participants in our DRIP may have tax liability with respect to their share of our taxable income, but they will not receive cash distributions to pay such liability.

The portion of your distribution that is not subject to tax immediately is considered a return of capital for tax purposes and will reduce the tax basis of your investment. Distributions that constitute a return of capital, in effect, defer a portion of your tax until your investment is sold or we are liquidated, at which time you will be taxed at capital gains rates. However, because each investor’s tax considerations are different, we suggest that you consult with your tax advisor. You should also review the section of the prospectus entitled “Federal Income Tax Considerations.”

What will you do with the money raised in this offering?

We intend to use substantially all of the proceeds from this offering, net of expenses, to acquire and invest in a diversified portfolio consisting primarily of existing extended stay and select-service hotel properties, and on an opportunistic basis, full-service hotel properties, that are classified in the “upper upscale,” “upscale” and “upper mid-scale” chain scales of the hospitality industry, as defined by Smith Travel Research, Inc., and operated under widely recognized brands such as Marriott, Hilton, Hyatt, Starwood and the InterContinental Hotels Group. We expect that our hotel properties will be located in areas that we believe exhibit strong economic features. We may also make investments in debt related to those types of hotel properties. Because we are prohibited from operating hotel properties pursuant to certain tax laws relating to our qualification as a REIT, the entities through which we own the hotel properties we invest in will lease the hotel properties to one or more taxable REIT subsidiaries, which will enter into property management agreements with Pillar Hotels & Resorts, pursuant to which Pillar, its affiliates and/or designees will operate and manage our hotel properties. The taxable REIT subsidiaries will also enter into any franchise agreements. Because we have not yet identified any specific properties to purchase, our offering is considered to be a “blind pool” offering. We anticipate that the remainder of such proceeds will be used for working capital and general corporate purposes, including the payment of operating expenses, although a portion may also be used to pay distributions to our stockholders to maintain our REIT status. We will seek to provide attractive risk-adjusted returns to our stockholders over the long term, primarily through distributions and capital appreciation.

We estimate that the net proceeds we will receive from the sale of shares of our common stock our primary offering will be approximately $885,000,000, assuming we sell the maximum offering amount of all Class A shares, after deducting the selling commissions of $70,000,000, the dealer manager fees of $30,000,000 and estimated offering expenses of $15,000,000 payable by us. Depending primarily on the number of shares we sell in the primary offering of up to $1,000,000,000 in shares of common stock, if we sell the maximum offering of all Class A shares, we estimate that 87.7% of our primary offering proceeds, or $21.93 per share, will be available for investments, while the remainder will be used to pay selling commissions, dealer manager fees, and organization and offering expenses and to pay a fee to our advisor for its services in connection with the selection, acquisition, servicing, development and construction of our real estate investments. Assuming a $23.75 purchase price for shares sold under our distribution reinvestment plan (“DRIP”) for Class A shares or $22.74 for Class T shares and depending on the number of shares sold in the DRIP, we estimate that 100% of the gross offering proceeds from our DRIP, or $23.75 per share or $22.74 per share, as applicable, will be available for investments and the repurchase of shares under our share repurchase program, if any. These estimates do not give effect to special sales or volume discounts which could reduce selling commissions and many of the figures represent management’s best estimate because they cannot be precisely calculated at this time.

Pending investment of the proceeds raised in this offering in real estate investments, we may invest the net proceeds primarily in short-term, highly liquid or other authorized investments as determined by our board of directors.

What kind of offering is this?

We are offering an aggregate of up to $1,000,000,000 in shares of Class A and Class T common stock in our continuous primary offering on a best efforts basis at up to $25.00 per share for Class A shares and $23.94 per share for Class T shares. When shares of common stock are offered to the public on a “best efforts” basis, the broker-dealers participating in the offering are only required to use their best efforts to sell the shares of common stock. Broker-dealers do not have a firm commitment or obligation to purchase any of the shares of common stock in this offering. Therefore, we may not sell all or any of the shares we are offering. Discounts are available for certain categories of purchasers as described in the “Plan of Distribution” section of this prospectus. We also are offering up to $100,000,000 in shares of common stock pursuant to our DRIP at a price initially equal to $23.75 for Class A shares and $22.74 for Class T shares, which amounts are equal to 95% of our primary offering price for such class of shares in our primary offering. After the NAV pricing date, the per share purchase price for shares in our primary offering will be up to $25.00 per share for Class A shares and $23.94 per share for Class T shares. After such time, the per share purchase price in our primary offering will vary quarterly and will be equal to the per share NAV plus applicable commissions and fees.

The share classes have different selling commissions and dealer manager fees, and there will be an ongoing distribution fee with respect to the primary offering Class T shares. See “— What is the difference between the Class A and Class T shares being offered?”

What will occur if a minimum of $3,000,000 is not raised in this offering?

We will not sell any shares unless we raise gross proceeds of $3,000,000 in shares, by             , 2016, which is one year from the date the registration statement of which this prospectus forms a part is declared effective by the SEC. under this prospectus or from private offerings not conducted under this prospectus. Purchases by our directors, officers and any affiliates of us or our advisor will count toward meeting this minimum threshold. Pending satisfaction of this minimum offering requirement, all subscription payments will be placed in an account held by the escrow agent, UMB Bank, N.A., in trust for our subscribers’ benefit, pending release to us. If we do not raise gross proceeds of $3,000,000 by                     , 2016, we will promptly return all funds in the escrow account (including interest) to subscribers, and we will stop offering shares. We will not deduct any fees or expenses if we return funds from the escrow account. See “Plan of Distribution.”

How long will this offering last?

Our primary offering is expected to continue for two years from the effectiveness of this offering, subject to our right to extend this offering to a date no later than                     , 2018, which is 180 days following the third anniversary of the effective date of this offering. If we continue our primary offering beyond two years from the date of this prospectus, we will provide that information in a prospectus supplement. We may continue to offer shares under our DRIP beyond the conclusion of the primary offering until we have sold $100,000,000 in shares of common stock through the reinvestment of distributions. We have the discretion to extend the offering period for the shares being offered pursuant to this prospectus under the DRIP beyond the termination of our primary offering until we have sold all the shares allocated to the DRIP. We also may offer shares under the DRIP pursuant to a new registration statement. We reserve the right to reallocate the shares of common stock we are offering between our primary offering and the DRIP. This offering must be registered in every state in which we offer or sell shares. Generally, such registrations are for a period of one year. Therefore, we may have to stop selling shares in any state in which our registration is not renewed or otherwise extended annually. We may terminate this offering at any time prior to the stated termination date.

Who can purchase shares in this offering?

Residents of most states may buy shares of our common stock pursuant to this prospectus if they have either (1) a minimum net worth of at least $70,000 and an annual gross income of at least $70,000 or (2) a net worth of at least $250,000. However, these minimum levels may vary from state to state, so you should carefully read the suitability requirements explained in the “Suitability Standards” section of this prospectus. For these purposes, net worth shall be determined exclusive of your home, home furnishings and automobiles. In addition, our sponsor, our dealer manager and the participating broker-dealers, as our agents, must make every reasonable effort to determine that the purchase of our shares is a suitable and appropriate investment for an investor. In making this determination, the participating broker-dealers will rely on relevant information provided by the investor in the investor’s subscription agreement, including information regarding the investor’s age, investment objectives, investment experience, income, net worth, financial situation, other investments and any other pertinent information, including whether (i) the participant is or will be in a financial position appropriate to enable him to realize the benefits described in the prospectus, (ii) the participant has a fair market net worth sufficient to sustain the risks inherent in the investment program, and (iii) the investment program is otherwise suitable for the participant. Executed subscription agreements will be maintained in our records for six years. Our suitability standards also require that a potential investor (i) can reasonably benefit from an investment in us based on such investor’s overall investment objectives and portfolio structuring; (ii) is able to bear the economic risk of the investment based on the prospective stockholder’s overall financial situation; and (iii) has apparent understanding of (a) the fundamental risks of the investment, (b) the risk that such investor may lose his or her entire investment, (c) the lack of liquidity of the shares, (d) the background and qualifications of our advisor and (e) the tax consequences of the investment.

Our affiliates may also purchase shares of our common stock. The selling commission and the dealer manager fee that are payable by other investors in this offering will be reduced or waived for certain purchasers, including our affiliates.

Why are we offering two classes of our common stock?

We are offering two classes of our common stock in order to provide investors with more flexibility in making their investment in us. Investors can choose to purchase shares of either class of common stock in the offering. Each share of our common stock, regardless of class, will be entitled to one vote on matters presented to the common stockholders for approval, including the election of directors. The differences between each class relate to the distribution fees and selling commissions payable in respect of each class.

What is the difference between the Class A and Class T shares being offered?

We are publicly offering two classes of shares, Class A shares and Class T shares, at the initial offering price of $25.00 per Class A share and $23.94 per Class T share for the primary offering, and $23.75 per Class A share and $22.74 per Class T share for the DRIP. The share classes have different selling commissions, and there will be an ongoing distribution fee with respect to Class T shares sold in the primary offering. Specifically, we will pay to our dealer manager a selling commission of up to 7.0% of gross proceeds from the sale of Class A shares sold in the primary offering. For Class T shares sold in the primary offering, we will pay a selling commission of up to 3.0% of gross proceeds. We will pay our dealer manager a dealer manager fee of up to 3.0% of proceeds from the primary offering of both Class A and Class T shares. In addition, for Class T shares, we will pay the dealer manager a distribution fee that accrues daily equal to 1/365th of 1.0% of the amount of the purchase price per share (or, once reported, the NAV for the Class T shares) on a continuous basis from year to year. We will continue paying the distribution fee with respect to Class T shares sold in the primary offering until the earliest to occur of the following: (i) a listing of the Class T shares on a national securities exchange, (ii) upon the completion of this offering, total underwriting compensation in this offering equaling 10% of gross proceeds from the primary offering, (iii) such Class T shares no longer being outstanding, or (iv) the passage of four years following the first Class T share purchased in our primary offering. We will not pay the distribution fee with respect to Class T shares issued under our DRIP. See “Description of Shares” and “Plan of Distribution” for a discussion of the differences between our classes of shares. Below is a summary of the differences between Class A shares and Class T shares.

Class A Shares

•	A front end selling commission, which is a one-time fee charged at the time of purchase of the shares. The selling commissions and, in some cases, the dealer manager fee, will not be charged or may be reduced with regard to shares sold to or for the account of certain categories of purchases. See “Plan of Distribution” for additional information.

Class T Shares

•	Lower front end selling commission than Class A shares. Selling commissions on Class T shares may be reduced or waived in certain circumstances. See “Plan of Distribution” for additional information.

•	Class T shares purchased in the primary offering pay a distribution fee that will accrue daily in the amount of 1/365 of 1.0% of the amount of purchase price per share (or, once reported, the NAV for the Class T shares) of Class T shares sold in the primary offering, which may increase the cost of your investment and may cost you more than paying other types of selling commissions. The distribution fee paid in respect of Class T shares sold in the primary offering will be allocated to the Class T shares as a class expense, and these fees will impact the amount of distributions payable on all Class T shares, including those issued under our DRIP.

The fees and expenses listed above, including the distribution fee, will be allocated on a class-specific basis. The payments of class-specific expenses are expected to result in different amounts of distributions being paid with respect to each class of shares. Specifically, we will reduce the amount of distributions that would otherwise be paid on Class T shares to account for the ongoing distribution fee payable on Class T shares. Therefore, distributions on Class T shares will likely be lower than distributions on Class A shares because Class T shares are subject to ongoing distribution fees.

We will determine our NAV on an aggregate basis by determining the value of our real estate portfolio, based on an independent appraisal, deducting the fair value of our debt and making other adjustments for balance sheet items such as cash and liabilities for disposition fees. The aggregate NAV will then be allocated between each class of our common stock, and further adjustments will be made for class-specific expenses. As a result of the allocation of the distribution fee to the Class T shares, the Class T shares could have a lower NAV per share if distributions are not adjusted to take account of such fee. If the NAV of our classes are different, then changes to our assets and liabilities that are allocable based on NAV may also be different for each class.

In the event of any voluntary or involuntary liquidation, dissolution or winding up of us, or any liquidating distribution of our assets, then such assets, or the proceeds therefrom, will be distributed between the holders of Class A shares and Class T shares ratably in proportion to their respective NAV for each class until the NAV for each class has been paid. Each holder of shares of a particular class of common stock will be entitle to receive, ratably with each other holder of shares of such class, that portion of such aggregate assets available for distribution as the number of outstanding shares of such class held by such holder bears to the total number of outstanding shares of such class then outstanding. Until we calculate our first NAV, we intend to use the most recent price paid to acquire a share in this offering (ignoring purchase price discounts for certain categories of purchasers) as the estimated per share value of our shares.

Class A shares and Class T shares each are available for purchase by the general public through various distribution channels. Our executive officers and board of directors, as well as their immediate family members, may only purchase Class A shares and may be charged a reduced rate for certain fees and expenses in respect of such purchases. In addition, officers and employees of our advisor, other affiliates of our advisor, their immediate family members and, if approved by our management, joint venture partners, consultants, and other service providers may only purchase Class A shares and may also be charged a reduced rate, which will be the offering price per Class A share net of selling commissions and the dealer manager fee, in respect of such purchases. See “Description of Shares” and “Plan of Distribution” for a discussion of the differences between our shares of classes.

Are there any special restrictions on the ownership or transfer of shares?

Yes. Our charter contains a limitation on ownership that prohibits any person or entity from actually, constructively or beneficially acquiring or owning more than 9.8% in value of the aggregate of the outstanding shares of our common stock or more than 9.8% in value or in number of shares, whichever is more restrictive, of the aggregate of the outstanding shares of our common stock, unless exempted, prospectively or retroactively, by our board of directors. Our board of directors may waive this ownership limit with respect to a particular person if the board receives certain representations and warranties as required by our charter. These restrictions are designed to, among other purposes, enable us to comply with the ownership restrictions imposed on REITs by the Code. See “Description of Shares — Restriction on Ownership of Shares.” Our charter also limits your ability to sell your shares to prospective purchasers unless they meet the suitability standards regarding income or net worth described above at “Suitability Standards” immediately following the cover page of this prospectus. In addition, the transfer must comply with the minimum purchase requirements, which are described below at “Description of Shares — Restriction on Ownership of Shares.” Any sale of your shares must also comply with applicable securities laws.

Are there any special considerations that apply to employee benefit plans subject to ERISA or other retirement plans that are investing in shares?

Yes. The section of this prospectus entitled “Investment by Tax-Exempt Entities and ERISA Considerations” describes the effect the purchase of shares will have on individual retirement accounts and retirement plans subject to the Employee Retirement Income Security Act of 1974, as amended, or ERISA, and/or the Internal Revenue Code. ERISA is a federal law that regulates the operation of certain tax-advantaged retirement plans. Prospective investors with investment discretion over the assets of an individual retirement account, employee benefit plan or other retirement plan or arrangement should read this section of the prospectus very carefully.

Is there a minimum initial investment requirement?

Yes. To purchase shares in this offering, you must make an initial purchase of at least $2,500. Once you have satisfied the minimum initial purchase requirement, any additional purchases of our shares in this offering must be in amounts of at least $500 except for additional purchases pursuant to our DRIP and our automatic investment program. These minimum investment levels may be higher in certain states, so you should carefully read the more detailed description under “Suitability Standards.”

How do I purchase shares in this offering?

If you meet the suitability standards and choose to purchase shares in this offering, you will need to (1) complete a subscription agreement, the form of which is attached to this prospectus as Appendix B, and (2) pay for the shares at the time you subscribe. We reserve the right to reject any subscription in whole or in part. Subscriptions will be accepted or rejected by us within 15 days of receipt by us and, if rejected, all funds (without interest) will be returned to subscribers without deduction for any expenses within ten business days from the date the subscription is rejected.

If I buy shares in this offering, how may I later sell them?

Our common stock is currently not listed on a national securities exchange, and we do not intend to seek to list our stock until the time our independent directors believe that the listing of our stock would be in the best interest of our stockholders, if at all. In order to provide stockholders with the benefit of some interim liquidity, our board of directors has adopted a share repurchase program that enables our stockholders to sell their shares back to us, subject to the conditions and limitations in our share repurchase program. Our sponsor, our advisor, our directors and their respective affiliates are prohibited from receiving a fee on any share repurchases. The terms of our share repurchase program are more flexible in cases involving the death or Qualifying Disability of a stockholder. See “Description of Shares – Share Repurchase Program – Death and Qualifying Disability of a Stockholder” for a definition of “Qualifying Disability.”

Repurchases of shares of our common stock, when requested, are at our sole discretion and generally will be made quarterly until our advisor begins calculating NAV. Prior to the NAV pricing date, we will limit the number of shares repurchased during any calendar year to 5% of the weighted average number of shares of common stock outstanding during the prior calendar year. In addition, funds available for our share repurchase program may not be sufficient to accommodate all requests. Due to these limitations, we cannot guarantee that we will accommodate all repurchase requests. Funding for the share repurchase program will be derived from proceeds we maintain from the sale of shares under the DRIP and other operating funds, if any, as our board of directors, in its sole discretion, may reserve for this purpose.

Unless the shares of our common stock are being repurchased in connection with a stockholder’s death or Qualifying Disability, the purchase price for shares repurchased under our share repurchase program will be as set forth below until our advisor begins calculating NAV. We do not currently anticipate obtaining appraisals for our investments (other than in connection with our NAV calculation or investments in transactions with our sponsor, our advisor, our property manager, our directors or their respective affiliates). The NAV of our instruments will not represent the amount of net proceeds that would result from an immediate sale of our assets. Once we begin calculating NAV, to the extent we repurchase shares pursuant to our share repurchase program, such repurchases will be at the applicable per share NAV at the time of such repurchase.

Only those stockholders who purchased their shares from us or received their shares from us (directly or indirectly) through one or more non-cash transactions may be able to participate in the share repurchase program. In other words, once our shares are transferred for value by a stockholder, the transferee and all subsequent holders of such shares are not eligible to participate in the share repurchase program. Prior to the time our advisor begins calculating NAV, we will repurchase shares on the last business day prior to the filing of each quarterly financial filing (and, in all events, on a date other than a dividend payment date). Prior to the time our advisor begins calculating NAV, the price per share that we will pay to repurchase shares of our common stock will be as follows:

•	for stockholders who have continuously held their shares of our common stock for at least one year, the price will be 92.5% of the amount paid for each Class A share or Class T share, as applicable;

•	for stockholders who have continuously held their shares of our common stock for at least two years, the price will be 95.0% of the amount paid for each Class A share or Class T share, as applicable;

•	for stockholders who have continuously held their shares of our common stock for at least three years, the price will be 97.5% of the amount paid for each Class A share or Class T share, as applicable; and

•	for stockholders who have continuously held their shares of our common stock for at least four years, the price will be 100% of the amount paid for each Class A share or Class T share, as applicable.

in each case, as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to our common stock.

As long as the purchase price paid by the deceased or disabled stockholder to acquire the shares from us does not exceed the public offering price at the time of such repurchase, the repurchase price for repurchases in connection with a stockholder’s death or Qualifying Disability will be 100% of the purchase price paid by the stockholder to acquire shares from us. However, if the purchase price paid by a deceased or disabled stockholder exceeds the public offering price at the time of such repurchase, the repurchase price for the shares will be equal to the net asset value per share of our shares as disclosed in the most recently filed periodic report filed with the SEC immediately following the death or disability of such stockholder. We will not be obligated to repurchase shares if more than 360 days have elapsed since the date of the death or Qualifying Disability of a stockholder. Further, our board of directors will have no obligation to repurchase shares if it would cause us to violate federal law or Maryland law.

Whether our advisor has begun NAV calculations or not, the share repurchase program will terminate immediately if our shares are listed on any national securities exchange. In addition, our board of directors may amend, suspend (in whole or in part) or terminate the share repurchase program at any time upon 30 days’ notice. Further, our board of directors reserves the right, in its sole discretion, to reject any requests for repurchases. For additional information on our share repurchase program refer to the section entitled “Description of Shares — Share Repurchase Program” elsewhere in this prospectus.

What are your exit strategies?

We intend to begin the process of achieving a liquidity event, as further described below, within two to five years after the termination of this offering. Our primary offering is expected to continue for two years from the effectiveness of this offering, subject to our right to extend this offering to a date no later than             , 2018, which is 180 days following the third anniversary of the effective date of the offering.

Although we may further extend this offering via a follow-on offering, at this time we do not expect to conduct a follow-on offering. Should we pursue a follow-on offering, our primary offering will be deemed to terminate upon the close of such follow-on offering. Our board of directors, in consultation with management, may determine that it is in our best interests to begin the process of engaging advisors to consider alternatives with respect to a liquidity event at such time during our offering stage that it can reasonably conclude that all of the securities being offered in this offering will be sold within a reasonable period (i.e., three to six months). A liquidity event may include a sale of our assets, a sale or merger of our company, a listing of our common stock on a national securities exchange or another similar transaction. Any liquidity event is subject to the determination of our board of directors that such liquidity event is appropriate to commence.

If we do not begin the process of achieving a liquidity event by the fifth anniversary of the termination of our primary offering, our charter requires a majority of our board of directors, including a majority of our independent directors, to adopt a resolution declaring that a plan of liquidation of our company is advisable and directs that the plan of liquidation be submitted for consideration at either an annual or special meeting of stockholders, unless, in either case, the adoption of a plan of liquidation by our board of directors and submission of such plan to stockholders is postponed by a vote of a majority of our board of directors and a majority of the independent directors. If we have sought and failed to receive stockholder approval of a plan of liquidation, we will continue operating and, upon the written request of stockholders owning in the aggregate not less than 10% of the then outstanding shares of our common stock, the plan of liquidation will be submitted for consideration by proxy statement to the stockholders up to once every two years.

Market conditions and other factors could cause us to delay our liquidity event beyond the fifth anniversary of the termination of this primary offering. Even after we decide to pursue a liquidity event, we are under no obligation to conclude our liquidity event within a set time frame because the timing of our liquidity event will depend on real estate market conditions, financial market conditions, U.S. federal income tax consequences to stockholders, and other conditions that may prevail in the future. We also cannot assure you that we will be able to achieve a liquidity event.

Prior to the completion of a liquidity event, our share repurchase program may provide a limited opportunity for you to have your shares of common stock repurchased, subject to certain restrictions and limitations, at a price which may reflect a discount from the purchase price you paid for the shares being repurchased. See “Description of Shares—Share Repurchase Program” for a detailed description of our share repurchase program.

What is the role of the board of directors?

We will be managed by our advisor and our officers under the direction of our board of directors, the members of which will be accountable to us and our stockholders as fiduciaries. Our board of directors will also set our policies and make major decisions as required under Maryland law. Upon commencement of this offering, we will have a three-member board of directors, a majority of whom will be independent. All of our officers are currently affiliated with Highland Capital Management, which our advisor will utilize in providing substantial services to us. Our independent directors are responsible for reviewing the performance of our advisor and must approve other matters set forth in our charter. See “Management — Executive Officers and Directors” and “Conflicts of Interest — Certain Conflict Resolution Procedures.” Our directors are elected annually by our stockholders.

Will I receive information regarding the performance of my investment?

Yes, we will provide you with periodic updates on the performance of the company and your investment in us, including:

•	four quarterly distribution and financial reports;

•	an annual report;

•	an annual IRS Form 1099-DIV, if required; and

•	supplements to the prospectus.

We will provide this information to you via U.S. mail or other courier. However, with your permission, we may furnish this information to you by electronic delivery, including, with respect to our annual report, by notice of the posting of our annual report on our web site, which is www.            .com. We will also include on this web site access to our annual report on Form 10-K, our quarterly reports on Form 10-Q, our current reports on Form 8-K, our proxy statement and other filings we make with the SEC, which filings will provide you with periodic updates on our performance. In addition, our quarterly and annual reports will set forth information regarding the sources of our distribution payments consistent with the staff positions of federal and state regulators.

When will I be provided with tax information?

Your Form 1099-DIV tax information, if required, will be mailed by January 31st of each year.

Are there any JOBS Act considerations?

In April 2012, President Obama signed into law the Jumpstart Our Business Startups Act, or the JOBS Act. We are an “emerging growth company,” as defined in the JOBS Act, and are eligible to take advantage of certain exemptions from, or reduced disclosure obligations relating to, various reporting requirements that are normally applicable to public companies. Such exemptions include not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations relating to executive compensation in proxy statements and periodic reports, and exemptions from the requirement to hold a non-binding advisory vote on executive compensation and obtain shareholder approval of any golden parachute payments not previously approved. We have not yet made a decision whether to take advantage of any or all of such exemptions. If we decide to take advantage of any of these exemptions, some investors may find our common stock a less attractive investment as a result.

Additionally, under Section 107 of the JOBS Act, an “emerging growth company” may take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. This means an “emerging growth company” can delay adopting certain accounting standards until such standards are otherwise applicable to private companies. However, we are electing to “opt out” of such extended transition period. Therefore, we intend to comply with new or revised accounting standards on the applicable dates on which the adoption of standards is required for non-emerging growth companies. Section 107 of the JOBS Act provides that our decision to opt out of such extended transition period for compliance with new or revised accounting standards is irrevocable.

We could remain an “emerging growth company” for up to five years, or until the earliest of (1) the last day of the first fiscal year in which we have total annual gross revenue of $1 billion or more, (2) December 31 of the fiscal year that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act (which would occur if the market value of our common stock held by non-affiliates exceeds $700 million, measured as of the last business day of our most recently completed second fiscal quarter, and we have been publicly reporting for at least 12 months) or (3) the date on which we have, during the preceding three year period, issued more than $1 billion in non-convertible debt.

Who may I call regarding my questions?

If you have more questions about this offering or if you would like additional copies of this prospectus, you should contact your registered representative or the dealer manager at:

Highland Capital Funds Distributor, Inc.

200 Crescent Court, Suite 700

Dallas, Texas 75201

877-665-1287

Attention: Investor Services

RISK FACTORS

An investment in our common stock involves various risks and uncertainties. You should carefully consider the following material risk factors in conjunction with the other information contained in this prospectus before purchasing our common stock. The risks discussed in this prospectus can adversely affect our business, operating results, prospects and financial condition. This could cause the value of our common stock to decline and could cause you to lose all or part of your investment. The risks and uncertainties described below are not the only ones we face but do represent those risks and uncertainties that we believe are material to our business, operating results, prospects and financial condition. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also harm our business.

Risks Relating to an Investment in Us

No public market currently exists for our shares of common stock, and we have no current plans to list our shares on an exchange. If you are able to sell your shares, you would likely have to sell them at a substantial discount from their public offering price.

There is no current public market for our shares and we currently have no plans to list our shares on a national securities exchange or to liquidate our assets by a specified date. You may not sell your shares unless the buyer meets the applicable suitability and minimum purchase standards. Any sale of your shares must also comply with applicable securities laws. Our charter also contains a limitation on ownership that prohibits any person or entity from actually, constructively or beneficially acquiring or owning more than 9.8% in value of the aggregate of the outstanding shares of our common stock or more than 9.8% in value or in number of shares, whichever is more restrictive, of the aggregate of the outstanding shares of our common stock, unless exempted, prospectively or retroactively, by our board of directors. Our board of directors may waive this ownership limit with respect to a particular person if the board receives certain representations and warranties as required by our charter. This provision may inhibit large investors from purchasing your shares. Moreover, our share repurchase program includes numerous restrictions that limit your ability to sell your shares to us, and our board of directors may amend, suspend or terminate our share repurchase program upon 30 days’ notice. We describe these restrictions in detail under “Description of Shares — Share Repurchase Program.” Therefore, it will be difficult for you to sell your shares promptly or at all. If you are able to sell your shares, you will likely have to sell them at a substantial discount to the public offering price. It is also likely that your shares will not be accepted as the primary collateral for a loan. You should purchase our shares only as a long-term investment because of their illiquid nature.

We may be unable to pay or maintain cash distributions or increase distributions over time.

There are many factors that can affect the availability and timing of cash distributions to stockholders. Distributions will be based principally on cash available from our operations. The amount of cash available for distributions is affected by many factors, such as our ability to acquire commercial real estate assets as offering proceeds become available, income from such investments and our operating expense levels, as well as many other variables. Actual cash available for distributions may vary substantially from estimates. With no prior operating history, we cannot assure you that we will be able to pay or maintain a level of distributions or that distributions will increase over time. We cannot give any assurance that returns from the investments that we acquire will increase, that the securities we buy will increase in value or provide constant or increased distributions over time, or that future acquisitions of commercial real estate will increase our cash available for distributions to stockholders. Our actual results may differ significantly from the assumptions used by our board of directors in establishing the distribution rate to stockholders. We may not have sufficient cash from operations to make a distribution required to qualify for or maintain our REIT status, which may materially adversely affect your investment.

We have no operating history nor do we currently own any properties, which makes our future performance and the performance of your investment difficult to predict.

We were organized on October 3, 2014. We have no operations and own no properties. Our lack of operating history significantly increases the risk and uncertainty you face in investing in our shares.

Purchases of common stock by our directors, our officers, officers and employees of our dealer manager, other affiliates and individuals designated by management in this offering should not influence investment decisions of independent, unaffiliated investors.

Our directors, officers and employees of our dealer manager and other affiliates and individuals designated by management may purchase shares of our common stock, and any such purchases will be included for purposes of determining whether the minimum of $3,000,000 of shares of common stock required to release funds from the escrow account has been sold. Management may designate individuals who have prior business and/or personal relationships with our executive officers, directors or sponsor, including, without limitation, any service provider. There can be no assurance as to the amount, if any, of shares of common stock these parties may acquire in the offering. Any shares purchased by directors, officers, officers and employees of our dealer manager, other affiliates or friends of ours will be purchased for investment purposes only. However, the investment decisions made by any such directors, officers, officers and employees of our dealer manager, other affiliates or friends should not influence your decision to invest in shares of our common stock, and you should make your own independent investment decision concerning the risks and benefits of an investment in our common stock.

If we are unable to find suitable investments, we may not be able to achieve our investment objectives or pay distributions.

We will be competing to acquire real estate investments with other REITs, real estate limited partnerships, pension funds and their advisors, bank and insurance company investment accounts and other entities. Many of our competitors have greater financial resources, and a greater ability to borrow funds to acquire properties, than we do. We cannot be sure that our advisor will be successful in obtaining suitable investments on financially attractive terms or that, if our advisor makes investments on our behalf, our objectives will be achieved. The more money we raise in this offering, the greater will be our challenge to invest all of the net offering proceeds on attractive terms. Therefore, the large size of this offering increases the risk that we may pay too much for real estate acquisitions. If we, through our advisor, are unable to find suitable investments promptly, we will hold the proceeds from this offering in an interest-bearing account or invest the proceeds in short-term, investment-grade investments and may, ultimately, liquidate. We expect we will earn yields substantially lower than the interest income that we anticipate receiving from investments in the future that meet our investment objectives. As a result, any distributions we make while our portfolio is not fully invested in properties meeting our investment objectives may be substantially lower than the distributions that we expect to pay when our portfolio is fully invested in properties meeting our investment objectives. In the event we are unable to timely locate suitable investments, we may be unable or limited in our ability to make distributions.

If we raise substantial offering proceeds in a short period of time, we may not be able to invest all of the net offering proceeds promptly, which may cause our distributions and the long-term returns to our investors to be lower than they otherwise would.

We could suffer from delays in locating suitable investments. The more money we raise in this offering, the more difficult it will be to invest the net offering proceeds promptly. Therefore, the large size of this offering increases the risk of delays in investing our net offering proceeds. Our reliance on our advisor to locate suitable investments for us at times when the management of our advisor is simultaneously seeking to locate suitable investments for other affiliated programs could also delay the investment of the proceeds of this offering. Delays we encounter in the selection, acquisition and development of income-producing properties would likely limit our ability to pay distributions to you and reduce your overall returns. Moreover, if we acquire properties prior to the start of construction or during the early stages of construction, it will typically take several months to complete construction and rent available space. Therefore, you could suffer delays in the distribution of cash distributions attributable to those particular properties. You should expect to wait several months after the closing of a property acquisition before we can pay cash distributions attributable to such property.

The personnel of our advisor do not have significant experience in operating under the constraints imposed on us as a REIT may hinder the achievement of our investment objectives.

The Code imposes numerous constraints on the operations of REITs that do not apply to many of the other investment vehicles managed by Highland Capital Management and its affiliates. Our qualification as a REIT will depend upon our ability to meet requirements regarding our organization and ownership, distributions of our income, the nature and diversification of our income and assets and other tests imposed by the Code. Any failure to so comply could cause us to fail to satisfy the requirements associated with REIT status. The personnel of our advisor do not have significant experience operating under these constraints, which may hinder our ability to take advantage of attractive investment opportunities and to achieve our investment objectives. As a result, we cannot assure you that our advisor will be able to operate our business under these constraints. If we fail to qualify as a REIT for any taxable year after electing REIT status, we will be subject to federal income tax on our taxable income at corporate rates. In addition, we would generally be disqualified from treatment as a REIT for the four taxable years following the year of losing our REIT status. Losing our REIT status would reduce our net earnings available for investment or distribution to stockholders because of the additional tax liability. In addition, distributions to stockholders would no longer qualify for the dividends-paid deduction, and we would no longer be required to make distributions. If this occurs, we might be required to borrow funds or liquidate some investments in order to pay the applicable tax. For a discussion of the REIT qualification tests and other considerations relating to our election to be taxed as REIT, see “Federal Income Tax Considerations.”

We depend upon key personnel of Highland Capital Management, our advisor and its affiliates and our property manager.

We are an externally managed REIT and therefore we do not have any internal management capacity or employees. We will depend to a significant degree on the diligence, skill and network of business contacts of certain of our executive officers and other key personnel of our advisor to achieve our investment objectives, including Messrs. Dondero, McGraner and Mitts, all of whom would be difficult to replace. We expect that our advisor will evaluate, negotiate, structure, close and monitor our investments in accordance with the terms of the advisory agreement. We also will depend on our property manager for property management and construction services.

We depend upon the senior professionals of our advisor and our property manager to maintain relationships with potential investments, and we intend to rely upon these relationships to provide us with potential investment opportunities. We do not intend to purchase “key person” insurance coverage respecting key personnel and the key personnel of our advisor. We cannot assure you that these relationships will yield attractive investment opportunities. If these individuals do not maintain their existing relationships with our advisor or maintain existing relationships or develop new relationships with other sources of investment opportunities, we may not be able to grow our investment portfolio. In addition, individuals with whom the senior professionals of our advisor and our property manager have relationships are not obligated to provide us with investment opportunities. Therefore, we can offer no assurance that such relationships will generate investment opportunities for us.

Our advisor is an affiliate of Highland Capital Management and will, in turn, depend upon access to the investment professionals and other resources of Highland Capital Management and its affiliates to fulfill its obligations to us under the advisory agreement. Our advisor will also depend on Highland Capital Management to obtain access to deal flow generated by its professionals. We believe that our future success depends, in a large part, on Highland Capital Management’s ability to hire and retain highly skilled managerial, operational and marketing personnel. Competition to retain such personnel is intense, and we cannot assure you that Highland Capital Management will be successful. Through a Shared Services Agreement between our advisor and the sponsor, our advisor may utilize employees from affiliated entities, including Highland Capital Management, in connection with various services such as human resources, accounting, tax, valuation, information technology services, office space, employees, compliance, and legal. Under Shared Services Agreement, these costs are allocated to our advisor based on a per employee charge that is assigned to provide services to it. To the extent an employee is not fully allocated to the advisor, the charge for services is pro-rated accordingly. Highland Capital Management and our advisor or its affiliates pay all of the employees assigned to provide services to our advisor. We cannot assure you that Highland Capital Management and its affiliates will fulfill their obligations under this agreement with our advisor. If Highland Capital Management and its affiliates fail to perform, we cannot assure you that our advisor will enforce the Shared Services Agreement, that such agreement will not be terminated by either party, or that we will continue to have access to the investment professionals of Highland Capital Management and its affiliates, or their market knowledge and deal flow.

Because we are prohibited from operating hotel properties pursuant to certain tax laws relating to our qualification as a REIT, the entities through which we own the hotel properties will lease the hotel properties to one or more taxable REIT subsidiaries, which will enter into property management agreements with Pillar Hotels & Resorts, an unaffiliated hospitality management company, pursuant to which Pillar, its affiliates and/or designees will operate and manage our hotel properties.

Founded in 2004, Pillar is one of the largest independent hotel management companies in the United States and manages an expansive portfolio of well-respected hotel brands. Pillar manages hotel operations for select-service, extended-stay and full-service hotel properties across the country. Pillar was ranked No. 5 by Hotel Management magazine in its 2015 Hotel Management Survey of Top Third-Party Management Companies in 2015. Currently, Pillar and its affiliates employ over 5,500 individuals and, collectively with its affiliates, manage approximately 275 hotel properties with approximately 26,345 guest rooms in 43 states. Such hotel properties include a variety of nationally-recognized brands such as Marriott, Hilton, Hyatt, Starwood, and Choice Hotels. Members of Pillar’s management team have an average of 25 years of experience in the hotel management industry. Pillar is consistently ranked as one of the top third-party management firms in the nation and was included in the Hotel Management magazine as the 30th largest hotel company in North America for 2015.

If our advisor is unable to manage our investments effectively, we may be unable to achieve our investment objectives.

Our ability to achieve our investment objectives will depend on our ability to manage our business and to grow our business. This will depend, in turn, on our advisor’s ability to identify, invest in and monitor properties that meet our investment criteria. The achievement of our investment objectives on a cost-effective basis will depend upon our advisor’s execution of our investment process, its ability to provide competent, attentive and efficient services to us and our access to financing on acceptable terms. Our advisor will have substantial responsibilities under the advisory agreement. The personnel of our advisor are engaged in other business activities which could distract them and divert their time and attention such that they can no longer dedicate a significant portion of their time to our business or otherwise slow our rate of investment. Any failure to manage our business and our future growth effectively could have a material adverse effect on our business, financial condition, results of operations and cash flows.

We may not replicate the historical results achieved by other entities managed or sponsored by affiliates of our advisor, members of our advisor’s investment committee or by Highland Capital Management or its affiliates.

Our primary focus of acquiring and investing in a diversified portfolio of commercial real estate consisting primarily of hotel properties across the United States differs from that of certain existing investment funds, accounts or other investment vehicles that are or have been managed by affiliates of our advisor, members of our advisor’s investment committee or sponsored by Highland Capital Management or its affiliates. In addition, many of the previously sponsored investment programs by Highland Capital Management were significantly different from us in terms of targeted assets, regulatory structure and limitations, investment strategy and objectives and investment personnel. Past performance is not a guarantee of future results, and there can be no assurance that we will achieve comparable results of those Highland Capital Management affiliates. In addition, investors in our common stock are not acquiring an interest in any such investment funds, accounts or other investment vehicles that are or have been managed by members of our advisor’s investment committee or sponsored by Highland Capital Management or its affiliates. We also cannot assure you that we will replicate the historical results achieved by members of the investment committee, and we caution you that our investment returns could be substantially lower than the returns achieved by them in prior periods. Additionally, all or a portion of the prior results may have been achieved in particular market conditions which may never be repeated.

Because we have not yet identified any specific properties to purchase, our offering is considered to be a “blind pool offering,” which makes your investment more speculative.

We have not identified any properties to acquire with the proceeds from this offering. Our ability to identify well-performing properties and achieve our investment objectives depends upon the performance of our advisor in the acquisition of our investments and the determination of any financing arrangements. The large size of this offering increases the challenges that our advisor will face in investing our net offering proceeds promptly in attractive properties, and the continuing high demand for the type of properties we desire to purchase increases the risk that we may pay too much for the properties that we do purchase.

We will seek to invest substantially all of the net proceeds from the primary offering, after the payment of fees and expenses in a diversified portfolio of commercial real estate investments consisting primarily of hotel properties across the United States in accordance with our investment objectives and using the strategies described in this prospectus. However, you will be unable to evaluate the economic merit of specific real estate projects before we invest in them. We expect to rely entirely on the ability of our advisor to select suitable and successful investment opportunities. We will not provide you with information to evaluate our proposed investments prior to our acquisition of those investments. Because of the illiquid nature of our shares, even if we disclose information about our potential investments before we make them, it will be difficult for you to sell your shares promptly or at all. Furthermore, our board of directors will have broad discretion in implementing investment policies. These factors increase the risk that your investment may not generate returns consistent with your expectations.

Distributions paid from sources other than our cash flows from operations, particularly from proceeds of this offering, will result in us having fewer funds available for the acquisition of properties and other real estate-related investments and may dilute your interests in us, which may adversely affect our ability to fund future distributions with cash flows from operations and may adversely affect your overall return.

Until we are generating operating cash flow from properties or other real estate-related investments sufficient to make distributions to our stockholders, we intend to pay all or a substantial portion of our distributions from the proceeds of this offering or from borrowings, including possible borrowings from our advisor or its affiliates, the sale of additional securities, advances from our advisor, and our advisor’s deferral, suspension or waiver of its fees and expense reimbursements. Our inability to acquire properties or other real estate-related investments may result in a lower return on your investment than you expect. Moreover, our board of directors may change our distribution policy, in its sole discretion, at any time. Distributions made from offering proceeds constitute a return of capital to stockholders, from which we will have already paid offering expenses in connection with this offering. Our charter permits us to pay distributions from any source, and we have not established any limit on the amount of proceeds from this offering that may be used to fund distributions, except that, in accordance with our organizational documents and Maryland law, we may not make distributions that would: (1) cause us to be unable to pay our debts as they become due in the usual course of business; or (2) cause our total assets to be less than the sum of our total liabilities plus senior liquidation preferences, if any.

If we fund distributions from the proceeds of this offering, we will have less funds available for acquiring properties or other real estate-related investments. As a result, the return you realize on your investment may be reduced. Funding distributions from borrowings could restrict the amount we can borrow for investments, which may affect our profitability. Funding distributions with the sale of assets or the proceeds of this offering may affect our ability to generate cash flows. Funding distributions from the sale of additional securities could dilute your interest in us if we sell shares of our common stock or securities convertible or exercisable into shares of our common stock to third-party investors. Payment of distributions from the mentioned sources could restrict our ability to generate sufficient cash flows from operations, affect our profitability or affect the distributions payable to you upon a liquidity event, any or all of which may have an adverse effect on your investment. For a description of the factors that can affect the availability and timing of cash distributions to stockholders, see the section of this prospectus captioned “Description of Shares — Distributions.”

Our advisor can resign on 60 days’ notice from its role as advisor, and we may not be able to find a suitable replacement within that time, resulting in a disruption in our operations that could adversely affect our financial condition, business, and results of operations and cash flows.

Our advisor has the right, under the advisory agreement, to resign at any time upon not less than 60 days’ written notice, whether we have found a replacement or not. If our advisor resigns, we may not be able to find a new advisor or hire internal management with similar expertise and ability to provide the same or equivalent services on acceptable terms within 60 days, or at all. If we are unable to do so quickly, our operations are likely to experience a disruption, our financial condition, business and results of operations as well as our ability to pay distributions are likely to be adversely affected. In addition, the coordination of our internal management and investment activities is likely to suffer if we are unable to identify and reach an agreement with a single institution or group of executives having the expertise possessed by our advisor and its affiliates. Even if we are able to retain comparable management, the integration of such management and its lack of familiarity with our investment objectives may result in additional costs and time delays that may adversely affect our business, financial condition, results of operations and cash flows.

We will incur significant costs as a result of being a public company.

As a public company, we will incur legal, accounting and other expenses, including costs associated with the periodic reporting requirements applicable to a company whose securities are registered under the Exchange Act as well as additional corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, and other rules implemented by the SEC.

We depend on information systems, and systems failures could significantly disrupt our business, which may, in turn, negatively affect our ability to pay dividends to our stockholders.

Our business depends on the communications and information systems of Highland Capital Management, to which we have access through our advisor. In addition, certain of these systems are provided to Highland Capital Management by third-party service providers. Any failure or interruption of such systems, including as a result of the termination of an agreement with any such third-party service provider, could cause delays or other problems in our activities. This, in turn, could have a material adverse effect on our operating results and negatively affect our ability to pay dividends to our stockholders.

Cybersecurity risks and cyber incidents may adversely affect our business by causing a disruption to our operations, a compromise or corruption of our confidential information, and/or damage to our business relationships, all of which could negatively impact our financial results.

A cyber incident is considered to be any adverse event that threatens the confidentiality, integrity or availability of our information resources. These incidents may be an intentional attack or an unintentional event and could involve gaining unauthorized access to our information systems for purposes of misappropriating assets, stealing confidential information, corrupting data or causing operational disruption. The result of these incidents may include disrupted operations, misstated or unreliable financial data, liability for stolen assets or information, increased cybersecurity protection and insurance costs, litigation and damage to our tenant and investor relationships. As our reliance on technology has increased, so have the risks posed to our information systems, both internal and those we have outsourced. There is no guarantee that any processes, procedures and internal controls we have implemented or will implement will prevent cyber intrusions which could have a negative impact on our financial results, operations, business relationships or confidential information.

Our rights and the rights of our stockholders to recover claims against our independent directors are limited, which could reduce your and our recovery against them if they negligently cause us to incur losses.

Maryland law provides that a director has no liability in that capacity if he or she performs his or her duties in good faith, in a manner he or she reasonably believes to be in our best interests and with the care that an ordinarily prudent person in a like position would use under similar circumstances. Our charter provides that no independent director shall be liable to us or our stockholders for monetary damages and that we generally will indemnify them for losses unless such independent director is grossly negligent or engages in willful misconduct or, in the case of our directors who are also our executive officers or affiliates of our advisor, for gross negligence, willful misconduct. As a result, you and we may have more limited rights against our independent directors than might otherwise exist under common law, which could reduce your and our recovery from these persons if they act in a negligent manner. In addition, we may be obligated to fund the defense costs incurred by our independent directors (as well as by our other directors, officers, employees and agents) in some cases, which would decrease the cash otherwise available for distributions to you. See “Management — Limited Liability and Indemnification of Directors, Officers and Other Agents.”

You may be more likely to sustain a loss on your investment because our sponsors do not have as strong an economic incentive to avoid losses as do sponsors who have made significant equity investments in their company.

As of September 30, 2015, our advisor had invested approximately $200,000 in us, through the purchase of shares of common stock in us at a weighted average price of $9.00 per share before our initial public offering, reflecting the fact that selling commissions and dealer manager fees were not paid in connection with the sale. Effective as of October 16, 2015, we effected a reverse stock split, whereby every two and one-half shares of our common stock issued and outstanding were combined into one share of common stock, resulting in 8,888.89 shares of our common stock issued and outstanding. Therefore, if we are successful in raising enough proceeds to be able to reimburse our advisor for the significant organization and offering expenses of this offering, our advisor has little exposure to loss. Without this exposure, our investors may be at a greater risk of loss because our advisor does not have as much to lose from a decrease in the value of our shares as do those sponsors who make more significant equity investments in their companies.

Risks Related to This Offering and Our Corporate Structure

We intend to disclose funds from operations and modified funds from operations, each a non-GAAP financial measure, in future communications with investors, including documents filed with the SEC; however, funds from operations and modified funds from operations are not equivalent to our net income or loss as determined under GAAP, and you should consider GAAP measures to be more relevant to our operating performance.

We will use, and we intend to disclose to investors, funds from operations, or FFO, and modified funds from operations, or MFFO, which are non-GAAP financial measures. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Funds from Operations and Modified Funds from Operations.” FFO and MFFO are not equivalent to our net income or loss as determined in accordance with GAAP, and investors should consider GAAP measures to be more relevant in evaluating our operating performance. FFO and MFFO and GAAP net income or loss differ because FFO and MFFO exclude gains or losses from sales of property and asset impairment write-downs, and add back depreciation and amortization and adjust for unconsolidated partnerships and joint ventures. MFFO further excludes acquisition-related expenses, amortization of above- and below-market leases, fair value adjustments of derivative financial instruments, deferred rent receivables and the adjustments of such items related to non-controlling interests.

Because of the differences between FFO and MFFO and GAAP net income or loss, FFO and MFFO may not be accurate indicators of our operating performance, especially during periods in which we are acquiring properties. In addition, FFO and MFFO are not indicative of cash flow available to fund cash needs and investors should not consider FFO and MFFO as alternatives to cash flows from operations or an indication of our liquidity, or indicative of funds available to fund our cash needs, including our ability to make distributions to our stockholders. Neither the SEC nor any other regulatory body has passed judgment on the acceptability of the adjustments that we use to calculate FFO and MFFO. Also, because not all companies calculate FFO and MFFO the same way, comparisons with other companies may not be meaningful.

No investor may own more than 9.8% of our stock unless exempted by our board of directors, which may discourage a takeover that could otherwise result in a premium price to our stockholders.

Our charter, with certain exceptions, authorizes our directors to take such actions as are necessary and desirable to preserve our qualification as a REIT. There is a limitation on ownership that prohibits any person or entity from actually, constructively or beneficially acquiring or owning more than 9.8% in value of the aggregate of the outstanding shares of our common stock or more than 9.8% in value or in number of shares, whichever is more restrictive, of the aggregate of the outstanding shares of our common stock, unless exempted, prospectively or retroactively, by our board of directors. Our board of directors may waive this ownership limit with respect to a particular person if the board receives certain representations and warranties as required by our charter. Unless exempted by our board of directors, no person may own more than 9.8% of our outstanding common stock. This restriction may have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for holders of our common stock. See “Description of Shares – Restriction on Ownership of Shares.”

Our charter permits our board of directors to issue stock with terms that may subordinate the rights of our common stockholders or discourage a third party from acquiring us in a manner that could result in a premium price to our stockholders.

Our board of directors may classify or reclassify any unissued common stock or preferred stock into other classes or series of stock and establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms or conditions of redemption of any such stock. Thus, our board of directors could authorize the issuance of preferred stock with terms and conditions that could have priority as to distributions and amounts payable upon liquidation over the rights of the holders of our common stock. Such preferred stock could also have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price to holders of our common stock.

You will have limited control over changes in our policies and operations, which increases the uncertainty and risks you face as a stockholder.

Our board of directors determines our major policies, including our policies regarding financing, growth, debt capitalization, REIT qualification and distributions. Our board of directors may amend or revise these and other policies without your vote. Our board’s broad discretion in setting policies and your inability to exert control over those policies increases the uncertainty and risks you face as a stockholder.

Under the Maryland General Corporation Law and our charter, our stockholders are generally entitled to vote only on the following matters without concurrence of the board: (a) election and removal of directors; (b) amendment of the charter, as provided in Article XIII of the charter; (c) dissolution of us; and (d) to the extent required under Maryland law, merger, conversion or consolidation of us, a statutory share exchange or the sale or other disposition of all or substantially all of our assets. With respect to all other matters, our board of directors must first adopt a resolution declaring that a proposed action is advisable and direct that such matter be submitted to our stockholders for approval or ratification. These limitations on voting rights may limit your ability to influence decisions regarding our business.

We may change our targeted investments without stockholder consent.

We expect our portfolio of investments in commercial real estate to consist primarily of hotel properties. Though this is our current target portfolio, we may make adjustments to our target portfolio based on real estate market conditions and investment opportunities, and we may change our targeted investments and investment guidelines at any time without the consent of our stockholders. Any such change could result in our making investments that are different from, and possibly riskier than, the investments described in this prospectus. Our charter requires that our independent directors review our investment policies at least annually to determine that the policies we are following are in the best interests of our stockholders. These policies may change over time. A change in our targeted investments or investment guidelines, which may occur without your consent, may increase our exposure to interest rate risk, default risk and real estate market fluctuations, all of which could adversely affect the value of our common stock and our ability to make distributions to you.

You may not be able to have your shares repurchased under the share repurchase program; if you are able to have your shares repurchased under the share repurchase program, you may not be able to recover the amount of your investment in our shares.

Our board of directors has adopted a share repurchase program, but there are significant conditions and limitations that limit your ability to have your shares repurchased under the plan.

Until the NAV pricing date, except with respect to repurchases sought within one year of a stockholder’s death or Qualifying Disability, you must hold your shares for at least one year in order to participate in our share repurchase program.

Prior to the time our advisor begins calculating NAV, the price per share that we will pay to repurchase shares of our common stock will be as follows:

•	for stockholders who have continuously held their shares of our common stock for at least one year, the price will be 92.5% of the amount paid for each Class A share or Class T share, as applicable;

•	for stockholders who have continuously held their shares of our common stock for at least two years, the price will be 95.0% of the amount paid for each Class A share or Class T share, as applicable;

•	for stockholders who have continuously held their shares of our common stock for at least three years, the price will be 97.5% of the amount paid for each Class A share or Class T share, as applicable; and

•	for stockholders who have continuously held their shares of our common stock for at least four years, the price will be 100% of the amount paid for each Class A share or Class T share, as applicable.

in each case, as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to our common stock.

After the NAV pricing date, stockholders may make daily requests that we repurchase all or a portion (but generally at least 25% of a stockholder’s shares) of their shares pursuant to our share repurchase program. At such time, we will limit shares repurchased during any calendar year to 5% of the weighted average number of shares outstanding during the prior calendar year. In addition, you will only be able to have your shares repurchased to the extent that we have sufficient liquid assets to make such purchases. Most of our assets will consist of properties which cannot be readily liquidated without affecting our ability to realize full value upon their disposition. Therefore, we may not have sufficient liquid resources to satisfy all repurchase requests. Following the NAV pricing date, in order to provide liquidity for repurchases, we intend to maintain 5% of our NAV in excess of $1.0 billion, if any, in cash, cash equivalents and other short-term investments and certain types of real estate-related assets that we expect to be able to liquidate more readily than other properties, or, collectively, liquid assets. However, our stockholders should not expect that we will maintain liquid assets at or above these levels. To the extent that we maintain borrowing capacity under a line of credit, available amounts under such line of credit will be included in calculating our liquid assets.

Whether our advisor has begun NAV calculations or not, the share repurchase program will terminate immediately if our shares are listed on any national securities exchange. In addition, our board of directors may amend, suspend (in whole or in part) or terminate the share repurchase program at any time upon 30 days’ notice. Further, our board of directors reserves the right, in its sole discretion, to reject any requests for repurchases.

The provisions of our share repurchase program may limit your ability to have your shares repurchased should you require liquidity and could limit your ability to recover the amount that you invested in our shares. The terms of our share repurchase program contain fewer limitations for repurchases sought as a result of a stockholder’s death or Qualifying Disability. All repurchases are subject to there being sufficient funds legally available to the Company for that purpose. For more information, see “Description of Shares—Share Repurchase Program.”

The offering price was not established on an independent basis and bears no relationship to our net asset value. The offering price is likely to be higher than the amount you would receive per share if we were to liquidate at this time because of the upfront fees paid in connection with the issuance of our shares.

The offering price of the shares was not established on an independent basis and bears no relationship to our net asset value, or to any other established criteria for valuing issued or outstanding shares. The offering price is likely to be higher than the amount you would receive per share if we were to liquidate at this time because of the upfront fees paid in connection with the issuance of our shares. Further, the offering price may be significantly more than the price at which the shares would trade if they were to be listed on an exchange or actively traded by broker-dealers. Because the initial offering price is not based on any independent valuation, the offering price is not indicative of the proceeds you would receive upon liquidation.

We may be required to disclose an estimated net asset value per share of our common stock prior to the conclusion of this offering or shortly after the conclusion of this offering, and the purchase price you pay for shares of our common stock in this offering may be higher than such estimated net asset value per share. The estimated net asset value per share may not be an accurate reflection of the fair value of our assets and liabilities and likely will not represent the amount of net proceeds that would result if we were liquidated or dissolved.

To assist members of FINRA and their associated persons that participate in our offering, pursuant to the National Association of Securities Dealers, or NASD, Rule 2340, we intend to have our advisor prepare an annual report of the per share estimated value of our shares, the method by which it was developed and the date of the data used to develop the estimated values. For this purpose, our advisor has indicated that it currently intends to use the price paid to acquire a share in our primary offering (ignoring purchase price discounts for certain categories of purchasers) as its estimated per share value of our shares until 150 days following the second anniversary of breaking escrow in this offering. This approach to valuing our shares may bear little relationship to, and will likely exceed, the amount you might receive for your shares if you tried to sell them or if we liquidated our portfolio. We expect to disclose an estimated per share value of our shares no later than 150 days following the second anniversary of the date on which we break escrow in this offering, although we may determine to provide an estimated per share value based upon a valuation earlier than presently anticipated. If we provide an estimated net asset value per share prior to the conclusion of this offering, our board of directors may determine to modify the offering price, including the price at which the shares are offered pursuant to our DRIP, to reflect the estimated net asset value per share. Further, the amendment to NASD Rule 2340 takes effect on April 11, 2016, prior to the anticipated conclusion of this offering, and if we have not yet disclosed an estimated net asset value per share before the amended rule takes effect, then our stockholders’ customer account statements will include a value per share that is less than the offering price, because the amendment requires the “value” on the customer account statement to be equal to the offering price less up-front underwriting compensation and certain organization and offering expenses.

Until we disclose an estimated net asset value per share based on a valuation, the price at which you purchase shares and any subsequent estimated values are likely to differ from the price at which a stockholder could resell such shares because: (i) there is no public trading market for our shares at this time; (ii) the price does not reflect and will not reflect, the fair value of our assets as we acquire them, nor does it represent the amount of net proceeds that would result from an immediate liquidation of our assets, because the amount of proceeds available for investment from our offering is net of selling commissions, dealer manager fees, other organization and offering costs and acquisition fees and costs; (iii) the estimated value does not take into account how market fluctuations affect the value of our investments, including how the current conditions in the financial and real estate markets may affect the values of our investments; and (iv) the estimated value does not take into account how developments related to individual assets may increase or decrease the value of our portfolio.

Currently there are no SEC, federal or state rules that establish requirements concerning the methodology to employ in determining an estimated net asset value per share. When determining the estimated value per share from and after 150 days following the second anniversary of breaking escrow in this offering and annually thereafter, our advisor, or another firm we choose for that purpose, will estimate the value of our shares based upon the fair value of our assets less the fair value of our liabilities under market conditions existing at the time of the valuation. We will, at that time, obtain independent third party appraisals for our properties and will value our other assets in a manner we deem most suitable under the circumstances, which will include an independent appraisal or valuation. Our independent directors will be responsible for the oversight of the valuation process, including approval of the engagement of any third parties to assist in the valuation of assets, liabilities and unconsolidated investments. After the initial appraisal, appraisals will be done at least annually. The valuations will be estimates and consequently should not be viewed as an accurate reflection of the fair value of our investments nor will they represent the amount of net proceeds that would result from an immediate sale of our assets.

Our ability to conduct our offering successfully depends, in part, on the ability of the dealer manager to successfully establish, operate and maintain a network of broker-dealers.

The success of our public offering, and correspondingly our ability to implement our business strategy, will depend upon the ability of the dealer manager to establish and maintain a network of licensed securities broker-dealers and other agents to sell our shares. If the dealer manager fails to perform, we may not be able to raise adequate proceeds through our public offering to implement our investment strategy. If we are unsuccessful in implementing our investment strategy, you could lose all or a part of your investment.

Your interest in us will be diluted if we issue additional shares, which could reduce the overall value of your investment.

Existing stockholders and potential investors in this offering do not have preemptive rights to any shares we issue in the future. Upon commencement of this offering, our charter will authorize us to issue 404,000,000 shares of common stock, of which 400,000,000 shares will be classified as common stock and 4,000,000 will be classified as preferred stock. Our board of directors may amend the charter from time to time to increase or decrease the aggregate the number of authorized shares of common stock or the number of authorized shares of any class or series of stock without stockholder approval. After your purchase in this offering, our board may elect to (1) sell additional shares in this or future public offerings; (2) issue equity interests in private offerings; (3) issue shares of our common stock under an incentive compensation equity award plan to our independent directors or to employees of our advisor or its affiliates; (4) issue shares to our advisor or its successors or assigns, in payment of an outstanding fee obligation or as consideration in a related-party transaction; or (5) issue shares of our common stock to sellers of properties we acquire in connection with an exchange of limited partnership interests of NexPoint Hospitality OP. To the extent we issue additional equity interests after your purchase in this offering, your percentage ownership interest in us will be diluted. Further, depending upon the terms of such transactions, most notably the offering price per share, which may be less than the price paid per share in any offering under this prospectus, and the value of our properties, existing stockholders may also experience a dilution in the book value of their investment in us.

We will pay substantial fees and expenses to our advisor and its affiliates and to our property manager, which payments increase the risk that you will not earn a profit on your investment.

Pursuant to our agreements with our advisor, we will pay significant fees to our advisor and its affiliates during our operational stage. Those fees include asset management fees and obligations to reimburse our advisor and its affiliates for expenses they incur in connection with their providing services to us, including certain personnel services.

We may also pay significant fees during our listing/liquidation stage. Although most of the fees payable during our listing/liquidation stage are contingent on our investors first enjoying agreed-upon investment returns, affiliates of our advisor could also receive significant payments even without our reaching specific investment-return thresholds should we seek to become internally-managed. Due to the apparent preference of the public markets for internally-managed companies, a decision to list our shares on a national securities exchange could be preceded by a decision to become internally-managed. Given our advisor’s familiarity with our assets and operations, we might prefer to become internally-managed by acquiring our advisor. Even though our advisor will not receive internalization fees, such an internalization transaction could result in significant payments to affiliates of our advisor irrespective of whether you received the returns on which we have conditioned other back-end compensation, and we would not be required to seek a stockholder vote to become internally-managed.

Additionally, pursuant to the agreements we expect our taxable REIT subsidiaries to enter into with our property manager, we expect to pay significant fees to our property manager. These fees include property management fees, incentive fees and other customary property manager fees.

These fees and other potential payments increase the risk that the amount available for distribution to common stockholders upon a liquidation of our portfolio would be less than the purchase price of the shares in this offering. Substantial consideration paid to our advisor and its affiliates also increases the risk that you will not be able to resell your shares at a profit, even if our shares are listed on a national securities exchange. See “Management Compensation.”

If we internalize our management functions, the percentage of our outstanding common stock owned by our other stockholders could be reduced, and we could incur other significant costs associated with being self-managed.

In the future, our board of directors may consider internalizing the functions performed for us by our advisor by, among other methods, acquiring our advisor’s assets. The method by which we could internalize these functions could take many forms. There is no assurance that internalizing our management functions would be beneficial to us and our stockholders. The termination of the advisory agreement in connection with internalizing management would obligate us to pay our advisor a substantial termination fee. An acquisition of our advisor could also result in dilution of your interests as a stockholder and could reduce earnings per share and funds from operation per share. Additionally, we may not realize the perceived benefits or we may not be able to properly integrate a new staff of managers and employees or we may not be able to effectively replicate the services provided previously by our advisor, property manager or their affiliates. Internalization transactions, including without limitation, transactions involving the acquisition of affiliated advisors or property managers have also, in some cases, been the subject of litigation. Even if these claims are without merit, we could be forced to spend significant amounts of money defending claims which would reduce the amount of funds available for us to invest in properties or other investments and to pay distributions. All of these factors could have a material adverse effect on our results of operations, financial condition and ability to pay distributions.

If we are unable to obtain funding for future capital needs, cash distributions to you and the value of our investments could decline.

We must comply with operating standards and terms and conditions imposed by the franchisors of the hotel properties under which our hotel properties will operate. Hotel properties generally have an ongoing need for renovations and other capital improvements, including replacements, from time to time, of furniture, fixtures, and equipment. Franchisors of hotel properties will require that we make periodic capital improvements pursuant to our management agreements or as a condition of maintaining franchise licenses. Generally, we will be responsible for the cost of these capital improvements. Hotel renovation and development involves substantial risks, including:

•	construction cost overruns and delays;

•	the disruption of operations and displacement of revenue at operating hotels, including revenue lost while rooms, restaurants or meeting space under renovation are out of service;

•	the cost of funding renovations or developments and inability to obtain financing on attractive terms;

•	the return on our investment in these capital improvements or developments failing to meet expectations;

•	inability to obtain all necessary zoning, land use, building, occupancy, and construction permits;

•	loss of substantial investment in a development project if a project is abandoned before completion;

•	possible environmental problems; and

•	disputes with franchisors or property managers regarding compliance with relevant franchise agreements or management agreements.

We intend to use substantially all of the proceeds from this offering, net of expenses, to acquire and invest in real estate investments in the United States in accordance with our investment objectives and using the strategies described in this prospectus. We have not established limits on the use of proceeds from this offering and may use proceeds from this offering to fund distributions to our stockholders. We do not intend to reserve significant proceeds from this offering for future capital needs. Accordingly, if we need significant capital in the future to improve or maintain our properties or for any other reason, we will have to obtain financing from other sources, such as cash flow from operations, borrowings, property sales or future equity offerings. These sources of funding may not be available on attractive terms or at all. If we cannot procure additional funding for capital improvements, our investments may generate lower cash flows or decline in value, or both, which would limit our ability to make distributions to you and could reduce the value of your investment. However, our board of directors has the authority under our organizational documents, to the extent permitted by Maryland law, in its sole discretion, to fund distributions from other sources, including, without limitation, the sale of assets, borrowings, offering proceeds and the deferral of fee and expense reimbursements by our advisor.

Our board of directors has opted out of provisions of the Maryland General Corporation Law relating to deterring or defending hostile takeovers. Although we will not currently be afforded this protection, our board of directors could opt into these provisions of Maryland law in the future, which may discourage others from trying to acquire control of us and may prevent you from receiving a premium price for their stock in connection with a business combination.

Under Maryland law, “business combinations” between a Maryland corporation and certain interested stockholders, or affiliates of interested stockholders, are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

•	any person who beneficially owns 10% or more of the corporation’s outstanding voting stock; or

•	an affiliated associate of the corporation who, at any time during the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding securities of the corporation.

Also, under Maryland law, control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquirer, an officer of the corporation or an employee of the corporation who is also a director of the corporation, are excluded from the vote on whether to accord voting rights to the control shares. Should our board opt into these provisions of Maryland law, it may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer. Similarly, provisions of Title 3, Subtitle 8 of the Maryland General Corporation Law could provide similar anti-takeover protection. For more information about the business combination, control share acquisition and Subtitle 8 provisions of Maryland law, see “Description of Shares – Business Combinations,” “Description of Shares – Control Share Acquisitions” and “Description of Shares – Subtitle 8.”

We may not meet the minimum offering requirement for this offering; therefore, you may not have access to your funds for one year from the date of this prospectus.

If the minimum offering requirement is not met within one year from the date of this prospectus, this offering will terminate and subscribers who have delivered their funds into escrow will not have access to those funds until such time. In addition, the interest rate on the funds delivered into escrow may be less than the rate of return you could have achieved from an alternative investment.

This is a “best efforts” offering, and if we are unable to raise substantial funds, we will be limited in the number and type of investments we may make, and the value of your investment in us may be reduced in the event our assets underperform.

This offering is being made on a “best efforts” basis, whereby the dealer manager and broker-dealers participating in the offering are only required to use their best efforts to sell our shares and have no firm commitment or obligation to purchase any of the shares. Even though we have established a minimum size of our offering necessary for us to release funds from the escrow account and utilize subscription funds, such amount will not, by itself, be sufficient for us to purchase a diversified portfolio of investments. To the extent that less than the maximum number of shares is subscribed for, the opportunity for diversification of our investments may be decreased, and the returns achieved on those investments may be reduced as a result of allocating all of our expenses over a smaller capital base.

There is a risk that you may not receive distributions or that our distributions may not grow over time.

We intend to make distributions on a monthly basis to our stockholders out of assets legally available for distribution. We cannot assure you that we will achieve investment results that will allow us to make a specified level of cash distributions or year-to-year increases in cash distributions. Finally, if more stockholders opt to receive cash dividends and other distributions rather than participate in our DRIP, we may be forced to liquidate some of our investments in order to make distribution payments. All distributions will be paid at the discretion of our board of directors and will depend on our earnings, our financial condition, maintenance of our REIT status, compliance with applicable regulations and such other factors as our board of directors may deem relevant from time to time. We cannot assure you that we will pay distributions to our stockholders in the future.

Investing in our shares may involve an above average degree of risk and is intended for long-term investors.

The investments we make in accordance with our investment objectives and strategies may result in a higher amount of risk of loss of principal than alternative investment options. Our investments in real estate assets may be highly speculative and aggressive, and therefore, an investment in our shares may not be suitable for someone with lower risk tolerance. In addition, our common stock is intended for long-term investors.

Investors in this offering will suffer immediate dilution.

Our advisor and its affiliates perform services for us in connection with the sale of shares in this offering, the selection and acquisition of our investments, the management and leasing of our properties and the administration of our other investments. We pay them substantial fees for these services, which results in immediate dilution to the value of our stockholders’ investments and reduces the amount of cash available for investment or distribution to stockholders. Assuming we sell the maximum offering amount of all Class A shares at a $25.00 purchase price (not accounting for shares sold under the DRIP) we estimate that approximately 88.5% of the gross proceeds will be available to make investments in hotel properties and other real estate-related loans and securities. We will use the remainder of the offering proceeds to pay the costs of the offering, to pay a fee to our advisor for its services in connection with the selection, acquisition and financing of properties, and possibly to repurchase shares of our common stock under our share repurchase program if our board of directors determines it is appropriate and there are insufficient DRIP proceeds for this purpose. These substantial fees and other payments also increase the risk that our stockholders will not be able to resell their shares at a profit, even if our shares are listed on a national securities exchange.

Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act of 1940.

We are not registered, and do not intend to register ourself or any of our subsidiaries, as an investment company under the Investment Company Act of 1940, or the Investment Company Act. If we become obligated to register ourself or any of our subsidiaries as an investment company, the registered entity would have to comply with a variety of substantive requirements under the Investment Company Act imposing, among other things:

•	limitations on capital structure;

•	restrictions on specified investments;

•	prohibitions on specific transactions with affiliates; and

•	requirements to comply with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly change our operations.

We intend to conduct our operations, directly and through wholly or majority-owned subsidiaries, so that we and each of our subsidiaries are not investment companies under the Investment Company Act. Under Section 3(a)(1) (A) of the Investment Company Act, a company is deemed to be an “investment company” if it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading insecurities. Under Section 3(a)(1)(C) of the Investment Company Act, a company is deemed to be an “investment company” if it is engaged, or proposes to engage, in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire “investment securities” having a value exceeding 40% of the value of its total assets (exclusive of government securities and cash items) on an unconsolidated basis, which we refer to as the “40% test.” “Investment securities” excludes (A) government securities, (B) securities issued by employees’ securities companies, and (C) securities issued by majority-owned subsidiaries which (i) are not investment companies, and (ii) are not relying on the exception from the definition of investment company under Section 3(c)(1) or 3(c)(7) of the Investment Company Act.

Since we will be primarily engaged in the business of acquiring real estate, we believe that we and most, if not all, of our wholly and majority-owned subsidiaries will not be considered investment companies under either Section 3(a)(1)(A) or Section 3(a) (1)(C) of the Investment Company Act. If we or any of our wholly or majority-owned subsidiaries inadvertently fall within one of the definitions of “investment company,” we intend to rely on the exception provided by Section 3(c)(5)(C) of the Investment Company Act.

Under Section 3(c)(5)(C), the SEC staff generally requires the company to maintain at least 55% of its assets directly in qualifying assets and at least 80% of the entity’s assets in qualifying assets and in a broader category of real estate related assets to qualify for this exception. Mortgage-related securities may or may not constitute such qualifying assets, depending on the characteristics of the mortgage-related securities, including the rights that we have with respect to the underlying loans. Our ownership of mortgage-related securities, therefore, is limited by provisions of the Investment Company Act and SEC staff interpretations. See the section entitled “Investment Objectives and Criteria — Investment Company Act Considerations” in this prospectus.

The method we use to classify our assets for purposes of the Investment Company Act will be based in large measure upon no-action positions taken by the SEC staff. These no-action positions were issued in accordance with factual situations that may be substantially different from the factual situations we may face, and a number of these no-action positions were issued more than ten years ago. No assurance can be given that the SEC staff will concur with our classification of our assets. In addition, the SEC staff may, in the future, issue further guidance that may require us to re-classify our assets for purposes of qualifying for an exclusion from regulation under the Investment Company Act. If we are required to re-classify our assets, we may no longer be in compliance with the exclusion from the definition of an “investment company” provided by Section 3(c)(5)(C) of the Investment Company Act.

A change in the value of any of our assets could cause us or one or more of our wholly or majority-owned subsidiaries to fall within the definition of “investment company” and negatively affect our ability to maintain our exemption from regulation under the Investment Company Act. To avoid being required to register the company or any of its subsidiaries as an investment company under the Investment Company Act, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. In addition, we may have to acquire additional income- or loss-generating assets that we might not otherwise have acquired, or we may have to forgo opportunities to acquire interests in companies that we would otherwise want to acquire and would be important to our investment strategy.

If we were required to register the company as an investment company but failed to do so, we would be prohibited from engaging in our business, and civil actions could be brought against us. In addition, our contracts would be unenforceable unless a court required enforcement, and a court could appoint a receiver to take control of us and liquidate our business.

We are an “emerging growth company” under the federal securities laws and will be subject to reduced public company reporting requirements.

In April 2012, President Obama signed into law the Jumpstart Our Business Startups Act, or the JOBS Act. We are an “emerging growth company,” as defined in the JOBS Act, and are eligible to take advantage of certain exemptions from, or reduced disclosure obligations relating to, various reporting requirements that are normally applicable to public companies.

We could remain an “emerging growth company” for up to five years, or until the earliest of (1) the last day of the first fiscal year in which we have total annual gross revenue of $1,000,000,000 or more, (2) December 31 of the fiscal year that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act (which would occur if the market value of our common stock held by non-affiliates exceeds $700 million, measured as of the last business day of our most recently completed second fiscal quarter, and we have been publicly reporting for at least 12 months) or (3) the date on which we have issued more than $1,000,000,000 in non-convertible debt during the preceding three-year period. Under the JOBS Act, emerging growth companies are not required to (1) provide an auditor’s attestation report on management’s assessment of the effectiveness of internal control over financial reporting, pursuant to Section 404 of the Sarbanes-Oxley Act, (2) comply with new audit rules adopted by the PCAOB after April 5, 2012 (unless the SEC determines otherwise), (3) provide certain disclosures relating to executive compensation generally required for larger public companies or (4) hold shareholder advisory votes on executive compensation. We have not yet made a decision as to whether to take advantage of any or all of the JOBS Act exemptions that are applicable to us. If we do take advantage of any of these exemptions, we do not know if some investors will find our common stock less attractive as a result.

Additionally, the JOBS Act provides that an “emerging growth company” may take advantage of an extended transition period for complying with new or revised accounting standards that have different effective dates for public and private companies. This means an “emerging growth company” can delay adopting certain accounting standards until such standards are otherwise applicable to private companies. However, we are electing to “opt out” of such extended transition period and will therefore comply with new or revised accounting standards on the applicable dates on which the adoption of such standards is required for non-emerging growth companies. Section 107 of the JOBS Act provides that our decision to opt out of such extended transition period for compliance with new or revised accounting standards is irrevocable.

Risks Related to Conflicts of Interest

There are significant potential conflicts of interest that could affect our investment returns.

As a result of our arrangements with Highland Capital Management, there may be times when Highland Capital Management, our advisor or their affiliates have interests that differ from those of our stockholders, giving rise to a conflict of interest.

Our officers serve or may serve as officers, directors or principals of entities that operate in the same or a related line of business as we do, or of investment funds managed by our advisor or its affiliates. Similarly, our advisor or its affiliates may have other clients with similar, different or competing investment objectives. In serving in these multiple capacities, they may have obligations to other clients or investors in those entities, the fulfillment of which may not be in the best interests of us or our stockholders. For example, our officers have, and will continue to have, management responsibilities for other investment funds, accounts or other investment vehicles managed or sponsored by our advisor and its affiliates. Our investment objectives may overlap with the investment objectives of such affiliated investment funds, accounts or other investment vehicles. As a result, those individuals may face conflicts in the allocation of investment opportunities among us and other investment funds or accounts advised by or affiliated with our advisor. Our advisor will seek to allocate investment opportunities among eligible accounts in a manner that is fair and equitable over time and consistent with its allocation policy. However, we can offer no assurance that such opportunities will be allocated to us fairly or equitably in the short-term or over time. “See Conflicts of Interest – Certain Conflict Resolution Procedures.”

Our advisor, sponsor and dealer manager and their officers and employees and certain of our executive officers and other key personnel face competing demands relating to their time, and this may cause our operating results to suffer.

Our advisor, our sponsor and dealer manager and their officers and employees and certain of our executive officers and other key personnel and their respective affiliates are key personnel, general partners, sponsors, managers, owners and advisors of other investment programs, including Highland Capital Management-sponsored investment products, some of which have investment objectives and legal and financial obligations similar to ours and may have other business interests as well. Additionally, based on our sponsor’s experience, a significantly greater time commitment is required of senior management during the development stage when the REIT is being organized, funds are initially being raised and funds are initially being invested, and less time is required as additional funds are raised and the offering matures. Because these persons have competing demands on their time and resources, they may have conflicts of interest in allocating their time between our business and these other activities. If this occurs, the returns on our investments may suffer.

Our advisor faces conflicts of interest relating to the incentive fee structure under our advisory agreement, which could result in actions that are not necessarily in the long-term best interests of our stockholders.

Under our advisory agreement, our advisor or its affiliates will be entitled to fees that are structured in a manner intended to provide incentives to our advisor to perform in our best interests and in the best interests of our stockholders. However, because our advisor is entitled to receive substantial minimum compensation regardless of performance, our advisor’s interests may not be wholly aligned with those of our stockholders. In that regard, our advisor could be motivated to recommend riskier or more speculative investments in order for us to generate the specified levels of performance or sales proceeds that would entitle our advisor to fees. In addition, our advisor’s or its affiliates’ entitlement to fees and distributions upon the sale of our assets and to participate in sale proceeds could result in our advisor recommending sales of our investments at the earliest possible time at which sales of investments would produce the level of return that would entitle the advisor to compensation relating to such sales, even if continued ownership of those investments might be in our best long-term interest. We will pay a performance-based termination distribution to our advisor if we terminate the advisory agreement prior to the listing of our shares for trading on an exchange or, absent such listing, in respect of its participation in net sales proceeds. To avoid paying this fee, our independent directors may decide against terminating the advisory agreement prior to our listing of our shares or disposition of our investments even if, but for the termination distribution, termination of the advisory agreement would be in our best interest. In addition, the requirement to pay the distribution to the advisor at termination could cause us to make different investment or disposition decisions than we would otherwise make, in order to satisfy our obligation to pay the distribution to the terminated advisor. Moreover, our advisor will have the right to terminate the advisory agreement upon a change of control of our company and thereby trigger the payment of the termination distribution, which could have the effect of delaying, deferring or preventing the change of control. For a more detailed discussion of the fees and distributions payable to our advisor and its affiliates in respect of this offering, see the section entitled “Management Compensation” in this prospectus.

The advisory agreement with our advisor was not negotiated on an arm’s length basis and may not be as favorable to us as if it had been negotiated with an unaffiliated third party.

The advisory agreement was negotiated between related parties. Consequently, its terms, including fees payable to our advisor, may not be as favorable to us as if it had been negotiated with an unaffiliated third party. In addition, we may choose not to enforce, or to enforce less vigorously, our rights and remedies under the agreement because of our desire to maintain our ongoing relationship with our advisor and its affiliates. Any such decision, however, may breach our fiduciary obligations to our stockholders.

Our advisor’s liability will be limited under the advisory agreement, and we have agreed to indemnify our advisor against certain liabilities, which may lead our advisor to act in a riskier manner on our behalf than it would when acting for its own account.

Under the advisory agreement, our advisor will not assume any responsibility to us other than to render the services called for under that agreement, and it will not be responsible for any action of our board in following or declining to follow our advisor’s advice or recommendations. Our advisor maintains a contractual, as opposed to a fiduciary, relationship with us. Under the terms of the advisory agreement, our advisor, its officers, members and personnel, and any person controlling or controlled by our advisor will not be liable to us, any subsidiary of ours, our directors, our stockholders or any subsidiary’s stockholders or partners for acts or omissions performed in accordance with and pursuant to the advisory agreement, except those resulting from acts constituting negligence or misconduct. In addition, we have agreed to indemnify our advisor and each of its officers, directors, members, managers and employees from and against any claims or liabilities, including reasonable legal fees and other expenses reasonably incurred, arising out of or in connection with our business and operations or any action taken or omitted on our behalf pursuant to authority granted by the advisory agreement, except where attributable to negligence or misconduct. These protections may lead our advisor to act in a riskier manner when acting on our behalf than it would when acting for its own account.

Because the dealer manager is one of our affiliates, you will not have the benefit of an independent due diligence review of us, which is customarily performed in firm commitment underwritten offerings; the absence of an independent due diligence review increases the risks and uncertainty you face as a stockholder.

The dealer manager is one of our affiliates. As a result, its due diligence review and investigation of us and this prospectus cannot be considered to be an independent review. In addition, we do not, and do not expect to, have research analysts reviewing our performance or our securities on an ongoing basis. If your broker-dealer does not conduct such a review, you will not have the benefit of an independent review of the terms of this offering. Therefore, you do not have the benefit of an independent review and investigation of this offering of the type normally performed by an unaffiliated, independent underwriter in a firm commitment underwritten public securities offering.

Risks Related to Hotel Investments

As a REIT, we cannot directly operate our hotel properties, and rely on Pillar Hotels & Resorts to operate our hotel properties.

Because we are prohibited from operating hotel properties pursuant to certain tax laws relating to our qualification as a REIT, the entities through which we own the hotel properties will lease the hotel properties to one or more taxable REIT subsidiaries, which will enter into property management agreements with Pillar Hotels & Resorts, an unaffiliated hospitality management company, pursuant to which Pillar, its affiliates and/or designees will operate and manage our hotel properties.

We will not supervise our property manager or its personnel on a day-to-day basis, and we cannot assure you that our property manager will manage our properties in a manner that is consistent with its obligations under its property management agreements with our taxable REIT subsidiaries or our obligations under hotel franchise agreements, that our property manager will not be negligent in its performance or engage in other criminal or fraudulent activity, or that our property manager will not otherwise default on its management obligations. We will not have the authority to require any hotel property to be operated in a particular manner or to govern any particular aspect of the daily operations of any hotel property (for example, setting room rates). Thus, even if we believe our hotel properties are being operated inefficiently or in a manner that does not result in satisfactory occupancy rates, RevPAR and average daily rates (“ADR”), we may not be able to make our property manager change its method of operating our hotel properties. Our results of operations, financial position, cash flows and our ability to service debt and to make distributions to stockholders are, therefore, dependent on the ability of our property manager to operate our hotel properties successfully. In addition, any negative publicity or other adverse developments that affect our property manager and/or its affiliated brands generally may adversely affect our results of operations, financial condition, and consequently cash flows thereby impacting our ability to service debt, and to make distributions to our stockholders.

We generally will attempt to resolve any issues with our property manager through discussions and negotiations. However, if we are unable to reach satisfactory results through such discussions and negotiations, we may choose to litigate the dispute or submit the matter to third-party dispute resolution. We can only seek redress if our property manager violates the terms of the applicable property management agreement with a taxable REIT subsidiary, and then only to the extent of the remedies provided for under the terms of such property management agreement.

Our leases with taxable REIT subsidiaries will subject us to the risk of increased hotel operating expenses.

Our taxable REIT subsidiaries will be required to pay us rent based in part on revenues from our hotel properties and, therefore, subject us to the risk of increased hotel operating expenses. Our operating risks include decreases in hotel revenues and increases in hotel operating expenses, which would adversely affect the ability of our taxable REIT subsidiaries to pay us rent due under leases, including, but not limited to, increases in:

•	wage and benefit costs;

•	repair and maintenance costs;

•	energy costs;

•	property taxes;

•	fee increases required by franchise hotel brands;

•	insurance costs; and

•	other operating expenses.

Increases in these operating expenses can have a significant adverse impact on our financial condition, results of operations and our ability to make distributions to our stockholders.

Unanticipated expenses and insufficient demand for hotel properties in new geographic markets could adversely affect our profitability and our ability to make distributions to our stockholders.

As part of our business strategy, we may acquire or develop hotel properties in geographic areas in which our property manager may have little or no operating experience and in which potential customers may not be familiar with the brand of the particular hotel. As a result, we may incur costs relating to the opening, operation and promotion of such hotel properties that are substantially greater than those incurred in other areas. These hotel properties may attract fewer customers than other hotel properties we may acquire, and at the same time, we may incur substantial additional costs with such hotel properties. As a result, the results of operations at any hotel properties that we may acquire in unfamiliar markets may be less than those of other hotel properties we may acquire. Unanticipated expenses and insufficient demand at a new hotel property, therefore, could adversely affect our financial condition and results of operations.

We are subject to general risks associated with operating hotel properties.

We intend to acquire hotel properties, which have different economic characteristics than many other real estate assets, and a hotel REIT is structured differently than many other types of REITs. A typical office property, for example, has long-term leases with third-party tenants, which provide a relatively stable long-term stream of revenue. Our taxable REIT subsidiaries will engage Pillar Hotels & Resorts, pursuant to a property management agreement, and will pay Pillar Hotels & Resorts a fee for managing the hotel. Our taxable REIT subsidiaries will receive all of the operating profit or losses at such hotel properties. Moreover, virtually all hotel guests typically stay at a hotel for only a few nights, which causes the room rate and occupancy levels at hotel properties to change every day, and results in earnings that can be highly volatile.

In addition, our hotel properties (and the hotel properties underlying our mortgage and mezzanine loans) will be subject to various operating risks common to the hotel industry, many of which are beyond our control, including the following:

•	competition from other hotel properties in our markets;

•	over-building of hotel properties in our markets, which results in increased supply and adversely affects occupancy and revenues at our hotel properties;

•	dependence on business and commercial travelers and tourism;

•	increases in operating costs due to inflation, increased energy costs and other factors that may not be offset by increased room rates;

•	changes in assessed property taxes from changes in valuation or real estate tax rates;

•	increases in assessed property taxes from changes in valuation or real estate tax rates;

•	increases in the cost of property insurance;

•	changes in governmental laws and regulations, fiscal policies and zoning ordinances and the related costs of compliance;

•	unforeseen events beyond our control, such as terrorist attacks, travel related health concerns which could reduce travel, including pandemics and epidemics such as H1N1 influenza (swine flu), avian bird flu and SARS, imposition of taxes or surcharges by regulatory authorities, travel-related accidents, travel infrastructure interruptions and unusual weather patterns, including natural disasters such as hurricanes, tsunamis or earthquakes;

•	adverse effects of international, national, regional and local economic and market conditions and increases in energy costs or labor costs and other expenses affecting travel, which may affect travel patterns and reduce the number of business and commercial travelers and tourists;

•	adverse effects of a downturn in the hotel industry; and

•	risks generally associated with the ownership of hotel properties and real estate, as we discuss in more detail below.

These factors could adversely affect the net operating profits of our taxable REIT subsidiaries, which in turn would adversely affect our financial condition, results of operations, the market price of our common stock and our ability to make distributions to our stockholders.

The hotel industry is seasonal, which will affect our results of operations from quarter to quarter.

The hotel industry is seasonal in nature. This seasonality can result in quarterly fluctuations in our financial condition and operating results, including the amount available for distributions on our common stock. Our quarterly operating results may be adversely affected by factors outside of our control, including weather conditions and poor economic factors in certain markets in which we operate. Our cash flows may not be sufficient to offset any shortfalls that occur as a result of these fluctuations. As a result, we may have to reduce distributions or enter into short-term borrowings in certain quarters in order to make distributions to our stockholders.

The cyclical nature of the hotel industry may result in fluctuations in our operating performance, which could have a material adverse effect on our business and operating results.

The hotel industry historically has been highly cyclical in nature. Fluctuations in hotel demand and, therefore, hotel operating performance, are caused largely by general economic and local market conditions, which subsequently affect levels of business and leisure travel. In addition to general economic conditions, new hotel room supply is an important factor that can affect the hotel industry’s performance, and overbuilding has the potential to further exacerbate the negative impact of an economic recession. Room rates and occupancy, and thus RevPAR, tend to increase when demand growth exceeds supply growth. An adverse change in hotel fundamentals could result in returns that are substantially below our expectations or result in losses, which could have a material adverse effect on our business and operating results.

Many of our real estate-related costs are fixed, and will not decrease even if revenues from our hotel properties decrease.

Many costs, such as real estate taxes, insurance premiums and maintenance costs, generally are not reduced when a hotel is not fully occupied, room rates decrease or other circumstances cause a reduction in revenues. In addition, newly acquired or renovated hotel properties may not produce the revenues we anticipate immediately, or at all, and the hotel’s operating cash flow may be insufficient to pay the operating expenses and debt service associated with such new hotel property. If we are unable to offset real estate costs with sufficient revenues across our portfolio, our operating results and our ability to make distributions to our stockholders may be adversely affected.

The popularity of booking hotels through internet travel intermediaries may adversely affect our profitability.

The increasing use of internet travel intermediaries by consumers may cause fluctuations in operating performance during the year and otherwise adversely affect our profitability and cash flows. Our property manager will rely upon internet travel intermediaries such as Travelocity.com, Expedia.com and Priceline.com to generate demand for our hotel properties. As internet bookings increase, these intermediaries may be able to obtain higher commissions, reduced room rates or other significant contract concessions from our property manager. Moreover, some of these internet travel intermediaries are attempting to offer hotel rooms as a commodity, by increasing the importance of price and general indicators of quality (such as “three-star downtown hotel”) at the expense of brand identification. These intermediaries hope that consumers will eventually develop brand loyalties to their reservations system rather than to hotel franchise brands. If the amount of sales made through internet intermediaries increases significantly and results in a decrease in consumer loyalty to the brands under which our hotel properties are franchised, our room revenues may be lower than expected, and our profitability may be adversely affected.

Our revenues and profitability may be adversely affected by increased use of business-related technology, which may reduce the need for business-related travel.

The increased use of teleconference and video-conference technology by businesses could result in decreased business travel as companies increase the use of technologies that allow multiple parties from different locations to participate at meetings without traveling to a centralized meeting location. To the extent that such technologies play an increased role in day-to-day business and the necessity for business-related travel decreases, hotel room demand and our revenues, profitability and ability to make distributions to our stockholders may be adversely affected.

Future terrorist attacks or changes in terror alert levels could materially and adversely affect our business.

Previous terrorist attacks and subsequent terrorist attacks have adversely affected the U.S. travel market and hospitality industries since 2001, often disproportionately to the effect on the overall economy. The extent of the impact that actual or threatened terrorist attacks in the U.S. or elsewhere could have on domestic and international travel and our business in particular cannot be determined, but any such attacks or the threat of such attacks could have a material adverse effect on travel and hotel demand, our ability to finance our business and our ability to insure our hotel properties. Any of these events could materially and adversely affect our business, our operating results and our prospects.

We compete with other hotels for guests. We will also face competition that could limit our ability to acquire additional investment opportunities, which could adversely affect our profitability and impede our growth.

The hotel industry is highly competitive. Our hotel properties will compete on the basis of location, room rates, quality, range of services, brand affiliation, and reservation systems, among many other factors. New hotel properties may be constructed, which results in new competitors, in some cases without corresponding increases in demand for hotel rooms. We expect to face competition from many sources. We will face competition from other hotel properties both in the immediate vicinity and the geographic market where our hotel properties will be located. Over-building of hotel properties in the markets in which we operate may increase the number of rooms available and may decrease occupancy and room rates. This competition may reduce occupancy levels and rental revenues at our properties, which would adversely affect our operations.

We compete with numerous real estate companies and other owners of real estate in seeking hotel properties for acquisition and pursuing buyers for dispositions. We expect that other real estate investors, including insurance companies, private equity funds, sovereign wealth funds, pension funds, other REITs and other well-capitalized investors, will compete with us to acquire existing properties and to develop new properties, and many of these investors will have greater sources of capital to acquire properties. This competition could increase prices for properties of the type we would likely pursue and adversely affect our profitability and impede our growth.

Failure to maintain franchise licenses could decrease our revenues.

The inability to maintain franchise licenses could decrease our revenues. Maintenance of franchise licenses for our hotel properties is subject to maintaining our franchisor’s operating standards and other terms and conditions. Franchisors periodically inspect hotel properties to ensure that such hotel properties are maintained in accordance with their standards. Failure to maintain our hotel properties in accordance with these standards or comply with other terms and conditions of the applicable franchise agreement could result in a franchise license being canceled. If a franchise license terminates due to our failure to make required improvements or to otherwise comply with its terms, we may also be liable to the franchisor for a termination fee. As a condition to the maintenance of a franchise license, our franchisor could also require us to make capital expenditures, even if we do not believe the capital improvements are necessary, desirable, or likely to result in an acceptable return on our investment. We may risk losing a franchise license if we do not make franchisor-required capital expenditures.

If our franchisor terminates the franchise license, we may try either to obtain a suitable replacement franchise or to operate the hotel property without a franchise license. The loss of a franchise license could materially and adversely affect the operations or the underlying value of the hotel property because of the loss associated with the brand recognition and/or the marketing support and centralized reservation systems provided by the franchisor. A loss of a franchise license for one or more hotel properties could materially and adversely affect our results of operations, financial condition and our cash flows, including our ability to service debt and make distributions to our stockholders.

We are subject to risks associated with the employment of hotel personnel, particularly with respect to hotels that employ unionized labor.

Our property manager will be responsible for hiring and maintaining the labor force at each of our hotel properties. Although we do not directly employ or manage employees at our hotel properties, we still are subject to many of the costs and risks generally associated with the hotel labor force, particularly with respect to hotel properties with unionized labor. From time to time, hotel operations may be disrupted as a result of strikes, lockouts, public demonstrations or other negative actions and publicity. We also may incur increased legal costs and indirect labor costs as a result of contract disputes or other events. The resolution of labor disputes or re-negotiated labor contracts could lead to increased labor costs, either by increases in wages or benefits or by changes in work rules that raise hotel operating costs. We do not have the ability to affect the outcome of these disputes.

Risks Related to Investments in Real Estate

Economic, market and regulatory changes that impact the real estate market generally may cause our operating results to suffer and decrease the value of our properties.

Our operating results will be subject to risks generally incident to the ownership of real estate, including:

•	changes in general or local economic conditions;

•	changes in the supply of or demand for similar or competing properties in an area;

•	changes in interest rates and the availability of permanent mortgage financing, which may render the sale of a property or loan difficult or unattractive;

•	changes in tax, real estate, environmental and zoning laws; and

•	periods of high interest rates and tight money supply.

Any of the above factors, or a combination thereof, could result in a decrease in the value of our potential properties, which would have an adverse effect on our operations, on our ability to pay distributions to you and on the value of your investment.

We may obtain only limited warranties when we purchase a property and would have only limited recourse if our due diligence did not identify any issues that lower the value of our property, which could adversely affect our financial condition and ability to make distributions to you.

The seller of a property often sells such property in its “as is” condition on a “where is” basis and “with all faults,” without any warranties of merchantability or fitness for a particular use or purpose. In addition, purchase agreements may contain only limited warranties, representations and indemnifications that will only survive for a limited period after the closing. The purchase of properties with limited warranties increases the risk that we may lose some or all our invested capital in the property as well as the loss of rental income from that property.

Our inability to sell a property when we desire to do so could adversely impact our ability to pay cash distributions to you.

The real estate market is affected by many factors, such as general economic conditions, availability of financing, interest rates and other factors, including supply and demand, that are beyond our control. We cannot predict whether we will be able to sell any property for the price or on the terms set by us, or whether any price or other terms offered by a prospective purchaser would be acceptable to us. We cannot predict the length of time needed to find a willing purchaser and to close the sale of a property.

We may be required to expend funds to correct defects or to make improvements before a property can be sold. We cannot assure you that we will have funds available to correct such defects or to make such improvements. Moreover, in acquiring a property, we may agree to restrictions that prohibit the sale of that property for a period of time or impose other restrictions, such as a limitation on the amount of debt that can be placed or repaid on that property. These provisions would restrict our ability to sell a property.

We may not be able to sell our properties at a price equal to, or greater than, the price for which we purchased such property, which may lead to a decrease in the value of our assets.

The value of a property to a potential purchaser may not increase over time, which may restrict our ability to sell a property, or if we are able to sell such property, may lead to a sale price less than the price that we paid to purchase the property.

We may acquire or finance properties with lock-out provisions, which may prohibit us from selling a property, or may require us to maintain specified debt levels for a period of years on some properties, which could have an adverse effect on your investment.

Lock-out provisions could materially restrict us from selling or otherwise disposing of or refinancing properties. These provisions would affect our ability to turn our investments into cash and thus affect cash available for distributions to you. Lock-out provisions may prohibit us from reducing the outstanding indebtedness with respect to any properties, refinancing such indebtedness on a non-recourse basis at maturity, or increasing the amount of indebtedness with respect to such properties. Lock-out provisions could impair our ability to take other actions during the lock-out period that could be in the best interests of our stockholders and, therefore, may have an adverse impact on the value of the shares, relative to the value that would result if the lock-out provisions did not exist. In particular, lock-out provisions could preclude us from participating in major transactions that could result in a disposition of our assets or a change in control even though that disposition or change in control might be in the best interests of our stockholders.

Acquiring or attempting to acquire multiple properties in a single transaction may adversely affect our operations.

From time to time, we may attempt to acquire multiple properties in a single transaction. Portfolio acquisitions can be more complex than single-property acquisitions, and the risk that a multiple-property acquisition does not close may be greater than in a single-property acquisition. Portfolio acquisitions also may result in us owning investments in geographically dispersed markets, placing additional demands on our ability to manage the properties in the portfolio. In addition, a seller may require that a group of properties be purchased as a package even though we may not want to purchase one or more properties in the portfolio. In these situations, if we are unable to identify another person or entity to acquire the unwanted properties, we may be required to operate or attempt to dispose of these properties. To acquire multiple properties in a single transaction we may be required to accumulate a large amount of cash. We would expect the returns that we earn on such cash to be less than the ultimate returns in real property and therefore, accumulating such cash could reduce the funds available for distributions. Any of the foregoing events may have an adverse effect on our operations.

We may be unable to adjust our portfolio in response to changes in economic or other conditions or sell a property if or when we decide to do so, limiting our ability to pay cash distributions to our stockholders.

Many factors that are beyond our control affect the real estate market and could affect our ability to sell properties for the price, on the terms or within the time frame that we desire. These factors include general economic conditions, the availability of financing, interest rates and other factors, including supply and demand. Because real estate investments are relatively illiquid, we have a limited ability to vary our portfolio in response to changes in economic or other conditions. Further, before we can sell a property on the terms we want, it may be necessary to expend funds to correct defects or to make improvements. However, we can give no assurance that we will have the funds available to correct such defects or to make such improvements. We may be unable to sell our properties at a profit. Our inability to sell properties at the time and on the terms we want could reduce our cash flow and limit our ability to make distributions to our stockholders and could reduce the value of our stockholders’ investments. Moreover, in acquiring a property, we may agree to restrictions that prohibit the sale of that property for a period of time or impose other restrictions, such as a limitation on the amount of debt that can be placed or repaid on that property. We cannot predict the length of time needed to find a willing purchaser and to close the sale of a property. Our inability to sell a property when we desire to do so may cause us to reduce our selling price for the property. Any delay in our receipt of proceeds, or diminishment of proceeds, from the sale of a property could adversely impact our ability to pay distributions to our stockholders.

Uninsured losses relating to real property or excessively expensive premiums for insurance coverage could reduce our net income and the return on your investment.

There are types of losses, generally catastrophic in nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters that are uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or co-payments. Insurance risks associated with potential terrorist acts could sharply increase the premiums we pay for coverage against property and casualty claims. Additionally, mortgage lenders in some cases have begun to insist that hotel property owners purchase coverage against terrorism as a condition of providing mortgage loans. Such insurance policies may not be available at a reasonable cost, if at all, which could inhibit our ability to finance or refinance our properties. In such instances, we may be required to provide other financial support, either through financial assurances or self-insurance, to cover potential losses. We may not have adequate coverage for such losses. If any of our properties incur a casualty loss that is not fully insured, the value of that asset will be reduced by such uninsured loss. In addition, other than any working capital reserve or other reserves we may establish, or our existing line of credit, we do not have any sources of funding specifically designated for funding repairs or reconstruction of any uninsured damaged property. Also, to the extent we must pay unexpectedly large amounts for insurance, we could suffer reduced earnings that would result in lower distributions to you.

We may be subject to contingent or unknown liabilities related to properties that we may acquire for which we may have limited or no recourse against the sellers.

The properties that we may acquire may be subject to unknown or contingent liabilities for which we may have limited or no recourse against the sellers. Unknown liabilities might include liabilities for, among other things, cleanup or remediation of undisclosed environmental conditions, claims of residents, vendors or other persons dealing with the properties prior to the acquisition of such property and tax liabilities. Because many liabilities, including tax liabilities, may not be identified within the applicable contractual indemnification period, we may have no recourse against any of the owners from whom we acquire such properties for these liabilities. The existence of such liabilities could significantly adversely affect the value of the property subject to such liability. As a result, if a liability were asserted against us based on ownership of any such properties, then we might have to pay substantial sums to settle it, which could adversely affect our cash flows.

Our operating results may suffer because of potential development and construction delays that result in increased costs and risks.

We may use proceeds from this offering to acquire and develop properties, including unimproved real properties, upon which we will construct improvements. We will be subject to uncertainties associated with re-zoning for development, environmental concerns of governmental entities or community groups, and our builders’ ability to build in conformity with plans, specifications, budgeted costs and timetables. If a builder fails to perform, we may resort to legal action to rescind the purchase or the construction contract or to compel performance. A builder’s performance may also be affected or delayed by conditions beyond the builder’s control. We may incur additional risks when we make periodic progress payments or other advances to builders before they complete construction. These and other factors can result in increased costs of a project or loss of our investment. Any delays in and construction may prevent us from operating hotel properties on schedule, which may adversely affect our operating results and delay payments of cash distributions to stockholders.

Actions of potential future joint venture partners could reduce the returns on future joint venture investments and decrease your overall return.

We may enter into joint ventures to acquire, develop or improve properties with some of the proceeds of this offering. Such investments may involve risks not otherwise present with other methods of investment in real estate, including, for example, the following risks:

•	that our co-venturer, co-tenant or partner in an investment could become insolvent or bankrupt;

•	that such co-venturer, co-tenant or partner may at any time have economic or business interests or goals that are, or that become, inconsistent with our business interests or goals; or

•	that such co-venturer, co-tenant or partner may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives.

Any of the above might subject a property to liabilities in excess of those contemplated and thus reduce our returns on that investment and the value of your investment.

Such investments may also have the potential risk of impasses on decisions, such as a sale, because neither we nor the co-venturer would have full control over the joint venture. In addition, to the extent our participation represents a minority interest, a majority of the participants may be able to take actions which are not in our best interests because of our lack of full control. Disputes between us and co-venturers may result in litigation or arbitration that would increase our expenses and prevent our officers and/or directors from focusing their time and effort on our business. Consequently, actions by or disputes with co-venturers might result in subjecting properties owned by the joint venture to additional risk. In addition, we may in certain circumstances be liable for the actions of our co-venturers.

Costs imposed pursuant to governmental laws and regulations may reduce our net income and the cash available for distributions to you.

Real property and the operations conducted on real property are subject to federal, state and local laws and regulations relating to protection of the environment and human health. We could be subject to liability in the form of fines, penalties or damages for noncompliance with these laws and regulations. These laws and regulations generally govern wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of solid and hazardous materials, the remediation of contamination associated with the release or disposal of solid and hazardous materials, the presence of toxic building materials, and other health and safety-related concerns.

Some of these laws and regulations may impose joint and several liability on the tenants, owners or operators of real property for the costs to investigate or remediate contaminated properties, regardless of fault, whether the contamination occurred prior to purchase, or whether the acts causing the contamination were legal.

Our hotel properties’ operations, the condition of properties at the time we buy them, operations in the vicinity of our properties, such as the presence of underground storage tanks, or activities of unrelated third parties may affect our properties.

The presence of hazardous substances, or the failure to properly manage or remediate these substances, may hinder our ability to sell, rent or pledge such property as collateral for future borrowings. Any material expenditures, fines, penalties, or damages we must pay will reduce our ability to make distributions and may reduce the value of your investment.

The costs of defending against claims of environmental liability, of complying with environmental regulatory requirements, of remediating any contaminated property, or of paying personal injury claims could reduce the amounts available for distribution to you.

Under various federal, state and local environmental laws, ordinances and regulations, a current or previous real property owner or operator may be liable for the cost of removing or remediating hazardous or toxic substances on, under or in such property. These costs could be substantial. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Environmental laws also may impose liens on property or restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require substantial expenditures or prevent our property manager from operating such properties. Environmental laws provide for sanctions for noncompliance and may be enforced by governmental agencies or, in certain circumstances, by private parties. Certain environmental laws and common law principles could be used to impose liability for the release of and exposure to hazardous substances, including asbestos-containing materials and lead-based paint. Further, compliance with new or more stringent laws or regulations or stricter interpretation of existing laws may require us to incur material expenditures. Future laws, ordinances or regulations may impose material environmental liability. Third parties may seek recovery from real property owners or operators for personal injury or property damage associated with exposure to released hazardous substances. The costs of defending against claims of environmental liability, of complying with environmental regulatory requirements, of remediating any contaminated property, or of paying personal injury claims could reduce the amounts available for distribution to you. We generally will obtain a Phase I environmental assessment for each property we intend to acquire. However, in certain circumstances, we may purchase a property without obtaining such assessment if our advisor determined it is not warranted, specifically in circumstances where our advisor determines to rely upon an assessment certified by, sought and secured by the sellers of the property. A Phase I environmental assessment or site assessment is an initial environmental investigation to identify potential liabilities associated with the current and past uses of a given property. In addition, we will attempt to obtain a representation from the seller that, to its knowledge, the property is not contaminated with hazardous materials.

In the event the Phase I environmental site assessment uncovers potential environmental problems with a property, our advisor will determine whether we will pursue the investment opportunity and whether we will have a Phase II environmental site assessment performed. The factors we may consider in determining whether to conduct a Phase II environmental site assessment include, but are not limited to, (i) the types of operations conducted on the property and surrounding property, (ii) the time, duration and materials used during such operations, (iii) the waste handling practices of any tenants or property owners, (iv) the potential for hazardous substances to be released into the environment, (v) any history of environmental law violations on the subject property and surrounding property, (vi) any documented environmental releases, (vii) any observations from the consultant that conducted the Phase I environmental site assessment, and (viii) whether any party (i.e., surrounding property owners, prior owners or tenants) may be responsible for addressing the environmental conditions. We will determine whether to conduct a Phase II environmental site assessment on a case by case basis.

We face risks relating to asbestos.

Certain federal, state and local laws, regulations and ordinances govern the removal, encapsulation or disturbance of asbestos containing materials, or ACMs, when such materials are in poor condition or in the event of renovation or demolition of a building. These laws and the common law may impose liability for release of ACMs and may allow third parties to seek recovery from owners or operators of real properties for personal injury associated with exposure to ACMs. ACMs may have been used in the construction of a number of the properties that we may acquire. We will implement an operations and maintenance program at each of the properties at which we discover ACMs, if any. We can provide no assurance that we will not incur any material liabilities as a result of the presence of ACMs at our properties.

We face risks relating to lead paint.

Some of the properties we may acquire may have lead paint and we may have to implement an operations and maintenance program at such properties. Properties that we acquire in the future may also have lead paint. We can provide no assurance that we will not incur any material liabilities as a result of the presence of lead paint at our properties.

We face risks relating to chemical vapors and subsurface contamination.

We are also aware that environmental agencies and third parties have, in the case of certain properties with on-site or nearby contamination, asserted claims for remediation, property damage or personal injury based on the alleged actual or potential intrusion into buildings of chemical vapors (e.g. radon) or volatile organic compounds from soils or groundwater underlying or in the vicinity of those buildings or on nearby properties. We can provide no assurance that we will not incur any material liabilities as a result of vapor intrusion at our properties.

We face risks relating to mold growth.

Mold growth may occur when excessive moisture accumulates in buildings or on building materials, particularly if the moisture problem remains undiscovered or is not addressed over a period of time. Concern about indoor exposure to mold has been increasing, as exposure to mold may cause a variety of adverse health effects and symptoms, including allergic or other reactions. We will establish procedures for promptly addressing and remediating mold or excessive moisture when we become aware of its presence regardless of whether we believe a health risk is present. However, we can provide no assurance that mold or excessive moisture will be detected and remediated in a timely manner. If a significant mold problem arises at one of our hotel properties, we could be required to undertake a costly remediation program to contain or remove the mold from the affected hotel and could be exposed to other liabilities that may exceed any applicable insurance coverage, which may materially affect our business, assets, or results of operations and, consequently, amounts available for distribution to stockholders.

Costs associated with complying with the Americans with Disabilities Act may decrease cash available for distributions.

Our properties may be subject to the Americans with Disabilities Act of 1990, as amended, or the Disabilities Act. Under the Disabilities Act, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons. The Disabilities Act has separate compliance requirements for “public accommodations” and “commercial facilities” that generally require that buildings and services be made accessible and available to people with disabilities. The Disabilities Act’s requirements could require removal of access barriers and could result in the imposition of injunctive relief, monetary penalties or, in some cases, an award of damages. Any funds used for Disabilities Act compliance will reduce our net income and the amount of cash available for distributions to you.

A concentration of our investments in the hospitality sector or a particular state or region may leave our profitability vulnerable to a downturn or slowdown in the sector or state or region.

We expect to concentrate our investments in the hospitality sector. As a result, we will be subject to risks inherent in investments in a single type of property. For example, the potential effects on our revenues, and as a result, on cash available for distribution to our stockholders, resulting from a downturn or slowdown in the hospitality sector could be more pronounced than if we had more fully diversified our investments. We could be subject to increased exposure from economic and other competitive factors should a concentration of assets be held within any particular geographic area. To the extent general economic conditions worsen in one or more of these markets, or if any of these areas experience a natural disaster, the value of our portfolio and our market rental rates could be adversely affected. As a result, our results of operations, cash flow, cash available for distribution, including cash available to pay distributions to our stockholders, and our ability to satisfy our debt obligations could be materially adversely affected.

Our strategy for acquiring value-enhancement hotel properties involves greater risks than more conservative investment strategies.

Our primary strategy is a modest value-add strategy. Therefore, for a majority of our portfolio, we intend to execute a “value-enhancement” strategy whereby we seek to acquire hotel properties that offer a high current yield and/or be underperforming assets with the potential to increase in value through a market-based recovery, brand repositioning, investments in capital improvements, revenue enhancements, operational improvements, expense inefficiencies, and exploiting excess land or underutilized space. Our strategy for acquiring value-enhancement hotel properties involves greater risks than more conservative investment strategies. The risks related to these value-enhancement investments include risks related to delays in the repositioning or improvement process, higher than expected capital improvement costs, the additional capital needed to execute our modest value-add program, including possible borrowings or raising additional equity necessary to fund such costs, and ultimately that the repositioning process may not result in the higher profits anticipated. In addition, our value-enhancement properties may not produce revenue while undergoing capital improvements. Furthermore, we may also be unable to complete the improvements of these properties and may be forced to hold or sell these properties at a loss. For these and other reasons, we cannot assure you that we will realize growth in the value of our value-enhancement hotel properties, and as a result, our ability to make distributions to our stockholders could be adversely affected.

Acquiring properties from distressed sellers involves a higher risk of loss than would a strategy of investing in other properties.

We may opportunistically acquire hotel properties from distressed sellers. Traditional performance metrics of real estate assets may not be meaningful for opportunistic real estate. Non-stabilized properties, for example, do not have stabilized occupancy rates to provide a useful measure of revenue. Further, an appraisal of a non-stabilized property, in particular, involves a high degree of subjectivity due to high vacancy levels and uncertainties with respect to future market rental rates and timing of lease-up and stabilization. Accordingly, different assumptions may materially change the appraised value of the property. In addition, the value of the property will change over time.

Risks Associated with Real Estate-Related Assets

Our investments in real estate-related assets will be subject to the risks related to the underlying real estate.

Real estate loans secured by properties are subject to the risks related to underlying real estate. The ability of a borrower to repay a loan secured by a property typically is dependent upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower. If the net operating income of the property is reduced, the borrower’s ability to repay the loan may be impaired. Any default on the loan could result in our acquiring ownership of the property, and we would bear a risk of loss of principal to the extent of any deficiency between the value of the collateral and the principal and accrued interest of the mortgage loan. In addition, foreclosure of a mortgage loan can be an expensive and lengthy process that could have a substantial negative effect on our anticipated return on the foreclosed loan.

We will not know whether the values of the properties ultimately securing our loans will remain at the levels existing on the dates of origination of those loans. If the values of the underlying properties decline, our risk will increase because of the lower value of the security associated with such loans. In this manner, real estate values could impact the values of our loan investments.

The real estate equity securities in which we may invest are subject to specific risks relating to the particular issuer of the securities and may be subject to the general risks of investing in subordinated real estate securities.

We may invest in common and preferred stock of both publicly traded and private real estate companies, which involves a higher degree of risk than debt securities due to a variety of factors, including that such investments are subordinate to creditors and are not secured by the issuer’s properties. Our investments in real estate equity securities will involve special risks relating to the particular issuer of the equity securities, including the financial condition and business outlook of the issuer. Issuers of real estate common equity securities generally invest in real estate or real estate-related assets and are subject to the inherent risks associated with real estate discussed in this prospectus, including risks relating to rising interest rates.

The value of the real estate securities that we may invest in may be volatile.

The value of real estate securities, including those of REITs, fluctuates in response to issuer, political, market and economic developments. In the short term, equity prices can fluctuate dramatically in response to these developments. Different parts of the market and different types of equity securities can react differently to these developments and they can affect a single issuer, multiple issuers within an industry, the economic sector or geographic region, or the market as a whole. The real estate industry is sensitive to economic downturns. The value of securities of companies engaged in real estate activities can be affected by changes in real estate values and rental income, property taxes, interest rates and tax and regulatory requirements. In addition, the value of a REIT’s equity securities can depend on the capital structure and amount of cash flow generated by the REIT.

We expect a portion of our portfolio of real estate-related assets to be illiquid, and we may not be able to adjust our portfolio in response to changes in economic and other conditions.

We may purchase real estate securities in connection with privately negotiated transactions that are not registered under the relevant securities laws, resulting in a prohibition against their transfer, sale, pledge or other disposition except in a transaction that is exempt from the registration requirements of, or is otherwise in accordance with, those laws. As a result, our ability to vary our portfolio in response to changes in economic and other conditions may be relatively limited. The mezzanine and bridge loans we may purchase will be particularly illiquid investments due to their short life, their unsuitability for securitization and the greater risk of our inability to recover loaned amounts in the event of a borrower’s default.

Interest rate and related risks may cause the value of our real estate-related assets to be reduced.

We will be subject to interest rate risk with respect to our investments in fixed income securities such as preferred equity and debt securities, and to a lesser extent dividend paying common stocks. Interest rate risk is the risk that these types of securities will decline in value because of changes in market interest rates. Generally, when market interest rates rise, the fair value of such securities will decline, and vice versa.

During periods of rising interest rates, the average life of certain types of securities may be extended because of slower than expected principal payments. This may lock in a below-market interest rate, increase the security’s duration and reduce the value of the security. This is known as extension risk. During periods of declining interest rates, an issuer may be able to exercise an option to prepay principal earlier than scheduled, which is generally known as call risk or prepayment risk. If this occurs, we may be forced to reinvest in lower yielding securities. This is known as reinvestment risk. Preferred equity and debt securities frequently have call features that allow the issuer to redeem the security prior to its stated maturity. An issuer may redeem an obligation if the issuer can refinance the debt at a lower cost due to declining interest rates or an improvement in the credit standing of the issuer. These risks may reduce the value of our securities investments.

If we liquidate prior to the maturity of our real estate-related assets, we may be forced to sell those investments on unfavorable terms or at a loss.

Our board of directors may choose to liquidate our assets, including our real estate-related assets. If we liquidate those investments prior to their maturity, we may be forced to sell those investments on unfavorable terms or at a loss. For instance, if we are required to liquidate mortgage loans at a time when prevailing interest rates are higher than the interest rates of such mortgage loans, we likely would sell such loans at a discount to their stated principal values.

Risks Associated with Debt Financing

We may incur mortgage indebtedness and other borrowings, which we have broad authority to incur, that may increase our business risks and decrease the value of your investment.

We expect that in most instances, we will acquire real properties by using either existing financing or borrowing new funds. In addition, we may incur mortgage debt and pledge all or some of our real properties as security for that debt to obtain funds to acquire additional real properties. We may borrow if we need funds to satisfy the REIT tax qualification requirement that we generally distribute annually to our stockholders at least 90% of our REIT taxable income (which does not equal net income as calculated in accordance with GAAP), determined without regard to the deduction for dividends paid and excluding net capital gain. We also may borrow if we otherwise deem it necessary or advisable to assure that we maintain our qualification as a REIT.

There is no limitation on the amount we may borrow against any single improved property. Under our charter, our borrowings may not exceed 300% of our total “net assets” (as defined in our charter in accordance with the NASAA REIT Guidelines) as of the date of any borrowing, which is generally expected to be approximately 75% of the cost of our investments, but we intend to target a leverage ratio of 55%. However, during the initial stages of our offering, our leverage ratio could exceed our target leverage ratio. However, we may exceed that limit if such excess is approved by a majority of our independent directors and disclosed to stockholders in our next quarterly report following such borrowing, along with justification for exceeding such limit. This charter limitation, however, does not apply to individual real estate assets or investments. In addition, it is our intention to limit our borrowings to 75% of the aggregate fair market value of our assets (calculated after the close of this offering and once we have invested substantially all the proceeds of this offering), unless excess borrowing is approved by a majority of the independent directors and disclosed to stockholders in our next quarterly report following such borrowing along with justification for such excess borrowing. However, subsequent events, including changes in the fair market value of our assets, could result in our exceeding these limits. We expect that during the period of this offering we will seek such independent director approval of borrowings in excess of these limitations since we will then be in the process of raising our equity capital to acquire our portfolio. As a result, we expect that our debt levels will be higher until we have raised equity capital and repaid a portion of our initial leverage. High debt levels would cause us to incur higher interest charges, would result in higher debt service payments and could be accompanied by restrictive covenants. These factors could limit the amount of cash we have available to distribute and could result in a decline in the value of your investment

If there is a shortfall between the cash flow from a property and the cash flow needed to service mortgage debt on a property, then the amount available for distributions to stockholders may be reduced. In addition, incurring mortgage debt increases the risk of loss since defaults on indebtedness secured by a property may result in lenders initiating foreclosure actions. In that case, we could lose the property securing the loan that is in default, thus reducing the value of your investment. For U.S. federal income tax purposes, a foreclosure of any of our properties would be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the mortgage. If the outstanding balance of the debt secured by the mortgage exceeds our tax basis in the property, we would recognize taxable income on foreclosure, but would not receive any cash proceeds. In such event, we may be unable to pay the amount of distributions required in order to maintain our REIT status. We may give full or partial guarantees to lenders of mortgage debt to the entities that own our properties. When we provide a guaranty on behalf of an entity that owns one of our properties, we will be responsible to the lender for satisfaction of the debt if it is not paid by such entity. If any mortgages contain cross-collateralization or cross-default provisions, a default on a single property could affect multiple properties. If any of our properties are foreclosed upon due to a default, our ability to pay cash distributions to our stockholders will be adversely affected which could result in our losing our REIT status and would result in a decrease in the value of your investment.

Increases in interest rates could increase the amount of our debt payments and adversely affect our ability to pay distributions to our stockholders.

We expect that we will incur indebtedness in the future. To the extent that we incur variable rate debt, increases in interest rates would increase our interest costs, which could reduce our cash flows and our ability to pay distributions to you. In addition, if we need to repay existing debt during periods of rising interest rates, we could be required to liquidate one or more of our investments in properties at times that may not permit realization of the maximum return on such investments.

Lenders may require us to enter into restrictive covenants relating to our operations, which could limit our ability to make distributions to our stockholders.

When providing financing, a lender may impose restrictions on us that affect our distribution and operating policies and our ability to incur additional debt. Loan agreements we enter may contain covenants that limit our ability to further mortgage a property, discontinue insurance coverage or replace our advisor. In addition, loan documents may limit our ability to replace a property’s property manager or terminate certain operating or lease agreements related to a property. These or other limitations would decrease our operating flexibility and our ability to achieve our operating objectives.

Our derivative financial instruments that we may use to hedge against interest rate fluctuations may not be successful in mitigating our risks associated with interest rates and could reduce the overall returns on our stockholders’ investments.

We may use derivative financial instruments to hedge exposures to changes in interest rates on loans secured by our assets, but no hedging strategy can protect us completely. We cannot assure you that our hedging strategy and the derivatives that we use will adequately offset the risk of interest rate volatility or that our hedging transactions will not result in losses. In addition, the use of such instruments may reduce the overall return on our investments. These instruments may also generate income that may not be treated as qualifying REIT income for purposes of the 75% Gross Income Test or the 95% Gross Income Test (each as defined in the section entitled “Material U.S. Federal Income Tax Considerations — REIT Qualification Tests — Income Tests”).

Interest-only and adjustable rate indebtedness may increase our risk of default and ultimately may reduce our funds available for distribution to our stockholders.

We may finance our property acquisitions using interest-only mortgage indebtedness. During the interest-only period, the amount of each scheduled payment will be less than that of a traditional amortizing mortgage loan. The principal balance of the mortgage loan will not be reduced (except in the case of prepayments) because there are no scheduled monthly payments of principal during this period. After the interest-only period, we will be required either to make scheduled payments of amortized principal and interest or to make a lump-sum or “balloon” payment at maturity. These required principal or balloon payments will increase the amount of our scheduled payments and may increase our risk of default under the related mortgage loan. Our ability to make a balloon payment at maturity is uncertain and may depend upon our ability to obtain additional financing or our ability to sell the property. At the time the balloon payment is due, we may or may not be able to refinance the balloon payment on terms as favorable as the original loan or sell the property at a price sufficient to make the balloon payment. The effect of a refinancing or sale could affect the rate of return to stockholders and the projected time of disposition of our assets. In addition, payments of principal and interest made to service our debts may leave us with insufficient cash to pay the distributions that we are required to pay to maintain our qualification as a REIT. Any of these results would have a significant, negative impact on our stockholders’ investments.

Finally, if the mortgage loan has an adjustable interest rate, the amount of our scheduled payments also may increase at a time of rising interest rates. Increased payments and substantial principal or balloon maturity payments will reduce the funds available for distribution to our stockholders because cash otherwise available for distribution will be required to pay principal and interest associated with these mortgage loans.

We have broad authority to utilize leverage and high levels of leverage could hinder our ability to make distributions and decrease the value of your investment.

Our charter does not limit us from utilizing financing until our borrowings exceed 300% of our total “net assets” (as defined in our charter in accordance with the NASAA REIT Guidelines), which is generally expected to approximate 75% of the aggregate cost of our investments, however, we intend to target a leverage ratio of 55%. During the initial stages of our offering, our leverage ratio could exceed our target leverage ratio. Further, we can incur financings in excess of this limitation with the approval of our independent directors. High leverage levels would cause us to incur higher interest charges and higher debt service payments and the agreements governing our borrowings may also include restrictive covenants. These factors could limit the amount of cash we have available to distribute to you and could result in a decline in the value of your investment.

U.S. Federal Income Tax Risks

Failure to qualify and maintain our qualification as a REIT would adversely affect our operations and our ability to make distributions.

We intend to elect to be taxed as a REIT beginning with the taxable year ending December 31, 2016, or the first year in which we commence material operations, if later. In order for us to qualify and maintain our qualification as a REIT, we must satisfy certain requirements set forth in the Code and Treasury Regulations that may depend on various factual matters and circumstances that are not entirely within our control. We intend to structure our activities in a manner designed to satisfy all of these requirements. However, if certain of our operations were to be recharacterized by the Internal Revenue Service (“IRS”), such recharacterization could jeopardize our ability to satisfy all of the requirements for qualification as a REIT. Morris, Manning & Martin, LLP, our tax counsel, has rendered its opinion that we will qualify as a REIT, based upon our representations as to the manner in which we will be owned, invest in assets and operate, among other things. However, our qualification as a REIT will depend upon our ability to meet, through investments, actual operating results, distributions and satisfaction of the various tests imposed by the Code, the requirements to be taxed as a REIT under the Code and Treasury Regulations. Morris, Manning & Martin, LLP will not review these operating results or compliance with the qualification standards on an ongoing basis. This means that we may fail to satisfy the REIT requirements in the future. Also, this opinion represents Morris, Manning & Martin, LLP’s legal judgment based on the law in effect as of the date of this prospectus. Morris, Manning & Martin, LLP’s opinion is not binding on the IRS or the courts, and we will not apply for a ruling from the IRS regarding our status as a REIT. Future legislative, judicial or administrative changes to the U.S. federal income tax laws could be applied retroactively, which could result in our disqualification as a REIT.

If we fail to qualify as a REIT for any taxable year and we do not qualify for certain statutory relief provisions, we will be subject to U.S. federal income tax on our taxable income at corporate rates. In addition, we would generally be disqualified from treatment as a REIT for the four taxable years following the year of losing our REIT status. Losing our REIT status would reduce our net earnings available for investment or distribution to stockholders because of the additional tax liability. In addition, distributions to stockholders would no longer qualify for the dividends paid deduction, and we would no longer be required to make distributions. If this occurs, we might be required to borrow funds or liquidate some investments in order to pay the applicable tax.

To qualify and maintain our qualification as a REIT, we must meet annual distribution requirements, which may result in us distributing amounts that may otherwise be used for our operations and which could result in our inability to acquire appropriate assets.

To obtain the favorable tax treatment afforded to REITs under the Code, we generally will be required each year to distribute to our stockholders at least 90% of our REIT taxable income determined without regard to the dividends-paid deduction and excluding net capital gain. To the extent that we do not distribute all of our net capital gains or distribute at least 90%, but less than 100%, of our REIT taxable income, as adjusted, we will have to pay tax on those amounts at regular ordinary and capital gains corporate tax rates. Furthermore, if we fail to distribute during each calendar year at least the sum of (a) 85% of our ordinary income for that year, (b) 95% of our capital gain net income for that year, and (c) any undistributed taxable income from prior periods, we would have to pay a 4% nondeductible excise tax on the excess of the required distribution over the sum of (a) the amounts that we actually distributed and (b) the amounts we retained and upon which we paid income tax at the corporate level. These requirements could cause us to distribute amounts that otherwise would be spent on investments in real estate assets, and it is possible that we might be required to borrow funds, possibly at unfavorable rates, or sell assets to fund these distributions. Although we intend to make distributions sufficient to meet the annual distribution requirements and to avoid U.S. federal income and excise taxes, it is possible that we might not always be able to do so. See the section entitled “Federal Income Tax Considerations” in this prospectus.

If we were considered to actually or constructively pay a “preferential dividend” to certain of our stockholders, our status as a REIT could be adversely affected.

As stated above, in order to qualify as a REIT, we must distribute as dividends to our stockholders at least 90% of our annual REIT taxable income, determined without regard to the dividends-paid deduction and excluding net capital gains. In order for distributions to be counted as satisfying the annual distribution requirements for REITs, and to provide us with a REIT-level tax deduction, the distributions must not be “preferential dividends.” A dividend is not a preferential dividend if the distribution is pro rata among all outstanding shares of stock within a particular class and in accordance with the preferences among different classes of stock as set forth in our organizational documents. Because purchasers of Class T shares pay lower upfront selling commissions than purchasers of Class A shares, Class T purchasers pay an ongoing distribution fee, which would be deducted from the distributions Class T stockholders would otherwise receive. As a result, Class T stockholders will receive lower distribution payments per share than Class A stockholders. If the IRS were to take the position that we paid a preferential dividend because of the different distribution amount noted above, we may be deemed to have failed the 90% distribution test, and our status as a REIT could be terminated for the year in which such determination is made if we were unable to cure such failure. We may request a private letter ruling from the IRS concluding that difference in the dividends distributed to holders of Class A shares and holders of Class T shares do not result in the payment of a preferential dividend. There is no assurance that we will request such a ruling or, if we do, that the IRS will issue such a ruling.

You may have current tax liability on distributions you elect to reinvest in our common stock but would not receive cash from such distributions, and therefore you would need to use funds from another source to pay such tax liability.

If you participate in our DRIP, you will be deemed to have received, and for U.S. federal income tax purposes will be taxed on, the amount reinvested in common stock to the extent the amount reinvested was not a tax-free return of capital. As a result, unless you are a tax-exempt entity, you may have to use funds from other sources to pay your tax liability on the distributions reinvested in our common stock.

Certain of our business activities are potentially subject to the prohibited transaction tax, which could reduce the return on your investment.

Our ability to dispose of a property during the first few years following its acquisition is restricted to a substantial extent as a result of our REIT status. Whether property is inventory or otherwise held primarily for sale to customers in the ordinary course of a trade or business depends on the particular facts and circumstances surrounding each property. Properties we own, directly or through any subsidiary entity, including our operating partnership, but generally excluding our taxable REIT subsidiaries, may, depending on how we conduct our operations, be treated as inventory or property held primarily for sale to customers in the ordinary course of a trade or business. Under applicable provisions of the Code regarding prohibited transactions by REITs, we would be subject to a 100% tax on any gain recognized on the sale or other disposition of any property (other than foreclosure property) that we own, directly or through any subsidiary entity, including our operating partnership, but generally excluding our taxable REIT subsidiaries, that is deemed to be inventory or property held primarily for sale to customers in the ordinary course of trade or business. Any taxes we pay would reduce our cash available for distribution to you. Our concern over paying the prohibited transactions tax may cause us to forego disposition opportunities that would otherwise be advantageous if we were not a REIT.

In certain circumstances, we may be subject to U.S. federal, state and local income taxes as a REIT, which would reduce our cash available for distribution to you.

Even if we qualify and maintain our status as a REIT, we may be subject to U.S. federal, state and local income taxes. For example, net income from the sale of properties that are “dealer” properties sold by a REIT (a “prohibited transaction” under the Code) will be subject to a 100% tax. We may not be able to make sufficient distributions to avoid excise taxes applicable to REITs. We also may decide to retain net capital gain we earn from the sale or other disposition of our property and pay income tax directly on such income. In that event, our stockholders would be treated as if they earned that income and paid the tax on it directly. However, stockholders that are tax-exempt, such as charities or qualified pension plans, would have no benefit from their deemed payment of such tax liability unless they file U.S. federal income tax returns and seek a refund of such tax. Further, a 100% excise tax would be imposed on certain transactions between us and any potential taxable REIT subsidiaries that are not conducted on an arm’s-length basis. We also may be subject to state and local taxes on our income or property, either directly or at the level of NexPoint Hospitality OP or at the level of the other companies through which we indirectly own our assets. Any taxes we pay would reduce our cash available for distribution to you.

Our taxable REIT subsidiaries are subject to corporate-level taxes and our dealings with our taxable REIT subsidiaries may be subject to a 100% excise tax.

A REIT may own up to 100% of the stock of one or more taxable REIT subsidiaries. Both the subsidiary and the REIT must jointly elect to treat the subsidiary as a taxable REIT subsidiary. Any of our taxable REIT subsidiaries would be subject to U.S. federal, state and local income tax on its taxable income. The after-tax net income of our taxable REIT subsidiaries would be available for distribution to us. A taxable REIT subsidiary may hold assets and earn income that would not be qualifying assets or income if held or earned directly by a REIT, including gross income from operations pursuant to management contracts. We must operate our “qualified hotel facilities” through one or more taxable REIT subsidiaries that leases such properties from us. We may use our taxable REIT subsidiaries generally for other activities as well, such as to hold properties for sale in the ordinary course of a trade or business or to hold assets to conduct activities that we cannot conduct directly as a REIT. A taxable REIT subsidiary will be subject to applicable U.S. federal, state, local and foreign income tax on its taxable income, including corporate income tax on the taxable REIT subsidiary’s income and is, as a result, less tax efficient than with respect to income we earn directly. In addition, the rules, which are applicable to us as a REIT, also impose a 100% excise tax on certain transactions between a taxable REIT subsidiary and its parent

REIT that are not conducted on an arm’s-length basis. For example, to the extent that the rent paid by one of our taxable REIT subsidiaries exceeds an arm’s-length rental amount, such amount would be potentially subject to a 100% excise tax. While we intend that all transactions between us and our taxable REIT subsidiaries would be conducted on an arm’s-length basis, and therefore, any amounts paid by our taxable REIT subsidiaries to us would not be subject to the excise tax, no assurance can be given that no excise tax would arise from such transactions.

If our leases to our taxable REIT subsidiaries are not respected as true leases for U.S. federal income tax purposes, we would fail to qualify as a REIT.

To qualify as a REIT, we must satisfy two gross income tests, under which specified percentages of our gross income must be derived from certain sources, such as “rents from real property.” In order for such rent to qualify as “rents from real property” for purposes of the REIT gross income tests, the leases must be respected as true leases for U.S. federal income tax purposes and not be treated as service contracts, joint ventures or some other type of arrangement. If our leases are not respected as true leases for U.S. federal income tax purposes, we would fail to qualify as a REIT.

If our “qualified hotel facilities” are not properly leased to a taxable REIT subsidiary or the managers of such “qualified hotel facilities” do not qualify as “eligible independent contractors,” we could fail to qualify as a REIT.

In general, we cannot operate any hotel facilities and can only indirectly participate in the operation of “qualified hotel facilities” on an after-tax basis through leases of such properties to one or more taxable REIT subsidiaries. A “qualified hotel facility” is a hotel, motel or other establishment in which more than one-half of the dwelling units are used on a transient basis at which or in connection with which wagering activities are not conducted. Rent paid by a lessee that is a “related party tenant” of ours will not be qualifying income for purposes of the two gross income tests applicable to REITs. A taxable REIT subsidiary that leases hotel facilities from us will not be treated as a “related party tenant” with respect to our hotel facilities that are managed by an independent management company, so long as the independent management company qualifies as an “eligible independent contractor.”

Any hotel management companies that enter into a hotel management contract with our taxable REIT subsidiaries must qualify as an “eligible independent contractor” under the REIT rules in order for the rent paid to us by our taxable REIT subsidiaries to be qualifying income for purposes of the REIT gross income tests. An “eligible independent contractor” is an independent contractor that, at the time such contractor enters into a management or other agreement with a taxable REIT subsidiary to operate a “qualified hotel facility,” is actively engaged in the trade or business of operating “qualified hotel facilities” for any person not related, as defined in the Code, to us or the taxable REIT subsidiary. Among other requirements, in order to qualify as an independent contractor a manager must not own, directly or applying attribution provisions of the Code, more than 35% of our outstanding shares of stock (by value), and no person or group of persons can own more than 35% of the outstanding shares and 35% of the ownership interests of the manager (taking into account only owners of more than 5% of our shares and, with respect to ownership interests in such managers that are publicly traded, only holders of more than 5% of such ownership interests). The ownership attribution rules that apply for purposes of the 35% thresholds are complex. There can be no assurance that the levels of ownership of our stock by our managers and their owners will not be exceeded.

Complying with REIT requirements may force us to forgo and/or liquidate otherwise attractive investment opportunities.

To qualify and maintain our qualification as a REIT, we must ensure that we meet the REIT gross income tests annually and that at the end of each calendar quarter, at least 75% of the value of our assets consists of cash, cash items, government securities and qualified real estate assets, including certain mortgage loans and certain kinds of mortgage-related securities. The remainder of our investment in securities (other than government securities, taxable REIT subsidiaries and qualified real estate assets) generally cannot include more than 10% of the outstanding securities by vote or value of any one issuer. In addition, in general, no more than 5% of the value of our assets can consist of the securities (other than government securities, taxable REIT subsidiaries, and qualified real estate assets) of any one issuer, and no more than 25% of the value of our total assets can be represented by securities of one or more taxable REIT subsidiaries. If we fail to comply with these requirements at the end of any calendar quarter other than our first REIT calendar quarter, we must correct the failure within 30 days after the end of the calendar quarter or qualify for certain statutory relief provisions to avoid losing our REIT qualification and suffering adverse tax consequences. As a result, we may be required to liquidate from our portfolio or not make otherwise attractive investments in order to maintain our qualification as a REIT. These actions could have the effect of reducing our income and amounts available for distribution to our stockholders.

Recharacterization of sale-leaseback transactions may cause us to lose our REIT status, which would subject us to U.S. federal income tax at corporate rates, which would reduce the amounts available for distribution to you.

We may purchase properties and lease them back to the sellers of such properties. While we will use our best efforts to structure any such sale-leaseback transaction such that the lease will be characterized as a “true lease,” thereby allowing us to be treated as the owner of the property for U.S. federal income tax purposes, the IRS could challenge such characterization. In the event that any such sale-leaseback is challenged and recharacterized as a financing transaction or loan for U.S. federal income tax purposes, deductions for depreciation and cost recovery relating to such property would be disallowed. If a sale-leaseback transaction were so recharacterized, we might fail to satisfy the REIT qualification asset tests or income tests and, consequently, lose our REIT status effective with the year of recharacterization. Alternatively, the amount of our REIT taxable income could be recalculated, which also might cause us to fail to meet the annual distribution requirement for a taxable year in the event we cannot make a sufficient deficiency dividend.

Legislative or regulatory action could adversely affect the returns to our investors.

In recent years, numerous legislative, judicial and administrative changes have been made in the provisions of U.S. federal income tax laws applicable to investments in shares of our common stock. Additional changes to the tax laws are likely to continue to occur and may take effect retroactively, and we cannot assure our stockholders that any such changes will not adversely affect how we are taxed and the taxation of our stockholders. Any such changes could have an adverse effect on an investment in our shares or on the market value or the resale potential of our assets. Our stockholders are urged to consult with their own tax advisor with respect to the impact of recent legislation on their investment in our shares and the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in our shares. Our stockholders also should note that our counsel’s tax opinion was based upon existing law, applicable as of the date of its opinion, all of which may be subject to change, either prospectively or retroactively.

Although REITs continue to receive substantially better tax treatment than entities taxed as corporations, it is possible that future legislation would result in a REIT having fewer tax advantages, and it could become more advantageous for a company that invests in real estate to elect to be taxed for U.S. federal income tax purposes as a corporation. As a result, our charter provides our board of directors with the power, in the event that our board of directors determines that it is no longer in our best interest to continue to be qualified as a REIT, to revoke or otherwise terminate our REIT election and cause us to be taxed as a corporation, without the vote of our stockholders. Our board of directors has fiduciary duties to us and our stockholders and could only cause such changes in our tax treatment if it determines in good faith that such changes are in the best interests of our stockholders.

If our operating partnership fails to maintain its status as a partnership, its income may be subject to taxation, which would reduce the cash available for distribution to you.

We intend to maintain the status of the operating partnership as a partnership for U.S. federal income tax purposes. However, if the IRS were to successfully challenge the status of the operating partnership as a partnership or disregarded entity for such purposes, it would be taxable as a corporation. In such event, this would reduce the amount of distributions that the operating partnership could make to us. This would also result in our losing REIT status, and becoming subject to a corporate level tax on our own income. This would substantially reduce our cash available to pay distributions and the yield on your investment. In addition, if any of the partnerships or limited liability companies through which the operating partnership owns its properties, in whole or in part, loses its characterization as a partnership and is otherwise not disregarded for U.S. federal income tax purposes, it would be subject to taxation as a corporation, thereby reducing distributions to the operating partnership. Such a recharacterization of an underlying property owner could also threaten our ability to maintain REIT status.

Foreign purchasers of our common stock may be subject to FIRPTA tax upon the sale of their shares or upon the payment of a capital gain dividend, which would reduce any gains they would otherwise have on their investment in our shares.

A foreign person disposing of a U.S. real property interest, including shares of a U.S. corporation whose assets consist principally of U.S. real property interests, is generally subject to the Foreign Investment in Real Property Tax Act of 1980, as amended, or FIRPTA, on the gain recognized on the disposition. The FIRPTA tax does not apply, however, to the disposition of stock in a REIT if the REIT is “domestically controlled.” A REIT is “domestically controlled” if less than 50% of the REIT’s stock, by value, has been owned directly or indirectly by persons who are not qualifying U.S. persons during a continuous five-year period ending on the date of disposition or, if shorter, during the entire period of the REIT’s existence. We cannot assure you that we will qualify as a “domestically controlled” REIT. If we were to fail to so qualify, gain realized by foreign investors on a sale of our shares would be subject to FIRPTA tax, unless our shares were traded on an established securities market and the foreign investor did not at any time during a specified testing period directly or indirectly own more than 5% of the value of our outstanding common stock. See the section entitled “Federal Income Tax Considerations — Taxation of Non-U.S. Stockholders — Sales of Shares” in this prospectus.

A foreign investor also may be subject to FIRPTA tax upon the payment of any capital gain dividend by us, which dividend is attributable to gain from sales or exchanges of U.S. real property interests. See the section entitled “Federal Income Tax Considerations — Taxation of Non-U.S. Stockholders” in this prospectus. We encourage you to consult your own tax advisor to determine the tax consequences applicable to you if you are a foreign investor.

Retirement Plan Risks

If the fiduciary of an employee pension benefit plan subject to ERISA (such as a profit sharing, Section 401(k) or pension plan) or any other retirement plan or account fails to meet the fiduciary and other standards under ERISA or the Internal Revenue Code as a result of an investment in our stock, the fiduciary could be subject to civil (and criminal, if the failure is willful) penalties.

There are special considerations that apply to tax-qualified pension, profit-sharing and stock bonus plans, employee benefit plans described in Section 3(3) of ERISA and other retirement plans or accounts subject to Section 4975 of the Code (such as an individual retirement account or annuity described in Section 408 or 408A of the Code, annuities described in Sections 403(a) or (b) of the Code, Archer MSAs described in Section 200(d) of the Code, health savings accounts described in Section 223(d) of the Code, and Coverdell education savings accounts described in Section 530 of the Code) that are investing in our shares. If you are investing the assets of such a plan or account in our common stock, you should satisfy yourself that:

•	your investment is consistent with your fiduciary and other obligations under ERISA and the Code applicable to your plan or account;

•	your investment is made in accordance with the documents and instruments governing your plan or account, including your plan’s or account’s investment policy, if applicable;

•	your investment satisfies the prudence and diversification requirements of Sections 404(a)(1)(B) and 404(a)(1)(C) of ERISA and all other applicable provisions of ERISA and the Code;

•	your investment in our shares, for which no trading market may exist, is consistent with, and will not impair, the liquidity needs of the plan or account, including liquidity needs to satisfy minimum and other distribution requirements and tax withholding requirements that may be applicable. See “—If you invest in our shares through an IRA or other retirement plan, you may be limited in your ability to withdraw required minimum distributions” below;

•	your investment will not produce an unacceptable amount of “unrelated business taxable income” (or, “UBTI”) for the plan or account. See “Federal Income Tax Considerations—Taxation of Tax-Exempt Stockholders”;

•	you will be able to value the assets of the plan or account annually or more frequently in accordance with ERISA and the Code requirements and any applicable provisions of the plan or account;

•	your investment will not constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code; and

•	our assets will not be treated as “plan assets” of your plan or account.

With respect to the annual valuation requirements described above, we expect to provide an estimated value for our shares annually. Until the NAV pricing date, we expect to use the gross offering price of a share of common stock in our most recent offering as the per share estimated value thereof. This approach to valuation should be acceptable to the trustee or custodian of any plan or account before any investment in our common stock is made by such plan or account.

This estimated value is not likely to reflect the proceeds you would receive upon our liquidation or upon the sale of your shares. Accordingly, we can make no assurances that such estimated value will satisfy the applicable annual valuation requirements under ERISA and the Code. The Department of Labor or the IRS may determine that a plan fiduciary or an IRA custodian is required to take further steps to determine the value of our common shares. In the absence of an appropriate determination of value, a plan fiduciary or an IRA custodian may be subject to damages, penalties or other sanctions.

Failure to satisfy the fiduciary standards of conduct and other applicable requirements of ERISA and the Code may result in the imposition of civil (and, if willful, criminal) penalties, and can subject the fiduciary to claims for damages or for equitable remedies. In addition, if an investment in our shares constitutes a prohibited transaction under ERISA or the Code, the “party-in-interest” or “disqualified person” who engaged in the prohibited transaction may be subject to the imposition of excise taxes with respect to the amount involved, and for IRAs, the tax-exempt status of the IRA may be lost and all of the assets of the IRA may be deemed distributed and subjected to tax. ERISA plan fiduciaries and IRA custodians should consult with counsel before making an investment in our common shares. IRA owners are strongly urged to consult with the custodian or trustee of their IRAs before making any investment in our common shares.

If you invest in our shares through an IRA or other retirement plan, you may be limited in your ability to withdraw required minimum distributions.

If you establish a plan or account through which you invest in our shares, federal law may require you to withdraw required minimum distributions, or RMDs, from such plan in the future. Our share repurchase program limits the amount of repurchases (other than those repurchases as a result of a stockholder’s death or Qualifying Disability) that can be made in a given year. Additionally, you will not be eligible to have your shares repurchased until you have held your shares for at least one year. As a result, you may not be able to have your shares repurchased at a time in which you need liquidity to satisfy the RMD requirements under your plan or account. Even if you are able to have your shares repurchased, such repurchase may be at a price less than the price at which the shares were initially purchased, depending on how long you have held your shares. If you fail to withdraw RMDs from your plan or account, you may be subject to certain taxes and tax penalties.

ESTIMATED USE OF PROCEEDS

The following table sets forth our estimates of how we intend to use the gross proceeds from this offering. Information is provided assuming that we sell (1) the minimum primary offering amount of $3,000,000 in shares of common stock, (2) the maximum primary offering amount of $1,000,000,000 in shares of common stock, and (3) the maximum primary offering amount of $1,000,000,000 in shares of common stock and $100,000,000 in shares of common stock pursuant to our DRIP. The amount of net proceeds may be more or less than the amount depicted in the table below depending on the initial public offering price of the common stock and the actual number of shares of common stock we sell in this offering. Shares in the primary offering are being publicly offered on a best efforts basis at $25.00 per Class A share and at $23.94 per Class T share, and pursuant to our DRIP offering, at $23.75 per Class A share and $22.74 per Class T share. In the event we determine our NAV during the period of this offering, we will adjust the offering price per share accordingly.

We intend to use substantially all of the proceeds from this offering, net of expenses, to acquire and invest in a diversified portfolio of commercial real estate assets across the United States in accordance with our investment objectives and using the strategies described in this prospectus. We anticipate that the remainder will be used for working capital and general corporate purposes, including the payment of operating expenses, although a portion may also be used to pay distributions to our stockholders to maintain our REIT status.

Our board of directors has the authority under our organizational documents, to the extent permitted by Maryland law, in its sole discretion, to fund distributions from other sources, including, without limitation, the sale of assets, borrowings, offering proceeds and the deferral of fee and expense reimbursements by our advisor. In addition, we have not established limits on the use of proceeds from this offering.

We will seek to invest the net proceeds received in this offering as promptly as practicable after receipt thereof. However, depending on market conditions and other factors, including the availability of investments that meet our investment criteria, we may be unable to invest such proceeds within the time period we anticipate. There can be no assurance we will be able to sell all the shares we are registering. If we sell only a portion of the shares we are registering, we may be unable to achieve our investment objectives or sufficiently diversify our portfolio.

The table assumes that all of the primary offering gross proceeds come from the sale of Class A shares. The table also assumes that the full dealer manager fee and selling commissions are paid on all shares offered in the primary offering to the public on a best efforts basis. All or a portion of the selling commission and dealer manager fee may be reimbursed, reduced or eliminated in connection with certain categories of sales, including but not limited to, such as sales for which a volume discount applies, sales through investment advisers or banks acting as trustees or fiduciaries and sales to our affiliates. See “Plan of Distribution.” The reduction in these fees will be accompanied by a corresponding reduction in the per share purchase price but will not affect the amounts available to us for investment. Because amounts in the following table are estimates, they may not accurately reflect the actual receipt or use of the offering proceeds. The following table is presented solely for informational purposes (amounts in thousands).

	Minimum Primary Offering		Maximum Primary Offering		Maximum Primary Offering and Distribution Reinvestment Plan
	Amount	% of Proceeds	Amount	% of Proceeds	Amount	% of Proceeds
Gross Offering Proceeds	$3,000	100.0%	$1,000,000	100.0%	$1,100,000	100.0%
Less Offering Expenses:
Selling Commissions (1)	210	7.0%	70,000	7.0%	70,000	6.4%
Dealer Manager Fee (1)	90	3.0%	30,000	3.0%	30,000	2.7%
Organization and Offering Expense Reimbursement (2)	45	1.5%	15,000	1.5%	16,500	1.5%

Net Proceeds Available for Investment (3)(4)	$2,655	88.5%	$885,000	88.5%	$983,500	89.4%

Acquisition:
Acquisition Fees (5)	—	—	—	—	—	—
Acquisition expenses (6)	19.8	0.7%	6,581.6	0.7%	7,314.1	0.7%
Working capital reserve (7)	2.6	0.1%	877.5	0.1%	975.2	0.1%
To be invested in properties (8)	$2,632.6	87.8%	$—	—%	$—	—%

(1)	Includes selling commissions equal to 7.0% of aggregate gross offering proceeds and a dealer manager fee equal to 3.0% of aggregate gross offering proceeds. We will not pay any selling commissions or a dealer manager fee on sales of shares under the DRIP. This table excludes the distribution fees for Class T shares, which will be paid over time and may be paid from offering proceeds or other sources. With respect to Class T shares, we will pay our dealer manager a distribution fee that accrues daily equal to 1/365th of 1.0% of the amount of the purchase price per share (or, after the NAV pricing date, the net asset value for the Class T shares) on a continuous basis from year to year. We will continue to pay distribution fees with respect to all Class T shares sold in this offering (other than pursuant to the DRIP offering) until the earliest to occur of the following: (i) a listing of the Class T shares on a national securities exchange, (ii) following the completion of this offering, total underwriting compensation in this offering equaling 10.0% of the gross proceeds from the primary offering, (iii) there are no longer any Class T shares outstanding, or (iv) the passage of four years following the first Class T share purchased in our primary offering.
(2)	Organization and offering expenses include all expenses (other than selling commissions and the dealer manager fee) to be paid by us in connection with the offering, including our legal, accounting, printing, mailing and filing fees, charges of our escrow agent, and due diligence expense reimbursements to participating broker-dealers. We have agreed to reimburse the dealer manager or any participating broker-dealer for reasonable bona fide due diligence expenses set forth in an itemized and detailed invoice incurred by either, which may include travel, lodging, meals and other reasonable out-of-pocket expenses incurred by the dealer manager or any participating broker-dealer and their personnel when visiting our offices or assets to verify information relating to us or our assets. We will reimburse our advisor for a organization and offering expenses up to 1.5% of gross offering proceeds.

(3)	Until required in connection with the acquisition of hospitality-related investments, substantially all of the net proceeds of the offering and, thereafter, any working capital reserves we may have, may be invested in short-term, highly-liquid investments, including government obligations, bank certificates of deposit, short-term debt obligations and interest-bearing accounts or other authorized investments as determined by our board of directors. The amount of investments which we are able to make will depend on several factors, including the amount of capital raised in this offering, the extent to which proceeds from our DRIP are used to repurchase shares under our share repurchase program and whether we use offering proceeds to make distributions. We are not able to estimate the amount of investments we may make assuming the sale of any particular number of shares. However, in general we expect that the concentration risk of our portfolio of investments will be inversely related to the number of shares sold in this offering. Before we substantially invest the net proceeds of this offering, our distributions may exceed our funds from operations and may be paid from offering proceeds, borrowings and other sources, which would reduce the amount of offering proceeds available for investment, or require us to repay such borrowings, both of which could reduce your overall return.
(4)	We may incur capital expenses and acquisition expenses relating to our investments. At the time we make an investment, we will establish estimates of the capital needs of such investments through the anticipated hold period of the investments. We do not anticipate that we will establish a permanent reserve for expenses relating to our investment through the anticipated hold period of the investment. However, to the extent that we have insufficient funds for such purposes, we may establish reserves from gross offering proceeds, out of cash flow generated by our investments or out of the net cash proceeds received by us from any sale or payoff of our investments.
(5)	Acquisition fees are defined generally as fees and commissions paid by any party to any person in connection with identifying, reviewing, evaluating, investing in and purchasing of properties. We will pay our advisor acquisition fees of 1.0% of the purchase price of each asset acquired, excluding acquisition expenses. This table excludes debt proceeds. To the extent we fund investments with debt, the total amount of funds used for investment and the amount of acquisition fees will be proportionately greater.
(6)	Acquisition expenses include legal fees and expenses, travel and communications expenses, costs of appraisals, accounting fees and expenses, third-party brokerage or finders’ fees, title insurance expenses, survey expenses, property inspection expenses and other miscellaneous expenses related to the selection, evaluation and acquisition of assets on our behalf. For purposes of this table we have assumed average expenses of 0.75% of the estimated amount invested in assets; however expenses on a particular acquisition may be higher.
(7)	Working capital reserves will be maintained at the property level and are typically utilized for extraordinary expenses that are not covered by revenue generation of the property, such as tenant improvements, leasing commissions and major capital expenditures. Alternatively, a lender party may require its own formula for escrow of working capital reserves. For purposes of this table, we have estimated that working capital reserves will average 0.1% of gross proceeds.
(8)	Includes amounts anticipated to be invested in properties net of fees and expenses. Subject to certain limitations, this amount may be used to fund distributions.

The fees, compensation, income, expense reimbursements, interests and other payments described above payable to our advisor, our dealer manager and their respective affiliates may increase or decrease during or after this offering.

MANAGEMENT

Board of Directors

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. The board is responsible for the overall management and control of our affairs. The board has retained our advisor to manage certain aspects of our day-to-day affairs and the acquisition and disposition of our investments, subject to the board’s supervision. As described in greater detail under the section entitled “— Advisory Agreement” below, our advisor may purchase assets on our account, without specific prior approval from the board, subject to certain limitations.

Our board of directors, including all of the independent directors, will review and ratify our charter as required by the NASAA REIT Guidelines.

Our charter and bylaws provide that the number of our directors may be established by a majority of the entire board of directors but, after we commence this offering, may not be fewer than three nor more than ten. We currently have a total of              directors, including              independent directors. Our charter provides that, after we commence this offering, a majority of the directors must be independent directors except for a period of up to 60 days after the death, resignation or removal of an independent director pending the election of such independent director’s successor. An “independent director” is defined in Article IV of our charter in accordance with Section I.B.14 of the NASAA REIT Guidelines. There are no family relationships among any of our directors or officers, or officers of our advisor. Each director must have at least three years of relevant experience demonstrating the knowledge and experience required to successfully acquire and manage the type of assets being acquired by us. Each of our current directors has substantially in excess of three years of relevant real estate experience. The NASAA REIT Guidelines requires that at least one of our independent directors has at least three years of relevant real estate experience and at least one of our independent directors is a financial expert with at least three years of financial experience.

During the discussion of a proposed transaction, independent directors may offer ideas for ways in which transactions may be structured to offer the greatest value to us, and our management will take these suggestions into consideration when structuring transactions. Each director will serve until the next annual meeting of stockholders and until his or her successor is duly elected and qualifies. Although the number of directors may be increased or decreased, a decrease will not have the effect of shortening the term of any incumbent director.

Any director may resign at any time and may be removed with or without cause by stockholders upon the affirmative vote of at least a majority of all the votes entitled to be cast generally in the election of directors. The notice of any special meeting called to remove a director will indicate that the purpose, or one of the purposes, of the meeting is to determine if the director shall be removed. Neither our advisor, any member of our board of directors nor any of their affiliates may vote or consent on matters submitted to stockholders regarding the removal of our advisor or any director or any of their affiliates or any transaction between us and any of them. In determining the requisite percentage in interest required to approve such a matter, any shares owned by such persons will not be included.

Any vacancy created by an increase in the number of directors or the death, resignation, removal, adjudicated incompetence or other incapacity of a director may be filled only by a vote of a majority of the remaining directors, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred and until a successor is duly elected and qualifies. Independent directors shall nominate replacements for vacancies in the independent director positions. Each director will be bound by the charter and the bylaws.

The directors meet quarterly or more frequently if necessary. Maryland law provides that any action required or permitted to be taken at a meeting of the board of directors also may be taken without a meeting by the unanimous written or electronic consent of all directors. Our directors are not required to devote a substantial portion of their time to discharge their duties as our directors. Consequently, in the exercise of their responsibilities, the directors heavily rely on our advisor. Our directors must satisfy their fiduciary duty to us and our stockholders, including the supervision of the relationship between us and our advisor. The board is empowered to fix the compensation of all officers that it selects and approve the payment of compensation to directors for services rendered to us in any other capacity.

Our board of directors has established policies on investments and borrowing, the general terms of which are set forth in this prospectus. The directors may establish further policies on investments and borrowings.

The directors will monitor our and our advisor’s administrative procedures, investment operations and performance to ensure that the policies are fulfilled and are in the best interest of our stockholders.

The independent directors are responsible for reviewing our fees and expenses on at least an annual basis and with sufficient frequency to determine that the expenses incurred are reasonable in light of our investment performance, our net assets, our net income and the fees and expenses of other comparable unaffiliated REITs. Each determination and basis therefor shall be set forth in the minutes of the meetings of the board of directors. In addition, a majority of the directors, including a majority of the independent directors, who are not otherwise interested in the transaction must determine that any transaction with our sponsor, our advisor, any of our directors or any of their respective affiliates is fair and reasonable to us. The independent directors also are responsible for reviewing the performance of our advisor and determining that the compensation to be paid to our advisor is reasonable in relation to the nature and quality of services to be performed and that the provisions of the advisory agreement are being carried out. Specifically, the independent directors will consider factors such as:

•	the amount of the fees paid to our advisor in relation to the size, composition and performance of our investments;

•	the success of our advisor in generating appropriate investment opportunities;

•	rates charged to other REITs, especially REITs of similar structure, and other investors by advisors performing similar services;

•	additional revenues realized by our advisor and its affiliates through their relationship with us, whether we pay them or they are paid by others with whom we do business;

•	the quality and extent of service and advice furnished by our advisor and the performance of our investment portfolio; and

•	the quality of our investment portfolio relating to the investments generated by our advisor for its other clients.

If the independent directors determine that the compensation to be paid to our advisor is not reasonable, our board of directors may request that our advisor reduce its fees, terminate the advisory agreement, renegotiate the advisory agreement or retain a new advisor.

Committees of the Board of Directors

Our entire board of directors considers all major decisions concerning our business. However, our charter and bylaws provide that our board may establish such committees as the board believes appropriate. The board will appoint the members of each committee it establishes in the board’s discretion. Our charter and bylaws require that a majority of the members of each committee of our board be comprised of independent directors.

Audit Committee

Our board of directors has established an audit committee, which consists of our              independent directors. The audit committee, by approval of at least a majority of its members, selects the independent registered public accounting firm to audit our annual financial statements, reviews with the independent registered public accounting firm the plans and results of the audit engagement, approves the audit and non-audit services provided by the independent registered public accounting firm, reviews the independence of the independent registered public accounting firm, considers the range of audit and non-audit fees and reviews the adequacy of our internal accounting controls. One of our independent directors,             , serves as the chair of the audit committee and has been designated as the audit committee financial expert. Our board of directors has adopted a charter for the audit committee that sets forth its specific functions and responsibilities.

Executive Officers and Directors

We have provided below certain information about our executive officers and directors.

Name	Age*	Position(s)
James Dondero	52	President

Brian Mitts	44	Chief Financial Officer, Executive VP-Finance, Treasurer and Director

Matthew McGraner	31	Chief Operating Officer and Executive VP-Investments

Matthew Goetz	28	VP-Investments and Asset Management

[Independent Director]

[Independent Director]

*	As of October , 2015.

James Dondero: Mr. Dondero has served as our President since October 2014. Mr. Dondero is also a member of the investment committee of our advisor, the co-founder and President of Highland Capital Management, founder and President of NexPoint Advisors, L.P. and NexPoint Real Estate Advisors II, L.P., Chairman of the board of directors, Chief Executive Officer and member of the investment committees of NXRT and NexPoint Real Estate Advisors II, L.P., President of NexPoint Capital and NMRT, director for American Banknote Corporation, director for Metro-Goldwyn-Mayer, Chairman of the board of directors for Cornerstone Healthcare, Chairman of the board of directors for CCS Medical, and Chairman of NexBank, an affiliated bank that is majority owned by Mr. Dondero. Mr. Dondero has over 30 years of experience investing in credit and equity markets and has helped pioneer credit asset classes. Highland Capital Management and its affiliates managed approximately $22.5 billion in assets as of June 30, 2015. Prior to founding Highland Capital Management in 1993, Mr. Dondero served as Chief Investment Officer of Protective Life’s GIC subsidiary and helped grow the business from concept to over $2 billion between 1989 and 1993. His portfolio management experience includes mortgage-backed securities, investment grade corporates, leveraged bank loans, high-yield bonds, emerging market debt, real estate, derivatives, preferred stocks and common stocks. From 1985 to 1989, he managed approximately $1 billion in fixed income funds for American Express. Mr. Dondero received a BS in Commerce (Accounting and Finance) from the University of Virginia, and is a Certified Managerial Accountant and a Chartered Financial Analyst.

Brian Mitts: Mr. Mitts has served as our Chief Financial Officer, Executive Vice President — Finance and Treasurer since October 2014, a member of our board of directors since October 2014 and Chairman of our board of directors since [            ]. Mr. Mitts also is a member of the investment committee of our advisor. Mr. Mitts joined Highland Capital Management in February 2007 and currently also serves as the Chief Operations Officer for Highland Capital Management Fund Advisors L.P., NexPoint Advisors, L.P. and NexPoint Real Estate Advisors II, L.P., serves as the director, the Chief Financial Officer and a member of the investment committees of NXRT and NexPoint Real Estate Advisors II, L.P., serves as the Vice President and Chief Financial Officer of NexPoint Capital and serves as the Chief Financial Officer, Executive Vice President — Finance and Treasurer of NMRT. Mr. Mitts works closely with the Highland Capital Management real estate platform and is integral in marketing real estate products for Highland Capital Management and its affiliates. Mr. Mitts received an MPA and a BBA from the University of Texas at Austin. Mr. Mitts is a licensed Certified Public Accountant. Mr. Mitts works closely with the Highland Capital Management real estate platform and is integral in marketing real estate products for Highland Capital Management and its affiliates. Mr. Mitts received an MPA and a BBA from the University of Texas at Austin. Mr. Mitts is a Certified Public Accountant. We believe that Mr. Mitts’ experience as an executive officer of several Highland Capital Management-sponsored entities, his work with the Highland Capital Management real estate platform and his licensure as a Certified Public Accountant, qualifies him to be one of our directors.

[Director Bio]

[Independent Director Bio]

[Independent Director Bio]

[Independent Director Bio]

Matthew McGraner: Mr. McGraner has served as our Chief Operating Officer and Executive VP-Investments since October 2014. Mr. McGraner is also a Managing Director at Highland Capital Management, Chief Investment Officer and a member of the investment committee of NXRT and Chief Investment Officer and Executive Vice President of NMRT. Mr. McGraner joined Highland Capital Management in May 2013. With over eight years of real estate, private equity and legal experience, his primary responsibilities are to lead the operations of the real estate platform at Highland Capital Management, as well as source and execute investments, manage risk and develop potential business opportunities, including fundraising, private investments and joint ventures. Mr. McGraner also is a licensed attorney and was formerly an associate at Jones Day, with a practice primarily focused on private equity, real estate and mergers and acquisitions. Mr. McGraner has led the acquisition of over $1.5 billion of real estate and advised on $16.3 billion of mergers and acquisitions and private equity transactions. Mr. McGraner received a BS from Vanderbilt University and JD from Washington University School of Law.

Matthew Goetz: Mr. Goetz has served as our Vice President-Investments and Asset Management since October 2014. Mr. Goetz is also a Senior Financial Analyst at Highland Capital Management, Senior Vice President — Investments and Asset Management for NXRT and the VP-Investments and Asset Management for NMRT. With over eight years of real estate, private equity and equity trading experience, his primary responsibilities are to asset manage, source acquisitions, manage risk and develop potential business opportunities for Highland Capital Management, including fundraising, private investments and joint ventures. Mr. Goetz has assisted in the acquisition and financing of over $4.8 billion in real estate. Before joining Highland Capital Management in June 2014, Mr. Goetz was a Senior Financial Analyst in CBRE’s Debt and Structured Finance group from May 2011 to June 2014 where he underwrote over $7 billion and more than 30 million square feet of multifamily, office and retail commercial real estate. Mr. Goetz received a BBA in Finance from St. Edward’s University.

Compensation of Our Executive Officers

Our executive officers do not receive compensation from us for services rendered to us. Our executive officers are employees of Highland Capital Management and its affiliates and are compensated by these entities, in part, for their services to us. See “Management Compensation” and “– Employees of Affiliated Companies” below for a discussion of the fees paid to and services provided by our advisor and its affiliates.

Compensation of Our Directors

We will pay each of our independent directors who is independent (under either our charter or the independence standards promulgated by the New York Stock Exchange) an annual retainer of $50,000, allocated amongst the funds and entities for whom such directors serve on the board.

All directors will receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of the board of directors. If a director is also one of our officers, we will not pay separate compensation for services rendered as a director.

Restricted Share Plan

We will adopt a restricted share plan to:

•	furnish incentives to individuals and entities chosen to receive restricted shares of our common stock because they are considered capable of improving our operations and increasing profits;

•	encourage selected persons to accept or continue employment with our advisor and its affiliates; and

•	increase the interest of our employees, officers and directors in our welfare through their participation in the growth in the value of shares of our common stock.

Our restricted share plan will be administered by the board of directors. The board of directors will have the full authority: (1) to administer and interpret the restricted share plan; (2) to determine the eligibility of directors, officers and employees (if we ever have employees), employees of our advisor and its affiliates, employees of entities that provide services to us, directors of the advisor or of entities that provide services to us, certain of our consultants and certain consultants to the advisor and its affiliates or to entities that provide services to us, to receive an award; (3) to determine the number of shares of Class A common stock to be covered by each award; (4) to determine the terms, provisions and conditions of each award (which may not be inconsistent with the terms of the restricted share plan); (5) to make determinations of the fair market value of shares; (6) to waive any provision, condition or limitation set forth in an award agreement; (7) to delegate its duties under the restricted share plan to such agents as it may appoint from time to time; and (8) to make all other determinations, perform all other acts and exercise all other powers and authority necessary or advisable for administering the restricted share plan, including the delegation of those ministerial acts and responsibilities as the board of directors deems appropriate. The total number of shares of Class A common stock that may be issued under the restricted share plan will not exceed 5.0% of our outstanding shares on a fully diluted basis at any time, and in any event will not exceed 120,000 shares (as such number may be adjusted for stock splits, stock dividends, combinations and similar events).

Our restricted share plan will provide for the automatic grant of 1,200 restricted shares of Class A common stock to each of our independent directors, without any further action by our board of directors or the stockholders, when he or she joins the board of directors and on the date of each annual stockholder’s meeting thereafter. Restricted stock issued to independent directors will vest in equal amounts annually over a four-year period following the first anniversary of the date of grant in increments of 25% per annum.

Restricted share awards entitle the recipient to shares of Class A common stock from us under terms that provide for vesting over a specified period of time or upon attainment of pre-established performance objectives. Such awards would typically be forfeited with respect to the unvested shares upon the termination of the recipient’s employment or other relationship with us. Restricted shares may not, in general, be sold or otherwise transferred until restrictions are removed and the shares have vested. Holders of restricted shares may receive cash distributions prior to the time that the restrictions on the restricted shares have lapsed. Any distributions payable in shares of common stock shall be subject to the same restrictions as the underlying restricted shares. We have agreed that the aggregate amount of acquisition fees, acquisition expense reimbursements, financing coordination fees, disposition fees, the asset management subordinated participation and subordinated distributions by the operating partnership, in each case as paid to the advisor (and its affiliates and assignees), if any, together with the fair market value of all shares of restricted stock granted under our restricted share plan, shall not exceed an amount equal to the aggregate of (a) 6% percent of all properties’ aggregate gross contract purchase price, (b) as determined for the preceding four consecutive fiscal quarters, the greater, in the aggregate, of 2% of average invested assets and 25% of net income other than any additions to reserves for depreciation, bad debt or other similar non-cash reserves and excluding any gain from the sale of assets for that period, (c) disposition fees, if any, of up to 3% of the contract sales price of all properties that we sell, and (d) 15% of remaining net sales proceeds after return of capital contributions plus payment to investors of a 6% cumulative, pre-tax, non-compounded return on the capital contributed by investors.

Limited Liability and Indemnification of Directors, Officers and Other Agents

We are permitted to limit the liability of our directors and officers to us and our stockholders for monetary damages and to indemnify and advance expense to our directors, officers and other agents, to the extent permitted by Maryland law and our charter.

Maryland law permits us to include in our charter a provision eliminating the liability of our directors and officers to our stockholders and us for money damages, except for liability resulting from (i) actual receipt of an improper benefit or profit in money, property or services or (ii) active and deliberate dishonesty established by a final judgment and that is material to the cause of action.

Maryland law requires us (unless our charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. Maryland law allows directors and officers to be indemnified against judgments, penalties, fines, settlements and reasonable expenses actually incurred in a proceeding unless the following can be established:

•	an act or omission of the director or officer was material to the cause of action adjudicated in the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	with respect to any criminal proceeding, the director or officer had reasonable cause to believe his or her act or omission was unlawful.

A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by the corporation or in its right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses. Maryland law permits a corporation to advance reasonable expenses to a director or officer upon receipt of a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.

Subject to the limitations contained in Maryland law, our charter limits directors’ and officers’ liability to us and our stockholders for monetary damages, requires us to indemnify and pay or reimburse reasonable expenses in advance of final disposition of a proceeding to our directors, our officers, our advisor or any of its affiliates and permits us to provide such indemnification and advance of expenses to our employees and agents. This provision neither reduces the exposure of directors and officers to liability under federal or state securities laws, nor does it limit the stockholders’ ability to obtain injunctive relief or other equitable remedies for a violation of a director’s or an officer’s duties to us, although the equitable remedies may not be an effective remedy in some circumstances. However, as set forth in the NASAA REIT Guidelines, our charter further limits our ability to indemnify our directors, our advisor and its affiliates for losses or liability suffered by them and to hold them harmless for losses or liability suffered by us by requiring that the following conditions are met:

•	the indemnified person has determined, in good faith, that the course of conduct that caused the loss or liability was in our best interest;

•	the indemnified person was acting on our behalf or performing services for us;

•	in the case of an independent director, the liability or loss was not the result of gross negligence or willful misconduct by the independent director;

•	in the case of a non-independent director, our advisor or one of its affiliates, the liability or loss was not the result of negligence or misconduct, by the party seeking indemnification; and

•	the indemnification is recoverable only out of our net assets and not from our stockholders.

The SEC and some state securities commissions take the position that indemnification against liabilities arising under the Securities Act of 1933 is against public policy and unenforceable. Furthermore, our charter prohibits the indemnification of our directors, our advisor or any of its affiliates or broker-dealers for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

•	there has been a successful adjudication on the merits of each count involving alleged material securities law violations;

•	the claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

•	a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which the securities were offered as to indemnification for violations of securities laws.

Our charter further provides that the advancement of funds to our directors and to our advisor and its affiliates for reasonable legal expenses and other costs incurred in advance of the final disposition of a proceeding for which indemnification is being sought is permissible only if all of the following conditions are satisfied:

•	the proceeding relates to acts or omissions with respect to the performance of duties or services on our behalf;

•	the proceeding was initiated by a third party who is not a stockholder or, if by a stockholder acting in his or her capacity as such, a court of competent jurisdiction approves the advancement;

•	the person seeking indemnification provides us with a written affirmation of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification; and

•	the person seeking the advancement undertakes to repay the amount paid or reimbursed by us, together with the applicable legal rate of interest thereon, if it is ultimately determined that such person is not entitled to indemnification.

We will also purchase and maintain insurance on behalf of all of our directors and executive officers against liability asserted against or incurred by them in their official capacities with us, whether or not we are required or have the power to indemnify them against the same liability.

Our Advisor

Our advisor is NexPoint Real Estate Advisors III, L.P. Our advisor has contractual and fiduciary responsibilities to us and our stockholders.

Advisory Agreement

NexPoint Real Estate Advisors III, L.P. will serve as our advisor upon commencement of this offering in accordance with the terms of the advisory agreement. Subject to the overall supervision of our board of directors, the advisor will manage the day-to-day operations of, and provide investment management services to, us. Under the terms of the advisory agreement, our advisor does and will:

•	identify, evaluate and negotiate the structure of the investments we make (including performing due diligence on our prospective portfolio properties);

•	find, present and recommend to us real estate investment opportunities consistent with our investment policies and objectives;

•	structure the terms and conditions of our real estate acquisitions, sales or joint ventures;

•	acquire properties on our behalf in compliance with our investment objectives and policies;

•	arrange for financing and refinancing of properties;

•	enter into leases and service contracts for our properties;

•	oversee the performance of our property managers;

•	review and analyze the properties’ operating and capital budgets;

•	generate an annual budget for us;

•	review and analyze financial information for each property and the overall portfolio;

•	formulate and oversee the implementation of strategies for the administration, promotion, management, operation, maintenance, improvement, financing and refinancing, marketing, leasing and disposition of properties; and

•	close, monitor and administer the investments we make.

Our advisor’s services under the advisory agreement are not exclusive, and it is free to furnish similar services to other entities so long as its services to us are not impaired. We will pay our advisor fees and distributions and reimburse it for certain expenses incurred on our behalf. We will not pay our advisor and its affiliates any fees associated with arranging for financing and refinancing of properties, or a debt financing fee, however, we will pay unaffiliated third parties a debt financing fee, if applicable. For a detailed description of the fees and expense reimbursements payable to our advisor, see the section in this prospectus entitled “Management Compensation.”

Management Decisions

The primary responsibility for the management decisions of our advisor and its affiliates, including the selection of investment properties to be recommended to our board of directors, the negotiation for these investments and asset-management decisions, will reside in an investment committee of the advisor, which is composed of James Dondero, Matthew McGraner and Brian Mitts. Investment decisions require the approval of a majority of the members of our advisor’s investment committee. Our advisor’s investment committee may purchase on our account, without specific prior approval of the board of directors, properties with a purchase price of $15 million or less, so long as the investment in the property would not, if consummated, violate our investment guidelines or any restrictions on indebtedness and the consideration to be paid for such properties does not exceed the fair market value of such properties. Any investment with a purchase price greater than $15 million or that, if consummated, would violate our investment guidelines or any restrictions on indebtedness requires the approval of our board of directors. During these discussions, independent directors can offer ideas for ways in which deals can be changed to make them acceptable.

The backgrounds of James Dondero, Matthew McGraner and Brian Mitts are described in the “Management – Executive Officers and Directors” section of this prospectus.

Our Property Manager

Because we are prohibited from operating hotel properties pursuant to certain tax laws relating to our qualification as a REIT, the entities through which we own the hotel properties we invest in will lease the hotel properties to one or more taxable REIT subsidiaries, which will enter into property management agreements with Pillar Hotels & Resorts, L.P., an unaffiliated third-party hospitality management company, pursuant to which Pillar, its affiliates and/or designees will operate and manage our hotel properties.

Founded in 2004, Pillar is one of the largest independent hotel management companies in the United States and manages an expansive portfolio of well-respected hotel brands. Pillar manages hotel operations for select-service, extended-stay and full-service hotel properties across the country. Pillar was ranked No. 5 by Hotel Management magazine in its 2015 Hotel Management Survey of Top Third-Party Management Companies in 2015. Currently, Pillar and its affiliates employ over 5,500 individuals and, collectively with its affiliates, manage approximately 275 hotel properties with approximately 26,345 guest rooms in 43 states. Such hotel properties include a variety of nationally-recognized brands such as Marriott, Hilton, Hyatt, Starwood, and Choice Hotels. Members of Pillar’s management team have an average of 25 years of experience in the hotel management industry. Pillar is consistently ranked as one of the top third-party management firms in the nation and was included in the Hotel Management magazine as the 30th largest hotel company in North America for 2015.

Pillar will be responsible for managing our hotel properties and ensuring compliance with the requirements set forth by the applicable hotel brand and, from time to time, making renovations as necessary to our properties, which could range from cosmetic to extensive. Pillar will employ staff at our hotel properties and will also direct the purchase of equipment and supplies and supervise maintenance activity. Pillar will also be responsible for the administration of leases, licenses and concession agreements for public spaces in our hotel properties, will keep the hotel properties’ furniture, fixtures and equipment in good order, negotiate and enter into, on our behalf, service contracts and licenses required in the ordinary course to operate our properties and supervise and purchase inventory required to conduct the business of our hotel properties. In addition to providing property management services, Pillar may also provide us with market research, acquisition advice, franchise brand recommendations, a pipeline of investment opportunities and pre-construction planning services. We will pay Pillar a property management fee of approximately 3% of gross revenues, an incentive fee of approximately 15% of the net operating income from each hotel property managed and a construction management fee of 5% of the total project cost for supervising and/or coordinating any construction, improvements, refurbishments or renovations of our hotel properties, in addition to certain expense reimbursements found in the management compensation tables under the sections captioned “What are the fees that you will pay to the advisor and its affiliates in connection with this offering?” and “Management Compensation.”

Employees of Affiliated Companies

As of the date of this prospectus, neither we nor our advisor have any direct employees. Our advisor will utilize the employees of affiliates to provide services to us related to acquisitions, dispositions, debt financing, asset management, accounting, investor relations, and all other administrative services. To the extent required, we may reimburse our advisor for certain personnel and other costs associated with these services, excluding the cost of acquisition and disposition services for which we may pay our advisor a separate fee.

Related-Party Transactions

As of the date of this prospectus, there are no material transactions with management and their affiliates other than those covered by the terms of the agreements described above with our advisor and our dealer manager.

MANAGEMENT COMPENSATION

We have no paid employees. Our advisor and its affiliates will manage our day-to-day affairs. The following table summarizes all of the compensation and fees we will pay to our advisor, our dealer manager and our property manager and their affiliates, including amounts to reimburse their costs in providing services. The selling commissions, dealer manager fees and other expenses considered to be underwriting compensation may be paid by the sponsor, the advisor, or their respective affiliates.

Type of Compensation	Determination of Amount	Estimated Amount for Minimum Offering / Maximum Offering
Selling commissions – Our Dealer Manager

We will pay our dealer manager selling commissions of up to 7.0% of gross offering proceeds from the sale of Class A shares and up to 3.0% of gross offering proceeds from the sale of Class T shares. The dealer manager is expected to reallow all selling commissions to participating broker-dealers.

We will not pay selling commissions with respect to shares of any class sold pursuant to our DRIP.

The selling commissions may be reduced or waived in connection with certain categories of sales. See “Plan of Distribution — Compensation of Dealer Manager and Participating Broker-Dealers” and “Plan of Distribution — Volume Discounts.”

$700,000 / $70,000,000(1)

Dealer manager fee – Our Dealer Manager

We will pay our dealer manager a dealer manager fee of up to 3.0% of gross offering proceeds from the sale of Class A shares and Class T shares. The dealer manager may re-allow all or a portion of its dealer manager fees to participating broker-dealers and servicing broker dealers.

We will not pay dealer manager fees in connection with purchases of shares made pursuant to our DRIP.

The dealer manager fee may be reduced or waived in connection with certain categories of sales. See “Plan of Distribution—Compensation of Dealer Manager and Participating Broker-Dealers” and “Plan of Distribution—Volume Discounts.”

$300,000 / $30,000,000(1)

Distribution fee – Our Dealer Manager	With respect to our Class T shares that are sold in the primary offering only, we will pay the dealer manager a distribution fee that accrues daily in an amount equal to 1/365th of 1.0% of the amount of the purchase price per share (or, once reported, the net asset value for the Class T shares) on a continuous basis from year to year. We will continue paying distribution fees with respect to Class T shares sold in this offering until the earliest to occur of the following: (i) a listing of the Class T shares on a national securities exchange, (ii) following the completion of this offering, total underwriting compensation in this

Actual amounts depend upon the number of Class T shares purchased and, therefore, cannot be determined at this time. The maximum distribution fee will equal $22.5 million if we sell the maximum primary offering, assuming all shares sold are Class T shares, all shares are sold on day one of the offering,

Type of Compensation	Determination of Amount	Estimated Amount for Minimum Offering / Maximum Offering

offering equaling 10% of the gross proceeds from our primary offering, (iii) such Class T shares no longer being outstanding or (iv) the passage of four years following the first Class T share purchased in our primary offering. The dealer manager may re-allow all or a portion of the distribution fee to participating broker-dealers and servicing broker dealers. The distribution fee will be payable monthly in arrears. The distribution fee will not be payable with respect to Class T shares issued under the DRIP.

We will not pay a distribution fee with respect to Class A shares.

and no reallocation of shares between our primary offering and our distribution reinvestment plan. In the aggregate, underwriting compensation from all sources, including selling commissions, the dealer manager fee, the distribution fee, and other underwriting compensation paid to participating broker-dealers by us or by our advisor and its affiliates, will not exceed 10% of the gross proceeds from our primary offering.

Acquisition Fee – Our Advisor	We will pay our advisor an acquisition fee equal to 1.0% of the purchase price of each asset acquired, excluding any acquisition expenses.	Actual amounts depend upon the amount of proceeds available for investment and the leverage we incur. Assuming we sell the maximum offering amount, including sales pursuant to the DRIP, 88.5% of such proceeds are available for investment (see “Estimated Use of Proceeds”), we utilize a 70% leverage ratio and all of said proceeds are used for acquiring assets, our acquisition fees will equal $16,549,500.

Other organization and offering expenses – Our Advisor and its affiliates	We will reimburse our advisor and its affiliates for organization and offering expenses it incurs on our behalf, (excluding selling commissions, dealer manager fees and the distribution fee) up to 1.5% of the gross offering proceeds.	$150,000 / $16,500,000 if we sell the maximum number of shares in the primary offering and in our DRIP.

Asset management fee— Our Advisor

The asset management fee will be calculated on a monthly basis in an amount equal to 1/12th of 0.75% of the average of the aggregate book value of our gross assets (before reserves for depreciation or other non-cash reserves), including amounts borrowed and additional amounts used for improvements, computed by taking the average of the book value of our gross assets at the end of each month (or partial month), and is payable monthly in arrears.

Not determinable at this time because the asset management fee is based on a fixed percentage of aggregate asset value. There is no maximum dollar amount of this participation.

Type of Compensation	Determination of Amount	Estimated Amount for Minimum Offering / Maximum Offering

Property management fee and reimbursement – Our Property Manager	We estimate that will pay our property manager aggregate fees equal to approximately 3.0% of the monthly gross revenues from the properties managed by our property manager. We will reimburse our property manager for property-level expenses that it pays or incurs on our behalf, including salaries, bonuses and benefits of persons employed by the property manager.	Not determinable at this time because the fee is based on a fixed percentage of gross revenue and/or market rates.

Incentive fee – Our Property Manager	We also will pay to our property manager an annual incentive fee equal to 15% of net operating income from the properties managed by our property manager, which is an amount equal to operating profit less (i) insurance costs and expenses, (ii) real and personal property taxes, (iii) rental payments pursuant to any capital leases approved by the property manager, and (iv) rental payments pursuant to any ground lease. In no case shall the property management fee combined with the incentive fee exceed 5.0% of annual gross revenues.	Not determinable at this time because the fee is based on a fixed percentage of net operating income received by each hotel property managed by Pillar.

Construction management fee – Our Property Manager	For supervising and/or coordinating any construction, improvements, refurbishments, renovations or restorations of our hotel properties, we will pay our property manager 5.0% of the cost of the total project cost in addition to the property management fee and incentive fee.	Not determinable at this time because the fee is based on a fixed percentage of certain costs. There is no maximum dollar amount of this fee.

Acquisition expenses — Our Advisor, third parties and our Advisor’s Affiliates

We will reimburse our advisor for expenses actually incurred related to selecting, evaluating and acquiring assets on our behalf, regardless of whether we actually acquire the related assets. In addition, we will also pay third parties, or reimburse our advisor or its affiliates, for any investment-related expenses due to third parties, including legal fees and expenses, travel and communications expenses, costs of appraisals, accounting fees and expenses, third-party brokerage or finders’ fees, title insurance expenses, survey expenses, property inspection expenses and other closing costs regardless of whether we acquire the related assets.

Additionally, we may reimburse our advisor for legal expenses it or its affiliates directly perform in connection with the selection, evaluation and acquisition of assets, and we expect these expenses will be approximately 1.0% of the purchase price of each asset or real estate-related investment.

Not determinable at this time because acquisition expenses are based on an estimated percentage of the purchase price of each asset or real estate related investment.

Operating expenses – Our Advisor and Affiliates	We will reimburse our advisor’s costs of providing administrative services, subject to the limitation that we will not reimburse our advisor for any amount by which our operating expenses at the end of the four preceding fiscal quarters exceeds the	Not determinable at this time.

Type of Compensation	Determination of Amount	Estimated Amount for Minimum Offering / Maximum Offering

greater of (a) 2.0% of average invested assets and (b) 25.0% of net income other than any additions to reserves for depreciation, bad debt or other similar non-cash reserves and excluding any gain from the sale of assets for that period. For these purposes, “average invested assets” means, for any period, the average of the aggregate book value of our assets invested, directly or indirectly, in equity interests in and loans secured by real estate (including amounts invested in REITs and other real estate operating companies) before deducting reserves for depreciation, bad debts or other similar non-cash reserves, computed by taking the average of these values at the end of each month during the period. Additionally, we will not make operating expense reimbursements for personnel costs to our advisor in connection with services for which the advisor already receives acquisition fees, acquisition expenses or real estate commissions. We will not reimburse the advisor for salaries and benefits paid to our executive officers.

Restricted stock awards	We will establish a restricted share plan pursuant to which our directors, officers and employees (if we ever have employees), our advisor and its affiliates and their respective employees, employees of entities that provide services to us, directors of our advisor or of entities that provide services to us and their respective employees, certain of our consultants and certain consultants to our advisor and its affiliates or entities that provide services to us and their respective employees may be granted incentive awards in the form of restricted stock.	Restricted stock awards under our restricted share plan may not exceed 5.0% of our outstanding shares on a fully diluted basis at any time, and in any event will not exceed 120,000 shares of Class A stock (as such number may be adjusted for stock splits, stock dividends, combinations and similar events).

Liquidation/Listing Stage

Disposition Fee – Our Advisor or its Affiliates	If our advisor or its affiliates provides a substantial amount of services in connection with the sale of a real property, real estate-related asset or our real estate portfolio, as determined by a majority of the independent directors, our advisor or its affiliates will earn a disposition fee of 0.5% of the sales price of each real property or real estate-related asset sold, or for the sale of our real estate portfolio, excluding selling costs.(2)	Not determinable at this time because the disposition fee is based on a fixed percentage of the sales price of each real property or real estate related asset. There is no maximum dollar amount of this fee.

Subordinated Participation in Net Sales Proceeds (payable only if we are not listed on an exchange, which we have no intention to do at this time) — Our Advisor and Affiliates	Our advisor (in its capacity as special limited partner of NexPoint Hospitality OP) will receive 15.0% of remaining net sales proceeds of NexPoint Hospitality OP after return of capital contributions plus payment to investors of a 6.0% annual cumulative, non-compounded return on the capital	Not determinable at this time. There is no maximum amount of these payments.

Type of Compensation	Determination of Amount	Estimated Amount for Minimum Offering / Maximum Offering

contributed by investors. We cannot assure you that we will provide this 6.0% return, which we have disclosed solely as a measure for our advisor’s and its affiliates’ performance compensation.

Neither our advisor nor any of its affiliates can earn both the subordinated participation in net sales proceeds and the subordinated incentive listing distribution.(3)

Subordinated Incentive Listing Distribution (payable only if we are listed on an exchange, which we have no intention to do at this time) — Our Advisor and Affiliates

Upon the listing of our shares on a national securities exchange, our advisor (in its capacity as special limited partner of NexPoint Hospitality OP) will receive 15.0% of the amount by which the sum of NexPoint Hospitality OP’s market value plus distributions exceeds the sum of the aggregate capital contributed by investors plus an amount equal to a 6.0% annual cumulative, non-compounded return to investors. We cannot assure you that we will provide this 6.0% return, which we have disclosed solely as a measure for our advisor’s and its affiliates’ performance compensation.

Neither our advisor nor any of its affiliates can earn both the subordinated participation in net sales proceeds and the subordinated incentive listing distribution.(3)

Not determinable at this time. There is no maximum amount of this distribution.

Subordinated Distribution Upon Termination of the advisory agreement – Our Advisor and affiliates	Upon termination or non-renewal of the advisory agreement with or without cause, our advisor (in its capacity as special limited partner of NexPoint Hospitality OP), will be entitled to receive distributions from NexPoint Hospitality OP equal to 15.0% of the amount, if any, by which (i) the sum of the appraised value of our assets, plus the total distributions paid to stockholders from our inception through the termination date of the advisory agreement, less any amounts distributable as of the termination date of the advisory agreement to the limited partners of NexPoint Hospitality OP who receive partnership units, exceeds (ii) the aggregate capital contributed by investors, less the portion of any distribution that is attributable to net sales proceeds and by any amounts paid by us to repurchase shares, plus an amount equal to an annual 6.0% cumulative, pre-tax, non-compounded return to investors. We cannot assure you that we will provide this 6.0% return, which we have disclosed solely as a measure for our advisor’s and its affiliates’ incentive compensation. In addition, our advisor may elect to defer its right to receive a subordinated distribution upon termination until either shares of our common stock are listed and	Actual amounts are dependent upon results of operations and, therefore, cannot be determined at the present time.

Type of Compensation	Determination of Amount	Estimated Amount for Minimum Offering / Maximum Offering

traded on a national securities exchange or another liquidity event occurs.

Neither our advisor nor any of its affiliates can earn both a subordinated distribution upon termination of the advisory agreement and either a subordinated participation in net sales proceeds or a subordinated incentive listing distribution, as the case may be.

(1)	Until the NAV pricing date, the per share purchase price for shares in our primary offering will be up to $25.00 for Class A shares and $23.94 for Class T shares (which includes the maximum allowed to be charged for commissions and fees, subject to certain discounts as described in the prospectus). In determining the amount of selling commissions and dealer manager fees, we have assumed the sale of $1,000,000,000 in Class A shares at a purchase price of $25.00 per share.
(2)	In the event of the sale of the entire company, we would pay to our advisor a fee of the lesser of 0.5% of the sales price or 50% of the amount of the investment banking fees related to such sale, if our advisor or its affiliates provides a substantial amount of services in connection with such sale, as determined by a majority of the independent directors.
(3)	Neither our advisor nor any of its affiliates can earn both the subordinated participation in net sales proceeds and the subordinated incentive listing distribution. Any subordinated participation in net sales proceeds becoming due and payable to our advisor or its assignees hereunder shall be reduced by the amount of any distribution made to our advisor pursuant to the operating partnership agreement. Any portion of the subordinated participation in net sales proceeds that our advisor receives prior to our listing will offset the amount otherwise due pursuant to the subordinated incentive listing distribution. In no event will the amount paid to our advisor, if any, exceed the amount considered presumptively reasonable by the NASAA REIT Guidelines.

Certain of the advisory fees payable to our advisor are not based on the performance of our investments.

Due to the apparent preference of the public markets for internally-managed companies, a decision to list our shares on a national securities exchange could be preceded by a decision to become internally-managed. Given our advisor’s familiarity with our assets and operations, we could prefer to become internally-managed by acquiring our advisor. Even though our advisor will not receive internalization fee, such an internalization transaction could result in significant payments to affiliates of our advisor irrespective of whether you received the returns on which we have conditioned other back-end compensation, and we would not be required to seek a stockholder vote to become internally-managed.

If we remained externally managed after listing, we would seek to negotiate in good faith with our advisor a fee structure appropriate for an entity with a perpetual life. A majority of our independent directors would have to approve any new fee structure negotiated with our advisor. In negotiating a new fee structure, the independent directors must consider all of the factors they deem relevant, including but not limited to:

•	the size of the advisory fee in relation to the size, composition and profitability of our portfolio;

•	the success of our advisor in generating opportunities that meet our investment objectives;

•	the rates charged to other REITs and to investors other than REITs by advisors performing similar services;

•	additional revenues realized by our advisor through their relationship with us;

•	the quality and extent of service and advice furnished by our advisor;

•	the performance of our investment portfolio, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations; and

•	the quality of our portfolio in relationship to the investments generated by our advisor for the account of other clients.

STOCK OWNERSHIP

The following table shows, as of the date of this prospectus, the amount of our common stock beneficially owned (unless otherwise indicated) by (1) any person who is known by us to be the beneficial owner of more than 5% of the outstanding shares of common stock, (2) our directors, (3) our executive officers, and (4) all of our directors and executive officers as a group.

Name of Beneficial Owners (1)	Number of Shares Beneficially Owned	Percentage of Class (assuming minimum offering requirement is met)	Percentage of Class (assuming sale of maximum number of shares)
Greater than 5% Stockholders
NexPoint Real Estate Advisors III, L.P	8,888.89	2.0%	*
Directors
Brian Mitts	—	—	—
[Independent Director]
[Independent Director]
Executive Officers
James Dondero (2)	8,888.89	2.0%	*
Matthew McGraner	—	—	—
Matthew Goetz	—	—	—
All directors and executive officers as a group ( persons)	8,888.89	2.0%	*

*	Less than 1%
(1)	The address for each beneficial owner is c/o NexPoint Hospitality Trust, Inc., 300 Crescent Court, Suite 700, Dallas, Texas 75201.
(2)	As of the date of this prospectus, NexPoint Real Estate Advisors III, L.P. owned 8,888.89 shares of our Class A common stock. In connection with our formation, we sold an aggregate of 22,223 shares of our common stock to NexPoint Real Estate Advisors III, L.P. Effective as of October 16, 2015, we effected a reverse stock split, whereby every two and one-half shares of our common stock issued and outstanding were combined into one share of common stock, resulting in NexPoint Real Estate Advisors III, L.P. owning 8,888.89 shares of our common stock. Mr. Dondero controls NexPoint Advisors GP, LLC, the general partner of NexPoint Advisors, L.P., which wholly owns our advisor. Through his control of NexPoint Advisors GP, LLC and NexPoint Advisors, L.P., Mr. Dondero may be viewed as having voting and dispositive power over the shares of our common stock directly owned by our advisor.

CONFLICTS OF INTEREST

We are subject to various conflicts of interest arising out of our relationship with our advisor and its affiliates, some of whom serve as our officers and directors. We discuss these conflicts below and conclude this section with a discussion of the corporate governance measures we have adopted to mitigate some of the risks posed by these conflicts.

We have entered into an advisory agreement with our advisor. Pursuant to this agreement, our senior management and members of our investment committee have ownership and financial interests that may conflict with those of our stockholders. All of our executive officers, some of our directors, and other key professionals engaged by our advisor are also officers, directors, managers, key professionals or holders of a direct or indirect controlling interest in our advisor, our dealer manager and their affiliates. Some of our executive officers and directors also serve as principals of other investment managers affiliated with our advisor that do and may in the future manage investment funds, accounts or other investment vehicles with investment objectives similar to ours. In addition, our executive officers and directors and the members of our advisor serve or may serve as officers, directors or principals of entities that operate in the same, or related, line of business as we do or of investment funds, accounts or other investment vehicles managed by our affiliates. These investment funds, accounts or other investment vehicles may have investment objectives similar to our investment objectives. These funds and vehicles may directly compete with us for investment opportunities because of the similarities between their investment objectives and ours. As a result, we may not be given the opportunity to participate in certain investments made by investment funds, accounts or other investment vehicles managed by our advisor or its affiliates. However, in order to fulfill its fiduciary duties to each of its clients, our advisor will seek to allocate investment opportunities in a manner that is fair and equitable over time and is consistent with our advisor’s allocation policy, so that we are not disadvantaged in relation to any other client. See “Risk Factors—Risks Relating to Conflicts of Interest” and “ – Certain Conflict Resolution Procedures – Allocation Policy.”

Our advisor and its affiliates are not prohibited from engaging, directly or indirectly, in any other business or from possessing interests in any other business venture or ventures, including businesses and ventures involving the acquisition of assets of the type that we intend to invest in.

Our Sponsor and its Affiliates

We are one of five real estate based companies directly or indirectly sponsored and/or advised by the Highland Capital Management group of companies, including Freedom REIT, LLC and NexPoint Real Estate Capital, Inc., which are subsidiaries of NHF, a registered closed-end investment company that has its shares trade on the NYSE, NXRT, a REIT that has its shares listed on the NYSE, and NMRT. NMRT’s registration statement was declared effective by the SEC in August 2015, and NMRT commenced its public offering shortly thereafter. Freedom REIT, LLC is a Delaware limited liability company organized on September 17, 2012 to invest capital for NHF. On March 31, 2015, Freedom REIT, LLC contributed all but one of its multifamily properties to NXRT in exchange for all of NXRT’s shares. Simultaneously, NXRT’s shares were distributed to NHF stockholders. Additionally, the Highland Capital Management group of companies is the sponsor of NexPoint Capital, a Maryland corporation organized in September 2013 that elected to be regulated as a business development company under the Investment Company Act of 1940.

All of our executive officers, some of our directors, and other key professionals engaged by our advisor to provide services on our behalf are also officers, directors, managers, or key professionals of our advisor or its affiliates. In the future, some of these parties and other affiliates of our sponsor may organize other real estate programs, serve as the investment advisor to other investment programs and acquire for their own account real estate properties that may be suitable for us. Mr. Dondero is a portfolio manager for each of NHF and NexPoint Capital. Mr. Dondero also serves as Chairman of NexBank, an affiliated bank majority owned by Mr. Dondero, President of NexPoint Capital, Inc., and as President of NMRT and NexPoint Advisors, L.P. Mr. McGraner is a member of the investment committee of NXRT. Mr. Mitts is Financial Operations Officer of our dealer manager,

Vice President and Chief Financial Officer of NexPoint Capital, Inc., Chief Financial Officer and Executive VP-Finance of NMRT and NexPoint Real Estate Advisors, L.P. and Chief Operating Officer of NexPoint Advisors, L.P. and NXRT.

We and our affiliates, including personnel of our advisor and its affiliates, may invest in assets originated by, or enter into loans, borrowings and/or financings with our advisor or its affiliates, including but not limited to NexBank, including in primary and secondary transactions with respect to which our advisor or its affiliates may receive customary fees from the applicable issuer, and neither we nor our subsidiaries shall have the right to any such fees. In each such case, our advisor and such affiliates may have a potentially conflicting division of loyalties and responsibilities regarding us and the other parties to such investment. Under certain circumstances, our advisor and its affiliates may determine that it is appropriate to avoid such conflicts by selling an investment at a fair value that has been calculated pursuant to our advisor’s valuation procedures to another fund managed or advised by our advisor or such affiliates.

Policies and Procedures for Managing Conflicts

Our sponsor, advisor and its affiliates have both subjective and objective procedures and policies in place designed to manage the potential conflicts of interest between our advisor’s fiduciary obligations to us and its similar fiduciary obligations to other clients. For example, such policies and procedures are designed to ensure that investment opportunities are allocated in a fair and equitable manner among us and their other clients. An investment opportunity that is suitable for multiple clients of our advisor and its affiliates may not be capable of being shared among some or all of such clients and affiliates due to the limited scale of the opportunity or other factors. There can be no assurance that our advisor’s or its affiliates’ efforts to allocate any particular investment opportunity fairly among all clients for whom such opportunity is appropriate will result in an allocation of all or part of such opportunity to us. Not all conflicts of interest can be expected to be resolved in our favor. See “Conflicts of Interest — Certain Conflicts Resolution Procedures”.

Our advisory agreement with our advisor requires that our advisor periodically inform our board of directors of the investment opportunities that have been offered to other Highland Capital Management-sponsored programs so that our board of directors can evaluate whether we are receiving our fair share of opportunities. Our advisor is to inform our board of directors of such investment opportunities quarterly. Our advisor’s success in generating investment opportunities for us and the fair allocation of opportunities among Highland Capital Management-sponsored programs are important criteria in our independent directors’ determination to continue or renew our arrangements with our advisor and its affiliates. Our board of directors has a duty to ensure that our advisor and its affiliates fairly apply this method for allocating investment opportunities among the Highland Capital Management-sponsored programs.

Advisory Agreement

We rely on our advisor for the day-to-day operation of our business. Our advisor is an affiliate of Highland Capital Management and will, in turn, depend upon access to the investment professionals and other resources of Highland Capital Management and its affiliates to fulfill its obligations to us under the advisory agreement. Our advisor will also depend on Highland Capital Management and its affiliates to obtain access to deal flow generated by the professionals of Highland Capital Management. Through a Shared Services between our advisor and the sponsor, our advisor may utilize employees from affiliated entities, including Highland Capital Management, in connection with various services such as human resources, accounting, tax, valuation, information technology services, office space, employees, compliance, and legal. Under the Shared Services Agreement, these costs are allocated to our advisor based on a per employee charge that is assigned to provide services to it. To the extent an employee is not fully allocated to our advisor, the charge for services is pro-rated accordingly. Highland Capital Management and our advisor or its affiliates pay all of the employees assigned to provide services to our advisor. We cannot assure you that Highland Capital Management and its affiliates will fulfill their obligations under this agreement with our advisor. If Highland Capital Management and its affiliates fail to perform, we cannot assure you that our advisor will enforce the Shared Services Agreement, that such agreement will not be terminated by either party, or that we will continue to have access to the investment professionals of Highland Capital Management and its affiliates, or their market knowledge and deal flow.

Valuation Conflicts

Once we begin to calculate our net asset value, the asset management fees payable to our advisor will be based on net asset value, which the advisor is responsible for calculating. Appraisals and valuations of our commercial real estate assets, which will be used to calculate net asset value, will be estimates and may not correspond to the amount that may be realized by us upon a sale of such. Our advisor may be motivated to establish a net asset value at a higher amount than what could actually be realized upon a sale because a higher net asset value will result in higher compensation to the advisor.

Lack of Separate Representation

Morris, Manning & Martin, LLP acts, and may in the future act, as counsel to us, our advisor, our dealer manager and their affiliates in connection with this offering or otherwise. There is a possibility that in the future the interests of the various parties may become adverse, and under the Code of Professional Responsibility of the legal profession, Morris, Manning & Martin, LLP may be precluded from representing any one or all of such parties. If a dispute were to arise between us, our advisor, our dealer manager or any of their affiliates, separate counsel for such matters will be retained as and when appropriate.

Joint Ventures with Affiliates of Our Advisor

We may enter into joint ventures with other Highland Capital Management-sponsored programs (as well as other parties) for the acquisition of hospitality real estate investments. Our advisor and its affiliates may have conflicts of interest in determining that a Highland Capital Management-sponsored program should enter into any particular joint venture agreement. The co-venturer may have economic or business interests or goals which are or which may become inconsistent with our business interests or goals. In addition, should any such joint venture be consummated, our advisor may face a conflict in structuring the terms of the relationship between our interests and the interest of the co-venturer and in managing the joint venture. Since our advisor and its affiliates will control both us and any affiliated co-venturer, agreements and transactions between the co-venturers with respect to any such joint venture will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated co-venturers. Our charter permits such joint ventures if a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction, approve our investment as fair and reasonable and on substantially the same terms and conditions as those received by the other joint venturers.

Our advisor and/or its affiliates may participate in creditors or other committees with respect to the bankruptcy, restructuring or workout of our joint ventures. In such circumstances, our advisor may take positions on behalf of itself or its affiliates that are adverse to our interests.

Our advisor and/or its affiliates may act as an underwriter, arranger or placement agent, or otherwise participate in the origination, structuring, negotiation, syndication or offering of investments purchased by us. Such transactions would be on an arm’s-length basis and may be subject to arm’s-length fees. There is no expectation for preferential access to transactions involving investments that are underwritten, originated, arranged or placed by our advisor and/or its affiliates and neither we nor our stockholders shall have the right to any such fees.

Receipt of Fees and Other Compensation by Our Advisor and Its Affiliates

Our advisor and its affiliates receive fees from us, which could be substantial and have not been negotiated at arm’s length. These fees could influence our advisor’s advice to us as well as the judgment of affiliates of our advisor, some of whom also serve as our executive officers and directors and the key real estate professionals of our sponsor. Among other matters, these compensation arrangements could affect their judgment with respect to:

•	the continuation, renewal or enforcement of our agreements with our advisor and its affiliates, including the advisory agreement and the dealer manager agreement;

•	public offerings of equity by us, which entitle our dealer manager to dealer manager fees and will likely entitle the advisor to increased acquisition fees and asset management subordinated participation interests;

•	sales of properties and other investments to third parties, which entitle our advisor to a disposition fee and a subordinated participation in net sales proceeds;

•	acquisitions of properties and other investments and loan originations to third parties, which entitle our advisor to acquisition fees and asset management subordinated participation interests;

•	acquisitions of properties and other investments that in some cases may originate from other programs sponsored by the parent of our sponsor, which may entitle affiliates of our sponsor to disposition fees and possible subordinated incentive fees and distributions in connection with their services for the seller;

•	borrowings to acquire properties and other investments and to originate loans, which borrowings will increase the acquisition fees and asset management subordinated participation interests payable to our advisor;

•	whether and when we seek to list our common stock on a national securities exchange, which listing could entitle our advisor to a subordinated incentive distribution; and

•	whether and when we seek to sell the company or its assets, which sale could entitle our advisor to a subordinated participation in net sales proceeds.

The fees our advisor and its affiliates receive in connection with transactions involving the acquisition of assets are based initially on the cost of the investment, including costs related to loan originations, and are not based on the quality of the investment or the quality of the services rendered to us. This may influence our advisor to recommend riskier transactions to us, and our advisor may have an incentive to incur a high level of leverage. In addition, because the fees are based on the cost of the investment, it may create an incentive for our advisor to recommend that we purchase assets with more leverage and at higher prices.

A transaction involving the purchase and sale of properties may result in the receipt of commissions, fees and other compensation by our advisor and its affiliates, including acquisition fees, real estate brokerage commissions and participation in non-liquidating net sales proceeds. However, the fees and compensation payable to our advisor and its affiliates relating to the sale of properties will only be payable after the return to the stockholders of their capital contributions plus cumulative returns on such capital (other than any sales commissions, which are based on and deducted from the contract sales price of the property sold). Our advisor will have considerable discretion with respect to all decisions relating to the terms and timing of all transactions, subject to certain limitations and oversight by our board of directors.

Subject to prior approval of our board of directors, certain affiliates of our advisor, including NexBank and Governance Re (an entity that may be deemed to be controlled by Mr. Dondero), among others, may provide banking, agency, insurance and other services to us and our affiliates for customary fees, and neither we, nor our subsidiaries will have a right to any such fees.

We may also pay significant fees during our listing/liquidation stage. Although most of the fees payable during our listing/liquidation stage are contingent on our investors first receiving agreed-upon investment returns, affiliates of our advisor could also receive significant payments even without our reaching the investment return thresholds should we seek to become internally-managed. Due to the apparent preference of the public markets for internally-managed companies, a decision to list our shares on a national securities exchange might be preceded by a decision to become internally-managed, and given our advisor’s familiarity with our assets and operations, we might prefer to become internally-managed by acquiring entities affiliated with our advisor. Even though our advisor will not receive internalization fees, our advisor may have conflicts of interest concerning our listing/liquidation stage, particularly due to the fact the advisor may receive more value from a listing rather than a liquidation. For example, our advisor will receive its incentive fee in the form of shares of common stock upon a listing, which may be worth more than such fees paid in cash upon liquidation. Furthermore, our advisor will defer its tax liability in a listing situation which may be beneficial.

Formation Transactions

In connection with our incorporation, we sold an aggregate of 22,223 shares of our common stock to our advisor for an aggregate purchase price of $200,000, or $9.00 per share, reflecting the fact that selling commissions and dealer manager fees were not paid in connection with the sale. These shares were subsequently renamed as shares of Class A common stock. Effective as of October 16, 2015, we effected a reverse stock split, whereby every two and one-half shares of our common stock issued and outstanding were combined into one share of common stock, resulting in 8,888.89 shares of our common stock issued and outstanding. Our advisor or any affiliate may not sell these shares while our sponsor remains our sponsor, but it may transfer the shares to other affiliates. Upon the effectiveness of this registration statement, we intend to sell to our advisor and its affiliates, approximately 133,333 shares of our common stock at $22.50 per share, reflecting the fact that selling commissions and dealer manager fees will not be paid in connection with the sale, in exchange for gross proceeds of approximately $3,000,000.

Affiliated Dealer Manager

The dealer manager is an affiliate of Highland Capital Management. This relationship may create conflicts in connection with the dealer manager’s due diligence obligations under the federal securities laws. Although the dealer manager will examine the information in this prospectus for accuracy and completeness, due to its affiliation with Highland Capital Management, no independent review of us will be made in connection with the distribution of our shares in this offering of the type normally performed by an unaffiliated underwriter in connection with the offering of securities. Accordingly, investors in this offering do not have the benefit of an independent due diligence review and investigation. In addition, the dealer manager is entitled to compensation in connection with this offering. See “Plan of Distribution – Compensation of Dealer Manager and Participating Broker-Dealers.”

Certain Conflict Resolution Procedures

Every transaction that we enter into with our sponsor, our advisor or any of their affiliates may present a conflict of interest. In order to reduce or eliminate certain potential conflicts of interest, our charter provides that a majority of our board of directors, including a majority of our independent directors, not otherwise interested in the transaction, determine that any transaction with our sponsor, our advisor or any affiliate thereof is fair and reasonable to us and on terms and conditions no less favorable to us than those available from unaffiliated third parties. Our board of directors may encounter conflicts of interest in enforcing our rights against any affiliate in the event of a default by or disagreement with such affiliate or in invoking powers, rights or options pursuant to any agreement between us and our advisor or any of its affiliates. The independent directors, which may retain their own legal and financial advisors, are empowered to act on any matter permitted under Maryland law.

Among the matters we expect the independent directors to act upon are:

•	the continuation, renewal or enforcement of our agreements with our advisor and its affiliates, including the advisory agreement and the dealer manager agreement;

•	public offerings of securities;

•	certain property sales;

•	certain property acquisitions;

•	transactions with affiliates;

•	compensation of our officers and, if applicable directors, who are affiliated with our advisor;

•	whether and when we seek to list our shares of common stock on a national securities exchange;

•	whether and when we seek to become internally-managed, which decision could lead to our acquisition of our advisor at a substantial price; and

•	whether and when we seek to sell the company or its assets.

Allocation Policy

As of the date of this prospectus, no other entities managed by our advisor or its affiliates intend to invest primarily in hospitality assets. Although Freedom REIT, LLC may opportunistically target real estate investments in multifamily, hospitality, office and net lease property types, our advisor and its personnel are required to offer to us any investment opportunities in hospitality assets that meet our investment objectives and criteria before offering any such investment opportunities to any other affiliated entity, including Freedom REIT, LLC. There is no assurance that we will be able to participate in all such investment opportunities that are presented to us.

Review by Independent Directors

Every transaction that we enter into with our advisor or its affiliates will be subject to an inherent conflict of interest. In order to reduce or eliminate certain potential conflicts of interest, our charter provides that, a majority of our board of directors, including a majority of our independent directors, not otherwise interested in the transaction, determine that the transaction is fair and reasonable to us. Our board of directors may encounter conflicts of interest in enforcing our rights against any affiliate in the event of a default by or disagreement with such affiliate or in invoking powers, rights or options pursuant to any agreement between us and our advisor or any of its affiliates. The independent directors, which may retain their own legal and financial advisors, are empowered to act on any matter permitted under Maryland law. If the independent directors determine that a matter at issue is such that the exercise of independent judgment by the other directors could be compromised, the independent directors must approve the matter.

Among the matters we expect the independent directors to act upon are:

•	the continuation, renewal or enforcement of our agreements with our advisor and its affiliates, including the advisory agreement and the dealer manager agreement;

•	public offerings of securities;

•	property sales;

•	property acquisitions;

•	transactions with affiliates;

•	compensation of our officers and directors who are affiliated with our advisor;

•	whether and when we seek to list our shares of common stock on a national securities exchange;

•	whether and when we seek to become internally-managed, which decision could lead to our acquisition of our advisor at a substantial price; and

•	whether and when we seek to sell the company or its assets.

Other Charter Provisions Relating to Conflicts of Interest

Our charter contains many restrictions relating to conflicts of interest, including the following:

Advisor Compensation. The independent directors must evaluate at least annually whether the compensation that we contract to pay to our advisor and its affiliates is reasonable in relation to the nature and quality of services performed and that such compensation is within the limits prescribed by the charter. The independent directors must supervise the performance of our advisor and its affiliates and the compensation we pay to them to determine that the provisions of our compensation arrangements are being carried out. The independent directors must base this evaluation on the factors set forth below as well as any other factors deemed relevant by the independent directors committee, and such findings will be recorded in the minutes of the board of directors:

•	the amount of the fees paid to our advisor in relation to the size, composition and performance of our investments;

•	the success of our advisor in generating appropriate investment opportunities;

•	the rates charged to other REITs and others by advisors performing similar services;

•	additional revenues realized by our advisor and its affiliates through their relationship with us, including whether we pay them or they are paid by others with whom we do business;

•	the quality and extent of service and advice furnished by our advisor and its affiliates;

•	the performance of our investment portfolio; and

•	the quality of our investment portfolio relative to the investments generated by our advisor for its own account and for its other clients.

Under our charter, we can only pay our advisor or its affiliates a real estate commission in connection with the sale of a property if it provides a substantial amount of the services in the effort to sell the property, as determined by a majority of our independent directors, and the commission does not exceed the lesser of (i) one-half of a real estate commission that is reasonable, customary and competitive in light of the size, type and location of the property and (ii) 3% of the sales price of the property. In addition, if in connection with the sale we pay commissions to third parties unaffiliated with our advisor, the commission paid to our advisor may not exceed the commission paid to such third parties. Moreover, our charter also provides that the commission, when added to all other real estate commissions paid to unaffiliated parties in connection with the sale, may not exceed the lesser of a competitive real estate commission or 6% of the sales price of the property.

Our charter also requires any incentive fee we may pay our advisor or an entity affiliated with our advisor in connection with the liquidation of our portfolio to be reasonable. An incentive fee is presumed reasonable if it does not exceed 15% of the balance of the net proceeds remaining after payment to common stockholders, in the aggregate, of an amount equal to 100% of the original issue price of the common stock, plus an amount equal to 6% of the original issue price of the common stock per year cumulative. Under the advisory agreement, the incentive fee equals 15% of the balance of the net proceeds remaining after payment to common stockholders, in the aggregate, of an amount equal to 100% of the original issue price of the common stock, plus an amount equal to 8% of the original issue price of the common stock per year cumulative. At the option of our advisor, we may pay any incentive fee in the form of stock, cash, a non-interest bearing promissory note or any combination thereof.

Our charter also limits the amount of acquisition fees and acquisition expenses we can incur to a total of 6% of the contract purchase price for the property or, in the case of a mortgage loan, to 6% of the funds advanced. This limit may only be exceeded if a majority of our board of directors, including a majority of our independent directors, not otherwise interested in the transaction approves the fees and expenses and finds the transaction to be commercially competitive, fair and reasonable to us.

Term of Advisory Agreement. Each contract for the services of our advisor may not exceed one year, although there is no limit on the number of times that a particular advisor may be retained. Our advisor may terminate the advisory agreement without cause or penalty on 60 days’ written notice. A majority of our independent directors may also terminate the advisory agreement without cause or penalty on 60 days’ written notice. For these purposes, by “without penalty,” we mean that we can terminate our advisor without having to compensate our advisor for income lost as a result of the termination of the advisory agreement. The advisory agreement does contain a provision to eliminate the possibility that our advisor could be terminated as a way to avoid having to pay the Subordinated Participation in Net Sale Proceeds.

Our Acquisitions. We will not purchase or lease properties in which our sponsor, our advisor, any of our directors or any of their affiliates has an interest without a determination by a majority of our board of directors, including a majority of the independent directors, not otherwise interested in the transaction, that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the property to the affiliated seller or lessor unless there is substantial justification for the excess amount. Generally, the purchase price that we will pay for any property will be based on the fair market value of the property as determined by a majority of our directors. In the cases where a majority of our independent directors require and in all cases in which the transaction is with our sponsor, our advisor, any of our directors or any of their affiliates, we will obtain an appraisal of fair market value by an independent expert selected by our independent directors. In no event will we acquire any such property at an amount in excess of its current appraised value as determined by an independent expert selected by our independent directors not otherwise interested in the transaction.

Mortgage Loans Involving Affiliates. Our charter prohibits us from investing in or making mortgage loans in which the transaction is with our sponsor, our advisor any of our directors or any of their affiliates unless an independent expert appraises the underlying property. We must keep the appraisal for at least five years and make it available for inspection and duplication by any of our stockholders. In addition, we must obtain a mortgagee’s or owner’s title insurance policy or commitment as to the priority of the mortgage or the condition of the title. Our charter prohibits us from making or investing in any mortgage loans that are subordinate to any mortgage or equity interest of our sponsor, our advisor, any of our directors or officers or any of their affiliates.

Other Transactions Involving Affiliates. A majority of our board of directors, including a majority of the independent directors, not otherwise interested in the transaction, must conclude that all other transactions, including sales and leases of our properties and any joint ventures, between us and our sponsor, our advisor, any of directors or any of their affiliates are fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

Limitation on Operating Expenses. Commencing on the earlier of four fiscal quarters after (i) we make our first investment or (ii) six months after commencement of this offering, our advisor must reimburse us the amount by which our aggregate total operating expenses for the four fiscal quarters then ended exceed the greater of 2% of our average invested assets or 25% of our net income, unless our independent directors have determined that such excess expenses were justified based on unusual and non-recurring factors that they deem sufficient. Any findings and the reasons in support thereof shall be reflected in the minutes of the meeting of the board. Within 60 days after the end of any of our fiscal quarters for which total operating expenses exceeded 2% of average invested assets or 25% of net income, whichever is greater, we shall send to the stockholders a written disclosure of such fact together with an explanation of the factors the independent directors considered in arriving at the conclusion that such higher operating expenses were justified. In the event our independent directors do not determine such excess expenses are justified, the advisor shall reimburse us at the end of the twelve month period the amount by which the aggregate annual expenses paid or incurred by us exceed the limitation provided herein. “Average invested assets” means, for any period, the average of our aggregate book value of the assets invested, directly or indirectly, in equity interests in and loans secured by real estate (including amounts invested in REITs and other real estate companies), before deducting reserves for depreciation, bad debts or other similar non-cash reserves for depreciation or bad debts or other similar non-cash reserves computed by taking the average of such values at the end of each month during such period. “Total operating expenses” means all expenses paid or incurred by us, as determined under GAAP, that are in any way related to our operation, including advisory fees, but excluding (a) the expenses of raising capital such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and stock exchange listing of our stock; (b) interest payments; (c) taxes; (d) non-cash expenditures such as depreciation, amortization and bad debt reserves; (e) reasonable incentive fees to the extent permitted by our charter; and (f) acquisition fees, acquisition expenses (such as expenses relating to potential acquisitions that we do not close), real estate commissions on the resale of property and other expenses connected with the acquisition, disposition, management and ownership of real estate interests, mortgage loans or other property (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property).

Issuance of Options and Warrants to Certain Affiliates. We may not issue options or warrants to purchase our common stock to our sponsor, our advisor, any of our directors or any of their affiliates, except on the same terms as such options or warrants, if any, are sold to the general public. We may not issue options or warrants at exercise prices less than the fair market value of the underlying securities on the date of grant and not for consideration (which may include services) that in the judgment of our independent directors has a market value less than the value of such option or warrant on the date of grant. Any options or warrants we issue to our sponsor, our advisor, any of our directors or any of their affiliates shall not exceed an amount equal to 10% of our outstanding common stock on the date of grant.

Repurchase of Our Shares. We will not pay a fee to our sponsor, our advisor, any of our directors or any of their affiliates in connection with our repurchase of our common stock.

Loans. We will not make any loans to our sponsor, our advisor, any of our directors or any of their affiliates except for certain mortgage loans and loans to wholly owned subsidiaries. In addition, we will not borrow from these parties unless a majority of our board of directors, including a majority of our independent directors, not otherwise interested in such transaction, approve the transaction as being fair, competitive and commercially reasonable, and no less favorable to us than comparable loans between unaffiliated parties. These restrictions on loans will only apply to advances of cash that are commonly viewed as loans, as determined by the board of directors. By way of example only, the prohibition on loans would not restrict advances of cash for legal expenses or other costs incurred as a result of any legal action for which indemnification is being sought, nor would the prohibition limit our ability to advance reimbursable expenses incurred by directors or officers or our advisor or its affiliates.

Reports to Stockholders. Our charter requires that we prepare an annual report and deliver it to our stockholders within 120 days after the end of each fiscal year. Our board of directors, including our independent directors, will take reasonable steps to insure that these requirements are met. Among the matters that must be included in the annual report are:

•	financial statements prepared in accordance with GAAP that are audited and reported on by independent certified public accountants;

•	the ratio of the costs of raising capital during the year to the capital raised;

•	the aggregate amount of advisory fees and the aggregate amount of other fees paid to our advisor and any affiliate of our advisor by us or third parties doing business with us during the year;

•	our total operating expenses for the year, stated as a percentage of our average invested assets and as a percentage of our net income;

•	a report from our independent directors that our policies are in the best interest of our common stockholders and the basis for such determination; and

•	separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving us, our sponsor, our advisor, a director or any affiliate thereof during the year, and our independent directors are specifically charged with a duty to examine and comment in the report on the fairness of the transactions.

Voting of Shares Owned by Affiliates. Our advisor or a director or any of their affiliates may not vote their shares regarding (i) the removal of any of these parties or (ii) any transaction between them and us.

Ratification of Charter Provisions. Our board of directors, including a majority of the independent directors, reviewed and ratified our charter by the vote of a majority of its members, as required by our charter.

Independent Directors

In order to reduce the risks created by conflicts of interest, our charter requires our board to be comprised of a majority of persons who are independent directors except for a period of up to 60 days after the death, resignation or removal of an independent director pending the election of such independent director’s successor. Our charter also empowers the independent directors to retain their own legal and financial advisors. A majority of the independent directors have approved matters relating to or act upon:

•	the duty of the board to establish written policies on investments and borrowing and to monitor the administrative procedures, our and our advisor’s investment operations and performance to assure that such policies are carried out;

•	our minimum capitalization;

•	the advisory agreement;

•	liability and indemnification;

•	the reasonableness of our fees and expenses;

•	limitations on organization and offering expenses;

•	limitations on acquisition fees and acquisition expenses;

•	limitations on total operating expenses;

•	limitations on real estate commissions on resale of property;

•	limitations on incentive fees;

•	advisor compensation;

•	the independent directors’ periodic duty to review our investment policies;

•	the authority to select an independent appraiser to determine the fair market value that we pay for real estate that we acquire both (x) when a majority of the independent directors determine to appoint an independent appraiser to determine fair market value in connection with any acquisition by us and (y) whenever we acquire property from the advisor, the directors, the sponsor or their affiliates;

•	the restrictions and procedures relating to meetings of stockholders;

•	the authority of a majority of stockholders present in person or by proxy at an annual meeting at which a quorum is present, without the necessity for concurrence by the board, to vote to elect the directors;

•	the requirements of any reinvestment plan that the board establishes, relating to periodic distribution of certain material information to stockholders and opportunity for participating stockholders to withdraw;

•	the adoption of an extension of our liquidity deadline or a plan of liquidation; and

•	the requirement that a majority of independent directors approve matters relating to modifications to their duties and restrictions.

INVESTMENT OBJECTIVES AND CRITERIA

General

We invest in commercial real estate properties. Our primary investment objectives are:

•	to provide current income for you through the payment of cash distributions;

•	to preserve and return your capital contributions; and

•	to realize capital appreciation on our properties.

We may return all or a portion of your capital contribution in connection with a sale of the company or the properties we will acquire. Alternatively, you may be able to obtain a return on all or a portion of your capital contribution in connection with the sale of your shares.

In addition, a majority of the independent members of our board of directors may vote to give our sponsor or advisor, or their affiliates, the option to repurchase all shares from stockholders if (a) a liquidity event is not achieved by the sixth anniversary of the termination of our primary offering or (b) at any time with 120 days’ prior notice. The repurchase price shall be equal to the investor’s return of gross capital, plus a 7.0% cumulative, non-compounded annual return on adjusted capital. Upon repurchase, the advisor is restricted from selling any assets (except in the ordinary course of business), pursuing a listing on an exchange, or pursuing any other type of liquidity event for a period of 12 months after the purchase of all shares closes.

Our board may revise our investment policies, which we describe in more detail below, without the concurrence of our stockholders. Our independent directors will review our investment policies at least annually to determine that our policies are in the best interest of our stockholders.

We cannot assure you that we will attain these objectives or that the value of our assets will not decrease. Furthermore, within our investment objectives and policies, our advisor will have substantial discretion with respect to the selection of specific investments and the purchase and sale of our assets, subject to the approval of our board of directors.

Acquisition and Investment Policies

Primary Investment Focus – Hotel Properties

We intend to directly or indirectly acquire, own and selectively develop a diversified portfolio consisting primarily of existing extended stay and select-service hotel properties, and on an opportunistic basis, full-service hotel properties, that are classified in the “upper upscale,” “upscale” and “upper mid-scale” chain scales of the hospitality industry, as defined by Smith Travel Research, Inc., and operated under widely recognized brands such as Marriott, Hilton, Hyatt, Starwood and the InterContinental Hotels Group. Chain scale segments are a method by which branded hotels are grouped by Smith Travel Research, Inc. based on the actual average room rates. We expect that our hotel properties will be located in areas that we believe exhibit strong economic features. Select-service and extended stay hotel properties, which we expect to comprise a majority of our portfolio, typically do not include amenities provided in full-service hotel properties; therefore, select-service and extended stay hotel properties primarily derive their revenues from hotel room rentals and, to a lesser extent, from restaurants, meeting space and other similar income streams. Extended-stay hotel properties are generally high-quality, residential style hotels that offer a package of services and amenities for extended-stay business and leisure travelers. We may also opportunistically invest in full-service hotel properties, although we do not expect such properties to comprise a substantial portion of our portfolio. Full-service hotel properties generally provide a full complement of guest amenities including restaurants, large meeting facilities, concierge, and room service, porter service or valet parking. However, to the extent we invest in full-service hotel properties, we expect that such hotel properties will have moderate and/or leased restaurant options, limited meeting space and offer minimal guest amenities. We may also make investments in debt related to those types of hotel properties.

We will seek to acquire hotel properties that offer a high current yield and/or be underperforming assets with the potential to increase in value through a market-based recovery, brand repositioning, investments in capital improvements, revenue enhancements, operational improvements, expense inefficiencies, and exploiting excess land or underutilized space. Our governing documents do not require us to seek stockholder approval to change our investment strategy or the types of properties in which we may invest. In addition, we are not limited as to the geographic area where we may invest in properties and conduct our operation.

We believe that current dynamics in the hospitality industry will create attractive opportunities for us to acquire hotel properties consistent with our investment objectives at prices below replacement cost, with the potential to achieve long-term growth in value and generate attractive returns for stockholders.

Specific acquisition criteria may include, but are not limited to, the following:

•	close proximity to demand generating landmarks, including business and corporate headquarters, retail centers, airports, medical facilities, universities, tourist attractions and convention centers, with a diverse source of potential guests, including corporate, government and leisure travelers;

•	markets exhibiting barriers to entry, such as scarcity of development sites, regulatory hurdles, high per room development costs and long lead times for new development;

•	acquisition price at a discount to replacement cost;

•	properties not subject to long-term management contracts with hotel management companies;

•	potential return on investment activities, including redevelopment, rebranding, redesign, expansion and change of management;

•	opportunities to implement value-added operational improvements; and

•	varied, stable and/or growing and reliable demand characteristics supported by favorable demographic indicators.

We may also seek to invest in hospitality debt, mezzanine debt and preferred equity in situations where the risk/return correlation is more attractive than investments in common equity. This strategy would be designed to minimize potential losses during market downturns and maximize risk adjusted total returns to our stockholders in all market cycles.

Joint Venture Investments and Other Equity Securities

We may enter into joint ventures for the acquisition, development or improvement of properties and we will likely acquire additional properties through joint venture arrangements with some of the proceeds of this offering. In addition, we intend to engage third parties to assist with our diligence process regarding potential properties we may acquire. We have no plans to enter into joint ventures and other co-ownership arrangements or participations with other Highland Capital Management-sponsored programs; however, our charter permits such joint ventures if a majority of our board of directors, including a majority of the independent directors, not otherwise interested in the transaction, approve our investment as fair and reasonable and on substantially the same terms and conditions as those received by other joint venturers. See “Conflicts of Interest – Certain Conflict Resolution Procedures.” We intend to enter into joint ventures and make similar arrangements for the purpose of acquiring, owning and operating real properties. In determining whether to invest in a particular joint venture, our advisor will evaluate the real property that such joint venture owns, or is being formed to own, under the same criteria described elsewhere in this prospectus for the selection of our real estate property investments.

Our policy is to invest predominantly in joint ventures when we will have a right of first refusal to purchase the co-venturer’s interest in the joint venture if the co-venturer elects to sell such interest. However, in the event that the co-venturer elects to sell property held in any such joint venture, we may not have sufficient funds to exercise our right of first refusal to buy the other co-venturer’s interest in the property held by the joint venture. In the event that any joint venture with an affiliated entity holds interests in more than one property, the interest in each such property may be specially allocated based upon the respective proportion of funds invested by each co-venturer in each such property.

We may make non-controlling equity investments in REITs and other real estate companies, provided that if such equity securities are not listed on a national securities exchange or traded in an over-the-counter market, such investments shall be permitted only if a majority of our board of directors, including a majority of our independent directors not otherwise interested in the transaction, approve such investment as being fair, competitive and commercially reasonable. We may purchase the common or preferred stock of these entities or options to acquire their common stock. We do not expect our non-controlling equity investments in public companies to exceed 5.0% of the proceeds of this offering, assuming we sell the maximum offering amount, or to represent a substantial portion of our assets at any one time. In addition, we do not expect our non-controlling equity investments in public companies combined with our investments in real estate properties outside of our target hotel properties and other real estate-related investments to exceed 10.0% of our total assets.

Investments in Mortgage Loans and other Real Estate Related Debt Securities

Our charter permits us to make or invest in mortgage loans if an appraisal is obtained concerning the underlying property, except for those mortgage loans insured or guaranteed by a government or government agency where no appraisal is required. We will not make or invest in mortgage loans on any one property if the aggregate amount of all mortgage loans outstanding on the property, including our borrowings, would exceed an amount equal to 85% of the appraised value of the property, as determined by our board of directors, including a majority of our independent directors unless substantial justification exists, as determined by our board of directors, including a majority of our independent directors. Our board of directors may find such justification in connection with the purchase of mortgage loans in cases in which it believes there is a high probability of our foreclosure upon the property in order to acquire the underlying assets in which the cost of the mortgage loan investment does not exceed the appraised value of the underlying property.

When evaluating prospective investments in and originations of real estate loans, our management and our advisor will consider factors such as the following:

•	historical, current, and projected cash-flows generated by the property, competitive set, sub-market, and market;

•	the stability of the underlying corporate, leisure, and government demand generators;

•	the potential impact of new and/or future supply considerations;

•	the ratio of the total amount of debt secured by property to the value of the property by which it is secured;

•	the amount of existing debt on the property and the priority of that debt relative to our proposed investment;

•	the property’s potential for capital appreciation;

•	the strength of the brand affiliation and/or potential for affiliation;

•	ongoing costs to retain the brand affiliation and the asset in compliance with brand mandated standards;

•	the age of the asset and the major mechanical components relative to their useful life;

•	expected changes in taxation assessed by varying governmental jurisdictions;

•	broader legislative and competitive pressures impacting the local labor market;

•	the qualifications and reputation of the hotel operator;

•	the degree of liquidity of the investment;

•	the geographic location of the property;

•	the condition and use of the property;

•	the quality, experience and creditworthiness of the borrower;

•	general economic conditions in the area where the property is located; and

•	any other factors that our advisor believes are relevant.

We may originate loans from mortgage brokers or personal solicitations of suitable borrowers, or may purchase existing loans that were originated by other lenders. Our advisor will evaluate all potential loan investments to determine if the term of the loan, the security for the loan and the loan-to-value ratio meets our investment criteria and objectives. An officer, director, agent or employee of our advisor will inspect the property securing the loan, if any, during the loan approval process. We do not expect to make or invest in mortgage loans with a maturity of more than ten years from the date of our investment, and anticipate that most loans will have a term of five years. Most loans which we will consider for investment would provide for monthly payments of interest and some also may provide for principal amortization, although many loans of the nature which we will consider provide for payments of interest only and a payment of principal in full at the end of the loan term. We will not originate loans with negative amortization provisions.

Land Sale Contracts

We do not intend to invest in real estate contracts of sale, otherwise known as land sale contracts, unless the contract is in recordable form and is appropriately recorded in the chain of title.

Investment Decisions

Our advisor will seek to acquire a diversified portfolio consisting primarily of existing extended stay and select-service hotel properties, and on an opportunistic basis, full-service hotel properties, that are classified in the “upper upscale,” “upscale” and “upper mid-scale” chain scales of the hospitality industry, as defined by Smith Travel Research, Inc., and operated under widely recognized brands such as Marriott, Hilton, Hyatt, Starwood and the InterContinental Hotels Group. Chain scale segments are a method by which branded hotels are grouped by Smith Travel Research, Inc. based on the actual average room rates. We expect that our hotel properties will be located in areas that we believe exhibit strong economic features. Select-service and extended stay hotel properties, which we expect to comprise a majority of our portfolio, typically do not include amenities provided in full-service hotel properties; therefore, select-service and extended stay hotel properties primarily derive their revenues from hotel room rentals and, to a lesser extent, from restaurants, meeting space and other similar income streams. Extended-stay hotel properties are generally high-quality, residential style hotels that offer a package of services and amenities for extended-stay business and leisure travelers. We may also opportunistically invest in full-service hotel properties, although we do not expect such properties to comprise a substantial portion of our portfolio. Full-service hotel properties generally provide a full complement of guest amenities including restaurants, large meeting facilities, concierge, and room service, porter service or valet parking. However, to the extent we invest in full-service hotel properties, we expect that such hotel properties will have moderate and/or leased restaurant options, limited meeting space and offer minimal guest amenities. We may also make investments in debt related to those types of hotel properties.

To find hotel properties that best meet our selection criteria for investment, our advisor’s property acquisition team will study regional demographics and market conditions, interview local brokers, and utilize its network of external real estate professionals to gain the practical knowledge that studies sometimes lack. The property acquisitions team will also work with our property manager and its affiliates to tap into their vast network and broad market exposure. Additionally, where we believe it gives us a comparative advantage, we will partner with firms that have an expertise in the property class and geographic area where we are seeking to acquire properties. An experienced commercial construction engineer will inspect the structural soundness and the operating systems of each building, and an environmental firm will investigate environmental issues to ensure each property meets our quality specifications.

Our advisor will have substantial discretion with respect to the selection of specific investments and the purchase and sale of our properties or other assets. Our advisor will seek to acquire hotel properties that will offer a high current yield and/or be underperforming assets with the potential to increase in value through a market-based recovery, brand repositioning, investments in capital improvements, revenue enhancements, operational improvements, expense inefficiencies, and exploiting excess land or underutilized space. Our advisor plans to target markets that have a varied stable and/or growing and reliable demand base as well as real barriers to entry and/or limited present and future new supply growth.

To find hotel properties that best meet our selection criteria for investment, our advisor’s investment approach will combine the management team’s experience with a structure that emphasizes thorough market research, local market knowledge, underwriting discipline, and risk management in evaluating potential investments:

•	Market Research. Our advisor’s management team will research the acquisition and underwrite each transaction, utilizing both real-time market data and the transactional knowledge and experience of the network of professionals of our advisor.

•	Local Market Knowledge. Our advisor, either directly, through its relationships with real estate professionals in the area or through our property manager, will develop information concerning the locality of the property to assess its competitive position.

•	Underwriting Discipline. Our advisor will follow a disciplined process to evaluate a potential investment in terms of its income-producing capacity and prospects for capital appreciation, which will include a review of property fundamentals (including expense structure, occupancy, and property capital expenditure), capital markets fundamentals (including cap rates, interest rates and holding period) and market fundamentals (including rental rates, concession and occupancy levels at comparable properties), as well as projected delivery and absorption rates. Our advisor will strive to verify all assumptions by third-party research from credible sources, to the extent practical, in order to ensure consistency in the underwriting approach. In addition, our advisor will perform stress tests on each acquisition by reducing rent growth assumptions and increasing the interest rate in its assumptions prior to acquiring each asset.

•	Risk Management. Risk management is a fundamental principle in our advisor’s construction of the portfolio it intends to acquire and in the management of each investment. Diversification of the portfolio by investment size, geographic location and interest rate risk is critical to controlling portfolio-level risk.

When evaluating potential acquisitions and dispositions, our advisor generally will consider the following factors as applicable:

•	strategically targeted markets;

•	income levels and employment growth trends in the relevant market;

•	demand growth characteristics supported by demographic indicators;

•	supply of undeveloped or developable real estate, local building costs and construction costs;

•	the location, construction quality, condition and design of the property;

•	the current and projected cash flow of the property and the ability to increase cash flow;

•	the potential for capital appreciation of the property;

•	purchase price relative to the replacement cost of the property;

•	the potential for economic growth and the tax and regulatory environment of the community in which the property is located;

•	the rental demand by hotel guests for similar hotel properties in the vicinity;

•	significant barriers to entry in the market, such as scarcity of development sites, regulatory hurdles, high room per development costs, availability of hotel franchise and long lead times for new development;

•	the prospects for liquidity through sale, financing or refinancing of the property;

•	the benefits of integration into existing operations;

•	potential return on investment initiatives, including redevelopment, rebranding, redesign, expansion and change of management;

•	competition from existing hotel properties and properties under development and the potential for the construction of new hotel properties in the area; and

•	potential for opportunistic selling based on demand and price of high quality assets.

Conditions to Closing Our Acquisitions

Generally, we will condition our obligation to close the purchase of any investment on the delivery and verification of certain documents from the seller or developer, including, where appropriate:

•	plans and specifications;

•	surveys;

•	evidence of marketable title, subject to such liens and encumbrances as are acceptable to our advisor;

•	title and liability insurance policies; and

•	financial statements covering recent operations of properties having operating histories.

We generally will obtain a Phase I environmental site assessment for each property we intend to acquire. However, in certain circumstances, we may purchase a property without obtaining such assessment if our advisor determined it is not warranted, specifically in circumstances where our advisor determines to rely upon an assessment certified by, sought and secured by the sellers of the property. A Phase I environmental assessment or site assessment is an initial environmental investigation to identify potential environmental liabilities associated with the current and past uses of a given property. In addition, we will attempt to obtain a representation from the seller that, to its knowledge, the property is not contaminated with hazardous materials.

In the event the Phase I environmental site assessment uncovers potential environmental problems with a property, our advisor will determine whether we will pursue the investment opportunity and whether we will have a Phase II environmental site assessment performed. The factors we may consider in determining whether to conduct a Phase II environmental site assessment include, but are not limited to, (i) the types of operations conducted on the property and surrounding property, (ii) the time, duration and materials used during such operations, (iii) the waste handling practices of any tenants or property owners, (iv) the potential for hazardous substances to be released into the environment, (v) any history of environmental law violations on the subject property and surrounding property, (vi) any documented environmental releases, (vii) any observations from the consultant that conducted the Phase I environmental site assessment, and (viii) whether any party (i.e. surrounding property owners, prior owners or tenants) may be responsible for addressing the environmental conditions. We will determine whether to conduct a Phase II environmental site assessment on a case by case basis.

Development and Construction of Properties

We may invest substantially all of the proceeds available for investment in properties on which improvements are to be constructed or completed or renovations to enhance the property to maximize cash flow are needed. Because development of real estate properties is subject to risks relating to a builder’s ability to control construction costs or to build in conformity with plans, specifications and timetables, we may help ensure performance by the builders of properties that are under construction at the price contracted by obtaining either an adequate completion bond or performance bond. As an alternative to a completion bond or performance bond, we may rely upon the substantial net worth of the contractor or developer or a personal guarantee, accompanied by financial statements showing a substantial net worth, provided by an affiliate of the person entering into the construction or development contract.

Moreover, we may directly employ one or more project managers to plan, supervise and implement the development of any unimproved properties that we may acquire. In such event, such persons would be compensated directly by us.

Borrowing Policies

Our charter limits our borrowings to 300% of our total “net assets” (as defined in our charter in accordance with the NASAA REIT Guidelines) as of the date of any borrowing, which is generally expected to be approximately 75% of the cost of our investments, unless any excess borrowing is approved by a majority of our independent directors and is disclosed to our stockholders in our next quarterly report with an explanation of the justification for the excess borrowing. For example purposes only, justification could be found by a majority of our independent directors: (i) if the value of our portfolio declined and new borrowings were necessary to repay existing obligations, (ii) to pay sufficient distributions to maintain our REIT status, or (iii) to buy a property where an exceptional acquisition opportunity presented itself and the terms of the debt and nature of the property were such that the debt did not increase the risk that we would become unable to meet our financial obligations as they became due. There is no limitation on the amount we may borrow for the purchase of any single property, but our portfolio leverage cannot exceed 75% of the cost of our investments without justification, however we intend to target a leverage ratio of 55%. During the initial stages of our offering, however, our leverage ratio could exceed our target leverage ratio. Should a majority of our independent directors find justification, there will be no limitation on our portfolio leverage.

We intend to maintain amounts outstanding under long-term debt arrangements or lines of credit so that we will have more funds available for investment in properties, which will allow us to acquire a more diversified portfolio. However, the percentage of debt financing we utilize at any given time will be dependent upon various factors to be considered in the sole discretion of our board of directors, including, but not limited to, our ability to raise equity proceeds from the sale of our common stock in this and future offerings, our ability to pay distributions, the availability of properties meeting our investment criteria, the availability of debt financing and changes in the cost of debt financing.

Our use of leverage increases the risk of default on mortgage payments and a resulting foreclosure of a particular property. To the extent that we do not obtain mortgage loans on our properties, our ability to acquire additional properties will be limited. When interest rates on mortgage loans are high or financing is otherwise unavailable on a timely basis, we may purchase certain properties for cash with the intention of obtaining a mortgage loan for a portion of the purchase price at a later time. Our advisor will seek to obtain financing on our behalf on the most favorable terms available. Lenders may have recourse to assets not securing the repayment of indebtedness.

Our advisor may refinance properties during the term of a loan in various circumstances, such as when a decline in interest rates makes it beneficial to prepay an existing mortgage, when an existing mortgage matures or if an attractive investment becomes available and the proceeds from the refinancing can be used to purchase such investment. The benefits of the refinancing may include an increased cash flow resulting from reduced debt service requirements, an increase in dividend distributions from proceeds of the refinancing, if any, and/or an increase in property ownership if some refinancing proceeds are reinvested in real estate.

We may repay borrowings under any future credit facility or under any future long-term mortgage debt with proceeds from the sale of properties, operating cash flow, long-term mortgage debt or with proceeds from this offering.

Disposition Policies

We intend to hold each property we acquire for an extended period. However, circumstances might arise that could result in the early sale of some properties. We expect our board of directors to make the determination with respect to whether we should sell or dispose of a particular property based on its determination that the sale of the property would be in the best interest of our stockholders.

The determination of whether a particular property should be sold or otherwise disposed of before the end of the expected holding period for the property will be made after consideration of relevant factors (including prevailing economic conditions, and the performance or projected performance and appreciation of the property) with a view to achieving maximum capital appreciation. We cannot assure you that this objective will be realized. In connection with our sales of properties, we may lend the purchaser all or a portion of the purchase price. In these instances, our taxable income may exceed the cash received in the sale. The terms of payment will be affected by custom in the area in which the property being sold is located and the then-prevailing economic conditions.

We may reinvest the proceeds of property sales in investments that satisfy our investment objectives. However, if we do not begin the process of achieving a liquidity event by the fifth anniversary of the termination of our primary offering, our charter requires our board of directors, including a majority of our independent directors, to adopt a resolution declaring that a plan of liquidation of our company is advisable and directs that the plan of liquidation be submitted for consideration at either an annual or special meeting of stockholders, unless, in either case, the adoption of a plan of liquidation by our board of directors and submission of such plan to stockholders is postponed by a vote of a majority of our board of directors and a majority of the independent directors. If we have sought and failed to receive stockholder approval of a plan of liquidation, we will continue operating and, upon the written request of stockholders owning in the aggregate not less than 10% of the then outstanding shares of our common stock, the plan of liquidation will be submitted for consideration by proxy statement to the stockholders up to once every two years.

Investment and Financing Limitations

Our charter places numerous limitations on us with respect to the manner in which we may invest our funds or issue securities. In addition to the policies discussed under the section “Investment Objectives and Other Criteria” section, pursuant to our charter, we will not:

•	make investments in unimproved property or mortgage loans on unimproved property in excess of 10% of our total assets;

•	make an investment in a mortgage loan if the aggregate amount of all mortgage loans outstanding on the property, including our loans, would exceed 85% of the appraised value of the property as determined by appraisal, unless substantial justification exists because of the presence of other underwriting criteria. For purposes of this subsection the “aggregate amount of all mortgage loans outstanding on the property, including our loans” shall include all interest (excluding contingent participation in income and/or appreciation in value of the mortgaged property), the current payment of which may be deferred pursuant to the terms of such loans, to the extent that the deferred interest on each loan exceeds 5% per annum of the principal balance of the loan;

•	invest in equity securities not listed on a national securities exchange or traded in an over-the-counter market, unless a majority of the board of directors, including a majority of our independent directors, not otherwise interested in the transaction, approves such investment as being fair, competitive and commercially reasonable;

•	invest in commodities or commodity futures contracts, except for futures contracts used solely for the purpose of hedging in connection with our ordinary business of investing in real estate assets and mortgages;

•	issue equity securities on a deferred payment basis or other similar arrangement;

•	issue debt securities in the absence of adequate cash flow to cover debt service;

•	issue equity securities that are assessable after we have received the consideration for which our board of directors authorized their issuance;

•	issue equity securities redeemable solely at the option of the holder, which restriction has no effect on our share repurchase program or the ability of NexPoint Hospitality OP to issue redeemable partnership interests;

•	engage in securities trading or the business of underwriting or the agency distribution of securities issued by others; or

•	acquire interests or securities in any entity holding investments or engaging in activities prohibited by our charter for investments in which we hold a non-controlling interest or investments in publicly-traded securities.

In addition, our charter includes many other investment limitations in connection with conflict-of-interest transactions, which limitations are described above under “Conflicts of Interest.” Our charter also includes restrictions on roll-up transactions, which are described under “Description of Shares” below.

Investment Company Act Considerations

We intend to conduct our operations so that the company and each of its subsidiaries is not an investment company under the Investment Company Act. Under the Investment Company Act, in relevant part, a company is an “investment company” if:

•	pursuant to Section 3(a)(1)(A), it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities; or

•	pursuant to Section 3(a)(1)(C), it is engaged, or proposes to engage, in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire “investment securities” having a value exceeding 40% of the value of its total assets (exclusive of government securities and cash items) on an unconsolidated basis, or the 40% test. “Investment securities” excludes U.S. government securities and securities of majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company under Section 3(c) (1) or Section 3(c)(7) of the Investment Company Act.

We intend to acquire real estate and real-estate related assets directly, for example, by acquiring fee interests in real property, or by purchasing interests, including controlling interests, in REITs or other “real estate operating companies,” such as real estate management companies and real estate development companies, that own real property. We also may acquire real estate assets through joint venture entities, including joint venture entities in which we may not own a controlling interest. We anticipate that our assets generally will be held in wholly and majority-owned subsidiaries of the company, each formed to hold a particular asset.

We intend to conduct our operations so that the company and most, if not all, of its wholly and majority-owned subsidiaries will comply with the 40% test. We will continuously monitor our holdings on an ongoing basis to determine the compliance of the company and each wholly and majority-owned subsidiary with this test. We expect that most, if not all, of the company’s wholly owned and majority-owned subsidiaries will not be relying on exemptions under either Section 3(c)(1) or 3(c)(7) of the Investment Company Act. Consequently, interests in these subsidiaries generally will not constitute “investment securities.” Accordingly, we believe that the company and most, if not all, of its wholly and majority-owned subsidiaries will not be considered investment companies under Section 3(a)(1)(C) of the Investment Company Act.

In addition, we believe that neither the company nor any of its wholly or majority-owned subsidiaries will be considered investment companies under Section 3(a)(1)(A) of the Investment Company Act because they will not engage primarily or hold themselves out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, the company and its subsidiaries will be primarily engaged in non-investment company businesses related to real estate. Consequently, the company and its subsidiaries expect to be able to conduct their respective operations such that none of them will be required to register as an investment company under the Investment Company Act.

The determination of whether an entity is a majority-owned subsidiary of our company is made by us. The Investment Company Act defines a majority-owned subsidiary of a person as a company 50% or more of the outstanding voting securities of which are owned by such person, or by another company which is a majority-owned subsidiary of such person. The Investment Company Act further defines voting securities as any security presently entitling the owner or holder thereof to vote for the election of directors of a company. We treat entities in which we own at least a majority of the outstanding voting securities as majority-owned subsidiaries for purposes of the 40% test. We have not requested that the SEC staff approve our treatment of any entity as a majority-owned subsidiary and the SEC staff has not done so. If the SEC staff were to disagree with our treatment of one or more subsidiary entities as majority-owned subsidiaries, we would need to adjust our strategy and our assets in order to continue to comply with the 40% test. Any such adjustment in our strategy could have a material adverse effect on us.

We intend to conduct our operations so that neither the company nor any of its wholly or majority-owned subsidiaries fall within the definition of “investment company” under the Investment Company Act. If the company or any of its wholly or majority-owned subsidiaries inadvertently falls within one of the definitions of “investment company,” we intend to rely on the exclusion provided by Section 3(c)(5)(C) of the Investment Company Act, which is available for entities primarily engaged in the business of “purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.” In addition to prohibiting the issuance of certain types of securities, this exclusion generally requires that at least 55% of an entity’s assets must be comprised of mortgages and other liens on and interests in real estate, also known as “qualifying assets,” and at least 80% of the entity’s assets must be comprised of qualifying assets and a broader category of assets that we refer to as “real estate-related assets” under the Investment Company Act. Additionally, no more than 20% of the entity’s assets may be comprised of miscellaneous assets.

We will classify our assets for purposes of the Investment Company Act, including our 3(c)(5)(C) exclusion, in large measure upon no-action positions taken by the SEC staff in the past. These no-action positions were issued in accordance with factual situations that may be substantially different from the factual situations we may face, and a number of these no-action positions were issued more than ten years ago. No assurance can be given that the SEC staff will concur with our classification of our assets. In addition, the SEC staff may, in the future, issue further guidance that may require us to re-classify our assets for purposes of the Investment Company Act. If we are required to re-classify our assets, we may no longer be in compliance with the exclusion from the definition of an investment company provided by Section 3(c)(5)(C) of the Investment Company Act.

For purposes of determining whether we satisfy the 55%/80% tests, we will classify the assets in which we invest as follows:

•

Real Property. Based on no-action letters issued by the SEC staff, we will classify our fee interests in real properties as qualifying assets. In addition, based on no-action letters issued by the SEC staff, we will treat our investments in joint ventures, which in turn invest in qualifying assets such as real property, as qualifying assets only if we have the right to approve major decisions affecting the joint venture; otherwise, such investments will be classified as real estate-related assets. We expect that no less than 55% of our assets will consist of investments in real property, including any joint ventures that we control.

•	Securities. We intend to treat as real estate-related assets debt and equity securities of both non-majority owned publicly traded and private companies primarily engaged in real estate businesses, including REITs and other real estate operating companies, and securities issued by pass-through entities of which substantially all the assets consist of qualifying assets or real estate-related assets.

•	Loans. Based on no-action letters issued by the SEC staff, we will classify our investments in various types of whole loans as qualifying assets, as long as the loans are “fully secured” by an interest in real estate at the time we originate or acquire the loan. However, we will consider loans with loan-to-value ratios in excess of 100% to be real estate-related assets. We will treat our mezzanine loan investments as qualifying assets so long as they are structured as “Tier 1” mezzanine loans in accordance with the guidance published by the SEC staff in a no-action letter that discusses the classifications of Tier 1 mezzanine loans under Section 3(c)(5)(C) of the Investment Company Act.

We will classify our investments in construction loans as qualifying assets, as long as the loans are “fully secured” by an interest in real estate at the time we originate or acquire the loan. With respect to construction loans that are funded over time, we will consider the outstanding balance (i.e., the amount of the loan actually drawn) as a qualifying asset. The SEC staff has not issued no-action letters specifically addressing construction loans. If the SEC staff takes a position in the future that is contrary to our classification, we will modify our classification accordingly.

Consistent with no-action positions taken by the SEC staff, we will consider any participation in a whole mortgage loan, including B-Notes, to be a qualifying real estate asset only if: (1) we have a participation interest in a mortgage loan that is fully secured by real property; (2) we have the right to receive our proportionate share of the interest and the principal payments made on the loan by the borrower, and our returns on the loan are based on such payments; (3) we invest only after performing the same type of due diligence and credit underwriting procedures that we would perform if we were underwriting the underlying mortgage loan; (4) we have approval rights in connection with any material decisions pertaining to the administration and servicing of the loan and with respect to any material modification to the loan agreements; and (5) if the loan becomes non-performing, we have effective control over the remedies relating to the enforcement of the mortgage loan, including ultimate control of the foreclosure process, by having the right to: (a) appoint the special servicer to manage the resolution of the loan; (b) advise, direct or approve the actions of the special servicer; (c) terminate the special servicer at any time with or without cause; (d) cure the default so that the mortgage loan is no longer non-performing; and (e) purchase the senior loan at par plus accrued interest, thereby acquiring the entire mortgage loan.

We will base our treatment of any other investments as qualifying assets and real estate-related assets on the characteristics of the underlying collateral and the particular type of loan (including whether we have foreclosure rights with respect to those securities or loans that have underlying real estate collateral) and we will make these determinations in a manner consistent with guidance issued by the SEC staff.

Qualification for exemption from registration under the Investment Company Act will limit our ability to make certain investments. For example, these restrictions may limit the ability of the company and its subsidiaries to invest directly in mortgage-related securities that represent less than the entire ownership in a pool of mortgage loans, debt and equity tranches of securitizations and certain asset-backed securities and real estate companies or in assets not related to real estate. Although we intend to monitor our portfolio, there can be no assurance that we will be able to maintain this exemption from registration for our company or each of our subsidiaries.

A change in the value of any of our assets could negatively affect our ability to maintain our exemption from regulation under the Investment Company Act. To maintain compliance with the Section 3(c)(5)(C)

exclusion, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. In addition, we may have to acquire additional assets that we might not otherwise have acquired or may have to forego opportunities to acquire assets that we would otherwise want to acquire and would be important to our investment strategy.

To the extent that the SEC staff provides more specific guidance regarding any of the matters bearing upon the definition of investment company and the exceptions to that definition, we may be required to adjust our investment strategy accordingly. Additional guidance from the SEC staff could provide additional flexibility to us, or it could further inhibit our ability to pursue the investment strategy we have chosen.

If we are required to register as an investment company under the Investment Company Act, we would become subject to substantial regulation with respect to our capital structure (including our ability to use borrowings), management, operations, transactions with affiliated persons (as defined in the Investment Company Act), and portfolio composition, including restrictions with respect to diversification and industry concentration and other matters. Compliance with the Investment Company Act would, accordingly, limit our ability to make certain investments and require us to significantly restructure our business plan.

Change in Investment Objectives, Policies and Limitations

Our charter requires that our independent directors review our investment policies at least annually to determine that the policies we are following are in the best interests of our stockholders. Each determination and the basis therefor shall be set forth in the minutes of the meetings of our board of directors. As discussed above, our investment policies and objectives and the methods of implementing our investment objectives and policies, except to the extent set forth in our charter, may be altered by a majority of our independent directors, including a majority of the independent directors, without approval of our stockholders. Should any such investment policies or objectives change, we will disclose such change to investors through our quarterly filings and subsequent prospectus supplements. Please see “Reports to Stockholders.” Our charter provides that our board of directors may not amend provisions of the charter relating to investment policies or investment restrictions without the approval of the majority of the shares entitled to vote on such matter.

Dilution of the Net Tangible Book Value of Our Shares

Our net tangible book value per share is calculated as total book value of assets minus total book value of liabilities, divided by the total number of shares of common stock outstanding. Net tangible book value assumes that the value of real estate assets diminishes predictably over time, as shown through the depreciation and amortization of real estate investments, while historically real estate values have risen or fallen with market conditions. Net tangible book value is used generally as a conservative measure of net worth that we do not believe will reflect our estimated value per share. It is not intended to reflect the estimated value of our assets upon the sale of our company, an orderly liquidation of our portfolio or the listing of our shares of common stock for trading on a national securities exchange consistent with our potential exit strategies. However, after we begin acquiring real estate assets, net tangible book value will reflect certain dilution in value of our common stock from the issue price as a result of (i) accumulated depreciation and amortization of real estate investments, (ii) fees and expenses paid in connection with our public offering, including selling commissions and dealer manager fees, (iii) the fees and expenses paid to our advisor and third parties in connection with the acquisition of our assets and related financing, and (iv) the funding of distributions from sources other than cash flow from operations, if any. Accordingly, investors in this offering may experience immediate dilution of the net tangible book value per share of our common stock from the per share offering price.

Our offering price was not established on an independent basis and bears no relationship to the net value of our assets. Further, even without depreciation in the value of our assets, the other factors described above with respect to the dilution in the value of our common stock are likely to cause our offering price to be higher than the amount you would receive per share if we were to liquidate after we break escrow, but before the end of the offering period.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

General

As of the date of this prospectus, we have not commenced operations. We are a newly organized Maryland corporation that intends to qualify as a REIT for the taxable year ending December 31, 2016, or the first year in which we commence material operations, if later. After the minimum offering amount of $3,000,000 is raised, offering proceeds will be released to us and applied to investments in properties and other assets and the payment of other organization and offering expenses. See “Estimated Use of Proceeds.” We will experience a relative increase in liquidity as additional subscriptions for shares are received and a relative decrease in liquidity as offering proceeds are expended in connection with the acquisition, development and operation of properties or the payment of distributions.

Further, we have not entered into any arrangements creating a reasonable probability that we will acquire a specific asset. The number of assets that we will acquire will depend upon the number of shares sold and the resulting amount of net proceeds available for investment. Until required for the acquisition or operation of assets or used for distributions, we will keep the net proceeds of this offering in short-term, low risk, highly liquid, interest bearing investments.

We intend to directly or indirectly acquire, own and selectively develop a diversified portfolio consisting primarily of existing extended stay and select-service hotel properties, and on an opportunistic basis, full-service hotel properties that are classified in the “upper upscale,” “upscale” and “upper mid-scale” segments of the hospitality industry, as defined by Smith Travel Research, Inc., and operated under widely recognized brands such as Marriott, Hilton, Hyatt, Starwood and the InterContinental Hotels Group. Chain scale segments are a method by which branded hotels are grouped by Smith Travel Research, Inc. based on the actual average room rates. We expect that our hotel properties will be located in areas that we believe exhibit strong economic features. Select-service and extended stay hotel properties, which we expect to comprise a majority of our portfolio, typically do not include amenities provided in full-service hotel properties; therefore, select-service and extended stay hotel properties primarily derive their revenues from hotel room rentals and, to a lesser extent, from restaurants, meeting space and other similar income streams. Extended-stay hotel properties are generally high-quality, residential style hotels that offer a package of services and amenities for extended-stay business and leisure travelers. We may also opportunistically invest in full-service hotel properties, although we do not expect such properties to comprise a substantial portion of our portfolio. Full-service hotel properties generally provide a full complement of guest amenities including restaurants, large meeting facilities, concierge, and room service, porter service or valet parking. However, to the extent we invest in full-service hotel properties, we expect that such hotel properties will have moderate and/or leased restaurant options, limited meeting space and offer minimal guest amenities. We may also make investments in debt related to those types of hotel properties.

Targeted markets will have a varied, stable and/or growing and reliable demand base as well as real barriers to entry and/or limited present and future new supply growth. Hotel properties targeted for acquisition will offer a high current yield and/or be underperforming assets with the potential to increase in value through a market-based recovery, brand repositioning, investments in capital improvements, revenue enhancements, operational improvements, expense inefficiencies, and exploiting excess land or underutilized space. As of the date of this prospectus, we have not entered into any arrangements to acquire any specific properties with the net proceeds from this offering. The number of properties we may acquire will depend upon the number of shares sold and the resulting amount of the net proceeds available for investment in properties. Because we are prohibited from operating hotel properties pursuant to certain tax laws relating to our qualification as a REIT, the entities through which we own the hotel properties we invest in will lease the hotel properties to one or more taxable REIT subsidiaries, which will enter into property management agreements with Pillar Hotels & Resorts, pursuant to which Pillar, its affiliates and/or designees will operate and manage our hotel properties. The taxable REIT subsidiaries will also enter into various franchise agreements.

We intend to make reserve allocations as necessary to aid our objective of preserving capital for our investors by supporting the maintenance availability of assets we will acquire in the future. If reserves and any other available income becomes insufficient to cover our operating expenses and liabilities, it may be necessary to obtain additional funds by borrowing, refinancing or liquidating our investments. There is no assurance that such funds will be available or if available, that the terms will be acceptable to us.

Our advisor also may, but is not required to, establish reserves from gross offering proceeds, from cash flow generated by operating properties or from non-liquidating net sale proceeds from the sale of our properties. Working capital reserves are typically utilized for non-operating expenses such as tenant improvements, leasing commissions and major capital expenditures. Alternatively, a lender may require us to escrow a certain amount for working capital reserves.

The net proceeds of this offering will provide funds to enable us to purchase properties. We may acquire properties free and clear of permanent mortgage indebtedness by paying the entire purchase price of each property in cash or in equity securities, or a combination thereof. Alternatively, we may acquire properties subject to or with the proceeds of mortgage indebtedness, subject to our leverage policy. See “Investment Objectives and Criteria – Borrowing Policies”. We may selectively encumber some or all properties after we acquire them if favorable financing terms are available. We will use the proceeds from such loans to acquire additional properties, to fund distributions or for working capital. If this offering is not fully sold, our ability to diversify our investments may be diminished. Should we sell only a small percentage of our maximum offering, we may utilize a higher degree of leverage, and our operations and ability to purchase a broadly diverse portfolio of properties may be limited. Further, additional risks may arise from a less diverse portfolio, which may cause lower dividend distributions and capital appreciation.

We intend to make an election under Section 856(c) of the Code to be taxed as a REIT under the Code for the taxable year ending December 31, 2016, or the first year in which we commence material operations, if later. If we qualify as a REIT for federal income tax purposes, we generally will not be subject to federal income tax on income that we distribute to our stockholders. If we fail to qualify as a REIT in any taxable year, we will be subject to federal income tax on our taxable income at regular corporate rates and may not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year in which our qualification is denied unless the IRS grants us relief under certain statutory provisions. Such an event could materially and adversely affect our after-tax net income.

We will monitor the various qualification tests that we must meet to maintain our status as a REIT. Ownership of our shares will be monitored to ensure that no more than 50% in value of our outstanding shares is owned, directly or indirectly, by five or fewer individuals at any time after the first taxable year for which we make an election to be taxed as a REIT. We will also determine, on a quarterly basis, that the gross income, asset and distribution tests as described in the section of this prospectus entitled “Federal Income Tax Considerations — REIT Qualification Tests” are met.

Liquidity and Capital Resources

Our principal demands for funds will be for property and real estate debt acquisitions, either directly or through investment interests, for the payment of operating expenses and distributions, and for the payment of interest on any outstanding indebtedness. Generally, cash needs for items other than property acquisitions will be met from operations, and cash needs for property acquisitions will be funded by public offerings of our shares and debt. However, there may be a delay between the sale of our shares and our purchase of properties, which could result in a delay in the benefits to our stockholders, if any, of returns generated from our investment operations. Over the long term, we do not expect our target leverage ratio to exceed 55% of the cost of our assets. However, during the initial stages of our offering, our leverage ratio could exceed our target leverage ratio.

Our advisor will evaluate potential property acquisitions and engage in negotiations with sellers and lenders on our behalf. After a purchase contract is executed that contains specific terms, the property will not be purchased until the successful completion of due diligence, which includes review of the title insurance commitment, an appraisal and an environmental analysis. In some instances, the proposed acquisition will require the negotiation of final binding agreements, which may include financing documents. During this period, we may decide to temporarily invest any unused proceeds from the offering in certain investments that could yield lower returns than properties we intend to acquire. These lower returns may affect our ability to make distributions.

Potential future sources of capital include proceeds from secured or unsecured financings from banks or other lenders, proceeds from the sale of properties and undistributed MFFO. If necessary, we may use financings or other sources of capital in case of unforeseen significant capital expenditures. We have not identified any sources of such financing.

Results of Operations

As of the date of this prospectus, we have not commenced significant operations because we are in the organizational and early phases of our development stage. Because we have not acquired any assets, we are not aware of any known trends or uncertainties material to our operations, other than national economic conditions, affecting real estate generally, which may reasonably be anticipated to have a material impact on the capital resources and the revenue or income to be derived from the operation of our assets.

Changes in interest rates may impact our operations. To the extent we finance property acquisitions with debt, higher interest rates may result in cash flow and distributions that are lower than they otherwise would be in a low interest rate environment. Higher interest rates also tend to put downward pressure on the prices and values of properties because purchasers using debt to finance acquisitions will have higher debt service costs and will not be able to pay as high a price. Therefore, higher interest rates could benefit us during our investment stage by helping to reduce property prices. After we buy a property, however, higher interest rates could adversely affect us if we financed the property with variable-rate debt or if we have to refinance the property. Additionally, an increase in interest rates after we terminate this offering and have fully invested the proceeds from this offering could cause the value of our properties to decline, thus reducing the overall return you may earn on your investment in our shares. In addition, we will be subject to interest rate risk with respect to our investments in fixed income securities such as preferred equity and debt securities, and to a lesser extent dividend paying common stocks. Interest rate risk is the risk that these types of securities will decline in value because of changes in market interest rates. Generally, when market interest rates rise, the fair value of such securities will decline, and vice versa.

Inflation

We rely entirely on the performance of our properties and the ability of the properties’ managers to increase revenues to keep pace with inflation. Hotel operators can generally increase room rates rather quickly, but competitive pressures may limit their ability to raise rates faster than inflation. Our general and administrative costs, real estate and personal property taxes, property and casualty insurance, and utilities are subject to inflation as well.

Seasonality

Hotel operations historically have been seasonal as certain properties maintain higher occupancy rates during the summer and some during the winter months. This seasonality pattern can cause fluctuations in our quarterly lease revenue under our percentage leases. We anticipate that our cash flows from the operations of our properties will be sufficient to enable us to make quarterly distributions to qualify and then maintain our future REIT status. To the extent that cash flows from operations are insufficient during any quarter due to temporary or seasonal fluctuations in lease revenue, we expect to utilize other cash on hand or borrowings to fund required distributions. However, we cannot make any assurances that we will make distributions in the future.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

Critical Accounting Policies

Management makes certain judgments and uses certain estimates and assumptions when applying accounting principles in the preparation of our financial statements. The nature of the estimates and assumptions are material due to the levels of subjectivity and judgment necessary to account for highly uncertain factors or the susceptibility of such factors to change. Management has identified the accounting for real estate investments, impairments, fair value measurements and financial instruments as critical accounting estimates, as they are the most important to our financial statement presentation and require difficult, subjective and complex judgments.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosures of contingent assets and liabilities at the date of the combined carve out financial statements, and the reported amounts of revenues and expenses during the reporting period. It is at least reasonably possible that these estimates could change in the near term. The following represent certain critical accounting policies that will require our management to exercise their business judgment or make significant estimates:

Organization and Offering Expenses

Organization and offering expenses (other than selling commissions, dealer manager fees, and distribution fees) generally will include costs and expenses incurred by us in connection with our formation, preparing for the Offering, the qualification and registration of the Offering, and the marketing and distribution of our shares. Offering costs will include, but are not limited to, accounting and legal fees, costs to amend the registration statement and the prospectus supplements, printing, mailing and distribution costs, filing fees, amounts to reimburse the advisor or its affiliates for the salaries of employees and other costs in connection with preparing supplemental sales literature, amounts to reimburse the dealer manager for amounts that it may pay to reimburse the bona fide due diligence expenses of any participating broker-dealers supported by detailed and itemized invoices, telecommunication costs, fees of the transfer agent, registrars, trustees, depositories and experts, the cost of educational conferences we hold (including the travel, meal and lodging costs of registered representatives of any participating broker-dealers), and attendance fees and cost reimbursement for employees of affiliates to attend retail seminars conducted by broker-dealers.

FINRA rules limit our total underwriting compensation and organization and offering expenses to 15% of gross offering proceeds. Organizational expenses will be expensed as incurred at the time that the minimum offering requirement is achieved. Offering costs incurred by the advisor and its affiliates on our behalf will be deferred and will be paid from the proceeds of the offering. These costs will be treated as a reduction of the total proceeds. We will reimburse our advisor and its affiliates for organization and offering expenses it incurs on our behalf, but only to the extent the reimbursement would not exceed 1.5% of gross offering proceeds.

Principles of Consolidation and Basis of Presentation

The consolidated financial statements include our accounts and the accounts of NexPoint Hospitality OP. The financial statements of NexPoint Hospitality OP are prepared using accounting policies consistent with our policies. All significant inter-company balances and transactions are eliminated in consolidation. The financial statements of the Company’s subsidiary are prepared using accounting policies consistent with those of the Company. In addition, the Company evaluates relationships with other entities to identify whether there are variable interest entities as required by FASB ASC 810, Consolidation, or ASC 810, and to assess whether it is the primary beneficiary of such entities. If the determination is made that the Company is the primary beneficiary, then that entity is included in the financial statements in accordance with ASC 810.

Depreciation and Amortization of Hotel Properties

Hotel properties are carried at cost and depreciated using the straight-line method over an estimated useful life of 27 to 40 years for buildings and two to 15 years for furniture, fixtures and equipment. We are required to make subjective assessments as to the useful lives and classification of our properties for purposes of determining the amount of depreciation expense to reflect each year with respect to the assets. While management believes its estimates are reasonable, a change in the estimated useful lives could affect the results of operations.

Impairment of Hotel Properties

We monitor events and changes in circumstances for indicators that the carrying value of a hotel and related assets may be impaired. Factors that could trigger an impairment analysis include, among others: (1) significant underperformance relative to historical or projected operating results, (2) significant changes in the manner of use of a hotel or the strategy of our overall business, (3) a significant increase in competition, (4) a significant adverse change in legal factors or regulations or (5) significant negative industry or economic trends. When such factors are identified, we will prepare an estimate of the undiscounted future cash flows, without interest charges, of the specific hotel and determine if the investment in such hotel is recoverable based on the undiscounted future cash flows. If impairment is indicated, an adjustment is made to the carrying value of the hotel to reflect the hotel at fair value. These assessments may impact the results of our operations.

Fair Value Measurements

Fair value measurements are determined based on the assumptions that market participants would use in pricing an asset or liability. As a basis for considering market participant assumptions in fair value measurements, FASB ASC 820, Fair Value Measurement and Disclosures, establishes a fair value hierarchy that distinguishes between market participant assumptions based on market data obtained from sources independent of the reporting entity (observable inputs that are classified within Levels 1 and 2 of the hierarchy) and the reporting entity’s own assumptions about market participant assumptions (unobservable inputs classified within Level 3 of the hierarchy.

•	Level 1 inputs utilize quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access.

•	Level 2 inputs are inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly. Level 2 inputs may include quoted prices for similar assets and liabilities in active markets, as well as inputs that are observable for the asset or liability (other than quoted prices), such as interest rates and yield curves that are observable at commonly quoted intervals.

•	Level 3 inputs are the unobservable inputs for the asset or liability, which are typically based on an entity’s own assumption, as there is little, if any, related market activity. In instances where the determination of the fair value measurement is based on input from different levels of the fair value hierarchy, the level in the fair value hierarchy within which the entire fair value measurement falls is based on the lowest level input that is significant to the fair value measurement in its entirety. The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to the asset or liability.

The Company utilizes an independent third party to perform the valuation analysis for each property acquisition and has established policies, as described above, processes and procedures intended to ensure that the valuation methodologies for investments are fair and consistent as of the measurement date.

Revenue Recognition

Our results of operations include revenues and expenses of our hotel properties. Revenues are recognized when the services are provided. Additionally, we collect sales, use, occupancy and similar taxes at our hotel properties, which we present on a net basis (excluded from revenues) on our statements of operations.

Fair Value Measures and Financial Instruments

From time to time, the Company records certain assets and liabilities at fair value. Real estate assets may be stated at fair value if they become impaired in a given period and may be stated at fair value if they are held for sale and the fair value of such assets is below historical cost. Additionally, the Company records derivative financial instruments at fair value. The Company also uses fair value metrics to evaluate the carrying values of its real estate assets and for the disclosure of certain financial instruments.

Deferred Tax Assets and Liabilities

We will account for federal and state income taxes with respect to our TRSs using the asset and liability method. Deferred tax assets and liabilities are recognized for future tax consequences attributable to differences between the consolidated financial statements’ carrying amounts of existing assets and liabilities and respective tax bases and operating losses and tax-credit carry forwards.

Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. In the event that these assumptions change, the deferred taxes may change.

Cash and Cash Equivalents

We consider all highly liquid investments purchased with original maturities of three months or less to be cash equivalents. Cash equivalents may include cash and short-term investments. Short-term investments are stated at cost, which approximates fair value and may consist of investments in money market accounts. There are no restrictions on the use of our cash balance.

Investments in Hotel Properties

Hotel properties are generally stated at cost. For hotel properties owned through our majority-owned entities, the carrying basis attributable to the partners’ minority interest is recorded at historical cost, net of any impairment changes, while the carrying basis attributable to our majority ownership is recorded based on the allocated purchase price of our ownership interests in the entities. We allocate the purchase price based on the fair value of the acquired land, building, furniture, fixtures and equipment, goodwill, other assets and assumed liabilities. We determine the acquisition-date fair values of all assets and assumed liabilities using methods similar to those used by independent appraisers, for example, using a discounted cash flow analysis, and that utilize appropriate discount and/or capitalization rates and available market information. Estimates of future cash flows are based on a number of factors including historical operating results, known and anticipated trends, and market and economic conditions

Any identifiable intangible assets and liabilities acquired, which typically include, contracts, including ground and retail leases and management and franchise agreements, are recorded at fair value. These contract values are based on the present value of the difference between contractual amounts to be paid pursuant to the contracts acquired and our estimate of the fair value of rates for corresponding contracts measured over the period equal to the remaining non-cancelable term of the contract. Intangible assets and liabilities are amortized using the straight-line method over the remaining non-cancelable term of the related agreements. All improvements and additions which extend the useful life of the hotel properties are capitalized.

Acquisition costs are expensed as incurred. Changes in estimates and judgments related to the allocation of the purchase price could result in adjustments to real estate or intangible assets, which can impact depreciation and/or amortization expense and our results of operations.

Inventories

Inventories, which primarily consist of food, beverages and gift store merchandise, are stated at the lower of cost or market value. Cost is determined using the first-in, first-out method.

Income Taxes

We intend to elect to be taxed as a REIT under the Code and intend to operate as such beginning with our taxable year ending December 31, 2016, or the first year in which we commence material operations, if later. To qualify as a REIT, we must meet certain organizational and operational requirements, including a requirement to distribute at least 90% of our annual REIT taxable income to our stockholders as discussed elsewhere in this prospectus. As a REIT, we generally will not be subject to federal income tax (other than taxes paid by our TRSs) to the extent we currently distribute 100% of our REIT taxable income to our stockholders. If we fail to qualify as a REIT in any taxable year, we will be subject to federal income tax on our taxable income at regular corporate income tax rates and generally will not be permitted to qualify for treatment as a REIT for federal income tax purposes for the four taxable years following the year during which qualification is lost unless the IRS grants us relief under certain statutory provisions. Such an event could materially adversely affect our net income and net cash available for distribution to stockholders.

Distributions

We have not paid any distributions as of the date of this prospectus. We intend to accrue and pay distributions on a monthly basis no later than the first calendar month after the calendar month in which we make our first real estate investment. We intend to fund our distributions from cash flows from operations; however, if we are unable to do so, we may borrow, issue additional securities or sell assets in order to fund the distributions or make distributions out of net proceeds from this offering. Any distributions that are not funded from cash flow from operations may constitute a return of capital. Our board of directors will determine the amount of distributions we will pay to our stockholders. We have not established any limit on the amount of proceeds from this offering that may be used to fund distributions, except that, in accordance with our organizational documents and Maryland law, we may not make distributions that would: (1) cause us to be unable to pay our debts as they become due in the usual course of business; or (2) cause our total assets to be less than the sum of our total liabilities plus, unless our charter provides otherwise, senior liquidation preferences, if any.

In addition, the fees, distributions and reimbursements payable to our advisor depend on various factors, including the assets we acquire, indebtedness incurred, and sales prices of investments sold, and therefore cannot be quantified or reserved for until such fees have been earned. See “Management Compensation” in this prospectus. We are required to pay these amounts to our advisor regardless of the amount of cash we distribute to our stockholders and therefore our ability to make distributions from cash flow, as well as cash flow available for investment, to our stockholders may be negatively impacted.

Distributions will be paid to our stockholders when and if authorized by our board of directors and declared by us out of legally available funds. We expect to declare and pay distributions on a monthly basis as of daily record dates. Distributions will be authorized at the discretion of our board of directors, which will be influenced in part by its intention to comply with the REIT requirements of the Code. We intend to make distributions sufficient to meet the annual distribution requirement and to avoid U.S. federal income and excise taxes on our earnings; however, it may not always be possible to do so. Each distribution will be accompanied by a notice which sets forth: (a) the record date; (b) the amount per share that will be distributed; (c) the equivalent annualized yield; (d) the amount and percentage of the distributions paid from operations, offering proceeds and other sources; and (e) for those investors participating in the DRIP, a statement that a distribution statement will be provided in lieu of a check. The funds we receive from operations that are available for distribution may be affected by a number of factors, including the following:

•	the amount of time required for us to invest the funds received in the offering;

•	our operating and interest expenses;

•	operating results of our properties;

•	the amount of distributions or dividends received by us from our indirect real estate investments;

•	capital expenditures and reserves for such expenditures;

•	the issuance of additional shares; and

•	financings and refinancings.

We must annually distribute at least 90% of our REIT taxable income (which does not equal net income as calculated in accordance with GAAP), determined without regard to the deduction for dividends paid and excluding net capital gain, in order to meet the requirements for qualification as a REIT under the Code. This requirement is described in greater detail in the “Material U.S. Federal Income Tax Considerations” section of this prospectus. Our board of directors may authorize distributions in excess of this percentage as they deem appropriate. Because we may receive income from interest or rents at various times during our fiscal year, distributions may not reflect our income earned in that particular distribution period, but may be made in anticipation of cash flow that we expect to receive during a later period and may be made in advance of actual receipt of funds in an attempt to make distributions relatively uniform. To allow for such differences in timing between the receipt of income and the payment of expenses, and the effect of required debt payments, among other things, we could be required to borrow funds from third parties on a short-term basis, issue new securities, or sell assets to meet the distribution requirements that are necessary to achieve the tax benefits associated with qualifying as a REIT. These methods of obtaining funding could affect future distributions by increasing operating costs and decreasing available cash. In addition, such distributions may constitute a return of capital. See the section entitled “Material U.S. Federal Income Tax Considerations” in this prospectus.

Distributions in kind will not be permitted, except for:

•	distributions of readily marketable securities;

•	distributions of beneficial interests in a liquidating trust established for our dissolution and the liquidation of our assets in accordance with the terms of the charter; or

•	distributions of in-kind property, so long as, with respect to such in-kind property, the board of directors advises each stockholder of the risks associated with direct ownership of the property, offers each stockholder the election of receiving in-kind property distributions, and distributes in-kind property only to those stockholders who accept the directors’ offer.

Funds from Operations and Modified Funds from Operations

Due to certain unique operating characteristics of real estate companies, as discussed below, the National Association of Real Estate Investment Trusts, or NAREIT, an industry trade group, has promulgated a measure known as funds from operations, or FFO, which the company believes to be an appropriate supplemental measure to reflect the operating performance of a REIT. The use of FFO is recommended by the REIT industry as a supplemental performance measure. FFO is not equivalent to the company’s net income or loss as determined under GAAP.

The company defines FFO, a non-GAAP measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT, as revised in February 2004, or the White Paper. The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding gains or losses from sales of property and asset impairment write downs, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO. The company’s FFO calculation complies with NAREIT’s policy described above.

The historical accounting convention used for real estate assets requires depreciation of buildings and improvements, which implies that the value of real estate assets diminishes predictably overtime, especially if such assets are not adequately maintained or repaired and renovated as required by relevant circumstances and/or is requested or required by lessees for operational purposes in order to maintain the value disclosed. The company believes that, since real estate values historically rise and fall with market conditions, including inflation, interest rates, the business cycle, unemployment and consumer spending, presentations of operating results for a REIT using historical accounting for depreciation may be less informative. Additionally, the company believes it is appropriate to disregard impairment charges, as this is a fair value adjustment that is largely based on market fluctuations and assessments regarding general market conditions which can change over time. An asset will only be evaluated for impairment if certain impairment indicators exist and if the carrying, or book value, exceeds the total estimated undiscounted future cash flows (including net rental and lease revenues, net proceeds on the sale of the property, and any other ancillary cash flows at a property or group level under GAAP) from such asset. Investors should note, however, that determinations of whether impairment charges exists are based partly on anticipated operating performance, because estimated undiscounted future cash flows from a property, including estimated future net rental and lease revenues, net proceeds on the sale of the property, and certain other ancillary cash flows, are taken into account in determining whether an impairment charge exists. While impairment charges are excluded from the calculation of FFO as described above, investors are cautioned that due to the fact that impairments are based on estimated future cash flows and the relatively limited term of the company’s operations, it could be difficult to recover any impairment charges.

Historical accounting for real estate involves the use of GAAP. Any other method of accounting for real estate such as the fair value method cannot be construed to be any more accurate or relevant than the comparable methodologies of real estate valuation found in GAAP. Nevertheless, the company believes that the use of FFO, which excludes the impact of real estate related depreciation and amortization and impairments, provides a more complete understanding of the company’s performance to investors and to management, and when compared year over year, reflects the impact on the company’s operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses, and interest costs, which may not be immediately apparent from net income. However, FFO and MFFO, as described below, should not be construed to be more relevant or accurate than the current GAAP methodology in calculating net income or in its applicability in evaluating the operating performance of the company. The method utilized to evaluate the value and performance of real estate under GAAP should be construed as a more relevant measure of operational performance and considered more prominently than the non-GAAP FFO and MFFO measures and the adjustments to GAAP in calculating FFO and MFFO.

Changes in the accounting and reporting promulgations under GAAP (for acquisition fees and expenses from a capitalization/depreciation model to an expensed-as-incurred model) that were put into effect in 2009 and other changes to GAAP accounting for real estate subsequent to the establishment of NAREIT’s definition of FFO have prompted an increase in cash-settled expenses, specifically acquisition fees and expenses for all industries as items that are expensed under GAAP, that are typically accounted for as operating expenses. Management believes these fees and expenses do not affect the company’s overall long-term operating performance. Publicly registered, non-listed REITs typically have a significant amount of acquisition activity and are substantially more dynamic during their initial years of investment and operation. While other start up entities may also experience significant acquisition activity during their initial years, the company believes that non-listed REITs are unique in that they have a limited life with targeted exit strategies within a relatively limited time frame after the acquisition activity ceases. As disclosed in this prospectus, the company’s board of directors, in consultation with the company’s management, may determine that it is in the best interests of the company to begin the process of considering alternatives with respect to a liquidity event (i.e., listing of its common stock on a national securities exchange, a merger or sale of the company or another similar transaction) at such time during our offering stage as our board of directors can reasonably determine that all of the securities in this offering will be sold within a reasonable time period (i.e. three to six months). Thus, the company will not continuously purchase assets and will have a limited life.

Due to the above factors and other unique features of publicly registered, non-listed REITs, the IPA has standardized a measure known as MFFO, which the IPA has recommended as a supplemental measure for publicly registered non-listed REITs and which the company believes to be another appropriate supplemental measure to reflect the operating performance of a non-listed REIT having the characteristics described above. MFFO is not equivalent to the company’s net income or loss as determined under GAAP, and MFFO may not be a useful measure of the impact of long-term operating performance on value if the company does not continue to operate with a limited life and targeted exit strategy, as currently intended. The company believes that, because MFFO excludes costs that the company considers more reflective of investing activities and other non-operating items included in FFO and also excludes acquisition fees and expenses that affect the company’s operations only in periods in which properties are acquired, MFFO can provide, on a going forward basis, an indication of the sustainability (that is, the capacity to continue to be maintained) of the company’s operating performance after the period in which the company is acquiring its properties and once the company’s portfolio is in place. By providing MFFO, the company believes it is presenting useful information that assists investors and analysts to better assess the sustainability of the company’s operating performance after the company’s offering has been completed and the company’s properties have been acquired. The company also believes that MFFO is a recognized measure of sustainable operating performance by the non-listed REIT industry. Further, the company believes MFFO is useful in comparing the sustainability of the company’s operating performance after the company’s offering and acquisitions are completed with the sustainability of the operating performance of other real estate companies that are not as involved in acquisition activities. Investors are cautioned that MFFO should only be used to assess the sustainability of the company’s operating performance after the offering has been completed and properties have been acquired, as it excludes acquisition costs that have a negative effect on the company’s operating performance during the periods in which properties are acquired.

The company defines MFFO, a non-GAAP measure, consistent with the IPA’s Guideline 2010-01, Supplemental Performance Measure for Publicly Registered, Non-Listed REITs: Modified Funds from Operations, or the Practice Guideline, issued by the IPA in November 2010. The Practice Guideline defines MFFO as FFO further adjusted for the following items, as applicable, included in the determination of GAAP net income: acquisition fees and expenses; amounts relating to deferred rent receivables and amortization of above and below market leases and liabilities (which are adjusted in order to reflect such payments from a GAAP accrual basis to a cash basis of disclosing the rent and lease payments); accretion of discounts and amortization of premiums on debt investments; mark-to-market adjustments included in net income; gains or losses included in net income from the extinguishment or sale of debt, hedges, foreign exchange, derivatives or securities holdings where trading of such holdings is not a fundamental attribute of the business plan, unrealized gains or losses resulting from consolidation from, or deconsolidation to, equity accounting, and after adjustments for consolidated and unconsolidated partnerships and joint ventures, with such adjustments calculated to reflect MFFO on the same basis. The accretion of discounts and amortization of premiums on debt investments, unrealized gains and losses on hedges, foreign exchange, derivatives or securities holdings, unrealized gains and losses resulting from consolidations, as well as other listed cash flow adjustments are adjustments made to net income in calculating the cash flows provided by operating activities and, in some cases, reflect gains or losses which are unrealized and may not ultimately be realized.

The company’s MFFO calculation complies with the IPA’s Practice Guideline described above. In calculating MFFO, the company excludes acquisition related expenses, amortization of above and below market leases, fair value adjustments of derivative financial instruments, deferred rent receivables and the adjustments of such items related to noncontrolling interests. Under GAAP, acquisition fees and expenses are characterized as operating expenses in determining operating net income. These expenses are paid in cash by the company, and therefore such funds will not be available to distribute to investors. All paid and accrued acquisition fees and expenses negatively impact the company’s operating performance during the period in which properties are acquired and will have negative effects on returns to investors, the potential for future distributions, and cash flows generated by the company, unless earnings from operations or net sales proceeds from the disposition of other properties are generated to cover the purchase price of the property, these fees and expenses and other costs related to such property. Therefore, MFFO may not be an accurate indicator of the company’s operating performance, especially during periods in which properties are being acquired. MFFO that excludes such costs and expenses would only be comparable to non-listed REITs that have completed their acquisition activities and have similar operating characteristics as the company. Further, under GAAP, certain contemplated non-cash fair value and other non-cash adjustments are considered operating non-cash adjustments to net income in determining cash flow from operating activities. In addition, the company views fair value adjustments of derivatives as items which are unrealized and may not ultimately be realized. The Company views both gains and losses from dispositions of assets and fair value adjustments of derivatives as items which are not reflective of on-going operations and are therefore typically adjusted for when assessing operating performance and calculating MFFO. While the company is responsible for managing interest rate, hedge and foreign exchange risk, it does retain an outside consultant to review all its hedging agreements. Inasmuch as interest rate hedges are not a fundamental part of the company’s operations, the company believes it is appropriate to exclude such gains and losses in calculating MFFO, as such gains and losses are not reflective of on-going operations. As disclosed elsewhere in this prospectus, the purchase of properties, and the corresponding expenses associated with that process, is a key operational feature of the company’s business plan to generate operational income and cash flows in order to make distributions to investors. Acquisition fees and expenses will not be reimbursed by our advisor if there are no further proceeds from the sale of shares in this offering, and therefore such fees and expenses may need to be paid from either additional debt, operational earnings or cash flows, net proceeds from the sale of properties or from ancillary cash flows.

The company’s management uses MFFO and the adjustments used to calculate it in order to evaluate the company’s performance against other non-listed REITs which have limited lives with short and defined acquisition periods and targeted exit strategies shortly thereafter. As noted above, MFFO may not be a useful measure of the impact of long-term operating performance on value if the company does not continue to operate in this manner. The company believes that its use of MFFO and the adjustments used to calculate it allow the company to present its performance in a manner that reflects certain characteristics that are unique to non-listed REITs, such as their limited life, limited and defined acquisition period and targeted exit strategy, and hence that the use of such measures is useful to investors. For example, acquisitions costs are funded from the proceeds of this offering and other financing sources and not from operations. By excluding expensed acquisition costs, the use of MFFO provides information consistent with management’s analysis of the operating performance of the properties. Additionally, fair value adjustments, which are based on the impact of current market fluctuations and underlying assessments of general market conditions, but can also result from operational factors such as rental and occupancy rates, may not be directly related or attributable to the company’s current operating performance. By excluding such changes that may reflect anticipated and unrealized gains or losses, the company believes MFFO provides useful supplemental information.

Presentation of this information is intended to provide useful information to investors as they compare the operating performance of different REITs, although it should be noted that not all REITs calculate FFO and MFFO the same way, so comparisons with other REITs may not be meaningful. Furthermore, FFO and MFFO are not indicative of cash flow available to fund cash needs and should not be considered as an alternative to net income (loss) or income (loss) from continuing operations as an indication of the company’s performance, as an alternative to cash flows from operations as an indication of its liquidity, or indicative of funds available to fund its cash needs including its ability to make distributions to its stockholders. FFO and MFFO should be reviewed in conjunction with other GAAP measurements as an indication of the company’s performance. MFFO has limitations as a performance measure in an offering such as this offering (unless and until we calculate NAV prior to the close of this offering) where the price of a share of common stock is a stated value and there is no net asset value determination during the offering stage and for a period thereafter. MFFO is useful in assisting management and investors in assessing the sustainability of operating performance in future operating periods, and in particular, after the offering and acquisition stages are complete and net asset value is disclosed. FFO and MFFO are not useful measures in evaluating net asset value because impairments are taken into account in determining net asset value but not in determining FFO or MFFO.

Neither the SEC, NAREIT nor any other regulatory body has passed judgment on the acceptability of the adjustments that the company uses to calculate FFO or MFFO. In the future, the SEC, NAREIT or another regulatory body may decide to standardize the allowable adjustments across the non-listed REIT industry and the company would have to adjust its calculation and characterization of FFO or MFFO.

Valuation Guidelines; Calculation of NAV

Until April 11, 2016, the date that the amendments to NASD Rule 2340 take effect (or earlier if our board of directors determines it is in our best interests), we expect to use $25.00 and $23.94 as the estimated NAV per Class A share and Class T share, respectively. Following such date, if we have not yet disclosed an estimated net asset value per share, then our stockholders’ customer account statements will include a value per share that is equal to the public offering price less all up-front underwriting compensation and certain organization and offering expenses. If we provide an estimated NAV prior to the conclusion of this offering, our board of directors may determine to modify the public offering price, including the price at which shares are offered through our DRIP, to reflect the estimated per share NAV. We are not required to provide an estimated NAV based on the value of our assets until a date no later than 150 days following the second anniversary of the date we break escrow in this offering. Prior to providing an estimated NAV based on the valuation of our assets, the per share value that we report will not reflect the proceeds you would receive upon liquidation or upon the sale of your shares. Furthermore, in the event of any voluntary or involuntary liquidation, dissolution or winding up of us, or any liquidating distribution of our assets, then such assets, or the proceeds therefrom, will be distributed between the holders of Class A shares and Class T shares ratably in proportion to the respective NAV for each class until the NAV for each class has been paid. The NAV will be calculated on a company-wide basis, with any adjustments to Class A or Class T shares made subsequent to such company-wide calculation. For purposes of calculating NAV, we intend to use the most recent priced paid to acquire the applicable class of shares in the primary offering (ignoring purchase price discounts for certain categories of purchasers) as the estimated per share value of our shares until our board of directors determines our NAV. Each holder of shares of a particular class of common stock will be entitled to receive, ratably with each other holder of shares of such class, that portion of such aggregate assets available for distribution as the number of outstanding shares of such class held by such holder bears to the number of outstanding shares of such class then outstanding. If we provide an estimated NAV prior to the conclusion of this offering, our board of directors may determine to modify the public offering price to reflect the estimated per share NAV.

Prior to 150 days following the second anniversary of the date we break escrow in this offering (or earlier if our board so directs or applicable regulations require), we are required to provide an initial estimated NAV per share of each class of our common stock based on the value of our assets. We will provide an update of the initial estimated NAV as of the end of each completed fiscal quarter (or fiscal year, in the case of a quarter ending at a fiscal year-end) thereafter. Once we are required to provide an estimated NAV per share, our NAV will be determined by our board of directors based on the input of our advisor, our audit committee and, if engaged by our board of directors, one or more independent valuation firms. We intend to base our calculation of estimated NAV on the values of our assets and liabilities, without ascribing additional value to our enterprise or the going concern of our business. We expect that the values of our assets and liabilities will reflect the specific terms of our investments and our indebtedness, as well as conditions prevailing in the real estate, credit and broader financial markets. In addition, on a quarterly basis, management will update our NAV to reflect changes in the fair value of our indebtedness, estimated property disposition costs (including estimates of fees payable to our advisor), and our other net assets and liabilities. In general, we expect to report our quarterly estimated NAV in filings with the SEC and on our website.

Following the calculation and allocation of changes in the aggregate NAV of our common stock as described above, the NAV for each class will be adjusted for accrued dividends and, in the case of the Class T shares, the distribution fee, to determine the NAV. Class T shares purchased in our DRIP will not be subject to the distribution fee. Selling commissions and the dealer manager fee, which are paid by purchasers of Class A and Class T shares in the primary offering at the time of purchase, will have no effect on the NAV of any class.

The payment of class specific expenses will result in different amounts of distributions being paid with respect to each class of shares. Specifically, distributions on Class T shares will likely be lower than distributions on Class A shares because Class T shares are subject to ongoing distribution fees. Although distribution fees are only payable with respect to Class T shares sold in the primary offering, for purposes of calculating the NAV per share of the Class T shares, the distribution fees payable in respect to Class T shares sold in the primary offering will be allocated to the Class T shares as a class expense, and therefore will impact the NAV of all Class T shares. As a result of the allocation of the distribution fee to the Class T shares, each share class could have a different NAV per share if distributions are not adjusted to take account of such fee.

Our NAV will not be calculated in accordance with GAAP. Neither FINRA, the SEC nor the state securities departments provide rules on the methodology that we must use to determine our NAV per share. Any valuation methodology that we use to determine the estimated NAV per share will be based on a number of assumptions, estimates and judgments that may not be accurate or complete. Further, different REITs using different property-specific and general real estate and capital market assumptions, estimates, judgments and standards could derive a different estimated NAV per share from that determined by us, which could be significantly different.

There can be no assurance:

•	that an estimated NAV could or will actually be realized by us or by stockholders upon liquidation (in part because appraisals and estimated values do not necessarily indicate the price at which assets could be sold and because no attempt will be made to estimate the expenses of selling any of our assets),

•	that stockholders could realize this value if they were to attempt to sell their shares, or

•	that this value could comply with the ERISA or IRA requirements.

FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of material U.S. federal income tax considerations associated with ownership of our shares of common stock, as well as the applicable requirements under U.S. federal income tax laws to maintain REIT status, and the material U.S. federal income tax consequences of maintaining REIT status. This discussion is based upon the laws, regulations, and reported judicial and administrative rulings and decisions in effect as of the date of this prospectus, all of which are subject to change, retroactively or prospectively, and to possibly differing interpretations. This discussion does not purport to deal with the U.S. federal income and other tax consequences applicable to all investors in light of their particular investment or other circumstances, or to all categories of investors, some of whom may be subject to special rules (for example, insurance companies, tax-exempt organizations, entities treated as partnerships for U.S. federal income tax purposes and investors therein, trusts, financial institutions and broker-dealers).

The Code provisions governing the federal income tax treatment of REITs are highly technical and complex, and this summary is qualified in its entirety by the express language of applicable Code provisions and, the Treasury Regulations promulgated thereunder, as well as administrative and judicial interpretations thereof. Morris, Manning & Martin, LLP has acted as our tax counsel in connection with our election to be taxed as a REIT, and has rendered the opinion set forth below. However, opinions of counsel are not binding on the IRS or on the courts, and no assurance can be given that the conclusions reached by Morris, Manning & Martin, LLP would be sustained in court. Prospective investors are urged to consult their own tax advisors and financial planners in order to determine the U.S. federal, state, local, foreign and other tax consequences to them of the purchase, ownership and disposition of our shares, the tax treatment of a REIT and the effect of potential changes in the applicable tax laws.

Beginning with our taxable year ending December 31, 2016, or the first year in which we commence material operations, if later, we intend to elect to be taxable as a REIT under the applicable provisions of the Code and the regulations promulgated thereunder and receive the beneficial U.S. federal income tax treatment described below, and we intend to continue operating as a REIT so long as REIT status remains advantageous. However, we cannot assure you that we will meet the applicable requirements under U.S. federal income tax laws.

In brief, a corporation that invests primarily in real estate can, if it complies with the provisions in Sections 856 through 860 of the Code, qualify as a REIT, if it so elects, and claim U.S. federal income tax deductions for the dividends it pays to its stockholders. Such a corporation generally is not taxed on its REIT taxable income to the extent such income is currently distributed to stockholders, thereby completely or substantially eliminating the “double taxation” to which a corporation and its stockholders are generally subject. However, as discussed in greater detail below, a corporation could be subject to U.S. federal income tax in some circumstances even if it qualifies as a REIT and would likely suffer adverse consequences, including reduced cash available for distribution to its stockholders, if it fails to qualify as a REIT.

Legal Counsel Opinion

Morris, Manning & Martin, LLP, our legal counsel, has reviewed this summary and is of the opinion that it fairly summarizes the federal income tax considerations addressed that are material to our stockholders. In connection with this registration statement, Morris, Manning & Martin, LLP has rendered an opinion to the effect that assuming that the actions described in this section are completed on a timely basis and we timely filed the requisite elections, that we will be organized in conformity with the requirements for qualification as a REIT effective beginning with our taxable year ending December 31, 2016, or the first year in which we commence material operations, if later, and our proposed method of operation will enable us to meet the requirements for qualification and taxation as a REIT. This opinion has been filed as an exhibit to the registration statement of which this prospectus is a part, and is based and conditioned, in part, on various assumptions and representations as to factual matters and covenants made to Morris, Manning & Martin, LLP by us and our advisor. Our qualification as a REIT depends upon our ability to meet, through operation of the properties we acquire and our investment in other assets, the applicable requirements under U.S. federal income tax laws. When Morris, Manning & Martin, LLP rendered its opinion, we had not yet commenced material operations, and Morris, Manning & Martin, LLP has not reviewed any operating results for compliance with the applicable requirements under U.S. federal income tax laws. Therefore, we cannot assure you that our actual operating results allow us to satisfy the applicable requirements to qualify as a REIT under U.S. federal income tax laws in any taxable year. See the “Risk Factors – U.S. Federal Income Tax Risks” section of this prospectus.

General

We intend to make an election to be taxed as a REIT under Sections 856 through 860 of the Code, effective beginning with our taxable year ending December 31, 2016, or the first year in which we commence material operations, if later. However, no assurance can be given that we will operate in a manner so as to remain qualified as a REIT. In addition, although REITs continue to receive substantially better tax treatment than entities taxed as corporations, it is possible that future legislation would cause a REIT to be a less advantageous form of organization tax status for companies that invest in the types of real estate assets we intend to, and it could become more advantageous for such companies to elect to be taxed for federal income tax purposes as a corporation. Pursuant to our charter, our board of directors will have the authority to make any tax elections on our behalf that, in its sole judgment, are in our best interest. This authority includes the ability to elect not to qualify as a REIT for federal income tax purposes or, after qualifying as a REIT, to revoke or otherwise terminate our status as a REIT. Our board of directors will have the authority under our charter to make these elections without the necessity of obtaining the approval of our stockholders. In addition, our board of directors will have the authority to waive any restrictions and limitations contained in our charter that are intended to preserve our status as a REIT during any period in which our board of directors determines not to pursue or preserve our status as a REIT or if our board of directors otherwise deems it in our best interest to so waive such restrictions. Our board of directors has fiduciary duties to us and to all investors and could only cause such changes in our tax treatment if it determines in good faith that such changes are in the best interests of our stockholders.

If we qualify and maintain our qualification for taxation as a REIT, we generally will not be subject to federal corporate income taxes on that portion of our ordinary income or capital gain that we distribute currently to our stockholders, because the REIT provisions of the Code generally allow a REIT to deduct distributions paid to its stockholders. This substantially eliminates the federal “double taxation” on earnings (taxation at both the corporate level and stockholder level) that usually results from an investment in a corporation.

Taxation of a REIT

The term “REIT taxable income” means the taxable income that is the same as that computed for a corporation that is not a REIT, with the following adjustments:

•	without the deductions allowed by Internal Revenue Code Sections 241 through 247, and 249 (relating generally to the deduction for dividends received);

•	excluding amounts equal to:

•	the net income from foreclosure property; and

•	the net income derived from prohibited transactions;

•	deducting amounts equal to:

•	the tax imposed by Code Section 856(c)(7)(C) upon a failure to meet the quarterly asset tests, the tax imposed by Code Section 856(g)(5) for otherwise avoiding REIT disqualification, and the tax imposed by Code Section 857(b)(7) on redetermined rents, redetermined deductions and excess interest; the tax imposed by Internal Revenue Code Section 857(b)(5) upon a failure to meet the 95% and/or the 75% gross income tests;

•	the deduction for dividends paid, computed without regard to the amount of the net income from foreclosure property that is excluded from REIT taxable income; and

•	without regard to any change of annual accounting period pursuant to Section 443(b) of the Code.

In any year in which we qualify as a REIT and have a valid election in place, we will claim deductions for the dividends we pay to our stockholders, and therefore will not be subject to U.S. federal income tax on that portion of our taxable income or capital gain that is distributed to our stockholders. It is our intent to distribute at least 90% of our REIT taxable income determined without regard to the deduction for dividends paid and excluding net capital gain, as described above.

Provided that we qualify as a REIT, we will generally be entitled to a deduction for dividends that we pay and, therefore, we can eliminate or substantially reduce our U.S. federal income tax liability by maintaining our REIT status and paying sufficient dividends. Net operating losses, foreign tax credits and other tax attributes of a REIT generally do not pass through to the stockholders of a REIT, subject to special rules for certain items, such as capital gains, recognized by REITs. Nevertheless, we will be subject to U.S. federal tax on in the following circumstances:

•	We will be taxed at normal corporate rates on any taxable income, including net capital gain, not distributed.

•	If we fail to satisfy either the 95% Gross Income Test or the 75% Gross Income Test (each of which is described below), yet we maintain our REIT status, we could be subject to a 100% penalty tax which would be imposed by reference to the amount by which we failed the 75% or 95% Gross Income Test (whichever amount is greater) multiplied by a fraction intended to reflect our profitability.

•	We will be subject to an excise tax if we fail to currently distribute sufficient income. In order to make the “required distribution” with respect to a calendar year, we must distribute the sum of (i) 85% of our REIT ordinary income for the calendar year, (ii) 95% of our REIT capital gain net income for the calendar year, and (iii) 100% of our undistributed income from prior years. Any excise tax liability would be equal to 4% of the difference between the amount required to be distributed under this formula and the sum of (a) the amounts actually distributed (taking into account excess distributions from prior years), plus (b) retained amounts on which federal income tax is paid at the corporate level.

•	We may be subject to the corporate “alternative minimum tax” on our items of tax preference, including any deductions of net operating losses.

•	If we derive “excess inclusion income” from an interest in certain mortgage loan securitization structures (i.e., a “taxable mortgage pool” or a residual interest in a real estate mortgage investment conduit, or REMIC), we could be subject to corporate level U.S. federal income tax at a 35% rate to the extent that such income is allocable to specified types of tax-exempt stockholders known as “disqualified organizations” that are not subject to unrelated business income tax. See the section entitled “— Other Issues With Respect to Taxation of a REIT — Excess Inclusion Income” below.

•	If we have net income from prohibited transactions such income would be subject to a 100% tax. See the section entitled “— Other Issues With Respect to Taxation of a REIT — Prohibited Transactions” below.

•	We will be subject to U.S. federal income tax at the highest corporate rate on any non-qualifying income from foreclosure property. “Foreclosure property” is real property and any personal property incident to such real property (1) that is acquired by a REIT as the result of the REIT having bid on the property at foreclosure, after there was a default (or default was imminent) on a lease of the property or on a mortgage loan held by the REIT and secured by the property, (2) the related loan or lease of which was acquired by the REIT at a time when default was not imminent or anticipated and (3) for which such REIT makes a proper election to treat the property as foreclosure property.

•	If we should fail to satisfy any of the asset test requirements (which are described in detail below) for a quarter by more than a de minimis amount, and our failure is due to reasonable cause and not willful neglect, we will maintain our REIT status if we, among other things, pay a penalty tax. See the section entitled “— REIT Qualification Tests — 25% Asset Test” below.

•	If we acquire any asset from a corporation that is subject to full corporate-level U.S. federal income tax in a transaction in which our basis in the asset is determined by reference to the selling corporation’s basis in the asset, and we recognize gain on the disposition of such an asset during the 10-year period beginning on the date we acquired such asset, then the excess of the fair market value as of the beginning of the applicable recognition period over our adjusted basis in such asset at the beginning of such recognition period will be subject to U.S. federal income tax at the highest regular corporate U.S. federal income tax rate. The results described in this paragraph assume that the non-REIT corporation will not elect, in lieu of this treatment, to be subject to an immediate tax when the asset is acquired by us.

•	A 100% tax may be imposed on transactions between us and a taxable REIT subsidiary that do not reflect arm’s-length terms.

•	The earnings of our subsidiaries, including any subsidiary we may elect to treat as a taxable REIT subsidiary, are generally subject to U.S. federal corporate income tax to the extent that such subsidiaries are subchapter C corporations.

•	If we fail to satisfy any provision of the Code that would result in our failure to qualify as a REIT (other than a gross income or asset test requirement as discussed above) and the violation is due to reasonable cause and not willful neglect, we may retain our REIT qualification but we will be required to pay a penalty of $50,000 for each such failure.

•	We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of our stockholders, as described below in “– REIT Qualification Tests – Share Ownership Tests.”

•	We may elect to retain and pay income tax on our net long-term capital gain. In that case, a stockholder would include its proportionate share of our undistributed long-term capital gain (to the extent we make a timely designation of such gain to the stockholder) in its income and would be allowed a credit for its proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the stockholder’s basis in our shares.

In addition, we and our subsidiaries may be subject to a variety of taxes, including state and local and foreign income, property and other taxes on our assets and operations. We could also be subject to tax in situations and on transactions not currently contemplated.

REIT Qualification Tests

The Code defines a REIT as a corporation, trust or association:

•	that is managed by one or more trustees or directors;

•	the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

•	that would be taxable as a domestic corporation but for its status as a REIT;

•	that is neither a financial institution nor an insurance company;

•	that meets the gross income, asset and annual distribution requirements;

•	the beneficial ownership of which is held by 100 or more persons on at least 335 days in each full taxable year, proportionately adjusted for a partial taxable year;

•	generally in which, at any time during the last half of each taxable year, no more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer individuals or specified entities; and

•	that makes an election to be a REIT for the current taxable year or has made such an election for a previous taxable year that has not been terminated or revoked.

The first five conditions must be met during each taxable year for which REIT status is sought, while the sixth and seventh conditions do not have to be met until after the first taxable year for which a REIT election is made. In addition, a real estate investment trust generally may not elect to become a REIT unless its taxable year is the calendar year. We satisfy this requirement.

With respect to the operating partnership, a partnership is not subject to U.S. federal income tax, and instead allocates its tax attributes to its partners. The partners are subject to U.S. federal income tax on their allocable share of the income and gain, without regard to whether they receive distributions from the partnership. Each partner’s share of a partnership’s tax attributes is determined in accordance with the partnership agreement. For purposes of the Asset and Gross Income Tests, we will be deemed to own a proportionate share (based on our capital interest) of the assets of the operating partnership and we will be allocated a proportionate share of each item of gross income of the operating partnership. The same holds true with respect to any joint ventures into which we or the operating partnership may enter where such joint ventures are treated as partnerships for tax purposes.

In satisfying the tests described above, we must meet, among others, the following requirements:

Share Ownership Tests

The common stock and any other stock we issue must be held by a minimum of 100 persons (determined without attribution to the owners of any entity owning our stock) for at least 335 days in each full taxable year, proportionately adjusted for partial taxable years. In addition, at all times during the second half of each taxable year, no more than 50% in value of our stock may be owned, directly or indirectly, by five or fewer individuals (determined with attribution to the owners of any entity owning our stock) as specifically defined for this purpose — i.e., the “closely held test.” However, these two requirements do not apply until after the first taxable year an entity elects REIT status. In addition, for purposes of the closely held test, a supplemental unemployment compensation benefit plan, a private foundation, or a trust or portion of a trust permanently set aside or used exclusively for charitable purposes is deemed an “individual.”

Our charter contains certain provisions intended to enable us to meet these requirements. First, it contains provisions restricting the transfer of our stock which would result in any person or entity actually, constructively or beneficially acquiring or owning more than 9.8% in value of the aggregate of our outstanding stock or more than 9.8% (in value or in number of shares, whichever is more restrictive) of the outstanding shares of our common stock, unless exempted, prospectively or retroactively, by our board of directors, as well as in certain other circumstances. See the section entitled “Description of Shares — Restriction on Ownership of Shares” in this prospectus. Additionally, the DRIP contains provisions that prevent it from causing a violation of these tests. Our charter contains provisions requiring each holder of our shares to disclose, upon demand, constructive or beneficial ownership of shares as deemed necessary to comply with the requirements of the Code. See “ — REIT Qualification Tests — Recordkeeping Requirements.”

Asset Tests

At the close of each calendar quarter of the taxable year, we must satisfy two tests based on the composition of our assets. After initially meeting the Asset Tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy the Asset Tests at the end of a later quarter solely due to changes in value of our assets.

In addition, if the failure to satisfy the Asset Tests results from an acquisition during a quarter, the failure can be cured by disposing of non-qualifying assets within 30 days after the close of that quarter. We intend to maintain adequate records of the value of our assets to ensure compliance with these tests and intend to act within 30 days after the close of any quarter as may be required to cure any noncompliance.

75% Asset Test

At least 75% of the value of our assets must be represented by “real estate assets,” cash, cash items (including receivables) and government securities. Real estate assets include (i) real property (including interests in real property, such as land, buildings, and leasehold interests in real property, and interests in mortgages on real property); (ii) shares in other qualifying REITs; and (iii) any property (not otherwise a real estate asset) attributable to the temporary investment of “new capital” in stock or a debt instrument, but only for the one-year period beginning on the date we received the new capital. Property will qualify as being attributable to the temporary investment of new capital if we receive the money used to purchase the stock or debt instrument in exchange for our stock (other than amounts received pursuant to our DRIP) or in a public offering of debt obligations that have a maturity of at least five years.

Additionally, regular and residual interests in a REMIC are considered real estate assets. However, if less than 95% of the assets of a REMIC are real estate assets, we will be treated as holding and earning a proportionate share of the assets and income of the REMIC directly. If we hold a “residual interest” in a REMIC from which we derive “excess inclusion income,” we will be required to either distribute the excess inclusion income or pay tax on it (or a combination of the two), even though we may not receive the income in cash. Excess inclusion income is “phantom” or “non-cash” income. It is any taxable income beyond that which the residual interest-holder would have recognized had the residual interest been a conventional debt instrument bearing interest at 120% of the applicable federal rate. See the section entitled “— Other Issues With Respect to Taxation of a REIT – Excess Inclusion Income” below.

We do not currently own interests in real properties but we intend to own such interests in the future. We anticipate that substantially all of our gross income will be from sources that will allow us to satisfy the income tests described below. However, to the extent that we own non-REMIC collateralized mortgage obligations, securities or debt instruments that do not qualify as “real estate” for REIT purposes, those assets will not be qualifying assets for purposes of the 75% Asset Test, and, as discussed below, any interest income received from these non-qualifying assets will generally not be qualifying income for purposes of the 75% Gross Income Test. Further, our purchase contracts for such real properties will apportion no more than 5% of the purchase price of any property to property other than “real property,” as defined in the Code. However, there can be no assurance that the IRS will not contest such purchase price allocation. If the IRS were to prevail, resulting in more than 15% of the purchase price of property being allocated to other than “real property,” then the portion of the rents we receive associated with other than real property will be deemed non-qualifying income for purposes of the gross income tests (discussed below). Additionally, depending on the aggregate magnitude of the assets that do not qualify as “real property,” we may be unable to continue to qualify as a REIT under the 75% Asset Test, and also may be subject to additional taxes, as described below. In addition, we intend to invest funds not used to acquire properties in cash sources, “new capital” investments or other liquid investments which allow us to continue to qualify under the 75% Asset Test. Therefore, we believe our investment in real properties will constitute “real estate assets” and should allow us to meet the 75% Asset Test.

25% Asset Test

The remaining 25% of our assets may generally be invested without restriction. However, if we invest in any securities that do not qualify under the 75% Asset Test, such securities may not exceed either: (i) in the case of any single issuer, 5% of the value of our assets; or (ii) 10% of the outstanding securities by vote or value of any one issuer. A partnership interest held by a REIT is not considered a “security” for purposes of these tests;

instead, the REIT is treated as owning directly its proportionate share of the partnership’s assets. This rule includes partnership interests owned by partnerships (or tiers of partnerships).

Two modifications apply to the 25% Asset Test for qualified REIT subsidiaries or taxable REIT subsidiaries. The stock of a qualified REIT subsidiary is not counted for purposes of the 25% Asset Test. A qualified REIT subsidiary is a corporation that is wholly owned by a REIT, and all its assets, liabilities and tax attributes are treated as belonging to the REIT. A qualified REIT subsidiary is not subject to U.S. federal income tax, but may be subject to state or local tax. Although we expect to hold all of our investments through the operating partnership, we also may hold investments separately, through qualified REIT subsidiaries. A qualified REIT subsidiary must be wholly owned by a REIT. Thus, any such subsidiary utilized by us would have to be owned by us, or another qualified REIT subsidiary, and could not be owned by the operating partnership.

Additionally, a REIT may own the stock of a taxable REIT subsidiary which is a corporation (other than another REIT) that is owned in whole or in part and directly or indirectly by a REIT, and joins in an election with the REIT to be classified as a taxable REIT subsidiary. A corporation that is 35% owned by a taxable REIT subsidiary also will be treated as a taxable REIT subsidiary. A taxable REIT subsidiary may not be a qualified REIT subsidiary, and vice versa.

As described below regarding the 75% Gross Income Test, a taxable REIT subsidiary is utilized in much the same way an independent contractor is used to provide types of services without causing the REIT to receive or accrue some types of non-qualifying income. For purposes of the 25% Asset Test, securities of a taxable REIT subsidiary are excepted from the 10% vote and value and 5% value limitations on a REIT’s ownership of securities of a single issuer. However, no more than 25% of the value of total assets of a REIT may be represented by securities of one or more taxable REIT subsidiaries.

In addition to using independent contractors to provide services in connection with the operation of our properties, we also may use taxable REIT subsidiaries to carry out these functions. We may form a subsidiary and jointly make the election that would cause such subsidiary to be treated as a taxable REIT subsidiary in order to facilitate our acquisition of qualified hotel properties in the future. However, a taxable REIT subsidiary may not directly or indirectly operate or manage any hotel facilities or provide rights to any brand name under which any hotel facility is operated.

A REIT is able to cure certain asset test violations. As noted above, a REIT cannot own securities of any one issuer representing more than 5% of the total value of REIT assets or more than 10% of the outstanding securities, by vote or value, of any one issuer. However, a REIT would not lose its REIT status for failing to satisfy these 5% or 10% asset tests in a quarter if the failure is due to the ownership of assets the total value of which does not exceed the lesser of (i) 1% of the total value of the REIT’s assets at the end of the quarter for which the measurement is done, or (ii) $10 million; provided in either case that the REIT either disposes of the assets within six months after the last day of the quarter in which the REIT identifies the failure (or such other time period prescribed by the Treasury), or otherwise meets the requirements of those rules by the end of that period.

If a REIT fails to meet any of the asset test requirements for a quarter other than a de minimis failure described above, then the REIT still would be deemed to have satisfied the requirements if (i) following the REIT’s identification of the failure, the REIT files a schedule with a description of each asset that caused the failure, in accordance with regulations prescribed by the Treasury; (ii) the failure was due to reasonable cause and not to willful neglect; (iii) the REIT disposes of the assets within six months after the last day of the quarter in which the identification occurred or such other time period as is prescribed by the Treasury (or the requirements of the rules are otherwise met within that period); and (iv) the REIT pays a tax on the failure equal to the greater of (1) $50,000, or (2) an amount determined (under regulations) by multiplying (x) the highest rate of tax for corporations under section 11 of the Code, by (y) the net income generated by the assets for the period beginning on the first date of the failure and ending on the date the REIT has disposed of the assets (or otherwise satisfies the requirements).

Gross Income Tests

For each calendar year, we must satisfy two separate tests based on the composition of our gross income, as defined under our method of accounting.

The 75% Gross Income Test

At least 75% of our gross income for the taxable year (excluding gross income from prohibited transactions and certain hedging and foreign currency transactions) must result from (i) rents from real property, (ii) interest on obligations secured by mortgages on real property or on interests in real property, (iii) gains from the sale or other disposition of real property (including interests in real property and interests in mortgages on real property) other than property held primarily for sale to customers in the ordinary course of our trade or business, (iv) dividends from other qualifying REITs and gain (other than gain from prohibited transactions) from the sale of shares of other qualifying REITs, (v) other specified investments relating to real property or mortgages thereon, and (vi) for a limited time, temporary investment income (as described under the 75% Asset Test above). We intend to invest funds not otherwise invested in real properties in cash sources or other liquid investments which will allow us to qualify under the 75% Gross Income Test.

Income attributable to a lease of real property will generally qualify as “rents from real property” under the 75% Gross Income Test (and the 95% Gross Income Test described below), subject to the rules discussed below:

Rent from a particular tenant will not qualify if we, or an owner of 10% or more of our stock, directly or indirectly, owns 10% or more of the voting stock or the total number of shares of all classes of stock in, or 10% or more of the assets or net profits of, the tenant (subject to certain exceptions). However, we expect that amounts received from taxable REIT subsidiaries we will form to facilitate our acquisition of qualified hotel facilities will satisfy the conditions of the exception for rents received from a taxable REIT subsidiary with the result that such amounts will be considered rents from real property.

The portion of rent attributable to personal property rented in connection with real property will not qualify, unless the portion attributable to personal property is 15% or less of the total rent received under, or in connection with, the lease. If the portion of rents attributable to personal property exceeds 15% of the total rents, then the portion of the rents we receive associated with the personal property will be deemed non-qualifying income for purposes of the 75% Gross Income Test and 95% Gross Income Test (the latter discussed below).

Generally, rent will not qualify if it is based in whole, or in part, on the income or profits of any person from the underlying property. However, rent will not fail to qualify if it is based on a fixed percentage (or designated varying percentages) of receipts or sales, including amounts above a base amount so long as the base amount is fixed at the time the lease is entered into, the provisions are in accordance with normal business practice and the arrangement is not an indirect method for basing rent on income or profits. In addition, rents based on the income or profits of a tenant (and interest based on the income or profits of a borrower), where the tenant (borrower) derives substantially all of its income from the underlying real property by leasing substantially all of its interest in the property will also qualify as “rents from real property,” but only to the extent that the amounts received by the tenant (borrower) would be qualifying “rents from real property” if received directly by a REIT.

Rental income will not qualify if we furnish or render services to tenants or manage or operate the underlying property, other than through a permissible “independent contractor” from whom we derive no revenue, or through a taxable REIT subsidiary. This requirement, however, does not apply to the extent that the services, management or operations we provide are “usually or customarily rendered” in connection with the rental of space, and are not otherwise considered “rendered to the occupant.” With respect to this rule, tenants will receive some services in connection with their leases of the real properties. Our intention is that the services to be provided are those usually or customarily rendered in connection with the rental of space, and therefore, providing these services will not cause the rents received with respect to the properties to fail to qualify as rents from real property for purposes of the 75% Gross Income Test (and the 95% Gross Income Test described below). Our board of directors intends to hire qualifying independent contractors or to utilize taxable REIT subsidiaries to render services which it believes, after consultation with our tax advisors, are not usually or customarily rendered in connection with the rental of space.

In addition, we have represented that, with respect to our leasing activities, we will not (1) charge rent for any property that is based in whole or in part on the income or profits of any person (except by reason of being based on a percentage of receipts or sales, as described above), (2) charge rent that will be attributable to personal property in an amount greater than 15% of the total rent received under the applicable lease, or (3) enter into any lease with a related party tenant.

Amounts received as rent from a taxable REIT subsidiary are not excluded from rents from real property by reason of the related party rules described above, if the activities of the taxable REIT subsidiary and the nature of the properties it leases meet certain requirements. Generally, amounts received by us from a taxable REIT subsidiary with respect to any qualified hotel facilities we own will be considered rents from real property only if each qualified hotel facility is not managed or operated by us or the taxable REIT subsidiary to which it is leased, but rather must be managed or operated by an eligible independent contractor that qualifies for U.S. federal tax purposes as an independent contractor that is actively engaged in the trade or business of operating qualified hotel facilities for persons not related to us or the taxable REIT subsidiary. The test for such independent contractor’s eligibility is made at the time the independent contractor enters into a management agreement or other similar service contract with the taxable REIT subsidiary to operate the qualified hotel facility.

We expect that any qualified hotel facilities that we lease to a taxable REIT subsidiary will be operated in accordance with these requirements with the result that amounts received from the taxable REIT subsidiary will be considered rents from real property. The taxable REIT subsidiary will pay regular corporate rates on any income it earns from the operation of our qualified hotel facilities. In addition, the taxable REIT subsidiary rules limit the deductibility of interest paid or accrued by a taxable REIT subsidiary to its parent REIT to assure that the taxable REIT subsidiary is subject to an appropriate level of corporate taxation. Further, the rules impose a 100% excise tax on transactions between a taxable REIT subsidiary and its parent REIT or the REIT’s tenants whose terms are not on an arm’s-length basis.

It is possible that we will be paid interest on loans secured by real property. All interest income qualifies under the 95% Gross Income Test, and interest on loans secured by real property qualifies under the 75% Gross Income Test, provided, in both cases, that the interest does not depend, in whole or in part, on the income or profits of any person (other than amounts based on a fixed percentage of receipts or sales). If a loan is secured by both real property and other property, all the interest on it will nevertheless qualify under the 75% Gross Income Test if the amount of the loan during the year does not exceed the fair market value of the real property at the time of the loan commitment. We intend for all of our loans secured by real property to be structured this way. Therefore, income generated through any investments in loans secured by real property will be treated as qualifying income under the 75% Gross Income Test.

We believe that substantially all of our income from our mortgage-related securities generally will be qualifying income for purposes of the REIT gross income tests. However, to the extent that we own non-REMIC collateralized mortgage obligations or other debt instruments secured by mortgage loans (rather than real property), or secured by non-real estate assets, or debt securities that are not secured by mortgages on real property or interests in real property, the interest income received with respect to such securities generally will not be qualifying income for purposes of the 75% Gross Income Test. In addition, the loan amount of a mortgage loan that we may own may exceed the value of the real property securing the loan. In that case, the interest attributable to the amount of the loan that exceeds the value of the real property securing the loan will not be qualifying income for purposes of the 75% Gross Income Test.

The 95% Gross Income Test

In addition to deriving 75% of our gross income from the sources listed above, at least 95% of our gross income (excluding gross income from prohibited transactions and certain hedging and foreign currency transactions) for the taxable year must be derived from a combination of either sources which satisfy the 75%

Gross Income Test or sources of income not associated with real property that is either (i) dividends, (ii) interest, or (iii) gain from the sale or disposition of stock or other securities that are not assets held primarily for sale to customers in the ordinary course of our trade or business. It is important to note that dividends and interest on obligations not collateralized by an interest in real property qualify under the 95% Gross Income Test, but not under the 75% Gross Income Test. We intend to invest funds not otherwise invested in properties in cash sources or other liquid investments that will qualify under the 95% Gross Income Test.

Our share of income from the properties will primarily give rise to rental income and gains on sales of the properties, substantially all of which will generally qualify under the 75% Gross Income and 95% Gross Income Tests. Our anticipated operations indicate that it is likely that we will have little or no non-qualifying income to cause adverse U.S. federal income tax consequences.

As described above, we may establish one or more taxable REIT subsidiaries with whom we could enter into leases for any properties we may invest in. The gross income generated by these taxable REIT subsidiaries would not be included in our gross income. However, we would realize gross income from these subsidiaries in the form of rents. In addition, any dividends from taxable REIT subsidiaries to us would be included in our gross income and qualify for the 95% Gross Income Test (but not the 75% Gross Income Test).

Treatment of Certain Interest for Purposes of the Gross Income Tests

Interest on debt secured by a lien on real property or on interests in real property is generally qualifying income for purposes of the 75% Gross Income Test. However, to the extent the loan covers both real property and other property, if the highest principal amount of a loan outstanding during a taxable year exceeds the fair market value of the real property securing the loan as of the date the REIT agreed to originate or acquire the loan, a portion of the interest income from such loan will not be qualifying income for purposes of the 75% Gross Income Test, but will be qualifying income for purposes of the 95% Gross Income Test. The portion of the interest income that will not be qualifying income for purposes of the 75% Gross Income Test will be equal to the portion of the principal amount of the loan that is not secured by real property (i.e., the amount by which the loan exceeds the value of the real estate that is security for the loan).

Interest, including original issue discount or market discount, that we accrue on our real estate-related investments generally will be qualifying income for purposes of both gross income tests. However, investments not be secured by liens on real property or interests in real property will be qualifying income for purposes of the 95% Gross Income Test but not the 75% Gross Income Test.

If a loan contains a provision that entitles a REIT to a percentage of the borrower’s gain upon the sale of the real property securing the loan or a percentage of the appreciation in the property’s value as of a specific date, income attributable to that loan provision will be treated as gain from the sale of the property securing the loan, which generally is qualifying income for purposes of both gross income tests.

Failure to Satisfy the Gross Income Tests

If we fail to satisfy either the 75% Gross Income or 95% Gross Income Tests for any taxable year, we may retain our status as a REIT for such year if we satisfy to the IRS that: (i) the failure was due to reasonable cause and not due to willful neglect and (ii) we attach to our return a schedule describing the nature and amount of each item of our gross income. We cannot predict, however, whether in all circumstances we would qualify for the benefit of these relief provisions. In addition, as discussed above under “– Taxation of a REIT,” if this relief provision is available, we would remain subject to tax equal to the greater of the amount by which we failed the 75% Gross Income Test or the 95% Gross Income Test, as applicable, multiplied by the ratio that REIT taxable income determined without regard to the deduction for dividends paid bears to gross income for the taxable year, computed with certain adjustments. The effect of multiplying gross income by this ratio is the allocation of deductions between qualifying and nonqualifying income. The tax, therefore, is 100% of the amount by which the REIT failed either the 75% Gross Income Test or the 95% Gross Income Test, as reduced by deductions allocable to such income.

Annual Distribution Requirements

In addition to the other tests described above, we are required to distribute dividends (other than capital gain dividends) to our stockholders each year in an amount at least equal to the excess of:

(i)	the sum of:

(a)	90% of our REIT taxable income (determined without regard to the deduction for dividends paid and by excluding any net capital gain); and

(b)	90% of the net income (after tax) from foreclosure property; less

(ii)	the sum of some types of items of non-cash income.

Whether sufficient amounts have been distributed is based on amounts paid in the taxable year to which they relate, or in the following taxable year if we: (1) declared a dividend before the due date of our tax return (including extensions); (2) distribute the dividend within the 12-month period following the close of the taxable year (and not later than the date of the first regular dividend payment made after such declaration); and (3) file an election with our tax return. Additionally, dividends that we declare in October, November or December in a given year payable to stockholders of record in any such month will be treated as having been paid on December 31st of that year so long as the dividends are actually paid during January of the following year.

In order for distributions to be counted as satisfying the annual distribution requirements for REITs, and to provide us with a REIT-level tax deduction, the distributions must not be “preferential dividends.” A dividend is not a preferential dividend if the distribution is (1) pro rata among all outstanding shares of stock within a particular class, and (2) in accordance with the preferences among different classes of stock as set forth in our organizational documents. A distribution of a preferential dividend may cause other distributions to be treated as preferential dividends, possibly preventing us from satisfying the distribution requirement for REIT qualification. We may request a private letter ruling from the IRS concluding that differences in the dividends distributed to holders of Class A shares and holders of Class T shares, do not result in the payment of a preferential dividends. There is no assurance that we will request such a ruling or, if we do, that the IRS will issue such a ruling.

Distribution of 90% of REIT taxable income, as adjusted, is a requirement to maintain our REIT status. Additionally, we will be subject to an excise tax if we fail to make the “required distribution” with respect to a calendar year, i.e., to distribute the sum of (1) 85% of our REIT ordinary income for the calendar year, (2) 95% of our REIT capital gain net income for the calendar year, and (3) 100% of our undistributed income from prior years. Any excise tax liability would be equal to 4% of the excess of the amount required to be distributed under this formula over the sum of (a) the amounts actually distributed (taking into account excess distributions from prior years), plus (b) retained amounts on which federal income tax is paid at the corporate level. In addition to the excise tax, we will be subject to U.S. federal income tax at normal corporate rates on taxable income or capital gain not distributed. If we fail to meet the annual distribution requirements as a result of an adjustment to our U.S. federal income tax return by the IRS, or under certain other circumstances, we may cure the failure by paying a “deficiency dividend” (plus interest to the IRS) within a specified period.

We intend to pay sufficient dividends each year to satisfy annual distribution requirements, avoid excise taxes and minimize federal income taxes on our earnings. It may not always be possible, however, to do so. It is possible that we may not have sufficient cash or other liquid assets to meet the annual distribution requirements due to tax accounting rules and other timing differences. We will closely monitor the relationship between our REIT taxable income and cash flow, and if necessary to comply with the annual distribution requirements, will borrow funds, if possible, to fully provide the necessary cash flow.

Recordkeeping Requirements

To monitor compliance with the share ownership requirements, we generally are required to maintain records regarding the actual ownership of our shares. To do so, the Treasury Regulations require that we demand written statements each year from the record holders of specified percentages of our shares (such percentages depending upon the total number of record holders) pursuant to which the record holders must disclose the actual owners of the shares (i.e., the persons required to include our distributions in their gross income). We must maintain a list of those persons failing or refusing to comply with this demand as part of our records. We could be subject to monetary penalties if we fail to comply with these record-keeping requirements. If you fail or refuse to comply with the demands, you will be required by Treasury Regulations to submit a statement with your tax return disclosing your actual ownership of our shares and other information.

Other Issues With Respect to Taxation of a REIT

Characterization of Property Leases

Our taxable REIT subsidiaries will lease from our operating partnership and its subsidiaries the land, buildings, improvements, furnishings and equipment comprising our hotel properties. Our ability to claim certain tax benefits associated with ownership of these properties, such as depreciation, would depend on a determination that the lease transactions are “true leases,” under which we would be the owner of the leased property for U.S. federal income tax purposes, rather than a conditional sale of the property or a financing or loan transaction. The IRS may take the position, particularly with respect to a sale-leaseback transaction, that a lease is not a true lease for U.S. federal income tax purposes. The recharacterization of one or more of our leases as a conditional sale, financing, or loan transaction may have adverse consequences to us, such as the denial of depreciation deductions or a revaluing of the aggregate value of our assets invested in real estate. Such recharacterizations might cause us to fail to satisfy the Asset Tests or the Gross Income Tests and, consequently, we might fail to qualify as a REIT effective with the year of recharacterization. We do not expect to request an opinion of counsel concerning the status of any leases of properties as true leases for U.S. federal income tax purposes.

Prohibited Transactions

As discussed above, we will be subject to a 100% U.S. federal income tax on any net income derived from “prohibited transactions.” Net income derived from prohibited transactions arises from the sale or exchange of property held primarily for sale to customers in the ordinary course of our business which is not foreclosure property. There is an exception to this rule for the sale of property that:

•	is a real estate asset under the 75% Asset Test;

•	has been held for at least two years;

•	has aggregate expenditures made during the two years prior to the date of sale which are includable in the basis of the property not in excess of 30% of the net selling price;

•	in some cases, was held for production of rental income for at least two years;

•	in some cases, substantially all of the marketing and development expenditures were made through an independent contractor from whom the REIT does not derive any income; and

•	when combined with other sales in the year, either does not cause the REIT to have made more than seven sales of property during the taxable year, or occurs in a year when the REIT disposes of less than 10% of its assets (measured by U.S. federal income tax basis or fair market value, and ignoring involuntary dispositions and sales of foreclosure property).

Although we expect we will eventually sell each of the properties, our primary intention in acquiring and operating the properties is the production of rental income through our taxable REIT subsidiaries, and we do not expect to hold any property primarily for sale to customers in the ordinary course of our business.

Excess Inclusion Income

Pursuant to IRS guidance, a REIT’s excess inclusion income, including any excess inclusion income from a residual interest in a REMIC, must be allocated among its stockholders in proportion to dividends paid. The REIT is required to notify stockholders of the amount of “excess inclusion income” allocated to them. A stockholder’s share of excess inclusion income:

•	cannot be offset by any net operating losses otherwise available to the stockholder;

•	is subject to tax as UBTI in the hands of most types of stockholders that are otherwise generally exempt from U.S. federal income tax; and

•	results in the application of U.S. federal income tax withholding at the maximum rate (30%), without reduction for any otherwise applicable income tax treaty or other exemption, to the extent allocable to most types of foreign stockholders.

See the section entitled “— U.S. Federal Income Taxation of Stockholders” below. To the extent that excess inclusion income is allocated to a tax-exempt stockholder of a REIT that is not subject to UBTI (such as a government entity or charitable remainder trust), the REIT may be subject to tax on this income at the highest applicable corporate tax rate (currently 35%). In that case, the REIT could reduce distributions to such stockholders by the amount of such tax paid by the REIT attributable to such stockholder’s ownership. Treasury Regulations provide that such a reduction in distributions does not give rise to a preferential dividend that could adversely affect the REIT’s compliance with its distribution requirements. See the section entitled “— REIT Qualification Tests — Annual Distribution Requirements” above. The manner in which excess inclusion income is calculated, or would be allocated to stockholders, including allocations among shares of different classes of stock, is not clear under current law. As required by IRS guidance, we intend to make such determinations using a reasonable method. Tax-exempt investors, foreign investors and taxpayers with net operating losses should carefully consider the tax consequences described above, and are urged to consult their tax advisors.

Failure to Qualify as a REIT

If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. In addition, there are relief provisions for a failure of the gross income tests and asset tests, as described in “—Gross Income Tests” and “—Asset Tests.” If the applicable relief provisions are not available or cannot be met, we will not be able to deduct our dividends and will be subject to U.S. federal income tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates, thereby reducing cash available for distributions. In such event, all distributions to stockholders (to the extent of our current and accumulated earnings and profits) will be taxable as ordinary income. This “double taxation” would result from our failure to qualify as a REIT. Unless entitled to relief under specific statutory provisions, we will not be eligible to elect REIT status for the four taxable years following the year during which qualification was lost.

Tax Aspects of Investments in Partnerships

General

We anticipate holding direct or indirect interests in one or more partnerships, including the operating partnership. We intend to operate as an UPREIT, which is a structure whereby we would own a direct interest in the operating partnership, and the operating partnership would, in turn, own the properties and may possibly own interests in other non-corporate entities that own properties. Such non-corporate entities would generally be organized as limited liability companies, partnerships or trusts and would either be disregarded for U.S. federal income tax purposes (if the operating partnership were the sole owner) or treated as partnerships for U.S. federal income tax purposes.

The following is a summary of the U.S. federal income tax consequences of our investment in the operating partnership. This discussion should also generally apply to any investment by us (including through the operating partnership) in a property partnership or other non-corporate entity.

Generally, for entities formed after January 1, 1997, an entity with two or more members formed as a partnership or limited liability company under state law will be taxed as a partnership for U.S. federal income tax purposes unless (1) it specifically elects to be taxed as a corporation or (2) it is a “publicly traded partnership.” A publicly-traded partnership is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market, or the substantial equivalent thereof, and generally, is taxed as a corporation. A partnership that is not a publicly-traded partnership and has not elected to be taxed as a corporation is not subject to tax as an entity for U.S. federal income tax purposes. Rather, partners are allocated their proportionate share of the items of income, gain, loss, deduction and credit of the partnership, and potentially are subject to tax thereon, without regard to whether the partners received any distributions from the partnership. The partners are required to take into account their allocable share of the foregoing items for purposes of the various REIT gross income and asset tests, and in the computation of our REIT taxable income and U.S. federal income tax liability. Further, there can be no assurance that distributions from the operating partnership will be sufficient to pay the tax liabilities resulting from an investment in the operating partnership.

Because the operating partnership was formed as a partnership under state law after January 1, 1997, will have two or more partners and will not elect to be treated as an association taxable as a corporation, the operating partnership will be treated as a partnership for U.S. federal income tax purposes. We intend that interests in the operating partnership (and any partnership invested in by the operating partnership) will fall within one of the “safe harbors” to avoid being classified as a publicly traded partnership. However, our ability to satisfy the requirements of some of these safe harbors depends on the results of our actual operations, and accordingly, no assurance can be given that any such partnership would not be treated as a publicly traded partnership. Even if a partnership qualifies as a publicly traded partnership, it generally will not be treated as a corporation if at least 90% of its gross income each taxable year is from certain sources.

If for any reason the operating partnership is taxable as a corporation for U.S. federal income tax purposes, the character of our assets and items of gross income would change, and as a result, we would most likely be unable to satisfy the applicable requirements under U.S. federal income tax laws discussed above. The taxation of any partnership invested in by the operating partnership as a corporation for U.S. federal income tax purposes will also alter the character of our assets and items of gross income and may also prevent us from satisfying the applicable requirements to be taxed as a REIT. In addition, any change in the status of any partnership may be treated as a taxable event, in which case we could incur a tax liability without a related cash distribution. Further, if any partnership was treated as a corporation, items of income, gain, loss, deduction and credit of such partnership would be subject to corporate income tax, and the partners of any such partnership would be treated as stockholders, with distributions to such partners being treated and subject to U.S. federal income tax as dividends.

Anti-abuse Treasury Regulations have been issued under the partnership provisions of the Code that authorize the IRS, in some abusive transactions involving partnerships, to disregard the form of a transaction and recast it as it deems appropriate. The anti-abuse regulations apply where a partnership is utilized in connection with a transaction (or series of related transactions) with a principal purpose of substantially reducing the present value of the partners’ aggregate U.S. federal tax liability in a manner inconsistent with the intent of the partnership provisions. The anti-abuse regulations contain an example in which a REIT contributes the proceeds of a public offering to a partnership in exchange for a general partnership interest. The limited partners contribute real property assets to the partnership, subject to liabilities that exceed their respective aggregate bases in such property. The example concludes that the use of the partnership is not inconsistent with the intent of the partnership provisions, and thus, cannot be recast by the IRS. However, the anti-abuse regulations are extraordinarily broad in scope and are applied based on an analysis of all the facts and circumstances. We cannot assure you that the IRS will not attempt to apply the anti-abuse regulations to us. Any such action could potentially jeopardize our status as a REIT and materially affect the tax consequences and economic return resulting from an investment in us.

Income Taxation of the Partnerships and their Partners

Although a partnership agreement will generally determine the allocation of a partnership’s income and losses among the partners, such allocations may be disregarded for U.S. federal income tax purposes if the allocations do not comply with Section 704(b) of the Code and the Treasury Regulations thereunder. If any allocation is not recognized for U.S. federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners’ economic interests in the partnership as determined by the IRS. We believe that the allocations of taxable income and loss in the operating partnership agreement comply with the requirements of Section 704(b) of the Code and the associated Treasury Regulations.

For a description of allocations by the operating partnership to the partners, see the section entitled “The Operating Partnership Agreement” in this prospectus.

In some cases, special allocations of net profits or net losses will be required to comply with the U.S. federal income tax principles governing partnership tax allocations.

Additionally, pursuant to Section 704(c) of the Code, income, gain, loss and deduction attributable to property contributed to the operating partnership in exchange for operating partnership ownership interests, or “units,” must be allocated in a manner so that the contributing partner is charged with, or benefits from, the unrealized gain or loss attributable to the property at the time of contribution. The amount of such unrealized gain or loss is generally equal to the difference between the fair market value and the adjusted basis of the property at the time of contribution. These allocations are designed to eliminate book-tax differences by allocating to contributing partners lower amounts of depreciation deductions and increased taxable income and gain attributable to the contributed property than would ordinarily be the case for economic or book purposes. With respect to any property purchased by the operating partnership, such property will generally have an initial tax basis equal to its fair market value, and accordingly, Section 704(c) will not apply, except as described further below in this paragraph. The application of the principles of Section 704(c) in tiered partnership arrangements is not entirely clear. Accordingly, the IRS may assert a different allocation method than the one selected by the operating partnership to cure any book-tax differences. In certain circumstances, we create book-tax differences by adjusting the values of properties for economic or book purposes and generally the rules of Section 704(c) of the Code would apply to such differences as well.

For U.S. federal income tax purposes, depreciation deductions generally will be computed using the straight-line method. Commercial buildings, structural components and improvements are generally depreciated over 39 years. Some improvements to land are depreciated over 15 years. With respect to such improvements, however, taxpayers may elect to depreciate these improvements over 20 years using the straight-line method. For properties transferred to the operating partnership, depreciation deductions are calculated based on the transferor’s basis and depreciation method. Because depreciation deductions are based on the transferor’s basis in the contributed property, the operating partnership generally would be entitled to less depreciation than if the properties were purchased in a taxable transaction. The burden of lower depreciation will generally fall first on the contributing partner, but also may reduce the depreciation allocated to other partners.

Gain on the sale or other disposition of depreciable property is characterized as ordinary income (rather than capital gain) to the extent of any depreciation recapture. Buildings and improvements depreciated under the straight-line method of depreciation are generally not subject to depreciation recapture unless the property was held for less than one year. However, individuals, trusts and estates that hold shares either directly or through a pass-through entity may be subject to tax on the disposition on such assets at a rate of 25% rather than at the normal capital gains rate, to the extent that such assets have been depreciated.

Some expenses incurred in the conduct of the operating partnership’s activities may not be deducted in the year they were paid. To the extent this occurs, the taxable income of the operating partnership may exceed its cash receipts for the year in which the expense is paid. As discussed above, the costs of acquiring properties must generally be recovered through depreciation deductions over a number of years. Prepaid interest and loan fees, acquisition fees, and prepaid management fees are other examples of expenses that may not be deducted in the year they were paid.

U.S. Federal Income Taxation of Stockholders

Taxation of Taxable U.S. Stockholders

As long as we qualify as a REIT, distributions paid to our taxable U.S. Stockholders out of current or accumulated earnings and profits (and not designated as capital gain dividends) will be ordinary income and will not be eligible for the dividends received deduction for corporations. For purposes of this discussion, a “U.S. Stockholder” is a person (other than a partnership or entity treated as a partnership for U.S. federal income tax purposes) that is, for U.S. federal income tax purposes, any of the following:

•	an individual citizen or resident of the United States;

•	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust if (i) a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) the trust has a valid election in effect under current Treasury Regulations to be treated as a U.S. person.

If a partnership, including for this purpose any entity that is treated as a partnership for U.S. federal income tax purposes, holds our common stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. An investor that is a partnership and the partners in such partnership should consult their tax advisors about the U.S. federal income tax consequences of the acquisition, ownership and disposition of our common stock.

Distributions in excess of current and accumulated earnings and profits will not be taxable to a U.S. Stockholder to the extent that they do not exceed the U.S. Stockholder’s adjusted tax basis in our stock that the U.S. Stockholder owns. Rather, such distributions will reduce the adjusted tax basis in the U.S. Stockholder’s shares of our stock. Assuming that the U.S. Stockholder’s shares of our stock are held as a capital asset, to the extent that such distributions exceed the U.S. Stockholder’s adjusted tax basis in such shares, a U.S. Stockholder must include such distributions in income as long-term capital gain (or short-term capital gain if the shares have been held for one year or less). Because our earnings and profits are reduced for depreciation and other non-cash items, it is possible that a portion of each distribution will constitute a non-taxable return of capital. Additionally, because distributions in excess of earnings and profits reduce the U.S. Stockholder’s basis in our stock, this will increase the U.S. Stockholder’s gain (or decrease the loss) on any subsequent sale of the stock.

Distributions that are designated as capital gain dividends will be taxed as long-term capital gains to the extent they do not exceed our actual net capital gain for the taxable year, without regard to the period for which the U.S. Stockholder that receives such distribution has held its stock. We also have the right to elect to retain, rather than distribute, our net long-term capital gains and pay any tax thereon. In such instances, U.S. Stockholders would include their proportionate shares of such gains in income, receive a credit on their returns for their proportionate share of our tax payments, and increase the tax basis of their shares of stock by the after- tax amount of such gain. Long-term capital gains are generally taxable at maximum U.S. federal income tax rates of 20% in the case of U.S. Stockholders who are individuals, and 35% for corporations. Capital gains attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% maximum U.S. federal income tax rate for individual U.S. Stockholders who are individuals, to the extent of previously claimed depreciation deductions. U.S. Stockholders that are corporations may be required to treat up to 20% of some capital gain dividends as ordinary income.

Dividend income is characterized as “portfolio” income under the passive activity loss rules and cannot be offset by a U.S. Stockholder’s current or suspended passive activity losses. Corporate Stockholders cannot claim the dividends received deduction for such dividends unless we lose our REIT status. Although U.S. Stockholders generally recognize taxable income in the year that a distribution is received, any distribution we declare in October, November or December of any year and is payable to a U.S. Stockholder of record on a specific date in any such month will be treated as both paid by us and received by the U.S. Stockholder on December 31st of the year it was declared even if paid by us during January of the following calendar year. Because we are not a pass-through entity for U.S. federal income tax purposes, U.S. Stockholders may not use any of our operating or capital losses to reduce their tax liabilities. In addition, we may elect to treat certain other distributions made after the close of the taxable year as having been paid during the taxable year, but U.S. Stockholders will be treated as having received these distributions in the taxable year in which they are actually made.

We have the ability to declare a large portion of a dividend in shares of our stock. As long as a portion of such dividend is paid in cash and certain requirements are met, the entire distribution will be treated as a dividend for U.S. federal income tax purposes. As a result, you will be taxed on 100% of the dividend in the same manner as a cash dividend, even though most of the dividend was paid in shares of our stock. In general, any dividend on shares of our stock will be taxable as a dividend, regardless of whether any portion is paid in stock.

With respect to U.S. Stockholders who are taxed at the rates applicable to individuals, we may elect to designate a portion of our distributions paid to such U.S. Stockholders as “qualified dividend income.” A portion of a distribution that is properly designated as qualified dividend income is taxable to non-corporate U.S. Stockholders at the same tax rates as long-term capital gain, provided that the U.S. Stockholder has held the shares with respect to which the distribution is made for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which such shares became ex-dividend with respect to the relevant distribution. The maximum amount of our distributions eligible to be designated as qualified dividend income for a taxable year is equal to the sum of:

(a) the qualified dividend income received by us during such taxable year from non-REIT C corporations (including our taxable REIT subsidiary, if any, which is subject to U.S. federal income tax);

(b) the excess of any “undistributed” REIT taxable income recognized during the immediately preceding year over the U.S. federal income tax paid by us with respect to such undistributed taxable income; and

(c) the excess of any income recognized during the immediately preceding year attributable to the sale of a built-in-gain asset that was acquired in a carry-over basis transaction from a non-REIT C corporation over the U.S. federal income tax paid by us with respect to such built-in gain.

Generally, dividends that we receive will be treated as qualified dividend income for purposes of (a) above if the dividends are received from a domestic C corporation (other than a REIT or a regulated investment company), such as our TRS, if any, which is subject to U.S. federal income tax, or a “qualifying foreign corporation” and specified holding period requirements and other requirements are met. We do not expect to hold interests in any qualifying foreign corporations.

In general, the sale of our common stock held for more than 12 months will produce long-term capital gain or loss. All other sales will produce short-term gain or loss. In each case, the gain or loss is equal to the difference between the amount of cash and fair market value of any property received from the sale and the U.S. Stockholder’s adjusted tax basis in the common stock sold. However, any loss from a sale or exchange of common stock by a U.S. Stockholder who has held such stock for six months or less generally will be treated as a long-term capital loss, to the extent that the U.S. Stockholder treated our distributions as long-term capital gains. In general, a U.S. Stockholder’s adjusted tax basis will equal the U.S. Stockholder’s acquisition cost, increased by the excess of net capital gains deemed distributed to the U.S. Stockholder (discussed above) less tax deemed paid on such gain and reduced by returns of capital. In general, under current law capital gains recognized by individuals and other non-corporate U.S. Stockholders upon the sale or disposition of shares will be subject to a maximum U.S. federal income tax rate of 20%, if our shares are held for more than 12 months, and will be taxed at ordinary income rates (of up to 39.6%) if our shares are held for 12 months or less. Gains recognized by U.S. Stockholders that are corporations are subject to U.S. federal income tax at a maximum rate of 35%, whether or not classified as long-term capital gains. The IRS has the authority to prescribe, but has not yet prescribed, regulations that would apply a capital gain tax rate of 25% (which is generally higher than the long-term capital gain tax rates for non-corporate holders) to a portion of the capital gain realized by a non-corporate holder on the sale of REIT shares that would correspond to the REIT’s “unrecaptured Section 1250 gain.” Holders are urged to consult their tax advisors with respect to the taxation of capital gain income. Capital losses recognized by a U.S. Stockholder upon the disposition of our shares held for more than one year at the time of disposition will be considered long-term capital losses, and are generally available only to offset capital gain income of the U.S. Stockholder but not ordinary income (except in the case of individuals, who may offset up to $3,000 of ordinary income each year).

We will report to our domestic stockholders and to the IRS the amount of dividends paid during each calendar year, and the amount (if any) of U.S. federal income tax we withhold. A U.S. Stockholder may be subject to backup withholding with respect to dividends paid unless such U.S. Stockholder: (i) is a corporation or comes within other exempt categories; or (ii) provides us with a taxpayer identification number, certifies as to no loss of exemption, and otherwise complies with applicable requirements. A U.S. Stockholder that does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding can be credited against the U.S. Stockholder’s U.S. federal income tax liability. In addition, we may be required to withhold a portion of distributions made to any U.S. Stockholders who fail to certify their non-foreign status to us. See the section entitled “— Taxation of Non-U.S. Stockholders” below.

Medicare Tax on Net Investment Income

The Reconciliation Act requires certain U.S. Stockholders who are individuals, estates or trusts to pay a 3.8% Medicare tax on, among other things, dividends on and capital gains from the sale or other disposition of stock, subject to certain exceptions. This additional tax applies broadly to essentially all dividends and all gains from dispositions of stock, including dividends from REITs and gains from disposition of REIT shares. The tax applies for taxable years beginning after December 31, 2012. You should consult your tax advisor regarding the effect, if any, of the Reconciliation Act on taxable income arising from ownership and disposition of our shares.

Cost Basis Reporting

The Energy Improvement and Extension Act of 2008, or the Energy Act, imposed new customer reporting requirements on certain financial intermediaries, such as broker-dealers. The Energy Act now requires every broker that is required to file an information return reporting the gross proceeds of a “covered security” with the IRS to include in the information return the stockholder’s adjusted basis in the security, and whether any gain or loss with respect to the security is short-term or long-term within the meaning of Internal Revenue Code Section 1222. Under Internal Revenue Code Section 6045(g)(3), a “covered security” includes any share of stock in a corporation that was acquired in an account on or after January 1, 2011. We have determined that shares of our common stock, including shares issued pursuant to our DRIP, are covered securities under the Act. Thus, stockholders who redeem, sell or otherwise liquidate shares of our common stock will receive an information return reporting the gross proceeds from the sale, the adjusted basis of the shares sold, and whether any gain or loss is short-term or long-term within the meaning of Internal Revenue Code Section 1222. We are required to furnish this statement to stockholders by February 15 of the year following the calendar year in which the covered securities were sold. This information also will be reported to the IRS.

When determining the adjusted basis of the shares sold, Internal Revenue Code Section 6045(g)(2)(B) requires us to use the first-in first-out method. When using the first-in first-out method, we are required to identify the shares sold in the order that they were acquired. However, as an alternative to the first-in first-out method, the stockholder may notify us of a preferred alternative by means of making an adequate identification of the shares to be liquidated prior to the liquidation event. Please see the section of this prospectus captioned “Share Repurchase Program” for additional information about our share repurchase program.

Taxation of Tax-Exempt Stockholders

Our distributions to a U.S. Stockholder that is a domestic tax-exempt entity generally should not constitute UBTI unless the U.S. Stockholder borrows funds (or otherwise incurs acquisition indebtedness within the meaning of the Code) to acquire or to carry its common shares, the common shares are otherwise used in an unrelated trade or business of the tax-exempt entity, or we hold assets that give rise to “excess inclusion income” (See “— Other Issues With Respect to Taxation of a REIT – Excess Inclusion Income” above). As previously noted, we may engage in transactions that would result in a portion of our dividend income being considered “excess inclusion income,” and accordingly, a portion of our dividends received by a tax-exempt stockholder may be treated as UBTI.

Certain domestic tax-exempt entities, including social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal service plans (all of which are exempt from U.S. federal income taxation under Sections 501(c)(7), (9), (17) or (20) of the Code), are subject to different UBTI rules. Those rules generally will require them to characterize distributions from us as UBTI.

Special rules apply to the ownership of REIT shares by some tax-exempt pension trusts. In certain circumstances, a pension trust (1) that is described in Section 401(a) of the Code, (2) that is tax exempt under Section 501(a) of the Code, and (3) that owns more than 10% of our shares could be required to treat a percentage of the dividends from us as UBTI if we are a “pension-held REIT.” We will not be a pension-held REIT unless (1) either (A) one pension trust owns more than 25% of the value of our shares, or (B) a group of pension trusts, each individually holding more than 10% of the value of our shares, collectively owns more than 50% of the value of our shares; and (2) we would not have satisfied the closely held test described above in “ – REIT Qualification Tests — Share Ownership Tests” but for the fact that Section 856(h)(3) of the Code provides that shares owned by such trusts are treated as owned by the beneficiaries of such trusts. In the event we are treated as a pension-held REIT, the percentage of dividends treated as UBTI by the above-described tax-exempt pension trusts is our gross income (less direct expenses) derived from an unrelated trade or business (determined as if we were a tax-exempt pension trust) divided by our gross income from all sources (less direct expenses). If this percentage is less than 5%, however, none of the dividends will be treated as UBTI. Because of the restrictions that are imposed by our charter regarding the ownership concentration of our common stock, we believe that a tax-exempt pension trust should not become subject to these rules. However, because our common shares may become publicly traded, we can give no assurance of this.

Prospective tax-exempt purchasers should consult their own tax advisors as to the applicability of these rules and consequences to their particular circumstances.

Taxation of Non-U.S. Stockholders

General

The rules governing the U.S. federal income taxation of Non-U.S. Stockholders are complex, and as such, only a summary of such rules is provided in this prospectus. Non-U.S. investors should consult with their own tax advisors to determine the impact that U.S. federal, state and local income tax or similar laws will have on such investors as a result of an investment in our REIT. A “Non-U.S. Stockholder” means a person (other than a partnership or entity treated as a partnership for U.S. federal income tax purposes) that is not a U.S. Stockholder. The discussion is based on current law and is for general information only. It addresses only selective aspects of U.S. federal income taxation.

Distributions — In General

Distributions paid by us that are not attributable to gain from our sales or exchanges of U.S. real property interests and not designated by us as capital gain dividends will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. Such dividends to Non-U.S. Stockholders ordinarily will be subject to a withholding tax equal to 30% of the gross amount of the dividend unless an applicable tax treaty reduces or eliminates that tax. However, if income from the investment in the common shares is treated as effectively connected with the Non-U.S. Stockholder’s conduct of a U.S. trade or business, the Non-U.S. Stockholder generally will be subject to a tax at the graduated rates applicable to ordinary income, in the same manner as U.S. stockholders are taxed with respect to such dividends (and also may be subject to the 30% branch profits tax in the case of a stockholder that is a foreign corporation that is not entitled to any treaty exemption). Dividends in excess of our current and accumulated earnings and profits will not be taxable to a stockholder to the extent they do not exceed the adjusted basis of the stockholder’s shares. Instead, they will reduce the adjusted basis of such shares. To the extent that such dividends exceed the adjusted basis of a Non-U.S. Stockholder’s shares, they will give rise to tax liability if the Non-U.S. Stockholder would otherwise be subject to tax on any gain from the sale or disposition of his shares, as described in the “— Sales of Shares” portion of this Section below.

Distributions Attributable to Sale or Exchange of Real Property

Distributions that are attributable to gain from our sales or exchanges of U.S. real property interests will be taxed to a Non-U.S. Stockholder as if such gain were effectively connected with a U.S. trade or business. Non-U.S. Stockholders would thus be taxed at the normal capital gain rates applicable to U.S. stockholders, and would be subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals. Also, such dividends may be subject to a 30% branch profits tax in the hands of a corporate Non-U.S. Stockholder not entitled to any treaty exemption.

United States Federal Income Tax Withholding on Distributions

For U.S. federal income tax withholding purposes, we will generally withhold tax at the rate of 30% on the amount of any distribution (other than distributions designated as capital gain dividends) made to a Non-U.S. Stockholder, unless the Non-U.S. Stockholder provides us with a properly completed IRS (i) Form W-8BEN evidencing that such Non-U.S. Stockholder is eligible for an exemption or reduced rate under an applicable income tax treaty (in which case we will withhold at the lower treaty rate) or (ii) Form W-8ECI claiming that the dividend is effectively connected with the Non-U.S. Stockholder’s conduct of a trade or business within the U.S. (in which case we will not withhold tax). We are also generally required to withhold tax at the rate of 35% on the portion of any dividend to a Non-U.S. Stockholder that is or could be designated by us as a capital gain dividend, to the extent attributable to gain on a sale or exchange of an interest in U.S. real property. Such withheld amounts of tax do not represent actual tax liabilities, but rather, represent payments in respect of those tax liabilities described in the preceding two paragraphs. Therefore, such withheld amounts are creditable by the Non-U.S. Stockholder against its actual U.S. federal income tax liabilities, including those described in the preceding two paragraphs. The Non-U.S. Stockholder would be entitled to a refund of any amounts withheld in excess of such Non-U.S. Stockholder’s actual U.S. federal income tax liabilities, provided that the Non-U.S. Stockholder files applicable returns or refund claims with the IRS.

Sales of Shares

Gain recognized by a Non-U.S. Stockholder upon a sale of shares generally will not be subject to U.S. federal income taxation, provided that: (i) such gain is not effectively connected with the conduct by such Non-U.S. Stockholder of a trade or business within the U.S.; (ii) the Non-U.S. Stockholder is not present in the U.S. for 183 days or more during the taxable year and certain other conditions apply; and (iii) our REIT is “domestically controlled,” which generally means that less than 50% in value of our shares continues to be held directly or indirectly by foreign persons during a continuous five year period ending on the date of disposition or, if shorter, during the entire period of our existence.

We cannot assure you that we will qualify as “domestically controlled.” If we were not domestically controlled, a Non-U.S. Stockholder’s sale of common shares would be subject to tax, unless the common shares were regularly traded on an established securities market and the selling Non-U.S. Stockholder has not directly, or indirectly, owned during a specified testing period more than 5% in value of our common shares. However, it is not anticipated that the common shares will be “regularly traded” on an established market. If the gain on the sale of shares were to be subject to taxation, the Non-U.S. Stockholder would be subject to the same treatment as U.S. stockholders with respect to such gain, and the purchaser of such common shares may be required to withhold 10% of the gross purchase price.

If the proceeds of a disposition of common stock are paid by or through a U.S. office of a broker-dealer, the payment is generally subject to information reporting and to backup withholding unless the disposing Non-U.S. Stockholder certifies as to its name, address and non-U.S. status or otherwise establishes an exemption. Generally, U.S. information reporting and backup withholding will not apply to a payment of disposition proceeds if the payment is made outside the U.S. through a foreign office of a foreign broker-dealer. Prospective foreign purchasers should consult their tax advisors concerning these rules.

Other Tax Considerations

Distribution Reinvestment Plan

Stockholders who participate in the distribution reinvestment plan will recognize dividend income, taxable to the extent of our current or accumulated earnings and profits (as determined for U.S. federal income tax purposes), in the amount and as though they had received the cash rather than purchased shares through the distribution reinvestment plan, unless we have designated all or a portion of the dividend as a capital gain dividend. These deemed dividends will be treated as actual dividends and will retain the character and tax effects applicable to all dividends. To the extent you purchase shares through our distribution reinvestment plan at a discount to their fair market value, you will be treated for U.S. federal income tax purposes as receiving an additional distribution equal to the amount of the discount. Shares received under the distribution reinvestment plan will have a holding period, for tax purposes, beginning with the day after purchase, and a tax basis equal to their cost, which is the gross amount of the deemed distribution. See “— U.S. Federal Income Taxation of Stockholders” for a full discussion of the tax effects of distributions.

Share Repurchase Program

A repurchase of our shares will be treated under Section 302 of the Code as a taxable dividend (to the extent of our current or accumulated earnings and profits), unless the repurchase satisfies certain tests set forth in Section 302(b) of the Code enabling the repurchase to be treated as a sale or exchange of our shares. The repurchase will satisfy such test if it (i) is “substantially disproportionate” with respect to the stockholder, (ii) results in a “complete termination” of the stockholder’s stock interest in us, or (iii) is “not essentially equivalent to a dividend” with respect to the stockholder, all within the meaning of Section 302(b) of the Code. In determining whether any of these tests have been met, shares considered to be owned by the stockholder by reason of certain constructive ownership rules set forth in the Code, as well as shares actually owned, must generally be taken into account. Because the determination as to whether any of the alternative tests of Section 302(b) of the Code are satisfied with respect to any particular stockholder of our shares will depend upon the facts and circumstances existing at the time the determination is made, prospective investors are advised to consult their own tax advisors to determine such tax treatment. If a repurchase of our shares is treated as a distribution that is taxable as dividend, the amount of the distribution would be measured by the amount of cash and the fair market value of any property received by the stockholders. The stockholder’s adjusted tax basis in such repurchased shares would be transferred to the stockholder’s remaining stockholdings in us. If, however, the stockholder has no remaining stockholdings in us, such basis may, under certain circumstances, be transferred to a related person or it may be lost entirely.

State and Local Taxes

We and you may be subject to state or local taxation in various jurisdictions, including those in which we transact business or reside. Our and your state and local tax treatment may not conform to the U.S. federal income tax consequences discussed above. Consequently, you should consult your own tax advisors regarding the effect of state and local tax laws on an investment in the common shares.

Recent Legislation Relating to Foreign Accounts

Recently enacted legislation and IRS guidance may impose withholding taxes on certain types of payments made to “foreign financial institutions” and certain other non-U.S. entities. Under this legislation, the failure to comply with additional certification, information reporting and other specified requirements could result in withholding tax being imposed on payments of dividends and sales proceeds to U.S. Stockholders that own the shares through foreign accounts or foreign intermediaries and certain non-U.S. Stockholders. The legislation imposes a 30% withholding tax on dividends on, and gross proceeds from the sale or other disposition of, our shares paid to a foreign financial institution or to a foreign nonfinancial entity, unless (i) the foreign financial institution undertakes certain diligence and reporting obligations or (ii) the foreign non-financial entity either certifies it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner. In addition, if the payee is a foreign financial institution, it generally must enter into an agreement with the U.S. Treasury that requires, among other things, that it undertake to identify accounts held by certain U.S. persons or U.S.-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to certain other account holders. The legislation applies to dividend payments made after June 30, 2014 and proceeds of the sale of our stock paid after December 31, 2016. Prospective investors should consult their tax advisors regarding this legislation.

Legislative Proposals

You should recognize that current U.S. federal income tax treatment may be modified by legislative, judicial or administrative actions at any time, which may be retroactive in effect. The rules dealing with U.S. federal income taxation are constantly under review by Congress, the IRS and the Treasury Department, and statutory changes as well as promulgation of new regulations, revisions to existing statutes, and revised interpretations of established concepts occur frequently. We are not currently aware of any pending legislation that would materially affect current taxation of us or our stockholders as described in this prospectus. You should, however, consult your advisors concerning the status of legislative proposals that may pertain to a purchase of our common shares.

INVESTMENT BY TAX-EXEMPT ENTITIES AND ERISA CONSIDERATIONS

The following is a summary of some considerations associated with an investment in our shares by tax-qualified pension, stock bonus or profit-sharing plans, employee benefit plans described in Section 3(3) of ERISA, annuities described in Section 403(a) or (b) of the Code, individual retirement account or annuity described in Section 408 or 408A of the Code, an Archer MSA described in Section 220(d) of the Code, a health savings account described in Section 223(d) of the Code, or a Coverdell education savings account described in Section 530 of the Internal Revenue Code, which are generally referred to as Plans and IRAs, as applicable. This summary is based on provisions of the Employee Retirement Income Security Act of 1974 (“ERISA”) and the Code, each as amended through the date of this prospectus, and the relevant regulations, opinions and other authority issued by the Department of Labor and the IRS through the date of this prospectus. We cannot assure you that there will not be adverse tax or labor decisions or legislative, regulatory or administrative changes that would significantly modify the statements expressed herein. Any such changes may apply to transactions entered into prior to the date of their enactment.

This summary does not include a discussion of any laws, regulations, or statutes that may apply to investors that are not Plans and IRAs as described above, including, for example, investors such as plans or arrangements that constitute governmental plans or church plans which are exempt from ERISA and many Internal Revenue Code requirements. For such plans and arrangements, applicable laws (such as state laws) may impose fiduciary responsibility requirements in connection with the investment of assets and may have prohibitions that operate similarly to the prohibited transaction rules of ERISA and the Code, but which may also vary significantly from such prohibitions. For any governmental or church plan, or other plans or arrangements not subject to ERISA, those persons responsible for the investment of the assets of such a plan or arrangement should carefully consider the impact of such laws on an investment in our shares.

In general, any individual making an investment decision with respect to Plans or IRAs should consider applicable provisions of the Code and ERISA. While each of the Code and ERISA issues discussed below may not apply to all Plans and IRAs, individuals involved with making investment decisions with respect to Plans and IRAs should carefully review the rules and exceptions described below, and determine their applicability to their situation.

In general individuals making investment decisions with respect to Plans and IRAs should, at a minimum, consider:

•	whether the investment is consistent with the applicable provisions of ERISA, the Code, and other applicable laws;

•	whether, under the facts and circumstances pertaining to the Plans and IRAs in question, the individual’s responsibility to the Plan or IRA has been satisfied;

•	whether the investment will produce UBTI to the Plan or IRA (see “Federal Income Tax Considerations — Taxation of Stockholders — Taxation of Tax-Exempt Stockholders”);

•	the need to value the assets of the Plan or IRA annually or more frequently;

•	whether the investment satisfies the prudence and diversification and other fiduciary requirements of ERISA, if applicable;

•	whether there is sufficient liquidity for the Plan or IRA, considering the minimum and other distribution and withholding requirements under the Code and the liquidity needs of such Plan or IRA, after taking this investment into account;

•	whether the investment is in accordance with the documents and instruments governing such Plan or IRA;

•	whether the investment would constitute or give rise to a prohibited transaction under ERISA or the Code, if applicable, or other applicable laws; and

•	whether the assets of the entity in which the investment is made will be treated as “plan assets” of the Plan or IRA investor.

Additionally, individuals making investment decisions with respect to Plans and IRAs must remember that ERISA requires that, with certain exceptions, the assets of an employee benefit plan be held in trust and that the trustee, or a duly authorized named fiduciary or investment manager, have exclusive authority and discretion to manage and control the assets of the plan. Further, individuals making investment decisions with respect to Plans and IRAs need to determine whether an investment in our common stock is appropriate under the custodial or trust agreement governing such Plans or IRAs. It is highly advisable to confer with the custodian or trustee of a Plan or IRA to ensure that an investment in our common stock presents no problems under their custodial or trust agreements.

Fiduciary Obligations – Prohibited Transactions

Any person identified as a “fiduciary” with respect to a Plan or IRA incurs duties and obligations under ERISA and/or the Code as discussed herein. For purposes of ERISA, a person generally is a fiduciary with respect to a Plan if, among other things, the person has discretionary authority or control with respect to plan assets or provides investment advice for a fee with respect to plan assets. Under Department of Labor regulations, a person shall be deemed to be providing investment advice if that person renders advice as to the advisability of investing in our shares, and that person regularly provides investment advice to the Plan pursuant to a mutual agreement or understanding that such advice will serve as the primary basis for investment decisions, and that the advice will be individualized for the Plan based on its particular needs. Further, many transactions between a Plan or IRA and a “party-in-interest” or a “disqualified person” with respect to such Plan or IRA are prohibited by ERISA and/or the Internal Revenue Code. ERISA also requires generally that the assets of Plans be held in trust and that the trustee, or a duly authorized investment manager, have exclusive authority and discretion to manage and control the assets of a Plan.

In the event that we are deemed to hold plan assets or a Plan or IRA, our management could be characterized as fiduciaries with respect to such Plan or IRA, and each would be deemed to be a “party-in-interest” under ERISA and a “disqualified person” under the Code with respect to an investing Plan or IRA. Irrespective of whether we are deemed to hold plan assets, if we or our affiliates are affiliated with a Plan or IRA investor, we might be a “disqualified person” or “party-in-interest” with respect to such Plan or IRA investor, resulting in a prohibited transaction merely upon investment by such Plan or IRA in our shares. Additionally, our management would be treated as fiduciaries with respect to each Plan or IRA stockholder and an investment in our shares might constitute an ineffective delegation of fiduciary responsibility to our advisor and expose the fiduciary of an investing Plan to co-fiduciary liability under ERISA for any breach by our advisor of the fiduciary duties mandated under ERISA. Further, if our assets are deemed to be “plan assets,” an investment by an IRA in our shares might be deemed to result in an impermissible commingling of IRA assets with other property.

If our advisor or its affiliates were treated as fiduciaries with respect to Plan or IRA stockholders, the prohibited transaction restrictions of ERISA and the Code would apply to any transaction involving our assets. These restrictions could, for example, require that we avoid transactions with persons who are affiliated with or related to us or our affiliates or require that we restructure our activities in order to obtain an administrative exemption from the prohibited transaction restrictions. Alternatively, we might have to provide Plan or IRA stockholders with the opportunity to sell their shares to us or we might dissolve.

Plan Asset Considerations

In order to determine whether an investment in our shares by a Plan or IRA creates or gives rise to the potential for either prohibited transactions or a commingling of assets as referred to above, an individual making an investment decision must consider whether an investment in our shares will cause our assets to be treated as assets of the investing Plan or IRA. Section 3(42) of ERISA defines the term “plan assets” in accordance with previously issued U.S. Department of Labor regulations with certain express exceptions. The regulations promulgated by the Department of Labor (as modified by the express exceptions noted in Section 3(42) of

ERISA) provide guidelines as to whether, and under what circumstances, the underlying assets of an entity will be deemed to constitute assets of a Plan or IRA when the Plan or IRA invests in that entity (“Plan Assets Regulations”).

Under the Plan Assets Regulations, the assets of an entity in which a Plan or IRA makes an equity investment will generally be deemed to be assets of the Plan or IRA, unless one of the exceptions to this general rule applies. Generally, the exceptions require that the investment in the entity be one of the following:

•	In securities issued by an investment company registered under the Investment Company Act;

•	In “publicly offered securities” (generally defined as interests that are “freely transferable,” “widely held,” and registered with the Securities and Exchange Commission);

•	In an “operating company,” which includes “venture capital operating companies” and “real estate operating companies;” or

•	In an investment in which equity participation by “benefit plan investors” is “not significant.”

We believe that we will satisfy one or more of the exceptions described below:

Exception for “Publicly-Offered Securities.” If a Plan or IRA acquires “publicly-offered securities,” the assets of the issuer of the securities will not be deemed to be “plan assets” under the Plan Assets Regulations. A publicly-offered security must be:

•	sold as part of a public offering registered under the Securities Act of 1933, as amended, and be part of a class of securities registered under the Securities Exchange Act of 1934, as amended, within a specified time period;

•	“widely held” (meaning that the securities must owned by 100 or more persons who are independent of the issuer and one another); and

•	“freely transferable.”

Our shares are being sold as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act of 1933 and are part of a class that will be registered under the Securities Exchange Act of 1934 within the specified period. In addition, we anticipate having in excess of 100 independent stockholders; however, having 100 independent stockholders is not a condition to our selling shares in this offering.

Whether a security is “freely transferable” depends upon the particular facts and circumstances. The Plan Assets Regulations provide several examples of restrictions on transferability that, absent unusual circumstances, will not prevent the rights of ownership in question from being considered “freely transferable” if the minimum investment is $10,000 or less. Where the minimum investment in a public offering of securities is $10,000 or less, the presence of the following restrictions on transfer will not ordinarily affect a determination that such securities are “freely transferable”:

•	any restriction on, or prohibition against, any transfer or assignment that would either result in a termination or reclassification of the entity for federal or state tax purposes or that would violate any state or federal statute, regulation, court order, judicial decree or rule of law;

•	any requirement that not less than a minimum number of shares or units of such security be transferred or assigned by any investor, provided that such requirement does not prevent transfer of all of the then remaining shares or units held by an investor;

•	any prohibition against transfer or assignment of such security or rights in respect thereof to an ineligible or unsuitable investor; and

•	any requirement that reasonable transfer or administrative fees be paid in connection with a transfer or assignment.

We have been structured with the intent to satisfy the “freely transferable” requirement set forth in the Plan Assets Regulations with respect to our shares, although there is no assurance that our shares will meet such requirement or the exception in the Plan Asset Regulation for publicly-offered securities. Our shares are subject to certain restrictions on transfer intended to ensure that we continue to qualify for federal income tax treatment as a REIT and to comply with state securities laws and regulations with respect to investor suitability. The minimum investment in our shares is less than $10,000; thus, these restrictions should not cause the shares to be deemed not “freely transferable.”

If our common stock is held by 100 or more independent stockholders, and assuming that no other facts and circumstances other than those referred to in the preceding paragraphs exist that restrict transferability of shares of our common stock and the offering takes place as described in this prospectus, shares of our common stock should constitute “publicly-offered securities” and, accordingly, we believe that our underlying assets should not be considered “plan assets” under the Plan Assets Regulations.

Exception for Insignificant Participation by Benefit Plan Investors. The Plan Assets Regulations provide that the assets of an entity will not be deemed to be the assets of a Plan or IRA if equity participation in the entity by “benefit plan investors,” including Plans and IRAs, is not significant. The Plan Asset Regulations provide that equity participation in an entity by “benefit plan investors” is “significant” if at any time 25% or more of the value of any class of equity interest is held by “benefit plan investors.” The term “benefit plan investors” is defined for this purpose under ERISA Section 3(42) and is defined to mean any employee benefit plan subject to Part 4 of Subtitle B of Title I of ERISA, any plan to which Section 4975 of the Code applies, and any entity whose underlying assets include plan assets by reasons of a plan’s investment in such entity. In calculating the value of a class of equity interests, the value of any equity interests held by us or any of our affiliates must be excluded. It is not clear whether we will qualify for this exception since we do expect to have equity participation by “benefit plan investors” that may be in excess of 25%, which would be deemed to be significant, as defined above.

Exception for Operating Companies. The Plan Assets Regulations provide an exception with respect to securities issued by an “operating company,” which includes a “real estate operating company” or a “venture capital operating company.” Generally, we will be deemed to be a real estate operating company if during the relevant valuation periods at least 50% of our assets are invested in real estate that is managed or developed, and with respect to which we have the right to participate substantially in management or development activities. To constitute a venture capital operating company, 50% or more of our assets must be invested in “venture capital investments” during the relevant valuation periods. A venture capital investment is an investment in an operating company, including a “real estate operating company,” as to which the investing entity has or obtains direct management rights. If an entity satisfies these requirements on the date it first makes a long-term investment (the “initial investment date”), or at any time during the entity’s first annual valuation period, it will be considered a real estate operating company for the entire period beginning on the initial investment date and ending on the last day of the first annual valuation period. Because this is a blind pool offering, we cannot assure you that we will be a real estate or venture capital operating company within the meaning of the Plan Assets Regulations.

Other Prohibited Transactions

Regardless of whether the shares qualify for the “publicly-offered securities” exception of the Plan Assets Regulations, a prohibited transaction could occur if we, our advisor, any selected broker-dealer or any of their affiliates is a fiduciary (within the meaning of Section 3(21) of ERISA) with respect to any Plan or IRA purchasing our shares. Accordingly, unless an administrative or statutory exemption applies, shares should not be purchased by a Plan or IRA with respect to which any of the above persons is a fiduciary. A person is a fiduciary with respect to a Plan under Section 3(21) of ERISA if, among other things, the person has discretionary authority or control with respect to the Plan or “plan assets” or provides investment advice for a fee with respect to “plan assets.” Under a regulation issued by the Department of Labor, a person is deemed to be providing investment advice if that person renders advice as to the advisability of investing in our shares and that person regularly provides investment advice to the Plan pursuant to a mutual agreement or understanding (written or otherwise) (1) that the advice will serve as the primary basis for investment decisions and (2) that the advice will be individualized for the Plan based on its particular needs.

ERISA and the Code forbid Plans and IRAs from engaging in prohibited transactions. Fiduciaries of a Plan that allow a prohibited transaction to occur will breach their fiduciary responsibilities under ERISA, and may be liable for any damage sustained by the Plan, as well as civil penalties (generally, 5% of the amount involved, unless the transaction is not timely corrected, in which case the penalty is 100% of the amount involved). Criminal penalties may also be possible if the violation was willful. If it is determined by the Department of Labor or the IRS that a prohibited transaction has occurred, any disqualified person or party-in-interest involved with the prohibited transaction may be required to reverse or unwind the transaction and, for a Plan, compensate the Plan for any loss resulting therefrom. Additionally, the Code requires that a disqualified person involved with a prohibited transaction with a Plan or IRA must pay an excise tax equal to a percentage of the “amount involved” in the transaction for each year in which the transaction remains uncorrected. The percentage generally is 15%, but is increased to 100% if the prohibited transaction is not corrected. For IRAs, if an IRA engages in a prohibited transaction, the tax-exempt status of the IRA may be lost. With respect to an IRA that invests in our shares, the occurrence of a prohibited transaction involving the individual who established the IRA, or his or her beneficiary, could cause the IRA to lose its tax-exempt status under the Code, and such individual generally would be taxable on the deemed distribution of all the assets in the IRA.

Annual or More Frequent Valuation Requirement

A fiduciary of a Plan subject to ERISA may be required to determine the fair market value of the assets of such Plan on at least an annual basis and, sometimes, as frequently as daily. If the fair market value of any particular asset is not readily available, the fiduciary is required to make a good faith determination of that asset’s value. Also, a trustee or custodian of an IRA must provide an IRA participant and the IRS with a statement of the value of the IRA each year, and a fiduciary of a Plan must provide a Plan participant with a statement of the value of their accrued benefit under the Plan every three years, every year, or every quarter, depending upon the type of Plan involved. However, currently, neither the IRS nor the Department of Labor has promulgated regulations specifying how “fair market value” should be determined for these purposes.

Unless and until our shares are listed on a national securities exchange, it is not expected that a public market for our shares will develop. To assist fiduciaries of Plans subject to the annual reporting requirements of ERISA and IRA trustees or custodians to prepare reports relating to an investment in our shares, we intend to provide reports of our quarterly and annual determinations of the current estimated share value to those fiduciaries (including IRA trustees and custodians) who identify themselves to us and request the reports. Commencing with our NAV pricing date, our advisor will be responsible for calculating our quarterly NAV on each business day on which we make a quarterly financial filing. We anticipate that we will provide annual reports of our determination of value (1) to IRA trustees and custodians not later than January 15 of each year, and (2) to other Plan fiduciaries within 75 days after the end of each calendar year. Each determination may be based upon valuation information available as of October 31 of the preceding year, updated, however, for any material changes occurring between October 31 and December 31.

There can be no assurance, however, with respect to any estimate of value that we prepare, that:

•	the estimated value per share would actually be realized by our stockholders upon liquidation, because, among other reasons, these estimates do not necessarily indicate the price at which properties can be sold;

•	our stockholders would be able to realize estimated net asset values if they were to attempt to sell their shares, because no public market for our shares exists or is likely to develop;

•	that the value, or method used to establish value, would be sufficient to enable an ERISA fiduciary or an IRA custodian or trustee to comply with ERISA or Code requirements described above, and the Department of Labor or the IRS might determine that a plan fiduciary or IRA custodian or trustee is required to take further steps to determine value; or

•	that the value, or method used to establish value, will comply with any contractual agreements that may exist with any third party administrator or IRA custodian or trustee.

Minimum and Other Distribution Requirements — Plan Liquidity

Potential Plan or IRA investors who intend to purchase our shares should consider the limited liquidity of an investment in our shares as it relates to the minimum distribution requirements under the Code, if applicable, and as it relates to other distributions (such as, for example, cash out distributions) that may be required under the terms of the Plan or IRA from time to time. If the shares are held in an IRA or Plan and, before we receive payment on our loans or sell our properties, mandatory or other distributions are required to be made to the participant or beneficiary of such IRA or Plan, pursuant to the Code, then this would require that a distribution of the shares be made in kind to such participant or beneficiary or that a rollover of such shares be made to an IRA or other plan, which may not be permissible under the terms and provisions of the IRA or Plan making the distribution or rollover or the IRA or Plan receiving the rollover, or under applicable federal or state securities laws. Even if permissible, a distribution of shares in kind to a participant or beneficiary of an IRA or Plan must generally be included in the federal taxable income of the recipient for the year in which the shares are received at the then current fair market value of the shares, even though there would be no corresponding cash distribution with which to pay the income tax liability arising because of the distribution of shares. The fair market value of any such distribution-in-kind can be only an estimated value per share because no public market for our shares exists or is likely to develop. Further, there can be no assurance that such estimated value could actually be realized by a shareholder because estimates do not necessarily indicate the price at which our shares could be sold. Also, for distributions subject to mandatory income tax withholding under Section 3405 or other tax withholding provisions of the Code, the trustee of a Plan may have an obligation, even in situations involving in-kind distributions of shares, to liquidate a portion of the in-kind shares distributed in order to satisfy such withholding obligations, although there might be no market for such shares. There may also be similar state and/or local tax withholding or other tax obligations that should be considered.

DESCRIPTION OF SHARES

Our amended and restated charter authorizes the issuance of 404,000,000 shares of common stock, of which 400,000,000 shares are designated as common stock with a par value of $0.01 per share, and 4,000,000 shares are designated as preferred stock with a par value of $0.01 per share. Of the total shares of common stock authorized, 200,000,000 are classified as Class A shares and 200,000,000 are classified as Class T shares. In addition, our board of directors may amend our charter from time to time to increase or decrease the aggregate number of authorized shares of stock or the number of authorized shares of stock of any class or series.

Common Stock

Class A shares and Class T shares vote together as a single class, and each share is entitled to one vote on each matter submitted to a vote at a meeting of our stockholders; provided that with respect to any matter that would only have a material adverse effect on the rights of a particular class of common stock, only the holders of such affected class are entitled to vote. Generally, all matters to be voted on by stockholders at a meeting of stockholders duly called and at which a quorum is present must be approved by a majority of the votes cast by the holders of all shares of common stock present in person or represented by proxy, voting together as a single class, subject to any voting rights granted to holders of any preferred stock, although the affirmative vote of a majority of shares of common stock present in person or by proxy at a meeting at which a quorum is present is necessary to elect each director. Our charter does not provide for cumulative voting in the election of our directors.

Each Class A share and Class T share is entitled to participate in distributions on its respective class of shares when and as authorized by our board of directors and declared by us and in the distribution of our assets upon liquidation. The dollar amount of distributions paid to Class T stockholders on a per share basis will be lower than the dollar amount of distributions paid to Class A stockholders due to the difference in fee structure between Class T shares and Class A shares. In addition, as a result of the allocation of the distribution fee to the Class T shares, Class T shares could have a lower NAV per share if distributions on the Class T shares are not adjusted to take account of such fee. See “— Distributions” below. Each share of common stock will be fully paid and nonassessable by us upon issuance and payment therefor. Shares of common stock are not subject to mandatory redemption. The shares of common stock have no preemptive rights (which are intended to insure that a stockholder has the right to maintain the same ownership interest on a percentage basis before and after the issuance of additional securities) or cumulative voting rights (which are intended to increase the ability of smaller groups of stockholders to elect directors). In the event of any voluntary or involuntary liquidation, dissolution or winding up of us, or any liquidating distribution of our assets, then such assets, or the proceeds therefrom, will be distributed between the holders of Class A shares and Class T shares ratably in proportion to the respective NAV for each class until the NAV for each class has been paid. The NAV will be calculated on a company-wide basis, with any adjustments to Class A or Class T shares made subsequent to such company-wide calculation. For purposes of calculating NAV, we intend to use the most recent price paid to acquire a share in this offering (ignoring purchase price discounts for certain categories of purchasers) as the estimated per share value of our shares until our board of directors determines our NAV. Each holder of shares of a particular class of common stock will be entitled to receive, ratably with each other holder of shares of such class, that portion of such aggregate assets available for distribution as the number of outstanding shares of such class held by such holder bears to the total number of outstanding shares of such class then outstanding.

Our board of directors has authorized the issuance of shares of our common stock without certificates. We expect that, until our shares are listed on a national securities exchange, if at all, we will not issue shares in certificated form. Information regarding restrictions on the transferability of our shares that, under Maryland law, would otherwise have been required to appear on our share certificates will instead be furnished to our stockholders upon request and without charge. We maintain a stock ledger that contains the name and address of each stockholder and the number of shares that the stockholder holds. With respect to uncertificated stock, we will continue to treat the stockholder registered on our stock ledger as the owner of the shares until the new owner delivers a properly executed form to us, which form we will provide to any registered holder upon request. All Class T shares would automatically convert into Class A shares upon a listing of shares of our common stock on a national securities exchange. With respect to the conversion of Class T shares into Class A shares, each Class T share would convert into an equivalent amount of Class A shares based on the respective net asset value per share for each class. We currently expect that the conversion would be on a one-for-one basis, as we expect the net asset value per share of each Class A and Class T share to be effectively the same.

Class A and Class T shares are each available for purchase by the general public through the same distribution channels. The characteristics of Class A shares and Class T shares are noted below.

Class A Shares

Each Class A share issued in the primary offering will be subject to selling commissions of up to 7.0% per share and a dealer manager fee of up to 3.0% per share. We will not pay selling commissions or dealer manager fees on Class A shares sold pursuant to our distribution reinvestment plan. In addition, our executive officers and directors and their immediate family members, as well as officers and employees of our advisor and its affiliates and their immediate family members and other individuals designated by management, and, if approved by our board of directors, joint venture partners, consultants and other service providers, may only purchase Class A shares in this offering and may be charged a reduced rate, which will be the offering price per share net of selling commissions and the dealer manager fee, in respect of such purchases.

Class T Shares

Each Class T share issued in the primary offering will be subject to selling commissions of up to 3.0% per share and a dealer manager fee of up to 3.0% per share. We will not pay selling commissions or dealer manager fees on Class T shares sold pursuant to our DRIP. In addition, for Class T shares sold in our primary offering, we will pay our dealer manager a distribution fee that accrues daily equal to 1/365th of 1.0% of the amount of the purchase price per share (or, once reported, the NAV for the Class T shares) on a continuous basis from year to year. We will continue paying the distribution fees with respect to Class T shares sold in this offering until the earliest to occur of the following: (i) a listing of the Class T shares on a national securities exchange, (ii) upon the completion of this offering, total underwriting compensation in this offering equaling 10% of gross proceeds from the primary offering, (iii) such Class T shares no longer being outstanding or (iv) the passage of four years following the first Class T purchased in the primary offering. We will not pay the distribution fee with respect to Class T shares issued under our DRIP. The payment of class-specific expenses will result in different amounts of distributions being paid with respect to each class of shares. Specifically, we expect to reduce the amount of distributions that would otherwise be payable on Class T shares to account for the ongoing distribution fees payable on Class T shares. Therefore, distributions on Class T shares will likely be lower than distributions on Class A shares because Class T shares are subject to ongoing distribution fees.

We will determine our NAV on an aggregate basis by determining the value of our real estate portfolio, based on an independent appraisal, deducting the fair value of our debt and making other adjustments for balance sheet items such as cash and liabilities for disposition fees. The aggregate NAV will then be allocated between each class of our common stock, and further adjustments will be made for class-specific expenses. As a result of the allocation of the distribution fee to the Class T shares, the Class T shares could have a lower NAV per share if distributions are not adjusted to take account of such fee. If the NAV of our classes are different, then changes to our assets and liabilities that are allocable based on NAV may also be different for each class.

Class A and Class T shares are being offered pursuant to this Registration Statement to the general public through various distribution channels.

Preferred Stock

Our charter authorizes our board of directors to designate and issue one or more classes or series of preferred stock without stockholder approval. Prior to the issuance of shares of each class or series, our board of directors is required by the MGCL and our charter to set, subject to our charter restrictions on ownership and transfer of our stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends to other distributions, qualifications and terms or conditions of redemption for each class or series. Our board of directors may determine the relative rights, preferences and privileges of each class or series of preferred stock so issued, which may be more beneficial than the rights, preferences and privileges attributable to the common stock. We will not issue preferred stock to our Sponsor, the Advisor, our executives or directors or any affiliate thereof except on the same terms as it would be issued to all other existing or new stockholders. A majority of the independent directors not otherwise interested in the transaction must approve any offering of preferred stock and have access, at our expense, to our legal counsel or independent legal counsel. The issuance of preferred stock could have the effect of delaying or preventing a change in control. Our board of directors has no present plans to issue preferred stock, but may do so at any time in the future without stockholder approval.

Meetings and Special Voting Requirements

An annual meeting of our stockholders will be held each year, at least 30 days after delivery of our annual report. The board members, including the independent directors, shall take reasonable steps to ensure that this requirement is met. Special meetings of stockholders may be called only upon the request of a majority of our board of directors, a majority of the independent directors, the chief executive officer, the president or, the chairman of the board and must be called by our secretary to act on any matter that may be properly considered at a meeting of stockholders upon the written request of stockholders entitled to cast at least 10% of the votes entitled to be cast on such matter proposed to be considered at the special meeting. Upon receipt of such a written request stating the purpose(s) of the meeting, the secretary shall provide all stockholders, within ten days after receipt of said request, written notice of the meeting and the purpose of such meeting. Such meeting must be held on a date not less than fifteen nor more than sixty days after the distribution of such notice at a time and place specified in such notice, or, if none is specified, at a time and place convenient to stockholders. The presence in person or by proxy of stockholders entitled to cast 50% of all the votes entitled to be cast at the meeting constitutes a quorum. Unless otherwise provided by the Maryland General Corporation Law or our charter, the affirmative vote of a majority of all votes cast is necessary to take stockholder action. With respect to the election of directors, each candidate nominated for election to the board of directors must receive a majority of the votes present, in person or by proxy, in order to be elected. Therefore, if a nominee receives fewer “for” votes than “withhold” votes in an election, then the nominee will not be elected.

Under Maryland law, a Maryland corporation generally cannot dissolve, amend its charter, merge, convert, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business, unless approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. However, a Maryland corporation may provide in its charter for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter. Our charter provides for a majority vote in these situations. Our charter further provides that, without

Without the approval of a majority of the shares entitled to vote on the matter, the board of directors may not:

•	amend the charter to materially and adversely affect the rights, preferences and privileges of our stockholders;

•	amend charter provisions relating to director qualifications, fiduciary duties, liability and indemnification, conflicts of interest, investment policies or investment restrictions;

•	cause our liquidation or dissolution after our initial investment in property;

•	sell all or substantially all of our assets other than in the ordinary course of business or as otherwise permitted by law; or

•	cause our merger or similar reorganization expect as permitted by law.

NexPoint Real Estate Advisors III, L.P. has been selected and must be approved as our advisor annually by our directors. Although our stockholders do not have the ability to vote to approve our advisor or to select a new advisor, stockholders do have the ability, by the affirmative vote of a majority of the shares entitled to vote, generally in the election of directors, to remove a director from our board.

Advance Notice for Stockholder Nominations for Directors and Proposals of New Business

Our bylaws provide that with respect to an annual meeting of stockholders, nominations of individuals for election to the board of directors and the proposal of business to be considered by stockholders may be made only:

•	pursuant to our notice of the meeting;

•	by or at the direction of our board of directors; or

•	by a stockholder who is a stockholder of record both at the time of giving the advance notice required by our bylaws and at the time of the meeting, who is entitled to vote at the meeting in the election of each individual so nominated or on any such other business and who has complied with the advance notice procedures of our bylaws.

With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of individuals for election to our board of directors at a special meeting may be made only (i) by or at the direction of our board of directors or (ii) provided that the special meeting has been called in accordance with our bylaws for the purpose of electing directors, by a stockholder who is a stockholder of record both at the time of giving the advance notice required by our bylaws and at the time of the meeting, who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the advance notice provisions of our bylaws.

The purpose of requiring stockholders to give us advance notice of nominations and other business is to afford our board of directors a meaningful opportunity to consider the qualifications of the proposed nominees and the advisability of any other proposed business and, to the extent deemed necessary or desirable by our board of directors, to inform stockholders and make recommendations about such qualifications or business, as well as to provide a more orderly procedure for conducting meetings of stockholders.

Exit Strategies

We intend to begin the process of achieving a liquidity event, as further described below, within two to five years after the termination of this offering. Our primary offering is expected to continue for two years from the effectiveness of this offering, subject to our right to extend this offering to a date no later than             , 2018, which is 180 days following the third anniversary of the effective date of the offering.

Although we may further extend this offering via a follow-on offering, at this time we do not expect to conduct a follow-on offering. Should we pursue a follow-on offering, our primary offering will be deemed to terminate upon the close of such follow-on offering. Our board of directors, in consultation with management, may determine that it is in our best interests to begin the process of engaging advisors to consider alternatives with respect to a liquidity event at such time during our offering stage that it can reasonably conclude that all of the securities being offered in this offering will be sold within a reasonable period (i.e., three to six months). A liquidity event may include a sale of our assets, a sale or merger of our company, a listing of our common stock on a national securities exchange or another similar transaction. Any liquidity event is subject to the determination of our board of directors that such liquidity event is appropriate to commence. Neither we nor any of our affiliates have previously offered a program or REIT in which a date or time period at which the program or REIT might be liquidated as disclosed in the offering materials for such program or REIT. All Class T shares would automatically convert into Class A shares upon a listing of shares of our common stock on a national securities exchange. With respect to the conversion of Class T shares into Class A shares, each Class T share would convert into an equivalent amount of Class A shares based on the respective net asset value per share for each class. We currently expect that the conversion would be on a one-for-one basis, as we expect the net asset value per share of each Class A and Class T share to be effectively the same.

If we do not begin the process of achieving a liquidity event by the fifth anniversary of the termination of our primary offering, our charter requires our board of directors, including a majority of our independent directors, to adopt a resolution declaring that a plan of liquidation of our company is advisable and directs that the plan of liquidation be submitted for consideration at either an annual or special meeting of stockholders, unless, in either case, the adoption of a plan of liquidation by our board of directors and submission of such plan to stockholders is postponed by a vote of a majority of our board of directors and a majority of the independent directors. If we have sought and failed to receive stockholder approval of a plan of liquidation, we will continue operating and, upon the written request of stockholders owning in the aggregate not less than 10% of the then outstanding shares of our common stock, the plan of liquidation will be submitted for consideration by proxy statement to the stockholders up to once every two years.

Market conditions and other factors could cause us to delay our liquidity event beyond the fifth anniversary of the termination of this primary offering. Even after we decide to pursue a liquidity event, we are under no obligation to conclude our liquidity event within a set time frame because the timing of our liquidity event will depend on real estate market conditions, financial market conditions, U.S. federal income tax consequences to stockholders, and other conditions that may prevail in the future. We also cannot assure you that we will be able to achieve a liquidity event.

Prior to the completion of a liquidity event, our share repurchase program may provide a limited opportunity for you to have your shares of common stock repurchased, subject to certain restrictions and limitations, at a price which may reflect a discount from the purchase price you paid for the shares being repurchased. See “Description of Shares - Share Repurchase Program” for a detailed description of our share repurchase program.

Restriction on Ownership of Shares

Ownership Limit

In order for us to qualify as a REIT, during the last half of each taxable year, not more than 50% of the value of our outstanding shares may be owned, directly or indirectly, by five or fewer individuals, as defined in the Code to include certain entities. In addition, the outstanding shares must be owned by 100 or more persons independent of us and each other during at least 335 days of a 12-month taxable year or during a proportionate part of a shorter taxable year. Each of the requirements specified in the two preceding sentences do not apply until after the first taxable year for which we have made an election to be taxed as a REIT. We may prohibit certain acquisitions and transfers of shares so as to ensure our continued qualification as a REIT under the Code. However, we cannot assure you that this prohibition will be effective. We may also engage in certain transactions in order to comply with the 100 stockholder requirement.

In order to assist us in preserving our status as a REIT, among other purposes, our charter contains a limitation on ownership that prohibits any person or entity of persons from actually, constructively or beneficially acquiring or owning more than 9.8% in the value of the aggregate of the outstanding shares of our common stock or more than 9.8% in value or in number of shares, whichever is more restrictive, of the outstanding shares of our common stock, unless exempted, prospectively or retroactively, by our board of directors. Our board of directors may waive this ownership limit with respect to a particular person if the board receives certain representations and warranties as required by our charter.

Shares that, if transferred, would: (i) result in a violation of the 9.8% ownership limit; (ii) result in us being “closely held” within the meaning of Section 856(h) of the Code; or (iii) otherwise cause us to fail to qualify as a

REIT, will be transferred automatically to a trust effective on the day before the purported transfer of such shares. The prohibited transferee will not acquire any rights in the shares, unless, in the case of a transfer that would cause a violation of the 9.8% ownership limits, the transfer is exempted prospectively or retroactively by our board of directors from the ownership limit based upon receipt of information (including certain representations and undertakings from the intended transferee) that such transfer would not violate the provisions of the Code for our qualification as a REIT. The record holder of the shares that are held in trust will be required to submit such number of shares to us in the name of the trustee of the trust. We will designate a trustee of the share trust that will not be affiliated with us or the prohibited transferee. We will also name one or more charitable organizations as a beneficiary of the share trust. If the transfer to the trust would not be effective for any reason to prevent a violation of the foregoing limitations on ownership and transfer, then the transfer of that number of shares that would otherwise cause the violation will be null and void, with the intended transferee acquiring no rights in such shares. In addition, our charter provides that any transfer of shares of our common stock that would result in shares of our common stock being beneficially owned by fewer than 100 persons will be null and void and the intended transferee will acquire no rights in such shares of our common stock. Shares held in trust will remain issued and outstanding shares and will be entitled to the same rights and privileges as all other shares of the same class or series. The prohibited transferee will not benefit economically from any of the shares held in trust, will not have any rights to dividends or other distributions and will not have the right to vote or any other rights attributable to the shares held in trust. The trustee will receive all dividends and other distributions on the shares held in trust and will hold such dividends or other distributions in trust for the benefit of the charitable beneficiary. The trustee may vote any shares held in trust and subject to Maryland law, will have the authority to rescind as void any vote cast by the intended transferee prior to our discovery that the shares have been transferred to the trust and to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote.

At our direction, the trustee will sell the shares held in trust to a person whose ownership will not violate the ownership limit. The sale shall be made within 20 days of our receipt of notice that shares have been transferred to the trust. Upon the sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the prohibited transferee and to the charitable beneficiary as follows. The prohibited transferee will receive the lesser of (i) the price paid by the prohibited transferee for the shares or, if the prohibited transferee did not give value for the shares in connection with the event causing the shares to be held in the trust (e.g., a gift, devise or other similar transaction), the market price (as defined in our charter) of the shares on the day of the event causing the shares to be held in the trust and (ii) the price received by the trustee from the sale or other disposition of the shares. The trustee may reduce the amount payable to the prohibited transferee by the amount of dividends and other distributions which have been paid to the prohibited transferee and are owed by the prohibited transferee to the trustee. Any net sale proceeds in excess of the amount payable to the prohibited transferee will be paid immediately to the charitable beneficiary. If, prior to our discovery that shares have been transferred to the trust, the shares are sold by the prohibited transferee, then (i) the shares shall be deemed to have been sold on behalf of the trust and (ii) to the extent that the prohibited transferee received an amount for the shares that exceeds the amount he was entitled to receive, the excess shall be paid to the trustee upon demand.

In addition, shares held in the trust for the charitable beneficiary will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in the transfer to the trust (or, in the case of a devise or gift, the market price at the time of the devise or gift) and (ii) the market price on the date we, or our designee, accept the offer. We will have the right to accept the offer until the trustee has sold the shares. Upon a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the prohibited transferee. We may reduce the amount payable to the prohibited transferee by the amount of dividends and other distributions which have been paid to the prohibited transferee and are owed by the prohibited transferee to the trustee. We may pay the amount of such reduction to the trustee for the benefit of the charitable beneficiary. The prohibited transferee must pay, upon demand, to the trustee of the trust (for the benefit of the charitable beneficiary) the amount of any distribution we pay to a prohibited transferee on shares held in trust prior to our discovery that such shares have been transferred in violation of the provisions of our charter. During this 20-day period, we will have the option of redeeming such shares. Upon any such transfer or redemption, the purported transferee or holder shall receive a per share price equal to the lesser of (1) the price per share in the transaction that caused the ownership limit violation or (2) the market price per share on the date of the transfer or redemption.

Any person who (1) acquires shares in violation of the foregoing restrictions or who owns shares that were transferred to any such trust is required to give immediate written notice to us of such event, or (2) proposes or attempts to acquire or receive shares in violation of the foregoing restrictions subject to such limitations is required to give us 15 days’ written notice prior to such transaction. In both cases, such persons shall provide to us such other information as we may request in order to determine the effect, if any, of such transfer on our status as a REIT.

The foregoing restrictions will continue to apply until our board of directors determines it is no longer in our best interest to continue to qualify as a REIT or that compliance is no longer required for REIT qualification. The ownership limit also does not apply to an underwriter in an offering of shares.

Within 30 days after the end of each taxable year, every owner of more than 5% of our outstanding common stock will be asked to deliver to us a statement setting forth the number of shares owned directly or indirectly by such person and a description of how such person holds the shares. Each such owner shall also provide us with such additional information as we may request in order to determine the effect, if any, of his or her beneficial ownership on our status as a REIT and to ensure compliance with our ownership limit.

These restrictions could delay, defer or prevent a transaction or change in control of our company that might involve a premium price for our shares of common stock or otherwise be in the best interests of our stockholders.

Suitability Standards and Minimum Purchase Requirements

State law and our charter require that purchasers of our stock meet standards regarding (i) net worth or income and (ii) minimum purchase amounts. These standards are described above at “Suitability Standards” immediately following the cover page of this prospectus. The standards apply not only to purchasers in this offering, but also to potential purchasers of your shares. As a result, the requirements regarding suitability and minimum purchase amounts, which are applicable until our shares of common stock are listed on a national securities exchange, may make it more difficult for you to sell your shares.

Distributions

We have not paid any distributions as of the date of this prospectus. We intend to accrue and pay distributions on a monthly basis no later than the first calendar month after the calendar month in which we make our first real estate investment. We intend to fund our distributions from cash flows from operations; however, if we are unable to do so, we may borrow, issue additional securities or sell assets in order to fund the distributions or make distributions out of net proceeds from this offering. Any distributions that are not funded from cash flow from operations may constitute a return of capital. Our board of directors will determine the amount of distributions we will pay to our stockholders. We have not established any limit on the amount of proceeds from this offering that may be used to fund distributions, except that, in accordance with our organizational documents and Maryland law, we may not make distributions that would: (1) cause us to be unable to pay our debts as they become due in the usual course of business; or (2) cause our total assets to be less than the sum of our total liabilities plus, unless our charter provides otherwise, senior liquidation preferences, if any.

In addition, the fees, distributions and reimbursements payable to our advisor depend on various factors, including the assets we acquire, indebtedness incurred, and sales prices of investments sold, and therefore cannot be quantified or reserved for until such fees have been earned. The payment of class-specific expenses will result in different amounts of distributions being paid with respect to each class of shares. Specifically, we expect to reduce the amount of distributions that would otherwise be payable on Class T shares to account for the ongoing distribution fees payable on Class T shares. Therefore, distributions on Class T shares will likely be lower than distributions on Class A shares because Class T shares are subject to ongoing distribution fees. We may apply for a private letter ruling from the IRS concluding that the differences in the dividends distributed to holders of Class A shares and holders of Class T shares do not result in the payment of a preferential dividend. There is no assurance that we will request such a ruling or, if we do, that the IRS will issue such a ruling. See “Management Compensation” in this prospectus. We are required to pay these amounts to our advisor regardless of the amount of cash we distribute to our stockholders and therefore our ability to make distributions from cash flow, as well as cash flow available for investment, to our stockholders may be negatively impacted.

Distributions will be paid to our stockholders when and if authorized by our board of directors and declared by us out of legally available funds.

We expect to declare and pay distributions on a monthly basis as of daily record dates. Distributions will be authorized at the discretion of our board of directors, which will be influenced in part by its intention to comply with the REIT requirements of the Code. We intend to make distributions sufficient to meet the annual distribution requirement and to avoid U.S. federal income and excise taxes on our earnings; however, it may not always be possible to do so. Each distribution will be accompanied by a notice which sets forth: (a) the record date; (b) the amount per share that will be distributed; (c) the equivalent annualized yield; (d) the amount and percentage of the distributions paid from operations, offering proceeds and other sources; and (e) for those investors participating in the DRIP, a statement that a distribution statement will be provided in lieu of a check. The funds we receive from operations that are available for distribution may be affected by a number of factors, including the following:

•	the amount of time required for us to invest the funds received in the offering;

•	our operating and interest expenses;

•	operating results of our properties;

•	the amount of distributions or dividends received by us from our indirect real estate investments;

•	our ability to keep our properties occupied;

•	our ability to maintain or increase rental rates when renewing or replacing current leases;

•	capital expenditures and reserves for such expenditures;

•	the issuance of additional shares; and

•	financings and refinancings.

We must annually distribute at least 90% of our REIT taxable income (which does not equal net income as calculated in accordance with GAAP), determined without regard to the deduction for dividends paid and excluding net capital gain, in order to meet the requirements for qualification as a REIT under the Code. This requirement is described in greater detail in the “Material U.S. Federal Income Tax Considerations” section of this prospectus. Our board of directors may authorize distributions in excess of this percentage as it deems appropriate. Because we may receive income from interest or rents at various times during our fiscal year, distributions may not reflect our income earned in that particular distribution period, but may be made in anticipation of cash flow that we expect to receive during a later period and may be made in advance of actual receipt of funds in an attempt to make distributions relatively uniform. To allow for such differences in timing between the receipt of income and the payment of expenses, and the effect of required debt payments, among other things, we could be required to borrow funds from third parties on a short-term basis, issue new securities, or sell assets to meet the distribution requirements that are necessary to achieve the tax benefits associated with qualifying as a REIT. These methods of obtaining funding could affect future distributions by increasing operating costs and decreasing available cash. In addition, such distributions may constitute a return of capital. See the section entitled “Material U.S. Federal Income Tax Considerations” in this prospectus.

Distributions in kind will not be permitted, except for:

•	distributions of readily marketable securities;

•	distributions of beneficial interests in a liquidating trust established for our dissolution and the liquidation of our assets in accordance with the terms of the charter; or

•	distributions of in-kind property, so long as, with respect to such in-kind property, the board of directors advises each stockholder of the risks associated with direct ownership of the property, offers each stockholder the election of receiving in-kind property distributions, and distributes in-kind property only to those stockholders who accept the directors’ offer.

Inspection of Books and Records

As a part of our books and records, we will maintain at our principal office an alphabetical list of the names of our common stockholders, along with their addresses and telephone numbers and the number of shares of common stock held by each of them. We will update this stockholder list at least quarterly and, except as provided below, it will be available for inspection at our principal office by a common stockholder or his or her designated agent upon request of the stockholder. We will also mail this list to any common stockholder within ten days of receipt of his or her request except as provided below. The copy of the stockholder list will be printed in alphabetical order, on white paper and in a type size no smaller than 10-point type. We may impose a reasonable charge for expenses incurred in reproducing such list. Stockholders, however, may not sell or use this list for commercial purposes. The purposes for which stockholders may request this list include matters relating to their voting rights.

If our advisor or our board of directors neglects or refuses to exhibit, produce or mail a copy of the stockholder list when properly requested, our advisor and/or board of directors, as the case may be, shall be liable to the common stockholder requesting the list for the costs, including attorneys’ fees, incurred by that stockholder for compelling the production of the stockholder list and any actual damages suffered by any common stockholder for the neglect or refusal to produce the list. It shall be a defense that the actual purpose and reason for the requests for inspection or for a copy of the stockholder list is not for a proper purpose but is instead for the purpose of securing such list of stockholders or other information for the purpose of selling such list or copies thereof, or of using the same for a commercial purpose other than in the interest of the applicant as a stockholder relative to the affairs of our Company. We may require that the stockholder requesting the stockholder list represent that the request is not for a commercial purpose unrelated to the stockholder’s interest in our Company. The remedies provided by our charter to stockholders requesting copies of the stockholder list are in addition to, and do not in any way limit, other remedies available to stockholders under federal law, or the law of any state.

Business Combinations

Under the Maryland General Corporation Law, business combinations between a Maryland corporation and an interested stockholder or the interested stockholder’s affiliate are prohibited for five years after the most recent date on which the stockholder becomes an interested stockholder. For this purpose, the term “business combination” includes mergers, consolidations, share exchanges, asset transfers and issuances or reclassifications of equity securities. An “interested stockholder” is defined for this purpose as: (1) any person who beneficially owns, directly or indirectly, ten percent or more of the voting power of the corporation’s outstanding voting stock; or (2) an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding stock of the corporation. A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which he otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

After the five-year prohibition, any business combination between the corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least: (1) 80% of the votes entitled to be cast by holders of outstanding stock of the corporation; and (2) two-thirds of the votes entitled to be cast by holders of stock of the corporation other than shares held by the interested stockholder or its affiliate with whom the business combination is to be effected, or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under the Maryland General Corporation Law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

None of these provisions of the Maryland General Corporation Law will apply, however, to business combinations that are approved or exempted by the board of directors of the corporation prior to the time that the interested stockholder becomes an interested stockholder. We have opted out of these provisions by resolution of our board of directors. However, our board of directors may, by resolution, opt in to the business combination statute in the future.

Control Share Acquisitions

The Maryland General Corporation Law provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquirer, an officer of the corporation or an employee of the corporation who is also a director of the corporation are excluded from the vote on whether to accord voting rights to the control shares. “Control shares” are voting shares that, if aggregated with all other shares owned by the acquirer or with respect to which the acquirer has the right to vote or to direct the voting of, other than solely by virtue of revocable proxy, would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval or shares acquired directly from the corporation. Except as otherwise specified in the statute, a “control share acquisition” means the acquisition of issued and outstanding control shares.

Once a person who has made or proposes to make a control share acquisition has undertaken to pay expenses and has satisfied other required conditions, the person may compel the board of directors to call a special meeting of stockholders to be held within 50 days of the demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights are not approved for the control shares at the meeting or if the acquiring person does not deliver an “acquiring person statement” for the control shares as required by the statute, the corporation may redeem any or all of the control shares for their fair value, except for control shares for which voting rights have previously been approved. Fair value is to be determined for this purpose without regard to the absence of voting rights for the control shares, and is to be determined as of the date of the last control share acquisition or of any meeting of stockholders at which the voting rights for control shares are considered and not approved.

If voting rights for control shares are approved at a stockholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of these appraisal rights may not be less than the highest price per share paid in the control share acquisition. Some of the limitations and restrictions otherwise applicable to the exercise of dissenters’ rights do not apply in the context of a control share acquisition.

The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or to acquisitions approved or exempted by the charter or bylaws of the corporation.

Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of our stock. There can be no assurance that this provision will not be amended or eliminated at any time in the future.

Subtitle 8

Subtitle 8 of Title 3 of the Maryland General Corporation Law permits a Maryland corporation with a class of equity securities registered under the Securities Exchange Act of 1934, as amended, and at least three independent directors, to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

•	a classified board;

•	a two-thirds vote requirement for removing a director;

•	a requirement that the number of directors be fixed only by vote of the directors;

•	a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred; and

•	a majority requirement for the calling of a special meeting of stockholders.

We have added provisions to our charter that prohibit us, until such time that our shares of common stock are listed on a national securities exchange, from electing to be subject to the provisions under Subtitle 8. Through provisions in our bylaws unrelated to Subtitle 8, we already vest in our board of directors the exclusive power to fix the number of directorships. Our bylaws may be amended by our stockholders or the board of directors.

Tender Offers by a Person

Our charter provides that any tender offer made by a person, including any “mini-tender” offer, must comply with certain notice and disclosure requirements. These procedural requirements with respect to tender offers apply to any widespread solicitation for shares of our stock at firm prices for a limited time period.

In order for a person to conduct a tender offer, our charter requires that the person comply with Regulation 14D of the Securities Exchange Act of 1934, as amended, and provide the Company notice of such tender offer at least ten business days before initiating the tender offer. Pursuant to our charter, Regulation 14D would require any person initiating a tender offer to provide:

•	Specific disclosure to stockholders focusing on the terms of the offer and information about the bidder;

•	The ability to allow stockholders to withdraw tendered shares while the offer remains open;

•	The right to have tendered shares accepted on a pro rata basis throughout the term of the offer if the offer is for less than all of our shares; and

•	That all stockholders of the subject class of shares be treated equally.

In addition to the foregoing, there are certain ramifications to persons should they attempt to conduct a noncompliant tender offer. No stockholder may transfer shares to any person who initiates a tender offer without complying with the provisions set forth above unless such stockholder first offers the shares to us at the tender offer price in such noncompliant tender offer. The noncomplying stockholder shall also be responsible for all of our expenses in connection with that stockholder’s noncompliance.

Restrictions on Roll-Up Transactions

In connection with any proposed transaction considered a “Roll-up Transaction” (defined below) involving us and the issuance of securities of an entity, which we refer to as a “Roll-up Entity,” that would be created or would survive after the successful completion of the Roll-up Transaction, an appraisal of all properties will be obtained from a competent independent appraiser. If the appraisal will be included in a prospectus used to offer the securities of a Roll-up Entity, the appraisal will be filed with the SEC and the states as an exhibit to the registration statement for the offering. Accordingly, an issuer using the appraisal shall be subject to liability for violation of Section 11 of the Securities Act of 1933 and comparable provisions under state laws for any material misrepresentations or material omissions in the appraisal. The properties will be appraised on a consistent basis, and the appraisal will be based on the evaluation of all relevant information and will indicate the value of the properties as of a date immediately preceding the announcement of the proposed Roll-up Transaction. The appraisal will assume an orderly liquidation of properties over a 12-month period. The terms of the engagement of the independent appraiser will clearly state that the engagement is for our benefit and the benefit of our stockholders. A summary of the appraisal, indicating all material assumptions underlying the appraisal, will be included in a report to stockholders in connection with any proposed Roll-up Transaction.

A “Roll-up Transaction” is a transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of us and the issuance of securities of a Roll-up Entity. This term does not include:

•	a transaction involving securities of a corporation that have been for at least 12 months listed on a national securities exchange; or

•	a transaction involving the conversion to trust, or association form of only us if, as a consequence of the transaction, there will be no significant adverse change in common stockholder voting rights, the term of our existence, compensation to our advisor or our sponsor, or our investment objectives.

In connection with a proposed Roll-up Transaction, the person sponsoring the Roll-up Transaction must offer to common stockholders who vote “no” on the proposal the choice of:

(1)	accepting the securities of the Roll-up Entity offered in the proposed Roll-up Transaction; or

(2)	one of the following:

(A)	remaining as stockholders of us and preserving their interests therein on the same terms and conditions as existed previously; or

(B)	receiving cash in an amount equal to the stockholder’s pro rata share of the appraised value of our net assets.

We are prohibited from participating in any proposed Roll-up Transaction:

•

that would result in our common stockholders having democracy rights in a Roll-up Entity that are less than those provided in our charter and bylaws and described elsewhere in this prospectus, including rights with respect to the election and removal of directors, annual reports, annual and special meetings, amendment of our charter, and dissolution of us;

•	that includes provisions that would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-up Entity, except to the minimum extent necessary to preserve the tax status of the Roll-up Entity, or that would limit the ability of an investor to exercise the voting rights of its securities of the Roll-up Entity on the basis of the number of shares of stock held by that investor;

•	in which investors’ rights to access of records of the Roll-up Entity will be less than those provided in the section of this prospectus entitled “Description of Shares — Meetings and Special Voting Requirements”;

•	or in which any of the costs of the Roll-up Transaction would be borne by us if the Roll-up Transaction is rejected by our common stockholders.

Rights of Objecting Stockholders

Under Maryland law, dissenting stockholders may have, subject to satisfying certain procedures, the right to receive a cash payment representing the fair value of their shares of stock under certain circumstances. As permitted by the MGCL, however, our charter includes a provision that no stockholder may exercise the rights of an “objecting stockholder” under the MGCL unless our board of directors determines that appraisal rights apply, with respect to all or any classes or series of stock, to one or more transactions occurring after the date of such determination in connection with which stockholders would otherwise be entitled to exercise appraisal rights. As a result of this provision, our stockholders will not have the right to dissent from extraordinary transactions, such as the merger of our company into another company or the sale of all or substantially all of our assets.

Distribution Reinvestment Plan

We have adopted the DRIP. The following is a summary of the DRIP. A complete copy of our form of DRIP is included in this prospectus as Appendix A.

Investment of Distributions

We have adopted a DRIP pursuant to which our stockholders may elect to purchase shares of our common stock with our distributions. Distributions on Class A shares will be reinvested in Class A shares and distributions on Class T shares will be reinvested in Class T shares. We have the discretion to extend the offering period for the shares being offered pursuant to this prospectus under the DRIP beyond the termination of our primary offering until we have sold all the shares allocated to the DRIP. We also may offer shares under the DRIP pursuant to a new registration statement. We reserve the right to reallocate the shares of common stock we are offering between our primary offering and the DRIP. Any shares issued pursuant to the DRIP are subject to registration and renewal in any state in which such shares are offered and the offering of such shares is not exempt under applicable laws and regulations. Until the NAV pricing date, we will offer shares under our DRIP at $23.75 per Class A Share and $22.74 per Class T Share, which is 95% of the primary offering price. Thereafter, we will offer shares under our DRIP at per share NAV.

No dealer manager fees or selling commissions or, with respect to Class T shares, distribution fees, will be paid with respect to shares purchased pursuant to the DRIP; therefore, we will retain all of the proceeds from the reinvestment of distributions.

Pursuant to the terms of the DRIP, the reinvestment agent, which currently is us, will act on behalf of participants to reinvest the cash distributions they receive from us. Stockholders participating in the DRIP may purchase fractional shares. If sufficient shares are not available for issuance under the DRIP, the reinvestment agent will remit excess cash distributions to the participants. Participants purchasing shares pursuant to the DRIP will have the same rights as stockholders with respect to shares purchased under the DRIP and will be treated in the same manner as if such shares were issued pursuant to the primary offering.

Election to Participate or Terminate Participation

A stockholder may become a participant in the DRIP by making a written election to participate on his or her subscription agreement at the time he or she subscribes for shares. Any stockholder who has not previously elected to participate in the DRIP may so elect at any time by delivering to the reinvestment agent a completed enrollment form or other written authorization required by the reinvestment agent. Participation in the DRIP will commence with the next distribution payable after receipt of the participant’s notice, provided it is received at least ten days prior to the last day of the fiscal quarter, month or other period to which the distribution relates.

Some brokers may determine not to offer their clients the opportunity to participate in the DRIP. Any prospective investor who wishes to participate in the DRIP should consult with his or her broker as to the broker’s position regarding participation in the DRIP.

We reserve the right to prohibit qualified retirement plans and other “benefit plan investors” (as defined in ERISA) from participating in the DRIP if such participation would cause our underlying assets to constitute “plan assets” of qualified retirement plans. See the section entitled “Investment by Tax-Exempt Entities and ERISA Considerations” in this prospectus. A material change shall include any anticipated or actual decrease in net worth or annual gross income or any other change in circumstances that would cause the stockholder to fail to meet the suitability standards set forth in this prospectus for the stockholders initial purchase of shares of common stock.

Each stockholder electing to participate in the DRIP shall notify the reinvestment agent if any time during his or her participation in the DRIP, there is any material change in the stockholder’s financial condition or inaccuracy of any representation under the subscription agreement for such stockholder’s initial purchase of our shares.

Subscribers should note that affirmative action in the form of written notice to the reinvestment agent must be taken to withdraw from participation in the DRIP. A withdrawal from participation in the DRIP will be effective with respect to distributions for a distribution period only if written notice of termination is received at least ten days prior to the end of such distribution period. In addition, a transfer of shares prior to the date our shares are listed for trading on a national securities exchange, which we have no intent to do at this time and which may never occur, will terminate participation in the DRIP with respect to such transferred shares as of the first day of the distribution period in which the transfer is effective, unless the transferee demonstrates to the reinvestment agent that the transferee meets the requirements for participation in the plan and affirmatively elects to participate in the DRIP by providing to the reinvestment agent an executed enrollment form or other written authorization required by the reinvestment agent.

Offers and sales of shares pursuant to the DRIP must be registered in every state in which such offers and sales are made and the offering of such shares is not exempt under applicable laws and regulations. Generally, such registrations are for a period of one year. Thus, we may have to stop selling shares pursuant to the DRIP in any states in which our registration is not renewed or extended.

Reports to Participants

Within 90 days after the end of each calendar year, the reinvestment agent will mail to each participant a statement of account describing, as to such participant, the distributions received, the number of shares purchased, the purchase price for such shares and the total shares purchased on behalf of the participant during the prior year pursuant to the DRIP.

Excluded Distributions

Our board of directors may designate that certain cash or other distributions attributable to net sales proceeds will be excluded from distributions that may be reinvested in shares under the DRIP, or Excluded Distributions. Accordingly, if proceeds attributable to the potential sale transaction described above are distributed to stockholders as an Excluded Distribution, such amounts may not be reinvested in our shares pursuant to the DRIP. The determination of whether all or part of a distribution will be deemed to be an Excluded Distribution is separate and unrelated to our requirement to distribute 90% of our REIT taxable income. In its initial determination of whether to make a distribution and the amount of the distribution, our board of directors will consider, among other factors, our cash position and our distribution requirements as a REIT. Once our board of directors determines to make the distribution, it will then consider whether all or part of the distribution will be deemed to be an Excluded Distribution. In most instances, we expect that our board of directors would not deem any of the distribution an Excluded Distribution. In that event, the amount distributed to participants in the DRIP will be reinvested in additional shares of our common stock. If all or a portion of the distribution is deemed an Excluded Distribution, the distribution will be made to all stockholders, however, the excluded portion will not be reinvested. As a result, we would not be able to use any of the Excluded Distribution to assist in meeting future distributions and the stockholders would not be able to use the distribution to purchase additional shares of our common stock through the DRIP. We currently do not have any planned Excluded Distributions, which will only be made, if at all, in addition to, not in lieu of, monthly distributions.

Material U.S. Federal Income Tax Considerations

Taxable participants will incur tax liability even though they have elected not to receive their distributions in cash but rather to have their distributions reinvested under the DRIP. See the section entitled “Risk Factors – U.S. Federal Income Tax Risks” in this prospectus. In addition, to the extent you purchase shares through the DRIP at a discount to their fair market value, you will be treated for U.S. federal income tax purposes as receiving an additional distribution equal to the amount of the discount. Until such time as we calculate NAV, we will sell shares pursuant to the DRIP at $23.75 per Class A Share and $22.74 per Class T Share, which is 95% of the primary offering price, and expect our board of directors to estimate the fair value of a Class A share of our common stock to be $25.00 and a Class T share of our common stock to be $23.94, which are the offering prices in the primary offering. Additionally, at least until our offering stage is complete, we expect that no secondary trading market for our shares will develop. Therefore, at least until we calculate NAV, participants in the DRIP will be treated as having received a distribution of $25.00 for each $23.75 per Class A Share and a distribution of $23.94 for each $22.74 per Class T Share reinvested by them under the DRIP. You will be taxed on the amount of such distribution (including the discount from fair market value) as a dividend to the extent such distribution is from current or accumulated earnings and profits, unless we have designated all or a portion of the dividend as a capital gain dividend. Tax information regarding each participant’s participation in the DRIP will be provided to each participant at least annually.

The IRS has provided guidance that a discount on the price of stock purchased under a distribution reinvestment program will not result in the payment of a preferential dividend if such discount does not exceed 5% of the fair market value of the stock. However, the fair market value of our share of common stock for U.S. federal income tax purposes is unclear. Initially, the per share price for our common stock pursuant to our DRIP will be $23.75 per Class A Share and $22.74 per Class T Share, which is 95% of the primary offering price (which includes the maximum selling commissions and dealer manager fee). It is unclear whether the fair market value of a share of our common stock for U.S. federal income tax purposes is equal to the $25.00 offering price or some lesser amount. It is our intention that the per share price of $23.75 per Class A share and $22.74 per Class T share pursuant to our DRIP does not result in a discount of more than 5% from the fair market value of a share of our common stock. In fact, it is possible that a participant in our DRIP who pays $23.75 per Class A Share or $22.74 per Class T Share could be paying more than fair market value for a share. Further, after the NAV pricing date, the per share price for our common stock pursuant to our DRIP will be equal to the per share NAV (and does not include selling commissions or the dealer manager fee). It is our position that the per share

NAV is intended to reflect the fair market value per share for U.S. federal income tax purposes. However, shares offered in our primary offering following such time as we calculate NAV will be offered at the per share NAV plus selling commissions and the dealer manager fee. If the IRS were to take a position contrary to our position that the per share NAV reflects the fair market value per share, it is possible that we may be treated as offering our stock under our DRIP at a discount greater than 5% of its fair market value resulting in the payment of a preferential dividend. See “Material U.S. Federal Income Tax Considerations—Annual Distribution Requirements” for a discussion of preferential dividends.

Amendment, Suspension and Termination

We reserve the right to amend any aspect of, suspend, or terminate the DRIP for any reason at any time upon ten days’ written notice to participants. The reinvestment agent also reserves the right to terminate a participant’s individual participation in the DRIP (without terminating the DRIP generally), by sending ten days’ prior written notice of termination to the terminated participant. Notices to a DRIP participant may be given by letter addressed to the participant at the participant’s last address of record with the reinvestment agent or by providing the relevant information in a press release or a report filed by the company with the SEC.

Share Repurchase Program

Our share repurchase program, as described below, may provide eligible stockholders with limited, interim liquidity by enabling them to sell shares back to us, subject to restrictions and applicable law, if such repurchases do not impair our capital or operations. Specifically, state securities regulators impose investor suitability standards that establish specific financial thresholds that must be met by any investor in certain illiquid, long-term investments, including REIT shares.

Until the NAV pricing date and except as set forth below, a stockholder must have beneficially held the shares for at least one year prior to offering them for sale to us through our share repurchase program, although if a stockholder sells back all of its shares, our board of directors has the discretion to exempt shares purchased pursuant to the DRIP from this one-year requirement. In addition, upon the death or Qualifying Disability, as defined below, of a stockholder, upon request, we will waive the one-year holding requirement as discussed below. Once we begin calculating NAV, no holding period would be required. The purchase price for shares repurchased under our share repurchase program will be as set forth below, including with respect to any shares of our common stock repurchased in connection with a stockholder’s death or Qualifying Disability. We do not currently anticipate obtaining appraisals for our investments (other than in connection with our NAV calculation or investments in transactions with our sponsor, our advisor, our directors or their respective affiliates). The NAV of our investments will not represent the amount of net proceeds that would result from an immediate sale of our assets. Beginning with the NAV pricing date, our advisor will begin calculating NAV, upon which the purchase price for shares under our share repurchase program will be based. Only those stockholders who purchased their shares from us or received their shares from us (directly or indirectly) through one or more non-cash transactions may be able to participate in the share repurchase program. In other words, once our shares are transferred for value by a stockholder, the transferee and all subsequent holders of the shares are not eligible to participate in the share repurchase program. We will repurchase shares on the last business day prior to the filing of each quarterly financial filing (and in all events on a date other than a dividend payment date).

Prior to our calculation of NAV, the price per share that we will pay to repurchase shares of our common stock, in each case, as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to our common stock, will be as follows:

•	for stockholders who have continuously held their shares of our common stock for at least one year, 92.5% of the amount paid for each Class A share or Class T share, as applicable;

•	for stockholders who have continuously held their shares of our common stock for at least two years, 95.0% of the amount paid for each Class A share or Class T share, as applicable;

•	for stockholders who have continuously held their shares of our common stock for at least three years, 97.5% of the amount paid for each Class A share or Class T share, as applicable; and

•	for stockholders who have continuously held their shares of our common stock for at least four years, 100% of the amount paid for each Class A share or Class T share, as applicable.

in each case, as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to our common stock.

Pursuant to the terms of our share repurchase program, we intend to make repurchases, if requested, at least once quarterly. Each stockholder whose repurchase request is granted will receive the repurchase amount within 30 days after the fiscal quarter in which we grant the repurchase request. Subject to the limitations described in this prospectus, we also will repurchase shares upon the request of the estate, heir or beneficiary, as applicable, of a deceased stockholder. We will limit the number of shares repurchased pursuant to our share repurchase program in any calendar year to 5% of the weighted average number of shares outstanding during the prior calendar year. In addition, funds available for our share repurchase program are limited or described below and may not be sufficient to accommodate all requests. Due to these limitations, we cannot guarantee that we will be able to accommodate all repurchase requests.

Funding for the share repurchase program will be derived from proceeds we maintain from the sale of shares under the DRIP and other operating funds, if any, as our board of directors, in its sole discretion, may reserve for this purpose. We cannot guarantee that the funds set aside for the share repurchase program will be sufficient to accommodate all requests made each year. However, a stockholder may withdraw its request at any time or ask that we honor the request when funds are available. Pending repurchase requests will be honored on a pro rata basis.

Once our advisor begins calculating NAV, the terms of the share repurchase program will be as described below.

Generally, we will pay repurchase proceeds, less any applicable tax or other withholding required by law, by the third business day following each quarterly financial filing. The repurchase price per share will be our then-current per share NAV.

If a stockholder’s repurchase request is received after 4:00 p.m. Eastern time on the last business day prior to a quarterly financial filing, such shares will be repurchased on the last business day prior to the next quarterly financial filing at a price equal to the next quarterly per share NAV, calculated after the close of business on each day on which we make our quarterly financial filing. Although such stockholder may not know at the time he or she requests the repurchase of shares the exact price at which such repurchase request will be processed, the stockholder may cancel the repurchase request before it has been processed by notifying a customer service representative available on our toll-free, automated telephone line, (844) 485-9167. The line will be open on each business day between the hours of 9:00 a.m. and 7:00 p.m. Eastern time. Repurchase requests submitted before 4:00 p.m. Eastern time on the last business day prior to a quarterly financial filing must be cancelled before 4:00 p.m. on the same day. Repurchase requests received after 4:00 p.m. on the last business day prior to a quarterly financial filing, must be cancelled before 4:00 p.m. Eastern time on the second to last business day prior to the next quarterly financial filing. If the repurchase request is not cancelled before the applicable time described above, the stockholder will be contractually bound to the repurchase of the shares and will not be permitted to cancel the request prior to the payment of repurchase proceeds.

We will limit the number of shares repurchased during any calendar year to 5% of the weighted average number of shares outstanding during the prior calendar year. Furthermore, we may not have sufficient liquidity to honor all repurchase requests. We may maintain the following percentage of the overall value of our portfolio in liquid assets that can be liquidated more readily than properties: 5% of our NAV in excess of $1 billion. However, our stockholders should not expect that we will maintain liquid assets at or above this level. To the extent that we maintain borrowing capacity under a line of credit, such available amount will be included in calculating our liquid assets. Our advisor will consider various factors in determining the amount of liquid assets we should maintain, including but not limited to our receipt of proceeds from sales of additional shares, our cash flow from operations, available borrowing capacity under a line of credit, if any, our receipt of proceeds from any asset sale, and the use of cash to fund repurchases. Our board of directors will review the amount and sources of liquid assets on a quarterly basis.

Our advisor will continuously monitor our capital needs and the amount of available liquid assets relative to our current business, as well as the volume of repurchase requests relative to the sales of new shares. If our board of directors believes, in its business judgment, that repurchases may unnecessarily burden our short-term or long-term liquidity, adversely affect our operations or have a material adverse impact on non-selling stockholders, then prior to the beginning of any quarter, our board of directors may set a limit on the number of shares that may be repurchased in such quarter; provided that we will limit the number of shares repurchased during any calendar year to 5% of the weighted average number of shares outstanding during the prior calendar year.

Once we begin calculating NAV, there is no minimum holding period for shares of our common stock and stockholders can submit their shares for repurchase at any time; however, because most of our assets will consist of real estate properties that cannot generally be readily liquidated without affecting our ability to realize full value upon their disposition, investment in the company should be considered a long-term investment.

Death and Qualifying Disability of a Stockholder

We will repurchase shares from a stockholder in the event of the stockholder’s death or Qualifying Disability, upon such shares being presented to us for repurchase. As long as the purchase price paid by the deceased or disabled stockholder to acquire the shares from us does not exceed the public offering price at the time of such repurchase, the repurchase price for repurchases in connection with a stockholder’s death or Qualifying Disability will be 100% of the purchase price paid by the stockholder to acquire shares from us. However, if the purchase price paid by a deceased or disabled stockholder exceeds the public offering price at the time of such repurchase, the repurchase price for the shares will be equal to the net asset value per share of our shares as disclosed in the most recently filed periodic report filed with the SEC immediately following the death or disability of such stockholder. We will not be obligated to repurchase shares if more than 360 days have elapsed since the date of the death or Qualifying Disability of a stockholder. Further, our board of directors will have no obligation to repurchase shares if it would cause us to violate federal law or Maryland law.

In order for a disability to be considered a “Qualifying Disability,” (i) the stockholder must receive a determination of disability based upon a physical or mental condition or impairment arising after the date the stockholder acquired the shares to be repurchased, and (ii) such determination of disability must be made by the governmental agency responsible for reviewing the disability retirement benefits that the stockholder could be eligible to receive (the “Applicable Governmental Agency”). For purposes of this repurchase right, Applicable Governmental Agencies are limited to the following:

(i)	if the stockholder paid Social Security taxes and, therefore, could be eligible to receive Social Security disability benefits, then the Applicable Governmental Agency is the Social Security Administration or the agency charged with the responsibility for administering Social Security disability benefits at that time if other than the Social Security Administration;

(ii)	if the stockholder did not pay Social Security taxes and, therefore, could not be eligible to receive Social Security disability benefits, but the stockholder could be eligible to receive disability benefits under the Civil Service Retirement System (the “CSRS”), then the Applicable Governmental Agency is the U.S. Office of Personnel Management or the agency charged with the responsibility for administering CSRS benefits at that time if other than the U.S. Office of Personnel Management; or

(iii)

if the stockholder did not pay Social Security taxes and, therefore, could not be eligible to receive Social Security benefits, but suffered a disability that resulted in the stockholder’s discharge from military service under conditions that were other than dishonorable and, therefore, could be eligible to receive military disability benefits, then the Applicable Governmental Agency is the Department of Veterans Affairs or the agency charged with the responsibility for administering military benefits at that time if other than the Department of Veterans Affairs.

Disability determinations by governmental agencies for purposes other than those listed above, including, but not limited to, workers’ compensation insurance, the administration or enforcement of the Rehabilitation Act or Americans with Disabilities Act, or waiver of insurance premiums, will not entitle a stockholder to the repurchase right. Further, as the following disabilities do not entitle a worker to Social Security disability benefits, they do not qualify the stockholder for the repurchase right, except in the limited circumstances when the stockholder is awarded disability benefits by one of the Applicable Governmental Agencies described above: (i) disabilities occurring after the legal retirement age; and (ii) disabilities that do not render a worker incapable of performing substantial gainful activity.

All stockholder repurchase requests must be accompanied by: (i) the investor’s initial application for disability benefits and (ii) a Social Security Administration Notice of Award, a U.S. Office of Personnel Management determination of disability under CSRS, a Department of Veterans Affairs record of disability-related discharge or such other documentation issued by the Applicable Governmental Agency that the Company deems acceptable and that demonstrates an award of disability benefits.

Share Repurchase Program Generally

Regardless of whether we are calculating NAV or not, our share repurchase program is subject to the terms and conditions described below.

Our board of directors may amend, suspend or terminate our share repurchase program without stockholder approval upon 30 days’ notice or reject any request for repurchase if it determines that the funds allocated to the share repurchase program are needed for other purposes, such as the acquisition, maintenance or repair of properties, or for use in making a declared distribution.

Our sponsor, our advisor, our property manager, our directors and our affiliates are prohibited from receiving a fee on any share repurchases, including selling commissions and dealer manager fees.

Our board of directors reserves the right, in its sole discretion, at any time and from time to time, to:

•	waive the one year holding period requirement before the NAV pricing date in the event of the death or Qualifying Disability of a stockholder, other involuntary exigent circumstances such as bankruptcy, or a mandatory distribution requirement under a stockholder’s IRA;

•	reject any request for repurchase;

•	change the purchase price for repurchases; or

•	otherwise amend, suspend or terminate our share repurchase program.

If funds available for our share repurchase program are not sufficient to accommodate all requests, shares will be repurchased as follows: (i) first, pro rata as to repurchases upon the death of a stockholder; (ii) next, pro rata as to repurchases to stockholders who demonstrate, in the discretion of our board of directors, another involuntary exigent circumstance, such as bankruptcy; (iii) next, pro rata as to repurchases to stockholders subject to a mandatory distribution requirement under such stockholder’s IRA; and (iv) finally, pro rata as to all other repurchase requests.

In general, a stockholder or his or her estate, heir or beneficiary may present to us fewer than all of the shares then-owned for repurchase, except that the minimum number of shares that must be presented for repurchase shall be at least 25% of the holder’s shares. However, if the repurchase request is made within six months of the event giving rise to the special circumstances described in this sentence, where repurchase is being requested (i) on behalf of the estate, heirs or beneficiaries, as applicable, of a deceased stockholder; (ii) by a stockholder due to a Qualifying Disability; (iii) by a stockholder due to another involuntary exigent circumstance, such as bankruptcy; or (iv) by a stockholder due to a mandatory distribution under such stockholder’s IRA, a minimum of 10% of the stockholder’s shares may be presented for repurchase; provided, however, that any future repurchase request by such stockholder must present for repurchase at least 25% of such stockholder’s remaining shares.

A stockholder who wishes to have shares repurchased must mail or deliver to us a written request on a form provided by us and executed by the stockholder, its trustee or authorized agent. An estate, heir or beneficiary that wishes to have shares repurchased following the death of a stockholder must mail or deliver to us a written request on a form provided by us, including evidence acceptable to our board of directors of the death of the stockholder, and executed by the executor or executrix of the estate, the heir or beneficiary, or their trustee or authorized agent. Unrepurchased shares may be passed to an estate, heir or beneficiary following the death of a stockholder. If the shares are to be repurchased under any conditions outlined herein, we will forward the documents necessary to effect the repurchase, including any signature guaranty we may require.

The share repurchase right will terminate on the date that our shares are listed on a national securities exchange or are included for quotation in a national securities market. Any material modifications, suspension or termination of our share repurchase program by our board of directors or our advisor will be disclosed to stockholders promptly in reports we file with the SEC, a press release and/or via our website.

Stockholders are not required to sell their shares to us. The share repurchase program is only intended to provide interim liquidity for stockholders until a liquidity event occurs, such as the listing of the shares on a national stock exchange or our merger with a listed company. We cannot guarantee that a liquidity event will occur.

All shares to be repurchased must be (i) fully transferrable and not subject to any liens or other encumbrances and (ii) free from any restrictions on transfer. If we determine that a lien or other encumbrance or restriction exists against the shares requested to be repurchased, we will not repurchase any such shares. Shares we purchase under our share repurchase program will have the status of authorized but unissued shares. Shares we acquire through the share repurchase program will not be reissued unless they are first registered with the SEC under the Securities Act and under appropriate state securities laws or otherwise issued in compliance with such laws.

THE OPERATING PARTNERSHIP AGREEMENT

General

NexPoint Hospitality, L.P., which we refer to as “NexPoint Hospitality OP,” was formed on October 21, 2014 to acquire, own and operate properties on our behalf. As a result of this structure, we are considered to be an umbrella partnership real estate investment trust, or UPREIT. An UPREIT is a structure REITs often use to acquire real property from owners on a tax deferred basis (the sellers can generally accept partnership units and defer taxable gain otherwise required to be recognized by them upon the disposition of their properties). Such owners may also desire to achieve diversity in their investment and other benefits afforded to stockholders in a REIT. For purposes of satisfying the asset and income tests for qualification as a REIT for tax purposes, the REIT’s proportionate share of the assets and income of NexPoint Hospitality OP are deemed to be assets and income of the REIT.

We expect that substantially all of our assets will be held by NexPoint Hospitality OP. We are the sole general partner and a limited partner of NexPoint Hospitality OP and, as of the date of this prospectus, owned approximately 99.01% of the equity interests in NexPoint Hospitality OP. As the sole general partner, we have the exclusive power to manage and conduct the business of NexPoint Hospitality OP. Our advisor is the special limited partner of NexPoint Hospitality OP and, as of the date of this prospectus, owned approximately 0.99% of the equity interests in NexPoint Hospitality OP.

If we ever decide to acquire properties in exchange for units of limited partnership interest in NexPoint Hospitality OP, we expect to amend and restate the limited partnership agreement to provide substantially as set forth below.

Capital Contributions

As we accept subscriptions for shares, the limited partnership agreement requires us to transfer substantially all of the net proceeds of the offering to NexPoint Hospitality OP as a capital contribution; however, we will be deemed to have made capital contributions in the amount of the gross offering proceeds received from investors. NexPoint Hospitality OP will be deemed to have simultaneously paid the costs associated with the offering. If NexPoint Hospitality OP requires additional funds at any time in excess of capital contributions made by us or from borrowing, we will borrow funds from a financial institution or other lender and lend such funds to NexPoint Hospitality OP on the same terms and conditions as would be applicable to our borrowing of such funds. In addition, we expect that the limited partnership agreement will authorize us to cause NexPoint Hospitality OP to issue partnership interests for less than fair market value if we conclude in good faith that such issuance will be in the best interest of NexPoint Hospitality OP and us.

Operations

The limited partnership agreement of NexPoint Hospitality OP provides that, so long as we remain qualified as a REIT, NexPoint Hospitality OP will be operated in a manner that would enable us to satisfy the requirements for being classified as a REIT for tax purposes. As general partner of NexPoint Hospitality OP, we will also be empowered to do anything to ensure that NexPoint Hospitality OP will not be classified as a “publicly traded partnership” for purposes of Section 7704 of the Code. Classification as a publicly traded partnership could result in NexPoint Hospitality OP being taxed as a corporation, rather than as a partnership.

Distributions and Allocations of Profits and Losses

The limited partnership agreement will provide that NexPoint Hospitality OP will distribute cash flow from operations to its partners in accordance with their relative percentage interests on at least a quarterly basis in amounts that we, as general partner, determine. The effect of these distributions will be that a holder of one unit of limited partnership interest in NexPoint Hospitality OP will receive the same amount of annual cash flow distributions as the amount of annual distributions paid to the holder of one of our shares.

Similarly, the limited partnership agreement will provide that NexPoint Hospitality OP will allocate taxable income to its partners in accordance with their respective percentage interests. Subject to compliance with the provisions of Sections 704(b) and 704(c) of the Code and corresponding Treasury regulations, the effect of these allocations will be that a holder of one unit of limited partnership interest in NexPoint Hospitality OP will be allocated taxable income for each taxable year in an amount equal to the amount of taxable income to be recognized by a holder of one of our shares. Losses, if any, will generally be allocated among the partners in accordance with their respective percentage interests in NexPoint Hospitality OP. Losses cannot be passed through to our stockholders.

If NexPoint Hospitality OP liquidates, debts and other obligations must be satisfied before the partners will receive any distributions. Any distributions to partners then will be made to partners in accordance with their respective positive capital account balances.

Rights, Obligations and Powers of the General Partner

As NexPoint Hospitality OP’s sole general partner, we generally will have complete and exclusive discretion to manage and control NexPoint Hospitality OP’s business and to make all decisions affecting its assets. Under the limited partnership agreement, we will also expect to have the authority to:

•	acquire, purchase, own, operate, lease and dispose of any real property and any other property;

•	construct buildings and make other improvements on owned or leased properties;

•	authorize, issue, sell, redeem or otherwise purchase any debt or other securities;

•	borrow money;

•	make or revoke any tax election;

•	maintain insurance coverage in amounts and types as we determine is necessary;

•	retain employees or other service providers;

•	form or acquire interests in joint ventures; and

•	merge, consolidate or combine NexPoint Hospitality OP with another entity.

Upon commencement of this offering, under the limited partnership agreement, we expect that NexPoint Hospitality OP will pay all the administrative and operating costs and expenses it incurs in acquiring and investing in real properties. NexPoint Hospitality OP will also pay all of our administrative costs and expenses and such expenses will be treated as expenses of NexPoint Hospitality OP. Such expenses will include:

•	all expenses relating to our formation and continuity of existence;

•	all expenses relating to the public offering and registration of our securities;

•	all expenses associated with the preparation and filing of our periodic reports under federal, state or local laws or regulations;

•	all expenses associated with our compliance with applicable laws, rules and regulations; and

•	all of our other operating or administrative costs incurred in the ordinary course of business.

The only costs and expenses we could incur for which we will not be reimbursed by NexPoint Hospitality OP are costs and expenses relating to any properties we may own outside of NexPoint Hospitality OP. We will pay the expenses relating to such properties directly.

Exchange Rights

We expect the limited partnership agreement will also provide for exchange rights. We expect the limited partners of NexPoint Hospitality OP will have the right to cause NexPoint Hospitality OP to redeem their limited partnership units for cash equal to the value of an equivalent number of our shares, or, at our option, we could purchase their limited partnership units for cash or by issuing one share of our common stock for each limited partnership unit redeemed. Limited partners, however, will not be able to exercise this exchange right, if and to the extent that the delivery of shares upon such exercise will:

•	result in any person owning shares in excess of the ownership limit in our charter (unless exempted by our board of directors);

•	result in our shares being beneficially owned by fewer than 100 persons;

•	result in our shares being “closely held” within the meaning of Section 856(h) of the Code; or

•	otherwise cause us not to qualify as a REIT, including causing us to own 10% or more of the ownership interests in a tenant within the meaning of Section 856(d)(2)(B) of the Code.

Furthermore, limited partners can exercise their exchange rights only after their limited partnership units have been outstanding for one year. A limited partner cannot deliver more than two exchange notices each calendar year and will not be able to exercise an exchange right for less than 1,000 limited partnership units, unless such limited partner holds less than 1,000 units. In that case, he will be required to exercise his exchange right for all of his units.

Change in General Partner

We generally will not be able to withdraw as the general partner of NexPoint Hospitality OP or transfer our general partnership interest in NexPoint Hospitality OP (except to a wholly owned subsidiary). The principal exception to this is if we merge with another entity and (1) the holders of a majority of partnership units (including those we hold) approve the transaction; (2) the limited partners receive or have the right to receive an amount of cash, securities or other property equal in value to the amount they would have received if they had exercised their exchange rights immediately before such transaction; (3) we are the surviving entity and our stockholders do not receive cash, securities, or other property in the transaction; or (4) the successor entity contributes substantially all of its assets to NexPoint Hospitality OP in return for an interest in NexPoint Hospitality OP and agrees to assume all obligations of the general partner of NexPoint Hospitality OP. If we voluntarily seek protection under bankruptcy or state insolvency laws, or if we are involuntarily placed under such protection for more than 90 days, we will be deemed to be automatically removed as the general partner. Otherwise, the limited partners will not have the right to remove us as general partner.

Transferability of Interests

With certain exceptions, the limited partners will not be able to transfer their interests in NexPoint Hospitality OP, in whole or in part, without our written consent as the general partner.

Amendment of Limited Partnership Agreement

We expect amendments to the limited partnership agreement will require the consent of the holders of a majority of the partnership units (including the partnership units we and our affiliates hold). Additionally, we, as general partner, will be required to approve any amendment. We expect that certain amendments will require the consent of the holders of a majority of the partnership units (excluding the partnership units we or our affiliates hold). Such amendments include:

•	any amendment that will affect the exchange right to the detriment of the limited partners (except for certain business combinations where we merge with another entity and leave NexPoint Hospitality OP in existence to hold all the assets of the surviving entity);

•	any amendment that will adversely affect the limited partners’ rights to receive distributions, except for amendments we make to create and issue preferred partnership units;

•	any amendment that will alter how we allocate profits and losses, except for amendments we make to create and issue preferred partnership units; and

•	any amendment that will impose on the limited partners any obligation to make additional capital contributions.

PLAN OF DISTRIBUTION

General

We are offering a maximum of $1,100,000,000 in shares of our common stock to the public on a continuous basis as permitted by the federal securities laws, consisting of up to $1,000,000,000 in shares in our primary offering and up to $100,000,000 in shares pursuant to our distribution reinvestment plan. We are offering two classes of our common stock: Class A shares and Class T shares, priced at $25.00 and $23.94 per share, respectively. We intend to file post-effective amendments to the registration statement of which this prospectus is a part, which will be subject to SEC review. The shares are being offered on a “best efforts” basis, which means generally that the dealer manager is required to use only its best efforts to sell the shares and it has no firm commitment or obligation to purchase any of the shares. This offering must be registered in every state in which we offer or sell shares. Generally, such registrations are for a period of one year. Thus, we may have to stop selling shares in any state in which our registration is not renewed or otherwise extended annually.

We will not sell any shares unless we raise gross proceeds of $3,000,000 by                     , 2016, which is one year from the date the registration statement of which this prospectus forms a part is declared effective by the SEC. Pending our satisfaction of this minimum offering requirement, all subscription payments will be placed in an account held by the escrow agent, UMB Bank, N.A., in trust for our subscribers’ benefit, pending release to us. If we do not raise gross proceeds of $3,000,000 by                     , 2016, we will promptly return all funds in the escrow account (including interest), and we will stop offering shares. We will not deduct any fees or expenses if we return funds from the escrow account. Upon satisfying the minimum offering requirement, other than funds from subscriptions from Pennsylvania residents, funds will be released from escrow to us within approximately 30 days and investors with subscription funds held in the escrow will be admitted as stockholders as soon as practicable, but in no event later than 15 days after such release. The dealer manager will notify the network of participating broker-dealers once the minimum offering requirement has been attained. The participating broker-dealers will, in turn, notify the registered representatives who obtain subscription documents from investors.

The share classes have different selling fees. In addition, Class T shares sold in the primary offering will also have a distribution fee, as described below. The payment of class-specific expenses will result in different amounts of distributions being paid with respect to each class of shares. Specifically, we expect to reduce the amount of distributions that would otherwise be payable on Class T shares to account for the ongoing distribution fees payable on Class T shares. Therefore, distributions on Class T shares will likely be lower than distributions on Class A shares because Class T shares are subject to ongoing distribution fees.

We will determine our NAV on an aggregate basis by determining the value of our real estate portfolio, based on an independent appraisal, deducting the fair value of our debt and making other adjustments for balance sheet items such as cash and liabilities for disposition fees. The aggregate NAV will then be allocated between each class of our common stock, and further adjustments will be made for class-specific expenses. As a result of the allocation of the distribution fee to the Class T shares, the Class T shares could have a lower NAV per share if distributions are not adjusted to take account of such fee. If the NAV of our classes are different, then changes to our assets and liabilities that are allocable based on NAV may also be different for each class.

When deciding which class of shares to buy, you should consider, among other things, whether you are eligible to purchase one or more classes of shares, the amount of your investment, the length of time you intend to hold the shares (assuming you are able to dispose of them), the selling commission and fees attributable to each class of shares and whether you qualify for any selling commission discounts described below. Before making your investment decision, please consult with your financial advisor regarding your account type and the classes of shares you may be eligible to purchase.

To purchase shares in this offering, you must complete and sign a subscription agreement (in the form attached to this prospectus as Appendix B) for a specific dollar amount and pay such amount at the time of subscription. The initial minimum permitted purchase is $2,500. Additional purchases must be made in increments of $500. Prior to our satisfaction of the minimum offering requirement, you should make your check payable to “UMB Bank, N.A., as escrow agent for NexPoint Hospitality Trust, Inc.” Subsequent to our satisfaction of the minimum offering requirement, you should make your check payable to “UMB Bank, N.A., as agent for NexPoint Hospitality Trust, Inc.” Subscriptions will be effective only upon our acceptance, and we reserve the right to reject any subscription in whole or in part. Pending acceptance of your subscription, proceeds will be deposited into an account for your benefit. Subscriptions received prior to our satisfying the minimum offering requirement will be deposited into an interest-bearing account.

Our Dealer Manager

The dealer manager is Highland Capital Funds Distributor, Inc., an affiliate of our advisor. The dealer manager was formed in June 2012 and has a limited prior operating history. The dealer manager is registered as a broker-dealer with the SEC and is a member of the Financial Industry Regulatory Authority, or FINRA. Its address is 200 Crescent Court, Suite 700, Dallas, Texas 75201.

The dealer manager agreement with the dealer manager expires at the termination date of this offering (or the date of our dissolution or liquidation). We may also terminate the agreement if the dealer manager materially breaches the agreement, and such breach materially adversely affects the dealer manager’s ability to perform its duties under the agreement. The dealer manager may terminate the dealer manager agreement if a court of competent jurisdiction enters a decree or order for relief against us or our advisor; we change our investment objectives from that included in this prospectus; we engage in fraud, criminal conduct or willful misconduct or commit a willfully or grossly negligent breach of our respective obligations under the agreement; the SEC issues a stop order suspending the effectiveness of this prospectus that is not rescinded within 10 business days after the issuance thereof; or we materially breach the agreement and such breach materially adversely affects our ability to perform our duties under the agreement.

Compensation of Dealer Manager and Participating Broker-Dealers

Except as provided below, the dealer manager receives selling commissions of 7.0% of the gross proceeds of Class A shares sold in this offering and 3.0% of the gross proceeds of Class T shares sold in this offering. The dealer manager also receives a dealer manager fee of 3.0% of the gross proceeds as compensation for acting as the dealer manager in connection with sales of both Class A and Class T shares.

We will pay our dealer manager a distribution fee with respect to the Class T shares sold in our primary offering as additional compensation for selling shares in the offering and for ongoing stockholder services. The distribution fee will accrue daily in an amount equal to 1/365th of 1.0% of the amount of the purchase price per share (or, after the NAV pricing date, the net asset value for our Class T shares) on a continuous basis from year to year. The distribution fee will be payable in arrears on a monthly basis. The dealer manager may reallow the distribution fee to participating broker-dealers and servicing broker-dealers. We will continue to pay distribution fees with respect to the Class T shares sold in the primary offering until the earliest to occur of the following: (i) a listing of the Class T shares on a national securities exchange, (ii) following the completion of this offering, total underwriting compensation in this offering equaling 10% of the gross proceeds from our primary offering, (iii) there are no longer any Class T shares outstanding; or (iv) the passage of four years following the first Class T share purchased in our primary offering. We will not pay distribution fees with respect to Class T shares sold pursuant to our distribution reinvestment plan.

Our dealer manager will engage non-affiliated, third-party participating broker-dealers in connection with the offering of shares. As used in this prospectus, the term participating broker-dealers includes the dealer manager and other members of FINRA, however, the dealer manager will only participate in a wholesaler capacity. In connection with the sale of shares by participating broker-dealers, our dealer manager will reallow to such participating broker-dealers all of its selling commissions attributable to such participating broker-dealers’ respective sales.

The dealer manager may reallow any portion of the dealer manager fees for each share sold by a participating broker-dealer as marketing fees and for reimbursement of offering-related expenses.

See “Share Distribution Channels” and “Volume Discounts” below for a description of the circumstances under which a selling commission and/or dealer manager fee may be reduced or eliminated in connection with certain purchases.

We may reimburse our dealer manager and its associated persons and affiliates for certain expenses that are deemed underwriting compensation. We have agreed to reimburse the dealer manager for reasonable fees and expenses incurred in connection with: (a) legal counsel to the dealer manager, including fees and expenses incurred prior to the effectiveness of the registration statement, of which this prospectus forms a part, provided such fees and expenses are incurred in relation to the dealer manager; (b) customary travel, lodging, meals and reasonable entertainment expenses incurred in connection with this offering; (c) attendance at broker-dealer sponsored conferences, educational conferences sponsored by us, industry sponsored conferences and informational seminars; (d) non-accountable due diligence expenses incurred by our dealer manager or a participating broker-dealer; (e) customary promotional items; and (f) sales incentives. The value of any non-cash compensation that are promotional gifts may not exceed an aggregate of $100 per sales person, per year in accordance with FINRA regulations. In the event other incentives are provided to registered representatives of the dealer manager or the participating broker-dealers, those incentives will be paid only in cash, and such payments will be made only to the dealer manager, not to participating broker-dealers or to their registered representatives. This offering is being made in compliance with Rule 2310 of FINRA.

Under the rules of FINRA, the maximum compensation payable to members of FINRA participating in this offering may not exceed 10% of our gross offering proceeds as of the termination of the offering. FINRA rules also limit our combined total underwriting compensation and total organization and offering expenses to 15% of our gross offering proceeds. We have agreed to reimburse the dealer manager or any participating broker-dealer for reasonable bona fide due diligence expenses set forth in an itemized and detailed invoice incurred by either, which may include travel, lodging, meals and other reasonable out-of-pocket expenses incurred by the dealer manager or any participating broker-dealer and their personnel when visiting our offices or assets to verify information relating to us or our assets. These amounts are excluded from underwriting compensation and, pursuant to the advisory agreement, we are not obligated to reimburse our advisor for amounts greater than 1.5% of gross offering proceeds.

We will not pay selling commissions or dealer manager fees on shares sold under our distribution reinvestment plan. The amount that would have been paid as selling commissions and dealer manager fees if the shares sold under our distribution reinvestment plan had been sold pursuant to this public offering of shares will be retained and used by us. Therefore, the net proceeds to us for sales under our distribution reinvestment plan will be greater than the net proceeds to us for sales pursuant to this prospectus.

We have agreed to indemnify the participating broker-dealers, including the dealer manager, against certain liabilities arising under the Securities Act and Exchange Act and liabilities arising from breaches of our representations and warranties contained in the dealer manager agreement. The broker-dealers participating in this offering of shares of our common stock are not obligated to obtain any subscriptions on our behalf, and we cannot assure you that any shares of common stock will be sold.

Share Distribution Channels

Class A shares and Class T shares each are available for purchase by the general public through various distribution channels. Our executive officers and board of directors, as well as their immediate family members, may only purchase Class A shares and may be charged a reduced rate for certain fees and expenses in respect of such purchases. In addition, officers and employees of our advisor, other affiliates of our advisor, their immediate family members and, if approved by our management, joint venture partners, consultants, and other service providers may only purchase Class A shares and may also be charged a reduced rate, which will be the offering price per Class A share net of selling commissions and the dealer manager fee, in respect of such purchases. Except for certain share ownership and transfer restrictions contained in our charter, there is no limit on the number of Class A shares that may be sold to such persons. In addition, the selling commissions and the dealer manager fee may be reduced or waived in connection with certain categories of sales of Class A and Class T shares, including sales for which a volume discount applies, sales to certain institutional investors, sales to employees of participating broker-dealers, sales made by certain participating broker-dealers at the discretion of the dealer manager, sales made to investors whose contract for investment advisory and related brokerage services includes a fixed or “wrap” fee or other asset-based fee arrangement, unless that contract is with a federally registered investment adviser that is dually registered as a broker-dealer and provides financial planning services, sales through banks acting as trustees or fiduciaries and sales to our affiliates. We may also make certain sales directly to these groups designated by management without a broker-dealer intermediary. For such direct sales, all selling commissions and dealer manager fees will be waived. The amount of net proceeds to us will not be affected by reducing or eliminating the selling commissions or the dealer manager fee payable in connection with such sales. Our advisor and its affiliates will be expected to hold their shares of our common stock purchased as stockholders for investment and not with a view towards distribution.

Volume Discounts

The dealer manager may, at its sole discretion, enter into an agreement with a participating broker-dealer whereby such participating broker-dealer may aggregate subscriptions on part of a combined order for the purpose of offering investors reduced aggregate selling commissions and/or dealer manager fees. The amount of net proceeds available to us from the sale of our shares subject to a volume discount will be the same as other sales of shares of our common stock. Any reduction in the selling commissions and dealer manager fees would be prorated among the separate subscribers.

The following table illustrates the various discount levels that will be offered to qualifying purchasers by participating broker-dealers for shares of our Class A common stock purchased in the offering:

Dollar Amount of Shares Purchased	Selling Commission Percentage	Dealer Manager Fee	Purchase Price per Share to Investor (1)
$500,000 or less	7.0%	3.00%	$25.00
$500,001 - $1,000,000	6.0%	3.00%	$24.725
$1,000,001 - $2,000,000	5.0%	3.00%	$24.458
$2,000,001 - $3,000,000	4.0%	3.00%	$24.193
$3,000,001 - $5,000,000	3.0%	2.60%	$23.835
$5,000,001 - $10,000,000	2.0%	2.60%	$23.585
$10,000,001 and above	1.0%	2.40%	$23.293

(1)	Assumes a $25.00 per share offering price. Discounts will be adjusted appropriately for changes in the offering price.

All selling commission rates set forth in the table above are calculated assuming a purchase price per share of common stock of $25.00. We will apply the reduced per share purchase price, selling commissions and, if applicable, dealer manager fee, set forth in the table above to the entire purchase, not just the portion of the purchase which exceeds the $500,000 share purchase threshold. For example, a purchase of $3,000,000 in our Class A shares in a single transaction would result in a purchase price of $2,903,160 ($24.193 per share) and selling commissions of $96,840. You may not combine amounts purchased for Class A shares with amounts purchased for Class T shares for purposes of obtaining a volume discount.

The following table illustrates the various discount levels that will be offered to qualifying purchasers by participating broker-dealers for shares of our Class T common stock purchased in this offering:

Dollar Amount of Shares Purchased	Selling Commission Percentage	Dealer Manager Fee	Purchase Price per Share to Investor (1)
$500,000 or less	3.00%	3.00%	$23.94
$500,001 - $1,000,000	2.50%	3.00%	$23.820
$1,000,001 - $2,000,000	2.00%	3.00%	$23.702
$2,000,001 - $3,000,000	1.50%	3.00%	$25.582
$3,000,001 - $5,000,000	1.00%	2.60%	$23.367
$5,000,001 - $10,000,000	0.50%	2.60%	$23.246
$10,000,001 and above	0.00%	2.40%	$23.077

(1)	Assumes a $23.94 per share offering price. Discounts will be adjusted appropriately for changes in the offering price.

To qualify for a volume discount as a result of multiple purchases of shares of our common stock, an investor must use the same participating broker-dealer for each purchase and must complete a subscription form for additional purchases, a form of which is included in Appendix B. Once an investor qualifies for a volume discount, the investor will be eligible to receive the benefit of such discount for subsequent purchases of shares in the primary offering made through the same participating broker-dealer. If a subsequent purchase entitles an investor to an increased reduction in selling commissions, the volume discount will apply only to the current and future investments.

The following persons qualify as a “qualifying purchaser,” and, to the extent purchased through the same participating broker-dealer, may combine their purchases as a “single qualifying purchaser” for the purpose of qualifying for a volume discount:

•	an individual, his or her spouse, their children under the age of 21 and all pension or trust funds established by each such individual;

•	a corporation, partnership, association, joint-stock company, trust fund or any organized group of persons, whether incorporated or not;

•	an employee’s trust, pension, profit-sharing or other employee benefit plan qualified under Section 401(a) of the Code; and

•	all commingled trust funds maintained by a given bank.

In the event a person wishes to have his or her subscription combined with others as a single qualifying purchaser, that person must request such treatment in writing at the time of that person’s subscription and identify the subscriptions to be combined. Any combination request will be subject to our verification that the subscriptions to be combined are made by a single qualifying purchaser. If the subscription agreements for the combined subscriptions of a single qualifying purchaser are submitted at the same time, then the selling commissions payable and the discounted share purchase price will be allocated pro rata among the combined subscriptions on the basis of the respective subscription amounts being combined. Otherwise, the volume discount provisions will apply only to the subscription that qualifies the single qualifying purchaser for the volume discount and the subsequent subscriptions of that single qualifying purchaser.

Shares purchased through our distribution reinvestment plan will not be eligible for a volume discount or count toward aggregate purchase amounts for the purposes of determining which purchase price discount level an investor is eligible for.

Transfer on Death Designation

You have the option of placing a transfer on death, or TOD, designation on your shares purchased in this offering. A TOD designation transfers ownership of your shares to your designated beneficiary upon your death.

This designation may only be made by individuals, not entities, who are the sole or joint owners with right of survivorship of the shares. However, this option is not available to residents of the states of Louisiana or North Carolina. If you would like to place a TOD designation on your shares, you must complete and return the transfer on death form available upon request to us in order to effect the designation.

Subscription Procedures

We will not sell any shares unless we raise a minimum of $3,000,000 under this prospectus or from private offerings not conducted under this prospectus. Until we have raised this amount, all subscription payments will be placed in an account held by the escrow agent, UMB Bank, N.A., in trust for subscribers’ benefit, pending release to us. Once we have raised the applicable minimum offering amount, except with respect to proceeds from Pennsylvania subscribers, whose investments will be held in escrow until we raise $50,000,000, we will instruct the escrow agent to disburse the funds in the account to us. If we do not raise at least $3,000,000 by                     , 2016, we will promptly return all funds in the escrow account (including any interest earned thereon), and we will stop selling shares. We will not deduct any fees if we return funds from the escrow account.

To purchase shares in this offering, you must complete the Subscription Agreement, a form of which is contained in this prospectus as Appendix B, for a specific number of shares and pay for the shares at the time of your subscription. Until we have raised the minimum offering amount, you should pay for your shares by check payable to “UMB Bank, N.A., as escrow agent for NexPoint Hospitality Trust, Inc.” Also, until we have raised the minimum offering amount, completed subscription agreements and payments should be sent by your broker-dealer or registered advisor, as applicable, to the address set forth in the subscription agreement. Once we have raised $3,000,000, you should pay for your shares by check payable to “UMB Bank, N.A., as agent for NexPoint Hospitality Trust, Inc.” Subscriptions will be effective only upon our acceptance, and we reserve the right to reject any subscription in whole or in part. After we have raised the minimum offering amount, subscription payments will be deposited into a special account in our name under the joint authorization of the dealer manager and us until such time as we have accepted or rejected the subscriptions. We will accept or reject subscriptions within 30 days of our receipt of such subscriptions and, if rejected, we will return all funds to the rejected subscribers within 10 business days. If accepted, the funds will be transferred into our general account. You will receive a confirmation of your purchase. We generally admit stockholders on a daily basis.

You are required to represent in the subscription agreement that you have received a copy of the final prospectus. In order to ensure that you have had sufficient time to review the final prospectus, we will not accept your subscription until at least five business days after your receipt of the final prospectus.

Investors who desire to purchase shares in this offering at regular intervals may be able to do so through their participating broker-dealer or, if they are investing in this offering other than through a participating broker-dealer, the dealer manager by completing an automatic investment plan enrollment form. Participation in the automatic investment plan is limited to investors who have already met the minimum purchase requirement in this offering of $2,500. The minimum periodic investment is $100 per month. Residents of Alabama and North Carolina are excluded from participating in the automatic investment plan.

We will provide a confirmation of your monthly purchases under the automatic investment plan within five business days after the end of each month. The confirmation will disclose the following information:

•	the amount of the investment;

•	the date of the investment;

•	the number and price of the shares purchased by you; and

•	the total number of shares in your account.

We will not pay any dealer manager fees and selling commissions in connection with sales under the automatic investment plan. Our sponsor will pay those fees to the same extent that our sponsor pays those fees and commissions on shares sold in this offering outside of the automatic investment plan.

You may terminate your participation in the automatic investment plan at any time by providing us with written notice. If you elect to participate in the automatic investment plan, you must agree that if at any time you fail to meet the applicable investor suitability standards or cannot make the other investor representations set forth in the then-current prospectus or in the subscription agreement, you will promptly notify us in writing of that fact and your participation in the plan will terminate. See the “Suitability Standards” section of this prospectus (immediately following the cover page) and the form of subscription agreement attached hereto as Appendix B.

We expect to enter into an agreement with State Street Bank and Trust Company, which will act as IRA custodian for purchasers of our common stock who would like to purchase shares through an IRA account and desire to establish a new IRA account for that purpose. We intend to pay the fees related to the establishment of investor accounts with State Street Bank and Trust Company and the first-year annual IRA maintenance fee. Thereafter, investors will be responsible for the annual IRA maintenance fees charged by State Street Bank and Trust Company. Further information about custodial services is available through your broker.

Special Notice to Pennsylvania Investors:

Subscription proceeds received from residents of Pennsylvania will be separately accounted for in an interest-bearing escrow account with the escrow agent until subscriptions for shares aggregating at least $50,000,000 have been received and accepted by us. If we have not raised a minimum of $50,000,000 in gross offering proceeds (including sales made to residents of other jurisdictions) by the end of each 120-day escrow period (with the initial 120-day escrow period commencing upon the effectiveness of this offering), we will notify Pennsylvania investors in writing by certified mail within ten calendar days after the end of each 120-day escrow period that they have a right to have their investments returned to them. If a Pennsylvania investor requests the return of his or her subscription funds within ten calendar days after receipt of the notification, we must return those funds to the investor, together with any interest earned on the funds for the time those funds remain in escrow subsequent to the initial 120-day period, within ten calendar days after receipt of the investor’s request. No interest is payable to an investor who requests a return of his funds at the end of the initial escrow period. Any Pennsylvania investor who requests a return of his funds at the end of any subsequent escrow period will be entitled to receive interest for the time his funds remain in escrow commencing with the first day after the initial escrow period.

Because the minimum offering amount is less than $100,000,000, you are cautioned to carefully evaluate the program’s ability to fully accomplish its stated objectives and to inquire as to the current dollar volume of program subscriptions.

SUPPLEMENTAL SALES MATERIAL

In addition to this prospectus, we may utilize certain sales material in connection with the offering of the shares, although only when accompanied by or preceded by the delivery of this prospectus. These supplemental sales materials may include information relating to this offering, the past performance of real estate programs managed by Highland Capital Management and its affiliates, property brochures and articles and publications concerning real estate. In certain jurisdictions, some or all of our supplemental sales material may not be permitted.

We are offering shares only by means of this prospectus. Although the information contained in our supplemental sales materials will not conflict with any of the information contained in this prospectus, the supplemental materials do not purport to be complete and should not be considered a part of or as incorporated by reference in this prospectus or the registration statement of which this prospectus is a part.

Further, business reply cards, introductory letters and seminar invitation forms may be sent to the dealer members of FINRA designated by us and prospective investors. No person has been authorized to prepare for, or furnish to, a prospective investor any sales literature other than that described herein and “tombstone” newspaper advertisements or solicitations of interest that are limited to identifying the offering and the location of sources of further information.

The use of any sales materials is conditioned upon filing with, and if required, clearance by appropriate regulatory agencies. Such clearance (if provided), however, does not indicate that the regulatory agency allowing the use of such materials has passed on the merits of the offering or the adequacy or accuracy of such materials.

LEGAL MATTERS

The validity of the shares of our common stock being offered hereby will be passed upon for us by Venable LLP. Morris, Manning & Martin, LLP has reviewed the statements relating to certain federal income tax matters that are likely to be material to U.S. holders of our common stock under the caption “Federal Income Tax Considerations” and will pass upon our qualification as a REIT for federal income tax purposes.

EXPERTS

The consolidated balance sheet of NexPoint Hospitality Trust, Inc. as of December 31, 2014 has been included herein in reliance on the report of KPMG LLP (“KPMG”), an independent registered public accounting firm, appearing elsewhere herein and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-11 with the SEC with respect to the shares of our common stock to be issued in the offering. This prospectus is a part of that registration statement and, as allowed by SEC rules, does not include all of the information you can find in the registration statement or the exhibits to the registration statement. For additional information relating to us, we refer you to the registration statement and the exhibits to the registration statement. Statements contained in this prospectus as to the contents of any contract or document referred to are necessarily summaries of such contract or document and in each instance, if the contract or document is filed as an exhibit to the registration statement, we refer you to the copy of the contract or document filed as an exhibit to the registration statement.

We file annual, quarterly and special reports, proxy statements and other information with the SEC. We furnish our stockholders by mail (or, where permitted, by electronic delivery and notification) with annual reports containing consolidated financial statements certified by an independent registered public accounting firm. The registration statement is, and all of these filings with the SEC are, available to the public over the Internet at the SEC’s web site at www.sec.gov. You may also read and copy any filed document at the SEC’s public reference room in Washington, D.C. at 100 F. Street, N.E., Room 1580, Washington D.C. Please call the SEC at (800) SEC-0330 for further information about the public reference room.

There is additional information about us at www.            .com. The contents of that site are not incorporated by reference in, or otherwise a part of, this prospectus.

NEXPOINT HOSPITALITY TRUST, INC.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholder

NexPoint Hospitality Trust, Inc.:

We have audited the accompanying consolidated balance sheet of NexPoint Hospitality Trust, Inc. and its subsidiary (collectively, the Company) as of December 31, 2014. This consolidated financial statement is the responsibility of the Company’s management. Our responsibility is to express an opinion on this consolidated financial statement based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated balance sheet referred to above presents fairly, in all material respects, the financial position of NexPoint Hospitality Trust, Inc. and its subsidiary as of December 31, 2014, in conformity with U.S. generally accepted accounting principles.

/s/ KPMG LLP

Dallas, Texas

February 25, 2015

NEXPOINT HOSPITALITY TRUST, INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEET

	As of September 30, 2015 (unaudited)	As of December 31, 2014
ASSETS
Cash and cash equivalents	$200,000	$200,000

TOTAL ASSETS	$200,000	$200,000

TOTAL LIABILITIES	$—	$—

STOCKHOLDER’S EQUITY
Common stock, $.01 par value per share; (200,000 authorized; 8,888.89 issued and outstanding)	$222	$222
Additional paid-in capital	199,778	199,778

TOTAL STOCKHOLDER’S EQUITY	$200,000	$200,000

TOTAL LIABILITIES AND STOCKHOLDER’S EQUITY	$200,000	$200,000

See Notes to Consolidated Balance Sheet

NEXPOINT HOSPITALITY TRUST, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED BALANCE SHEET

1. Organization and Description of Business

NexPoint Hospitality Trust, Inc. (the “Company”) was incorporated on October 3, 2014 as a Maryland corporation and intends to qualify as a real estate investment trust (“REIT”) commencing with its taxable year ending December 31, 2016, or the first year in which it commences material operations, if later. Substantially all of the Company’s business will be conducted through the Company’s operating partnership, NexPoint Hospitality, L.P. (the “OP”). The Company is the sole general partner of the OP. The special limited partner of the OP is NexPoint Real Estate Advisors III, L.P., the advisor to the Company, (the “Advisor”). Because the Company is prohibited from operating hotel properties pursuant to certain tax laws relating to its qualification as a REIT, the entities through which the Company will own the hotel properties it invests in will lease the hotel properties to one or more taxable REIT subsidiaries (each, a “TRS”), which will enter into property management agreements with Pillar Hotels & Resorts (“Pillar”), an unaffiliated hospitality management company, pursuant to which Pillar, its affiliates and/or designees will operate and manage the Company’s hotel properties. The TRSs will also enter into any franchise agreements. As of September 30, 2015, the Company had no operations.

The Company’s primary investment objectives are to provide current income for stockholders through the payment of cash distributions, preserve and return stockholders’ capital contributions and realize capital appreciation on the Company’s properties. All properties may be acquired and operated by the Company alone or jointly with another party.

The Company intends to offer for sale a maximum of $1.1 billion of common stock, $0.01 par value per share, which consists of $1.0 billion in shares of common stock in the Company’s primary offering and $100 million in shares (the “Offering”) pursuant to the Company’s distribution reinvestment plan (the “DRIP”). The initial offering price for the shares sold in the primary offering will be $25.00 per Class A Share and $23.94 per Class T Share. The offering price for the shares sold in the DRIP will be $23.75 per Class A share and $22.74 per Class T share. The Offering will be conducted on a “reasonable best efforts” basis, pursuant to a registration statement on Form S-11 filed with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended.

On November 18, 2014, the Advisor contributed $200,000 at $9.00 per share (the “Initial Investment”) in exchange for the initial issuance of common stock of the Company. Effective as of October 16, 2015, the Company effected a reverse stock split, whereby every two and one-half shares of its common stock issued and outstanding were combined into one share of common stock, resulting in 8,888.89 shares of common stock issued and outstanding. The Advisor may not sell any of the Shares purchased with the Initial Investment while the Advisor acts in an advisory capacity to the Company. The restrictions included above shall not apply to any shares acquired by the Advisor or its Affiliates other than the shares acquired through the Initial Investment. Neither the Advisor nor its affiliates shall vote any shares they now own, or hereafter acquire, in any vote for the election of directors or any vote regarding the approval or termination of any contract with the Advisor or any of its affiliates.

The Company will determine its net asset value, or NAV, each quarter commencing during the first full quarter after its board of directors determines or regulatory requirements require that the Company make such valuation, or the “NAV pricing date”. In that event, if the Company’s NAV on such valuation date increases above or decreases below its net proceeds per share as stated in this prospectus, the Company will adjust the offering price of shares, effective five business days later, to ensure that no share is sold at a price, after deducting selling commission, dealer manager fees and Organization and Offering expenses, that is above or below the Company’s NAV per share on such valuation date.

Substantially all of the net proceeds of this Offering will be used to directly or indirectly acquire, own, operate and selectively develop a diversified portfolio of hotel properties consisting primarily of existing select-service and extended stay hotel properties, and on an opportunistic basis, full-service hotel properties, that are

NEXPOINT HOSPITALITY TRUST, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED BALANCE SHEET

classified in the “upper upscale,” “upscale” and “upper mid-scale” chain scales of the hospitality industry, as defined by Smith Travel Research, Inc., with some debt investments in hotel properties as well. The Company will seek to acquire hotels that offer a high current yield or have the potential to increase in value through brand repositioning, market based recovery or improved management practices. The Company may also invest in hospitality debt, mezzanine and preferred equity in situations where the risk/return correlation is more attractive than investments in common equity. This strategy is designed to minimize potential losses during market downturns and maximize risk adjusted total returns to the Company’s stockholders in all market cycles. As of September 30, 2015, the Company has not acquired any hotel properties.

Pursuant to the terms of the Offering, the Company must receive proceeds of $3.0 million in connection with the sale of common stock in order to break escrow and commence operations (the “Minimum Offering Requirement”). As of September 30, 2015, the Company had not reached such threshold, purchased any properties or earned any income. Accordingly, a statement of operations is not presented and earnings per share has not been computed as it is deemed not meaningful.

2. Summary of Significant Accounting Policies

Basis of Accounting and Principles of Consolidation

The accompanying financial statement of the Company is prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The consolidated balance sheet includes the account of the Company and the OP. All intercompany balances and transactions are eliminated in consolidation. The financial statement of the Company’s subsidiary is prepared using accounting policies consistent with those of the Company. In addition, the Company evaluates relationships with other entities to identify whether there are variable interest entities as required by Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 810, Consolidation, or ASC 810, and to assess whether it is the primary beneficiary of such entities. If the determination is made that the Company is the primary beneficiary, then that entity is included in the financial statement in accordance with ASC 810. A full set of financial statements have not been prepared as the Company had no income or expenses or other financial activity except as noted in Note 3.

Use of Estimates

The preparation of the balance sheet in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the balance sheet and accompanying notes. Actual results could differ from those estimates.

Organizational and Offering Expenses

Organization and offering expenses (other than selling commissions, dealer manager fees, and distribution fees) generally will include costs and expenses incurred by us in connection with the Company’s formation, preparing for the Offering, the qualification and registration of the Offering, and the marketing and distribution of the Company’s shares. Offering costs will include, but are not limited to, accounting and legal fees, costs to amend the registration statement and the prospectus supplements, printing, mailing and distribution costs, filing fees, amounts to reimburse the advisor or its affiliates for the salaries of employees and other costs in connection with preparing supplemental sales literature, amounts to reimburse the dealer manager for amounts that it may pay to reimburse the bona fide due diligence expenses of any participating broker-dealers supported by detailed and itemized invoices, telecommunication costs, fees of the transfer agent, registrars, trustees, depositories and experts, the cost of educational conferences we hold (including the travel, meal and lodging costs of registered representatives of any participating broker-dealers), and attendance fees and cost reimbursement for employees of affiliates to attend retail seminars conducted by broker-dealers. As of September 30, 2015 and December 31,

NEXPOINT HOSPITALITY TRUST, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED BALANCE SHEET

2014, the Company has incurred $561,392 (unaudited) and $488,170, respectively, in Organization and Offering costs. These costs have not been accrued on the Company’s consolidated balance sheet, as the Company is not required to reimburse the Advisor until the Minimum Offering Requirement is achieved, subject to approval by our board of directors.

FINRA rules limit the Company’s total underwriting compensation and organization and offering expenses to 15% of gross offering proceeds. Organizational expenses will be expensed as incurred at the time that the minimum offering requirement is achieved. Offering costs incurred by the advisor and its affiliates on the Company’s behalf will be deferred and will be paid from the proceeds of the offering. These costs will be treated as a reduction of the total proceeds. We will reimburse the advisor and its affiliates for organization and offering expenses it incurs on the Company’s behalf, but only to the extent the reimbursement would not exceed 1.5% of gross offering proceeds.

Income Taxes

The Company intends to make an election to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended, commencing with the taxable year ending December 31, 2016, or the first year in which it commences material operations, if later. If the Company qualifies for taxation as a REIT, it generally will not be subject to federal corporate income tax on its taxable income that is distributed to its stockholders as long as it distributes at least 90% of its taxable income to its stockholders and meets certain tests regarding the nature of the Company’s income and assets. As a REIT, the Company will not be subject to federal income tax with respect to the portion of the Company’s income that meets certain criteria and is distributed annually to stockholders. The Company intends to operate in a manner that allows the Company to meet the requirements for taxation as a REIT, including creating various TRSs to hold assets that generate income that would not be consistent with the rules applicable to qualification as a REIT if held directly by the REIT. If the Company were to fail to meet these requirements, it could be subject to federal income tax on the Company’s taxable income at regular corporate rates. The Company would not be able to deduct distributions paid to stockholders in any year in which it fails to qualify as a REIT. The Company will also be disqualified for the four taxable years following the year during which qualification was lost unless the Company is entitled to relief under specific statutory provisions.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents. Cash equivalents may include cash and short-term investments. Short-term investments are stated at cost, which approximates fair value and may consist of investments in money market accounts. There are no restrictions on the use of the Company’s cash balance.

Investments in Hotel Properties

Hotel properties are generally stated at cost. For hotel properties owned through the Company’s majority-owned entities, the carrying basis attributable to the partners’ minority interest is recorded at historical cost, net of any impairment changes, while the carrying basis attributable to our majority ownership is recorded based on the allocated purchase price of our ownership interests in the entities. The Company allocates the purchase price based on the fair value of the acquired land, building, furniture, fixtures and equipment, goodwill, other assets and assumed liabilities. The Company determines the acquisition-date fair values of all assets and assumed liabilities using methods similar to those used by independent appraisers, for example, using a discounted cash flow analysis, and that utilize appropriate discount and/or capitalization rates and available market information.

NEXPOINT HOSPITALITY TRUST, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED BALANCE SHEET

Estimates of future cash flows are based on a number of factors including historical operating results, known and anticipated trends, and market and economic conditions. Any identifiable intangible assets and liabilities acquired, which typically include, contracts, including ground and retail leases and management and franchise agreements, are recorded at fair value. These contract values are based on the present value of the difference between contractual amounts to be paid pursuant to the contracts acquired and our estimate of the fair value of rates for corresponding contracts measured over the period equal to the remaining non-cancelable term of the contract. Intangible assets and liabilities are amortized using the straight-line method over the remaining non-cancelable term of the related agreements. All improvements and additions which extend the useful life of the hotel properties are capitalized.

Acquisition costs are expensed as incurred. Changes in estimates and judgments related to the allocation of the purchase price could result in adjustments to real estate or intangible assets, which can impact depreciation and/or amortization expense and our results of operations.

Depreciation and Amortization of Hotel Properties

Hotel properties are carried at cost and depreciated using the straight-line method over an estimated useful life of 27 to 40 years for buildings and two to 15 years for furniture, fixtures and equipment. The Company is required to make subjective assessments as to the useful lives and classification of our properties for purposes of determining the amount of depreciation expense to reflect each year with respect to the assets.

Impairment of Hotel Properties

The Company monitors events and changes in circumstances for indicators that the carrying value of a hotel and related assets may be impaired. Factors that could trigger an impairment analysis include, among others: (1) significant underperformance relative to historical or projected operating results, (2) significant changes in the manner of use of a hotel or the strategy of the Company’s overall business, (3) a significant increase in competition, (4) a significant adverse change in legal factors or regulations or (5) significant negative industry or economic trends. When such factors are identified, the Company will prepare an estimate of the undiscounted future cash flows, without interest charges, of the specific hotel and determine if the investment in such hotel is recoverable based on the undiscounted future cash flows. If impairment is indicated, an adjustment is made to the carrying value of the hotel to reflect the hotel at fair value.

Fair Value Measurements

Fair value measurements are determined based on the assumptions that market participants would use in pricing an asset or liability. As a basis for considering market participant assumptions in fair value measurements, FASB ASC 820, Fair Value Measurement and Disclosures, establishes a fair value hierarchy that distinguishes between market participant assumptions based on market data obtained from sources independent of the reporting entity (observable inputs that are classified within Levels 1 and 2 of the hierarchy) and the reporting entity’s own assumptions about market participant assumptions (unobservable inputs classified within Level 3 of the hierarchy.

•	Level 1 inputs utilize quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access.

•	Level 2 inputs are inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly. Level 2 inputs may include quoted prices for similar assets and liabilities in active markets, as well as inputs that are observable for the asset or liability (other than quoted prices), such as interest rates and yield curves that are observable at commonly quoted intervals.

NEXPOINT HOSPITALITY TRUST, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED BALANCE SHEET

•	Level 3 inputs are the unobservable inputs for the asset or liability, which are typically based on an entity’s own assumption, as there is little, if any, related market activity. In instances where the determination of the fair value measurement is based on input from different levels of the fair value hierarchy, the level in the fair value hierarchy within which the entire fair value measurement falls is based on the lowest level input that is significant to the fair value measurement in its entirety. The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to the asset or liability.

The Company utilizes an independent third party to perform the valuation analysis for each property acquisition and has established policies, as described above, processes and procedures intended to ensure that the valuation methodologies for investments are fair and consistent as of the measurement date.

Revenue Recognition

Revenues are recognized when the services are provided. Additionally, the Company collects sales, use, occupancy and similar taxes at the Company’s hotel properties, which the Company presents on a net basis (excluded from revenues) on its statements of operations.

Fair Value Measures and Financial Instruments

From time to time, the Company records certain assets and liabilities at fair value. Real estate assets may be stated at fair value if they become impaired in a given period and may be stated at fair value if they are held for sale and the fair value of such assets is below historical cost. Additionally, the Company records derivative financial instruments at fair value. The Company also uses fair value metrics to evaluate the carrying values of its real estate assets and for the disclosure of certain financial instruments.

Deferred Tax Assets and Liabilities

The Company accounts for federal and state income taxes with respect to its TRSs using the asset and liability method. Deferred tax assets and liabilities are recognized for future tax consequences attributable to differences between the consolidated financial statements’ carrying amounts of existing assets and liabilities and respective tax bases and operating losses and tax-credit carry forwards.

Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. In the event that these assumptions change, the deferred taxes may change.

Inventories

Inventories, which primarily consist of food, beverages and gift store merchandise, are stated at the lower of cost or market value. Cost is determined using the first-in, first-out method.

3. Stockholder’s Equity

Common Stock

Under the Company’s articles of incorporation, the total number of shares initially authorized for issuance was 200,000 shares of common stock at $0.01 par value per share. On November 18, 2014, the Company authorized and sold 22,223 shares of common stock to NexPoint Real Estate Advisors III, L.P. the Company’s

NEXPOINT HOSPITALITY TRUST, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED BALANCE SHEET

Advisor. The Company recorded a capital contribution of $222 and additional paid-in-capital of $199,778 on November 18, 2014. Effective as of October 16, 2015, the Company effected a reverse stock split, whereby every two and one-half shares of its common stock issued and outstanding were combined into one share of common stock, resulting in 8,888.89 shares of common stock issued and outstanding.

The Company will be publicly offering two classes of shares of common stock, Class A shares and Class T shares, in any combination up to the maximum Offering amount. The share classes have different selling commissions, and there will be an ongoing distribution fee with respect to the primary Offering of Class T shares. The initial Offering price for the shares in the primary Offering shall be $25.00 per Class A share and $23.94 per Class T share. The offering price for the shares sold in the DRIP will be $23.75 per Class A share and $22.74 per Class T share.

Restricted Share Plan

The Company will establish a restricted share plan pursuant to which the directors, officers and employees (if the Company ever has employees), Advisor and its affiliates and their respective employees, employees of entities that provide services to the Company, directors of the Advisor or of entities that provide services to the Company and their respective employees, certain consultants and certain consultants to the Advisor and its affiliates or entities that provide services to the Company and their respective employees may be granted incentive awards in the form of restricted stock.

Distribution Reinvestment Plan

The Company intends to adopt the DRIP pursuant to which the Company’s stockholders may elect to purchase shares of common stock with distributions. The Company has the discretion to extend the Offering period for the shares being offered pursuant to this prospectus under the DRIP beyond the termination of the Company’s primary Offering until the Company has sold all the shares allocated to the DRIP. The Company also may offer shares under the DRIP pursuant to a new registration statement. The Company reserves the right to reallocate the shares of common stock being offered between the Company’s primary offering and the DRIP. Any shares issued pursuant to the DRIP are subject to registration and renewal in any state in which such shares are offered and the Offering of such shares is not exempt under applicable laws and regulations.

Until the NAV pricing date, the Company will offer shares under the Company’s DRIP at $23.75 per Class A Share and $22.74 per Class T Share, which is 95% of the primary Offering price. Thereafter, the Company will offer shares under its DRIP at per share NAV.

No dealer manager fees or selling commissions will be paid with respect to shares purchased pursuant to the DRIP; therefore, the Company will retain all of the proceeds from the reinvestment of distributions.

Share Repurchase Program

In order to provide stockholders with the benefit of some interim liquidity, the Company’s board of directors intends to adopt a share repurchase program that will enable stockholders to sell their shares back to the Company, subject to the conditions and limitations in the share repurchase program. Neither the Advisor nor any of its affiliates will receive a fee on any share repurchases. The terms of the share repurchase program are more flexible in cases involving the death or qualifying disability of a stockholder.

Repurchases of shares, when requested, will be at the Company’s sole discretion and generally are expected to be made quarterly until the NAV pricing date. Prior to the NAV pricing date, the Company will limit the

NEXPOINT HOSPITALITY TRUST, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED BALANCE SHEET

number of shares repurchased during any calendar year to 5% of the weighted average number of shares of common stock outstanding during the prior calendar year. In addition, funds available for the share repurchase program may not be sufficient to accommodate all requests. Generally, the Company will pay repurchase proceeds, less any applicable tax or other withholding required by law, by the third business day following each quarterly financial filing. The repurchase price per share will be the Company’s then-current per share NAV.

The Company’s board of directors may amend the terms of the share repurchase program without stockholder approval. The board of directors may also amend, suspend or terminate the program upon 30 days’ notice or reject any request for repurchase if it determines that the funds allocated to the share repurchase program are needed for other purposes, such as the acquisition, maintenance or repair of properties, or for use in making a declared distribution.

4. Related Party Transactions

Advisory Agreement

The Company has retained the Advisor, an affiliate of the Company, to manage the day-to-day affairs of the Company. As of the date of this financial statement, the Company does not have a formal Advisory Agreement in place between the Advisor or any other advisor. No fees have been paid to the Advisor for any services rendered.

Upon the Offering becoming effective, the Company expects to enter into an Advisory Agreement with the Advisor (the “Advisory Agreement”). The asset management fee will be calculated on a monthly basis in an amount equal to 1/12th of 0.75% of gross assets (before reserves for depreciation or other non-cash reserves), computed by taking the average of the book value of the Company’s gross assets at the end of each month (or partial month), and is payable monthly in arrears. We will also pay our Advisor an acquisition fee equal to 1.0% of the purchase price of each asset acquired, excluding any acquisition expenses.

In addition, the Company will reimburse the Advisor for expenses actually incurred related to selecting, evaluating and acquiring assets on its behalf, regardless of whether the Company actually acquires the related assets. In addition, the Company will also pay third parties, or reimburse the Advisor or its affiliates, for any investment-related expenses due to third parties, including legal fees and expenses, travel and communications expenses, costs of appraisals, accounting fees and expenses, third-party brokerage or finders’ fees, title insurance expenses, survey expenses, property inspection expenses and other closing costs regardless of whether the Company acquires the related assets.

Additionally, the Company may reimburse the Advisor for legal expenses it or its affiliates directly incur in connection with the selection, evaluation and acquisition of assets, and the Company expects these expenses will be approximately 0.75% of the purchase price of each asset or real estate-related investment.

The Company will also reimburse the Advisor’s costs of providing administrative services, subject to the limitation that the Company will not reimburse the Advisor for any amount by which the Company’s operating expenses at the end of the four preceding fiscal quarters exceeds the greater of (a) 2.0% of average invested assets and (b) 25.0% of net income other than any additions to reserves for depreciation, bad debt or other similar non-cash reserves and excluding any gain from the sale of assets for that period. For these purposes, “average invested assets” means, for any period, the average of the aggregate book value of the Company’s assets invested, directly or indirectly, in equity interests in and loans secured by real estate assets (including amounts invested in REITs and other real estate operating companies) before deducting reserves for depreciation, or bad debts or other similar non-cash reserves, computed by taking the average of these values at the end of each month during the period. Additionally, the Company will not make operating expense reimbursements for personnel

NEXPOINT HOSPITALITY TRUST, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED BALANCE SHEET

costs to the Advisor in connection with services for which the Advisor already receives acquisition fees, acquisition expenses or real estate commissions. The Company will not reimburse the Advisor for salaries and benefits paid to the Company’s executive officers.

Further, the Company will pay the Advisor a disposition fee on the sale of real property, real-estate related assets or the Company’s real estate portfolio, if the Advisor or its affiliates provides a substantial amount of services in connection with a sale, as determined by a majority of the Company’s independent directors. The disposition fee will be equal to 0.5% of the sales price of each real property, real estate-related asset sold, or for the sale of the Company’s real estate portfolio, excluding selling costs. In the event of the sale of the Company, the Company would pay the Advisor or its affiliates a fee of the lesser of 0.5% of the sales price or 50% of the amount of the investment banking fees related to such sale that otherwise would be incurred.

Finally, the Advisor (in its capacity as special limited partner of the OP) will receive 15.0% of remaining net sales proceeds after return of capital contributions plus payment to investors of a 6.0% annual cumulative, non-compounded return on the capital contributed by investors (the “Subordinated Participation in Net Sales Proceeds Fee”). Upon listing of the Company’s shares on a national securities exchange, the Advisor (in its capacity as special limited partner of the OP) will receive 15.0% of the amount by which the sum of the Company’s market value plus distributions exceeds the sum of the aggregate capital contributed by investors plus an amount equal to a 6.0% annual cumulative, non-compounded return to investors (the “Subordinated Incentive Listing Distribution”). Upon termination or non-renewal of the Advisory Agreement with or without cause, the Advisor (in its capacity as special limited partner of the OP), will be entitled to receive distributions from the OP equal to 15.0% of the amount, if any, by which (i) the sum of the appraised value of the Company’s assets, plus the total distributions paid to stockholders from the Company’s inception through the termination date of the Advisory Agreement, less any amounts distributable as of the termination date of the advisory agreement to the limited partners of the OP, who receive partnership units, exceeds (ii) the aggregate capital contributed by investors, less the portion of any distribution that is attributable to net sales proceeds and by any amounts paid by the Company to repurchase shares, plus an amount equal to an annual 6.0% cumulative, pre-tax, non-compounded return to investors (the “Subordinated Distribution Upon Termination”). Neither the Advisor nor any of its affiliates can earn both a Subordinated Distribution Upon Termination of the Advisory Agreement and either a Subordinated Participation in Net Sales Proceeds Fee or a Subordinated Incentive Listing Distribution, as the case may be.

Affiliated Dealer Manager

Highland Capital Funds Distributor, Inc. (the “Dealer Manager”), an entity under common ownership with the Advisor, serves as the dealer manager of the Offering. The Advisor and Dealer Manager are related parties, and the Advisor will receive fees, distributions and other compensation during the offering, acquisition, operational and liquidation stages. The Dealer Manager will receive fees during the offering stage.

The Company will pay the Dealer Manager selling commissions of up to 7.0% of gross Offering proceeds from the sale of Class A shares and up to 3.0% of gross Offering proceeds from the sale of Class T shares. The Company will not pay selling commissions with respect to shares of any class sold pursuant to the DRIP. The Company will pay dealer manager fees of up to 3.0% of gross Offering proceeds from the sale of Class A shares and Class T shares. The Dealer Manager may re-allow all or a portion of its dealer manager fees to participating broker-dealers and servicing broker-dealers. The Company will not pay dealer manager fees in connection with purchases of shares made pursuant to the DRIP.

The selling commissions and dealer manager fee may be reduced or waived in connection with certain categories of sales. With respect to Class T shares that are sold in this Offering only, the Company will pay the

NEXPOINT HOSPITALITY TRUST, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED BALANCE SHEET

Dealer Manager a distribution fee that accrues daily in an amount equal to 1/365th of 1.0% of the amount of the purchase price per share or, once reported, the net asset value for the Class T shares on a continuous basis from year to year. The Company will continue paying distribution fees with respect to Class T shares sold in this Offering until the earliest to occur of the following: (i) a listing of the Class T shares on a national securities exchange, (ii) following the completion of this Offering, total underwriting compensation in this Offering equaling 10% of the gross proceeds from the primary Offering, (iii) such Class T shares no longer being outstanding or (iv) the passage of four years following the first Class T share purchased in the primary offering. The Dealer Manager may re-allow all or a portion of the distribution fee to participating broker-dealers and servicing broker dealers. The distribution fee will be payable monthly in arrears. The distribution fee will not be payable with respect to Class T shares issued under the DRIP. The Company will not pay a distribution fee with respect to Class A shares.

Shared Services Agreement

The Company will be dependent on the Advisor and the Dealer Manager for certain services that are essential to the Company, including the sale of the Company’s shares of common stock, asset acquisition and disposition decisions and other general and administrative responsibilities. In the event that the Advisor and the Dealer Manager are unable to provide such services, the Company would be required to find alternative service providers.

The Company intends to enter into the Advisory Agreement with the Advisor and a Dealer Manager Agreement with the Dealer Manager with respect to the Offering. Pursuant to the Advisory Agreement and Dealer Manager Agreement, the Company is obligated to pay the Advisor and the Dealer Manager specified fees upon the provision of certain services related to the Offering, the investment of funds in real estate and real estate-related investments and the management of the Company’s investments and for other services (including, but not limited to, the disposition of investments). Subject to the limitations described below and the Company achieving the Minimum Offering Requirement, the Company is also obligated to reimburse the Advisor and its affiliates for organization and offering expenses incurred by the Advisor and its affiliates on behalf of the Company, as well as certain operating expenses incurred on behalf of the Company or incurred in connection with providing services to the Company which will be reimbursed under a shared services agreement entered into between the Advisor, or its affiliates, and the Company.

5. Distributions

The OP’s limited partnership agreement generally provides that the OP will distribute cash flow from operations and net sale proceeds from dispositions of assets to the partners of the OP in accordance with their relative percentage interests.

The Company intends to make distributions on a monthly basis to our stockholders out of legally available funds for distribution and if authorized by the Company’s board of directors and declared by the Company out of legally available funds.

6. Economic Dependency

The Company will be dependent on the Advisor and the Dealer Manager for certain services that are essential to the Company, including the sale of the Company’s shares of common stock, asset acquisition and disposition decisions and other general and administrative responsibilities. In the event that the Advisor and the Dealer Manager are unable to provide such services, the Company would be required to find alternative service providers.

NEXPOINT HOSPITALITY TRUST, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED BALANCE SHEET

7. Hotel Operating Agreement

The Company is prohibited from operating hotel properties pursuant to certain tax laws relating to the Company’s qualification as a REIT. The entities through which the Company will own the hotel properties will lease the hotel properties to one or more taxable REIT subsidiaries, which will enter into property management agreements with Pillar, pursuant to which Pillar, its affiliates and/or designees will operate and manage the Company’s hotel properties.

Pillar will be responsible for managing the hotel properties and ensuring compliance with the requirements set forth by the applicable hotel brand and, from time to time, making renovations as necessary to properties, which could range from cosmetic to extensive. Pillar will employ staff at the hotel properties and will also direct the purchase of equipment and supplies and supervise maintenance activity. Pillar will also be responsible for the administration of leases, licenses and concession agreements for public spaces in the hotel properties, will keep the hotel properties’ furniture, fixtures and equipment in good order, negotiate and enter into, on the Company’s behalf, service contracts and licenses required in the ordinary course to operate the Company’s properties and supervise and purchase inventory required to conduct the business of the hotel properties. In addition to providing property management services, Pillar may also provide market research, acquisition advice, franchise brand recommendations, a pipeline of investment opportunities and pre-construction planning services.

The Company will pay Pillar a property management fee equal to approximately 3.0% of the monthly gross revenues from the properties managed. The Company will reimburse Pillar for property-level expenses that it pays or incurs on the Company’s behalf, including salaries, bonuses and benefits of persons employed by Pillar and its affiliates except for the salaries, bonuses and benefits of persons who also serve as one of the Company’s executive officers. In addition, the Company will pay Pillar an incentive fee equal to approximately 15% of the net operating income of each hotel property managed, which is an amount equal to operating profit less (i) issuance costs and expenses, (ii) real and personal property taxes, (iii) rental payments pursuant to any capital leases approved by Pillar, and (iv) rental payments pursuant to any ground lease. In no case shall the property management fee combined with the incentive fee exceed 5.0% of annual gross revenues. In addition, the Company will pay Pillar a construction management fee of 5.0% of the total project cost for supervising and/or coordinating any construction, improvements, refurbishments or renovations of the Company’s hotel properties.

8. Subsequent Events

The Company has evaluated subsequent events through October 20, 2015, the date which these financial statements were available to be issued, and has determined that there have not been any events that have occurred that would require adjustments to, or disclosures in, the financial statements.

APPENDIX A

FORM OF DISTRIBUTION REINVESTMENT PLAN

NEXPOINT HOSPITALITY TRUST, INC.

EFFECTIVE AS OF                 , 2015

NexPoint Hospitality Trust, Inc., a Maryland corporation (the “Company”), has adopted this Distribution Reinvestment Plan (the “Plan”), to be administered by the Company, Highland Capital Funds Distributor, Inc. (the “Dealer Manager”) or an unaffiliated third party (the “Administrator”), in each case as agent for participants in the Plan (“Participants”), on the terms and conditions set forth below.

1. Election to Participate. Any purchaser of shares of common stock of the Company, par value $0.01 per share (the “Shares”), may become a Participant by making a written election to participate on such purchaser’s subscription agreement at the time of subscription for Shares or by delivering a completed and executed authorized form to the Administrator, which can be obtained from the Administrator. Any stockholder who has not previously elected to participate in the Plan, and subject to Section 8 (b) herein, may so elect at any time by completing and executing an authorization form obtained from the Administrator or any other appropriate documentation as may be acceptable to the Administrator.

2. Distribution Reinvestment. The Administrator will receive all cash distributions (other than Excluded Distributions (as defined below)) paid by the Company or an Affiliated Program with respect to Securities of Participants (collectively, the “Distributions”). Participation will commence with the next Distribution payable after receipt of the Participant’s election pursuant to Paragraph 1 hereof, provided it is received at least ten (10) days prior to the last day of the period to which such Distribution relates. Subject to the preceding sentence, regardless of the date of such election, a holder of Securities will become a Participant in the Plan effective on the first day of the period following such election, and the election will apply to all Distributions attributable to such period and to all periods thereafter. Participants in the Plan generally are required to have the full amount of their cash distributions (other than Excluded Distributions) with respect to all Shares or shares of stock or units of limited partnership interest of an Affiliated Program (collectively “Securities”) owned by them reinvested pursuant to the Plan. However, the Administrator shall have the sole discretion, upon the request of a Participant, to accommodate a Participant’s request for less than all of the Participant’s Securities to be subject to participation in the Plan. As used in this Plan, the term (“Excluded Distributions”) shall mean those cash or other distributions designated as “Excluded Distributions” by our board of directors of the Company or the board of directors or general partner of an Affiliated Program, as applicable.

3. General Terms of Plan Investments.

a. The Company intends to offer Shares pursuant to the Plan initially at a price equal to $23.75 per Class A Share and $22.74 per Class T Share, regardless of the price per Security paid by the Participant for the Securities in respect of which the Distributions are paid. Beginning on the NAV pricing date, the Company intends to offer Shares pursuant to the Plan at the net asset value of the Company as determined by our advisor, divided by the number of shares of common stock outstanding as of the end of business on the business day immediately preceding the day on which the Company determines NAV. A stockholder may not participate in the Plan through distribution channels that would be eligible to purchase Shares in a public offering of Shares by the Company pursuant to a prospectus outside of the Plan at prices below $23.75 per Class A share and $22.74 per Class T share.

b. Selling commissions will not be paid for the Shares purchased pursuant to the Plan.

c. Dealer Manager fees will not be paid for the Shares purchased pursuant to the Plan.

d. For each Participant, the Administrator will maintain an account which shall reflect for each period in which Distributions are paid (a “distribution period”) the Distributions received by the Administrator on behalf of such Participant. A Participant’s account shall be reduced as purchases of Shares are made on behalf of such Participant.

e. Distributions shall be invested in Shares by the Administrator promptly following the payment date with respect to such Distributions to the extent Shares are available for purchase under the Plan. Distributions on Class A shares will be reinvested in Class A shares and distributions on Class T shares will be reinvested in Class T shares. If sufficient Shares are not available, any such funds that have not been invested in Shares within 30 days after receipt by the Administrator and, in any event, by the end of the fiscal quarter in which they are received, will be distributed to Participants. Any interest earned on such accounts will be paid to the Company and will become property of the Company.

f. Participants may acquire fractional Shares, computed to four decimal places, so that 100% of the Distributions will be used to acquire Shares. The ownership of the Shares shall be reflected on the books of Company or its transfer agent.

g. A Participant will not be able to acquire Shares under the Plan to the extent such purchase would cause it to exceed the Ownership Limit or other Share ownership restrictions imposed by the Company’s Charter. For purposes of this Plan, “Ownership Limit” shall mean the prohibition on beneficial ownership of not more than 9.8% in value of the aggregate outstanding shares of stock of the Company and not more than 9.8% (in value or in number of shares, whichever is more restrictive) of the aggregate outstanding shares of common stock of the Company.

4. Absence of Liability. The Company, the Dealer Manager and the Administrator shall not have any responsibility or liability as to the value of the Shares or any change in the value of the Shares acquired for the Participant’s account. The Company, the Dealer Manager and the Administrator shall not be liable for any act done in good faith, or for any good faith omission to act hereunder.

5. Suitability. Each Participant shall notify the Administrator if, at any time during his participation in the Plan, there is any material change in the Participant’s financial condition or inaccuracy of any representation under the subscription agreement for the Participant’s initial purchase of Shares. A material change shall include any anticipated or actual decrease in net worth or annual gross income or any other change in circumstances that would cause the Participant to fail to meet the suitability standards set forth in the Company’s prospectus for the Participant’s initial purchase of Shares.

6. Reports to Participants. Within ninety (90) days after the end of each calendar year, the Administrator will mail to each Participant a statement of account describing, as to such Participant, the Distributions received, the number of Shares purchased and the per Share purchase price for such Shares pursuant to the Plan during the prior year. Each statement also shall advise the Participant that, in accordance with Paragraph 5 hereof, the Participant is required to notify the Administrator if there is any material change in the Participant’s financial condition or if any representation made by the Participant under the subscription agreement for the Participant’s initial purchase of Shares becomes inaccurate. Tax information regarding a Participant’s participation in the Plan will be sent to each Participant by the Company or the Administrator at least annually.

7. Taxes. Taxable Participants may incur a tax liability for Distributions even though they have elected not to receive their Distributions in cash but rather to have their Distributions reinvested in Shares under the Plan.

8. Reinvestment in Subsequent Programs.

a. After the termination of the Company’s initial public offering of Shares pursuant to the Company’s prospectus dated             , 2015, (the “Initial Offering”), the Company may determine, in its sole discretion, to cause the Administrator to provide to each Participant notice of the opportunity to have some or all of such Participant’s Distributions (at the discretion of the Administrator) invested through the Plan in any publicly offered limited partnership, real estate investment trust or other real estate program sponsored by the

Company or an Affiliated Program (a “Subsequent Program”). If the Company makes such an election, Participants may invest. Distributions in equity securities issued by such Subsequent Program through the Plan only if the following conditions are satisfied:

i.	prior to the time of such reinvestment, the Participant has received the final prospectus and any supplements thereto offering interests in the Subsequent Program and such prospectus allows investment pursuant to a distribution reinvestment plan;

ii.	a registration statement covering the interests in the Subsequent Program has been declared effective under the Securities Act of 1933, as amended (the “Securities Act”);

iii.	the offering and sale of such interests are qualified for sale under the applicable state securities laws;

iv.	the Participant executes the subscription agreement included with the prospectus for the Subsequent Program;

v.	the Participant qualifies under applicable investor suitability standards as contained in the prospectus for the Subsequent Program; and

vi.	the Subsequent Program has accepted an aggregate amount of subscriptions in excess of its minimum offering amount.

b. The Company may determine, in its sole discretion, to cause the Administrator to allow one or more participants of an Affiliated Program to become a “Participant.” If the Company makes such an election, such Participants may invest distributions received from the Affiliated Program in Shares through the Plan, if the following conditions are satisfied:

i.	prior to the time of such reinvestment, the Participant has received the final prospectus and any supplements thereto offering interests in the Subsequent Program and such prospectus allows investment pursuant to a distribution reinvestment plan;

ii.	a registration statement covering the interests in the Subsequent Program has been declared effective under the Securities Act;

iii.	the offering and sale of such interests are qualified for sale under the applicable state securities laws;

iv.	the Participant executes the subscription agreement included with the prospectus for the Subsequent Program; and

v.	the Participant qualifies under applicable investor suitability standards as contained in the prospectus for the Subsequent Program.

9. Termination.

a. A Participant may terminate or modify his participation in the Plan at any time by providing written notice of such termination or modification to the Administrator. To be effective for any Distribution, such notice must be received by the Administrator at least ten (10) days prior to the last day of the Distribution Period to which it relates.

b. Prior to the listing of the Shares on a national securities exchange, a Participant’s transfer of Shares will terminate participation in the Plan with respect to such transferred Shares as of the first day of the Distribution Period in which such transfer is effective, unless the transferee of such Shares in connection with such transfer demonstrates to the Administrator that such transferee meets the requirements for participation hereunder and affirmatively elects participation by delivering an executed authorization form or other instrument required by the Administrator.

10. State Regulatory Restrictions. The Administrator is authorized to deny participation in the Plan to residents of any state or foreign jurisdiction that imposes restrictions on participation in the Plan that conflict with the general terms and provisions of this Plan, including, without limitation, any general prohibition on the payment of broker-dealer commissions for purchases under the Plan.

11. Amendment, Suspension or Termination of the Plan.

a. Except for Section 9(a) of the Plan which shall not be amended prior to a listing of the Shares on a national securities exchange, the terms and conditions of the Plan may be amended by the Company at any time, including, but not limited to, an amendment to the Plan to substitute anew Administrator to act as agent for the Participants, upon ten (10) days written notice to the Participants.

b. The Administrator may terminate a Participant’s individual participation in the Plan and the Company may terminate or suspend the Plan itself, at any time by providing ten (10) days’ prior written notice to a Participant, or to all Participants, as the case may be.

c. After termination of the Plan or termination of a Participant’s participation in the Plan, the Administrator will send to each Participant a check for the amount of any Distributions in the Participant’s account that have not been invested in Shares. Any future Distributions with respect to such former Participant’s Shares made after the effective date of the termination of the Participant’s participation will be sent directly to the former Participant.

12. Participation by Limited Partners of NexPoint Hospitality, L.P. For purposes of the Plan, “stockholders” shall be deemed to include limited partners of NexPoint Hospitality, L.P. (the “Partnership”). Participants shall be deemed to include limited partners of the Partnership that elect to participate in the Plan, and “Distribution,” when used with respect to a limited partner of the Partnership, shall mean cash distributions on limited partnership interests held by such limited partner.

13. Governing Law. This Plan and the Participants’ election to participate in the Plan shall be governed by the laws of the State of Maryland.

14. Notice. Any notice or other communication required or permitted to be given by any provision of this Plan shall be in writing and addressed to             , or such other address as may be specified by the Administrator by written notice to all Participants. Notices to a Participant may be given by letter addressed to the Participant at the Participant’s last address of record with the Administrator or by providing the relevant information in a press release or a report filed by the Company with the Securities and Exchange Commission. Each Participant shall notify the Administrator promptly in writing of any changes of address.

15. Certificates. The ownership of the Shares will be in book-entry form prior to the issuance of certificates. The Company will not issue share certificates except to stockholders who make a written request to the Administrator.

[LOGO]

NEXPOINT HOSPITALITY TRUST, INC

Common Stock

$1,100,000,000 in Shares of Class A and Class T Common Stock – Maximum Offering

$3,000,000 in Shares of Class A and Class T Common Stock – Minimum Offering

PRELIMINARY PROSPECTUS

You should rely only on the information contained in this prospectus. No dealer, salesperson or other person is authorized to make any representations other than those contained in the prospectus and supplemental literature authorized by NexPoint Hospitality Trust, Inc. and referred to in this prospectus, and, if given or made, such information and representations must not be relied upon. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of these securities. You should not assume that the delivery of this prospectus or that any sale made pursuant to this prospectus implies that the information contained in this prospectus will remain fully accurate and correct as of any time subsequent to the date of this prospectus.

Until     , 2016 (90 days after the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as soliciting dealers with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31. Other Expenses of Issuance and Distribution.

SEC registration fee	$127,820
FINRA filing fee	$225,500
Blue sky expenses	$1,023,611
Advertising and sales literature	$550,000
Accounting fees and expenses	$3,038,997
Legal fees and expenses	$3,725,700
Printing and mailing	$4,915,861
Training and Education	$246,400
Due Diligence	$1,622,500
Transfer and Escrow Agent	$1,023,611
Total	$16,500,000

The amounts set forth above, except for the SEC and FINRA fees, are in each case estimated and assume that the Registrant sells all of the shares being registered by this registration statement. All of the expenses set forth above shall be borne by the Registrant.

Item 32. Sales to Special Parties.

None.

Item 33. Recent Sales of Unregistered Securities.

In connection with the Company’s organization, on November 18, 2014, NexPoint Real Estate Advisors III, L.P., the advisor to the Company, purchased 22,223 shares of the Company’s common stock at $9.00 per share, for an aggregate purchase price of $200,000. Effective as of October 16, 2015, we effected a reverse stock split, whereby every two and one-half shares of our common stock issued and outstanding were combined into one share of common stock, resulting in 8,888.89 shares of our common stock issued and outstanding. No sales commission or other consideration was paid in connection with such sales, which were consummated without registration under the Securities Act in reliance upon the exemption from registration in Section 4(2) of the Securities Act as transactions not involving any public offering.

Item 34. Indemnification of Directors and Officers.

Limitation on Liability

The Registrant’s charter limits the personal liability of the Registrant’s directors and officers to the corporation and its stockholders for monetary damages, to the maximum extent permitted by Maryland law. The Maryland General Corporation Law, as amended, or the MGCL, permits a Maryland corporation to include in its charter a provision expanding or limiting the liability of its directors and officers to the corporation and its stockholders for money damages, but a corporation may not include any provision that restricts or limits the liability of directors or officers to the corporation or its stockholders:

(a) to the extent that it is proved that the person actually received an improper benefit or profit in money, property or services; or

(b) to the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding in the proceeding that the person’s action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

In addition, the Registrant intends to obtain director’s and officer’s liability insurance.

Indemnification

Under the MGCL, a Maryland corporation may indemnify its directors, officers and certain other parties against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service to the corporation or at its request, unless it is established that the act or omission of the indemnified party was material to the matter giving rise to the proceeding and (i) the act or omission was committed in bad faith or was the result of active and deliberate dishonesty, or (ii) in the case of any criminal proceeding, the indemnified party had reasonable cause to believe that the act or omission was unlawful. Maryland law does not permit indemnification in respect of any proceeding in which the party seeking indemnification shall have been adjudged to be liable to the corporation. Further, a party may not be indemnified for a proceeding brought by that party against the corporation, except (i) for a proceeding brought to enforce indemnification or (ii) if the charter or bylaws, a resolution of the Registrant’s board of directors or an agreement approved by the Registrant’s board of directors to which the corporation is a party expressly provides otherwise.

The Registrant’s charter and bylaws obligate the Registrant, to the fullest extent permitted by Maryland law, to indemnify (i) any present or former director or officer, (ii) any individual who, while a director or officer and at the Registrant’s request, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee, or (iii) our advisor, or any of its affiliates acting as an agent for the Registrant, from and against any claim or liability to which the person or entity may become subject or may incur by reason of their service in that capacity, and to pay or reimburse their reasonable expenses as incurred in advance of final disposition of a proceeding, only if all of the following conditions are met:

(a)	the party seeking indemnification has determined, in good faith, that the course of conduct which caused the loss or liability was in the Registrant’s best interest;

(b)	the party seeking indemnification was acting on behalf of or performing services for the Registrant;

(c)	the liability or loss was not the result of the indemnitee’s negligence or misconduct, in the case that the party seeking indemnification is a director of the Registrant (excluding independent directors), or any officer of the Registrant, our advisor or an affiliate of our advisor, and gross negligence or willful misconduct in the case that the party seeking indemnification is an independent director of the Registrant; and

(d)	such indemnification or agreement to hold harmless is recoverable only out of the Registrant’s net assets and not from the Registrant’s stockholders.

Furthermore, under the Registrant’s charter and bylaws, any director, or any other individual, shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless one or more of the following conditions are met:

(a)	there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee;

(b)	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; or

(c)	a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made, and the court of law considering the request for indemnification has been advised of the position of the SEC and the published position of any state securities regulatory authority in which securities of the Registrant were offered or sold as to indemnification for violations of securities laws.

Under the Registrant’s charter and bylaws, the advancement of the Registrant’s funds to an indemnitee or its affiliates for legal expenses and other costs, as incurred, as a result of any legal action for which the indemnification is being sought is permissible only if all the following conditions are satisfied:

(a) the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the Registrant;

(b) the indemnitee provides the Registrant with written affirmation of such indemnitee’s good faith belief that the standard of conduct necessary for indemnification has been met;

(c) the legal action is initiated by a third party who is not a stockholder, or the legal action is initiated by a stockholder and a court of competent jurisdiction specifically approves of such advancement; and

(d) the indemnitee or its affiliates undertake to repay the advanced funds to the Registrant, together with the applicable legal rate of interest thereon, in cases in which such indemnitee is found not to be entitled to indemnification.

Indemnification may reduce the legal remedies available to the Registrant and the Registrant’s stockholders against the indemnified individuals. The aforementioned charter and bylaw provisions do not reduce the exposure of directors and officers to liability under federal or state securities laws, nor do they limit a stockholder’s ability to obtain injunctive relief or other equitable remedies for a violation of a director’s or an officer’s duties to the Registrant or the Registrant’s stockholders, although the equitable remedies may not be an effective remedy in some circumstances.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, we have been advised that in the opinion of the staff of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 35. Treatment of Proceeds from Stock Being Registered.

Not applicable.

Item 36. Financial Statements and Exhibits.

(a)	Financial Statements

See page F-1 for an index of the financial statements included in the registration statement.

(b)	Exhibits

The list of exhibits filed with or incorporated by reference in this Registration Statement is set forth in the Exhibit Index following the signature page herein.

Item 37. Undertakings.

(a)

The Registrant undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to the registration statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration

Fee” table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(b)	The Registrant undertakes that, (i) for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof and (ii) all post-effective amendments will comply with the applicable forms, rules and regulations of the SEC in effect at the time such post-effective amendments are filed.

(c)	The Registrant undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d)	For the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of the registration statement relating to the offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(e)	For the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the Registrant undertakes that in a primary offering of securities of the Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the Registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the Registrant or used or referred to by the Registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the Registrant or its securities provided by or on behalf of the Registrant; and (iv) any other communication that is an offer in the offering made by the Registrant to the purchaser.

(f)	The Registrant undertakes to send to each stockholder, at least on an annual basis, a detailed statement of any transactions with the advisor or its affiliates, and of fees, commissions, compensation and other benefits paid or accrued to the advisor or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

(g)	The Registrant undertakes to provide to the stockholders the financial statements required by Form 10-K for its first full fiscal year of operations.

(h)	The Registrant undertakes to file a sticker supplement pursuant to Rule 424(c) under the Securities Act during the distribution period describing each significant asset not identified in the prospectus at such time as there arises a reasonable probability that such asset will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months, with the information contained in such amendment provided simultaneously to the existing stockholders. Each sticker supplement should disclose all compensation and fees received by the advisor and its affiliates in connection with any such acquisition. The post-effective amendment shall include or incorporate by reference audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X that have been filed or should have been filed on Form 8-K for all significant properties acquired during the distribution period.

(i)

The Registrant undertakes to file, after the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, for each significant property acquired and to provide the information contained in such report to the stockholders at least once each quarter after the distribution period of the offering has ended.

(j)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, in the State of Texas, on the 20th day of October, 2015.

NEXPOINT HOSPITALITY TRUST, INC

By:	/s/ James Dondero
Name: James Dondero
Title: President

POWER OF ATTORNEY

The undersigned directors and officers of NexPoint Hospitality Trust, Inc. hereby constitute and appoint James Dondero and Brian Mitts, and each of them with full power to act without the other and with full power of substitution and resubstitution, our true and lawful attorneys-in-fact with full power to execute in our name and on our behalf in the capacities indicated below, this Registration Statement on Form S-11 and any and all amendments thereto, including post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and thereby ratify and confirm that all such attorneys-in-fact, or any of them, or their substitutes shall lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Capacity	Date
/s/ James Dondero James Dondero	President (Principal Executive Officer)	October 20, 2015

/s/ Brian Mitts Brian Mitts	Chief Financial Officer, Executive VP-Finance, Treasurer and Director (Principal Accounting Officer and Principal Financial Officer)	October 20, 2015

EXHIBIT INDEX

Exhibit No.	Description

1.1	Form of Dealer Manager Agreement by and among the Registrant, NexPoint Real Estate Advisors III, L.P. and Highland Capital Funds Distributor, Inc.

3.1	Form of Articles of Amendment and Restatement of the Registrant.

3.2	Bylaws of the Registrant (included as Exhibit 3.2 to the initial public filing of our Registration Statement on Form S-11 (File No. 333- 202275) filed on February 25, 2015, and incorporated herein by reference).

4.1	Form of Distribution Reinvestment Plan (included in the Prospectus as Appendix A and incorporated herein by reference).

4.2*	Form of Subscription Agreement.

5.1	Form of Opinion of Venable LLP as to legality.

8.1	Form of Opinion of Morris, Manning & Martin, LLP as to tax matters.

10.1	Form of Advisory Agreement by and between the Registrant and NexPoint Real Estate Advisors III, L.P.

10.2	Form of Agreement of Limited Partnership of NexPoint Hospitality, L.P.

10.3	Form of Escrow Agreement by and among the Registrant, UMB Bank, N.A. and Highland Capital Funds Distributor, Inc.

10.4	Form of Registrant’s Restricted Share Plan.

10.5	Form of Restricted Stock Award Agreement (included as Exhibit 10.5 to the initial public filing of our Registration Statement on Form S-11 (File No. 333-202275) filed on February 25, 2015, and incorporated herein by reference).

10.6*	Form of Property Management Agreement.

21.1	List of subsidiaries of the Registrant. (included as Exhibit 21.1 to the initial public filing of our Registration Statement on Form S-11 (File No. 333-202275) filed on February 25, 2015, and incorporated herein by reference).

23.1	Consent of Venable LLP (included in Exhibit 5.1).

23.2	Consent of Morris, Manning & Martin, LLP (included in Exhibit 8.1).

23.3	Consent of Independent Registered Public Accounting Firm.

24.1	Power of Attorney (included on the signature page to the Registration Statement).

*	To be filed by amendment.